     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1998

                                                      Registration No. 333-_____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ______________________

                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          __________________________

                         NATIONAL MORTGAGE CORPORATION
     (Exact Name Of Registrant As Specified In Its Governing Instruments)

                      7600 East Orchard Road, Suite 330 S
                        Englewood, Colorado  80111-4943
                                (303) 721-7211
                           (303) 741-8131 (Telecopy)
              (Address, Including Zip Code, And Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                            _______________________

                           Howard J. Glicksman, Esq.
                                General Counsel
                          Plaza Tower One, Suite 1200
                       6400 South Fiddler's Green Circle
                          Englewood, Colorado  80111
                                (303) 741-0100
                           (303) 741-6944 (Telecopy)
           (Name, Address, Including Zip Code and Telephone Number,
                  Including Area Code, of Agent For Service)

                            ______________________

                                With Copies To:

    George C. Howell, III, Esq.               James A. Blalock III, Esq.
         Hunton & Williams                      Andrews & Kurth L.L.P.
    Riverfront Plaza, East Tower         1701 Pennsylvania Avenue, Suite 200
        951 East Byrd Street                   Washington, D.C.  20006
   Richmond, Virginia  23219-4074                   (202) 662-2700
           (804) 788-8200                     (202) 662-2739 (Telecopy)
     (804) 788-8218 (Telecopy)


                            ________________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                            _______________________

                       CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM        AMOUNT OF
        TITLE OF EACH CLASS OF                           AMOUNT TO BE    OFFERING PRICE    AGGREGATE OFFERING     REGISTRATION
      SECURITIES TO BE REGISTERED                       REGISTERED(1)      PER SHARE(2)         PRICE(2)               FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share............        7,705,000          $16.00           $123,280,000           $36,367.60
------------------------------------------------------------------------------------------------------------------------------------
Common Stock Purchase Warrants....................        7,705,000              (3)                    (3)                   -
------------------------------------------------------------------------------------------------------------------------------------
Representative's Warrants.........................          231,150              (4)                    (4)                   -
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share,
 issuable upon exercise of Common Stock
 Purchase Warrants (5)............................        7,705,000          $16.00           $123,280,000           $36,367.60
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share,
 issuable upon exercise of Representative's
 Warrants(5)......................................          231,150          $16.00           $  3,698,400           $ 1,091.03
====================================================================================================================================
  Total...........................................                                         $250,258,400.00           $73,826.23
====================================================================================================================================

(1) Assumes exercise of an over-allotment option granted to the Underwriters to purchase 1,005,000 Units.
(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a).
(3)  Included in the Units at no additional cost.
(4) To be issued to Stifel, Nicolaus & Company, Incorporated in connection with the Offering at no cost.
(5) This Registration Statement also covers any additional shares of Common Stock which may become issuable by virtue of the anit-dilution provisions of the Common Stock Purchase Warrants and Representative's Warrants. No additional registration fee is included for these shares.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED MAY 29, 1998
                   -----------------------------------------

PROSPECTUS

                                6,700,000 UNITS

[LOGO]                   National Mortgage Corporation

EACH UNIT TO CONSIST OF ONE SHARE OF COMMON STOCK AND ONE STOCK PURCHASE WARRANT

     National Mortgage Corporation ("NMC" and, together with its subsidiaries, the "Company"), a Colorado corporation formed in 1991, is a fully-integrated non-conforming mortgage lender operating as a self-managed real estate investment trust ("REIT"). The Company originates, purchases, holds for investment and services primarily first-lien single-family residential non-conforming or sub-prime mortgage loans and intends to finance these mortgage loans through the issuance of long-term non-recourse collateralized mortgage obligations ("CMOs"). The Company intends to build and manage a portfolio of single-family residential mortgage loans and selectively acquired mortgage-backed securities and other related mortgage assets (collectively, "Mortgage Assets") to create attractive risk-adjusted returns through its tax-advantaged REIT structure.

     All of the Securities offered pursuant to this Prospectus (the "Offering") are being sold by National Mortgage Corporation. Each Unit consists of one share of Common Stock, par value $.01 per share (the "Common Stock"), and one Common Stock Purchase Warrant (together with the Representative's Warrants, the "Warrants"). The Warrants included in the Units are not detachable from the Common Stock until six months after the closing of this Offering. See "Description of Securities." Each Warrant entitles the holder to purchase one share of Common Stock (a "Warrant Share"), subject to certain anti-dilution adjustments. The Warrants will become exercisable six months after the initial closing of this Offering and will remain exercisable until 5:00 p.m. New York Time on the third anniversary of the date such Warrants first become exercisable, at an exercise price equal to the initial pubic offering price for the Units. See "Underwriting." For purposes of this Prospectus, the Units, the Common Stock, the Warrants and the Warrant Shares are referred to collectively as the "Securities" unless the context indicates otherwise.

     Prior to the closing of this Offering, there has been no public market for the Securities. It is currently estimated that the initial public offering price will be between $14 and $16 per Unit. See "Underwriting" for information relating to the factors considered in determining the initial public offering price. The Company intends to apply for listing of the Units, the Warrants and the Common Stock under the symbols " .U", " .WS" and " ", respectively, on the
                 .

                         ____________________________
     SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY, INCLUDING:

     .    The Company's history of net losses.
     . Taxation of the Company as a regular corporation if it fails to qualify as a REIT.
     . The intense competition in the non-conforming mortgage lending industry. Unexpected or rapid changes in interest rates, which will affect the Company's ability to earn a spread between interest received on its loans and the cost of its borrowings.
     . The generally higher levels of realized loss associated with the greater risk of delinquency and foreclosure on non-conforming mortgage loans.
     . The Company's dependence on limited funding sources and wholesale brokers and correspondents.
     . The potential conflicts of interest that could arise due to the Company's relationship with The Chotin Group Corporation, which is beneficially owned by the Company's chairman, who owns all of the Company's outstanding preferred stock and who will own % of the Common Stock after the Offering assuming no exercise of the Warrants.
     . The possible ineffectiveness of the Company's proposed hedging strategies.
     . The substantial leverage to be used by the Company, which may cause losses.
     . The restrictions on ownership of Common Stock, which may deter third parties from seeking control of or acquiring the Company.

                         ____________________________
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
          REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

==================================================================================
                                     PRICE TO   UNDERWRITING     PROCEEDS TO
                                      PUBLIC     DISCOUNT(1)      COMPANY(2)
----------------------------------------------------------------------------------
Per Unit......................          $             $               $
----------------------------------------------------------------------------------
Total (3) (4).................          $             $               $
==================================================================================

(1) Excludes value of Warrants to be issued to Stifel, Nicolas & Company, Incorporated to purchase 201,000 shares of Common Stock (231,150 shares of Common Stock if the Underwriters' over-allotment option is exercised) at an exercise price equal to the initial public offering price (the "Representative's Warrants"). The Company and certain of its affiliates have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2)  Before deducting expenses payable by the Company estimated at $    .
(3) The Company has granted the Underwriters a 30-day option to purchase from the Company up to 1,005,000 additional Units, at the Price to Public less the Underwriting Discounts, solely to cover over-allotments, if any. See "Underwriting." If the Underwriters exercise such option in full, the Price
     to Public, Underwriting Discount and Proceeds to Company will be $  , $   ,
     and $  , respectively.
(4) The Underwriters have agreed to reserve up to 5% of the Units offered hereby for sale to certain persons associated with the Company, including employees, officers and Directors of the Company and affiliates and their families, at the Price to Public. See "Underwriting."
                         ____________________________

     The Securities are offered by the Underwriters subject to receipt and acceptance by them, prior sale and the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of certificates representing the Securities will be made at the office of Stifel, Nicolaus & Company, Incorporated in St. Louis,
Missouri on or about   , 1998.

STIFEL, NICOLAUS & COMPANY                                    PIPER JAFFRAY INC.
         INCORPORATED

MAY ___, 1998

     [Artwork map of the continental United States and Alaska and Hawaii, appears here indicating, as of March 31, 1998, (I) the corporate headquarters office of the Company located in Denver, Colorado; (II) the regional offices of the Company located in (1) Newport Beach, California, (2) Denver, Colorado, (3) Atlanta, Georgia and (4) Warwick, Rhode Island; (III) the branch offices of the Company located in (1) Phoenix, Arizona, (2) Salt Lake City, Utah, (3) Pittsburgh, Pennsylvania, (4) Landover, Maryland and (5) Fort Lee, New Jersey and (IV) the locations of account executives, who originate loans outside of branch and regional offices, including California, Colorado, Connecticut, Florida, Massachusetts, Missouri, North Carolina, Rhode Island, Utah and Virginia; (V) the 43 states in which the Company is licensed for purposes of mortgage lending; (VI) the three states in which the Company is licensed only for servicing; and (VII) the four states in which the Company is not licensed for mortgage lending or servicing.]

                              __________________

     CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK OR THE UNITS. SUCH TRANSACTIONS MAY INCLUDE STABILIZING BIDS AND PURCHASES IN THE OPEN MARKET, OVER-ALLOTMENTS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."


                              __________________

                              CAUTIONARY STATEMENT

     THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS," WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "EXPECT," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVES THEREOF OR OTHER VARIATIONS THEREON OR OTHER COMPARABLE TERMINOLOGY. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DESCRIBED IN SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER THE CAPTION "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.

                              __________________

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY.....................................................................  1
   The Company..............................................................  1
   Summary Risk Factors.....................................................  2
   Business Strategies......................................................  4
      Overview..............................................................  4
      Mortgage Production and Servicing Strategies..........................  5
      Portfolio Management Strategies.......................................  7
   Competitive Advantages...................................................  8
   Tax Status of the Company................................................  8
   Dividend Policy and Distributions........................................  9
   The Offering............................................................. 10
   Summary Consolidated Financial and Other Data............................ 12
RISK FACTORS................................................................ 15
   Operating Risks.......................................................... 15
      History of Net Losses; Limited Relevance of
          Historical Performance............................................ 15
      Intense Competition in the Non-Conforming
         Mortgage Lending Industry.......................................... 15
      Uncertainty as to the Company's Ability to
         Implement its Growth Strategy...................................... 16
      Interest Rate Fluctuations May Adversely Affect
         Results of Operations.............................................. 16
      Variations in Anticipated Mortgage Prepayment Results of
         Rates May Adversely Affect
         Operations......................... ............................... 17
      Non-Conforming Mortgage Lending Exposes the
         Company to Greater Risks than Traditional
         Lending............................................................ 17
      Substantial Leverage and Potential Net Losses in
         Connection with Borrowings......................................... 18
      Impact of Decline in Market Value of Mortgage
         Assets; Margin Calls............................................... 18
      Inability to Access Adequate Funding Sources on
         Favorable Terms May Affect Results of
         Operations......................................................... 18
      Adverse Changes in General Economic Conditions
         Can Affect Adversely the Company's
         Business........................................................... 19
      Loss Exposure on Single-Family Mortgage
         Assets............................................................. 19
      Appropriate Investments May Not Be Available
         and Full Investment of Net Proceeds May Be
         Delayed............................................................ 20
      Failure to Hedge Effectively Against Interest Rate
         Changes May Adversely Affect Results of
         Operations......................................................... 20
      Potential Adverse Effect of the Use of Financial
         Instruments in Hedging............................................. 21
      Dependence on Key Personnel for Successful
         Operations; Limitations on Experience of Senior
         Management......................................................... 21
      Dependence Upon Independent Brokers and
         Correspondents..................................................... 21
      Certain Relationships; Potential Conflicts of
         Interest........................................................... 22
      Introduction of New Loan Products May Adversely
         Affect Future Results of Operations................................ 22
      Loss of Servicing Rights and Suspension of Future
         Cash Flows......................................................... 22
      Lack of Geographic Diversification.................................... 23
      Illiquidity of Investments............................................ 23
   Tax, Legal and Regulatory Risks.......................................... 23
      Consequences of Failure to Maintain REIT
         Status............................................................. 23
      Failure to Satisfy Distribution Requirements
         Will Result in the Imposition of Corporate
         Income or Excise Tax............................................... 23
      Certain of the Company's Investments May
         Generate Taxable Income in Excess of
         Current Cash Receipts.............................................. 24
      Adverse Tax Legislation and Administrative and
         Judicial Decisions................................................. 24
      Laws and Regulations May Adversely Affect
         Mortgage Lending Operations........................................ 24
      Potential Litigation; Elimination of Lender
         Payments to Brokers Could Adversely Affect
         Results of Operations.............................................. 25
      Consequences of Failure to Qualify for Investment
         Company Act Exemption.............................................. 25
   Risks of Investment in the Units in the Offering......................... 26
      Immediate Dilution.................................................... 26
      Ownership Limit May Restrict Business
         Combination Opportunities.......................................... 26
      Certain Anti-Takeover Considerations.................................. 26
      Absence of Public Trading Market...................................... 27
      Possible Volatility of Price for Securities........................... 27
      Preferred Stock; Limitations on Dividends............................. 27
      Effect on Price of Securities Eligible for Future
         Sale............................................................... 28
      Effect of Potential Future Offerings.................................. 28
      Plans Should Consider ERISA Risks of Investing in
         Securities......................................................... 29
USE OF PROCEEDS............................................................. 29
DIVIDEND POLICY AND DISTRIBUTIONS........................................... 29
DIVIDEND REINVESTMENT PLAN.................................................. 30
DILUTION.................................................................... 30
CAPITALIZATION.............................................................. 32
SELECTED FINANCIAL AND OTHER DATA........................................... 33
MANAGEMENT'S DISCUSSION AND ANALYSIS
   OF FINANCIAL CONDITION AND RESULTS
   OF OPERATIONS............................................................ 36
   Overview................................................................. 36
      Results of Operations................................................. 37
      Liquidity and Capital Resources....................................... 46
      Inflation and Interest Rates.......................................... 48
      Year 2000 Compliance.................................................. 49
      Certain Accounting Pronouncements..................................... 49
BUSINESS.................................................................... 51
   Overview................................................................. 51
   Mortgage Lending Operations.............................................. 52

                                                                            PAGE
                                                                            ----
      Market Overview....................................................... 52
      Specific Loan Production and Expansion
         Strategies......................................................... 54
      Underwriting and Quality Control Strategy............................. 65
      Loan Servicing Strategy............................................... 75
   Portfolio Management..................................................... 79
      General............................................................... 79
      Issuance of Collateralized Mortgage Obligations....................... 80
      Retained Interests in Securitized Loans............................... 80
      Acquisition of Mortgage Assets from Third
         Parties............................................................ 81
      Financing for Mortgage Lending Operations and
         Mortgage Asset Acquisitions........................................ 81
      Portfolio Risk Management............................................. 82
   Taxable Subsidiaries..................................................... 86
   Employees................................................................ 86
   Properties............................................................... 86
   Potential Litigation..................................................... 87
MANAGEMENT.................................................................. 88
      Directors and Executive Officers...................................... 88
      Other Senior Officers................................................. 89
      Committees of the Board of Directors.................................. 90
      Non-Employee Directors Compensation................................... 90
      Executive Compensation................................................ 91
      Management Compensation and Employment
         Agreements......................................................... 92
      Shared Employees and Overhead with TCG................................ 94
      1998 Incentive Plans.................................................. 94
      401(k) Plan........................................................... 99
      Compensation Committee Interlocks and
         Insider Participation.............................................. 99
CERTAIN RELATIONSHIPS AND RELATED
   TRANSACTIONS.............................................................100
      The TCG Agreement.....................................................100
      Financing and Investment Banking Relationships
         with Conti and Greenwich...........................................100
      Other Transactions....................................................101
      Other Relationships...................................................102
      Indemnification of Directors, Officers and
         Employees..........................................................102
PRINCIPAL STOCKHOLDERS......................................................103
DESCRIPTION OF SECURITIES...................................................104
      General...............................................................104
      Common Stock..........................................................104
      Preferred Stock.......................................................104
      Warrants..............................................................105
      Restrictions on Ownership and Transfer................................106
      Reports to Stockholders...............................................109
      Transfer Agent........................................................109
      Listing of the Securities.............................................109
CERTAIN PROVISIONS OF COLORADO LAW AND
  NMC'S ARTICLES OF INCORPORATION AND
  BYLAWS....................................................................109
      Number of Directors, Removal, Filing
         Vacancies..........................................................109
      Amendment.............................................................110
      Advance Notice of Director Nominations and
         New Business.......................................................110
      Limitations on Liability..............................................110
      Indemnification of Directors and Officers.............................110
SHARES ELIGIBLE FOR FUTURE SALE.............................................111
FEDERAL INCOME TAX CONSIDERATIONS...........................................112
      General...............................................................113
      Taxation of NMC.......................................................113
      Requirements for Qualification........................................114
      Income Tests..........................................................115
      Asset Tests...........................................................118
      Distribution Requirements.............................................119
      Failure to Qualify....................................................120
      Taxation of Taxable U.S. Stockholders.................................120
      Capital Gains and Losses..............................................122
      Information Reporting Requirements and Backup
         Withholding........................................................122
      Taxation of Tax-Exempt Stockholders...................................123
      Taxation of Non-U.S. Stockholders.....................................124
      Other Tax Considerations..............................................125
      Proposed Tax Legislation..............................................125
ERISA CONSIDERATIONS........................................................126
      Employee Benefit Plans, Tax-Qualified
         Retirement Plans, and IRAs.........................................127
      Status of the Company under ERISA.....................................127
UNDERWRITING................................................................128
LEGAL MATTERS...............................................................131
EXPERTS.....................................................................131
AVAILABLE INFORMATION.......................................................131
GLOSSARY....................................................................A-1

INDEX TO FINANCIAL STATEMENTS...............................................F-1

--------------------------------------------------------------------------------

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Unless the context otherwise requires, all references to the "Company" herein refer to National Mortgage Corporation ("NMC") and its subsidiaries and their respective operations. Moreover, unless otherwise indicated, the information presented herein assumes that the Underwriters' over-allotment option is not exercised and that there is no exercise of the Warrants, including the Representative's Warrants. Further, use of the term "non-conforming" herein refers to matters relating to single-family residential "non-conforming" or "sub-prime" mortgage loans." See "Glossary" beginning on page A-1 for definition of certain capitalized terms used in this Prospectus.

                                  THE COMPANY

     National Mortgage Corporation is a fully-integrated non-conforming mortgage lender that operates as a self-managed REIT. The Company originates, purchases, holds for investment and services primarily first-lien residential sub-prime mortgage loans ("Non-Conforming Loans") secured by liens on one- to four-family residential properties (hereinafter referred to as "single family" loans). The Company intends to finance these mortgage loans through the issuance of long-term non-recourse collateralized mortgage obligations ("CMOs"). Non-Conforming Loans are mortgage loans made to borrowers who are unable (or, in some cases, unwilling) to obtain mortgage financing from conventional mortgage loan sources, because their credit profiles do not meet Fannie Mae or Freddie Mac credit underwriting standards, generally for reasons of credit impairment, income qualification or credit history. The Company intends to build and manage a portfolio of single-family residential mortgage loans (particularly Non-Conforming Loans) and selectively acquired mortgage-backed securities ("MBS") and other related mortgage assets (collectively, "Mortgage Assets") to create attractive risk-adjusted returns through its tax-advantaged REIT structure.

     The Company was formed in 1991 to acquire the assets of its predecessor, which had been in business since 1948 and primarily originated and serviced mortgage loans made to borrowers whose credit profiles generally conformed to Fannie Mae and Freddie Mac credit underwriting standards ("Conforming Loans"). In 1993, the Company shifted its business focus and commenced non-conforming mortgage lending and servicing operations in order to take advantage of the more attractive risk-adjusted returns the Company believes are available in the non-conforming mortgage lending market.

     The Company currently acquires its mortgage loans by (i) originating mortgage loans through independent licensed mortgage brokers ("brokers"), (ii) purchasing mortgage loans from Company-approved mortgage bankers and financial institutions ("correspondents") and (iii) originating mortgage loans directly to consumers pursuant to its "direct-to-consumer" retail lending program, which was initiated in September 1997. During 1997, the Company funded $425.9 million in mortgage loans, 68.0% of which were originated through 585 brokers in 39 states and the District of Columbia and 31.6% of which were acquired from 83 correspondents in 30 states and the District of Columbia. See "Business-- Mortgage Lending Operations--Specific Loan Production and Expansion Strategies-- 'Channel-Dependent' Lending." Although the Company's underwriting guidelines include five levels of credit risk classification, 83.8% of the principal balance of the Non-Conforming Loans funded by the Company in 1997 were made to borrowers within the Company's "A" and "A minus" credit grades, its two highest credit classification levels (loans with such credit grades are referred to as "Higher Credit Non-Conforming Loans"). See "Business--Mortgage Lending Operations--Underwriting and Quality Control Strategy--Underwriting Guidelines." The Company controls the underwriting of its wholesale mortgage loan production.

     Until late 1996, the Company had disposed of most of its Non-Conforming Loan production through whole loan sale transactions with third parties. In most cases, the Company's loans were securitized by the loan purchasers. In 1997, the Company conducted two securitizations of its Non-Conforming Loans, which were structured as sales, and therefore generated gains, for financial accounting purposes. The Company believes the securitization markets are generally familiar with, and accept, its Non-Conforming Loans. In the future, the Company plans to finance its portfolio of mortgage loans primarily through the issuance of long-term non-recourse

--------------------------------------------------------------------------------

________________________________________________________________________________

CMOs in securitization transactions that are treated as borrowings for financial accounting purposes. The Company believes that this strategy will cause its earnings to be generally more stable than those of companies that report earnings from securitizations using gain-on-sale treatment for financial accounting purposes, because (i) the Company will record the residual and subordinated interests that it retains in pools of loans it securitizes ("Retained Interests") at a value based on the lesser of cost or fair market value, rather than at a higher value based on assumed valuation parameters that may not prove to be accurate, (ii) the Company will report net interest or "spread" income over time as it is actually earned, which will result in less speculative earnings than those associated with securitizations that receive gain-on-sale financial accounting treatment, and (iii) the Company's earnings will be dependent on the overall size of the Company's mortgage loan portfolio rather than on quarterly loan production, which may vary from time to time.

     In the future, the Company intends to:

     . build a portfolio of Mortgage Assets and maximize its risk-adjusted returns on that portfolio by:

          .    increasing its loan production and broadening its product mix by
               (i) expanding existing capacity and the geographic base of its wholesale Non-Conforming Loan production, (ii) expanding its retail loan origination capabilities, and (iii) offering new loan products to targeted groups of consumers;

          . acquiring other non-conforming mortgage lending companies or certain operations of such companies, including retail mortgage lending operations and wholesale networks in geographic areas where the Company wishes to expand, and acquiring loan production generally meeting the Company's underwriting guidelines from third parties;

          . investing in Retained Interests in securitized loan pools comprised of its own Non-Conforming Loans and by strategic acquisitions of other Mortgage Assets meeting investment guidelines approved by the Board of Directors, including residual and subordinated interests in securitized mortgage loans originated by third parties ("Third Party Residuals");

          . Secure long-term non-recourse financing for its loan production by issuing CMOs backed by its mortgage loans in transactions that are treated as borrowings for financial accounting purposes, thereby avoiding the earnings volatility associated with securitizations that receive gain-on-sale accounting treatment;

          . continue to service its own Non-Conforming Loan production, and operate as "Special Servicer" with respect to certain acquired Mortgage Assets, in order to enhance its ability to manage the risks associated with its Non-Conforming Loans and such Mortgage Assets.

     For further summary information about the Company and its business strategies, see "--Business Strategies" below.

                             SUMMARY RISK FACTORS

     Prior to making an investment decision, prospective investors should carefully consider all of the information set forth in this Prospectus and, in particular, should evaluate the factors set forth in "Risk Factors." Those factors include:

     History of Net Losses; Limited Relevance of Historical Performance. While the Company was profitable in 1997, the Company has reported net losses five of the first six years since its inception. The operating income reported for the two profitable years was comprised chiefly of earnings generated from securitizations receiving gain-on-sale accounting treatment and gains from whole loan sales. The Company does not intend to structure

________________________________________________________________________________

________________________________________________________________________________

future securitizations to utilize gain-on-sale accounting or to conduct material whole loan sales. Consequently, the Company's historical operating performance may be of limited relevance in predicting its future performance.

     Consequences of Failure to Maintain REIT Status. If NMC fails to qualify or maintain its qualification as a REIT, NMC will be subject to federal income tax as a Subchapter C corporation, which would decrease cash available for distribution to shareholders.

     Uncertainty as to the Company's Ability to Implement its Growth Strategy. There can be no assurance that the Company will successfully obtain or apply the human, operational and financial resources needed to manage its growth strategy, which consists of both internal expansion and new acquisitions. Failure by the Company to do so could have a material adverse effect on the Company's results of operations and financial condition.

     Intense Competition in the Non-Conforming Mortgage Lending Industry. The Company will face intense competition, primarily from other independent mortgage lenders and certain other mortgage REITs.

     Interest Rate Fluctuations May Adversely Affect Results of Operations. The Company's results of operations are likely to be adversely affected during any period of unexpected or rapid changes in interest rates.

     Variations in Anticipated Mortgage Prepayment Rates May Adversely Affect Results of Operations. Higher than anticipated prepayments would generally accelerate the amortization of the Company's origination costs, reduce servicing fee income and expose the Company to reinvestment risk, all of which would negatively impact results of operations.

     Higher Delinquency and Loss Rates with Non-Conforming Mortgage Borrowers. The failure of the Company to address adequately the higher delinquency and loss risks associated with non-conforming lending generally could have a material adverse impact on the Company's results of operations, financial condition and business prospects.

     Substantial Leverage. The Company intends to borrow a substantial portion of the market value of its Mortgage Assets. If the returns on the Mortgage Assets purchased with borrowed funds fail to cover the costs of its borrowings, the Company likely would experience net losses from such Mortgage Assets.

     Valuation of Financial Assets Subject to Adjustments. Certain market conditions may impair the carrying value of capitalized servicing rights and MBS, which would have a negative impact on earnings.

     Potential Lack of Adequate Funding Sources. Any failure to renew its warehouse financing arrangements or to obtain adequate financing through alternative facilities could have a material adverse effect on the Company's lending operations, financial condition and business prospects.

     Dependence on Key Personnel and Limitations on Experience of Senior Management. The Company is dependent upon senior management to carry out its business plans and objectives. Senior management has substantial experience in managing non-conforming mortgage lending and servicing operations; however, senior management has limited prior experience in managing a REIT or a publicly-held company.

     Dependence Upon Independent Brokers and Correspondents. The loss of a significant number of brokers or correspondents could have a material adverse effect on the Company's volume of loan originations and purchases and a resulting material adverse effect on the Company's results of operations and financial condition.

     Certain Relationships; Potential Conflicts of Interest. Steven B. Chotin, as the chairman and largest shareholder of the Company and the indirect beneficial owner of 100% of the Company's preferred stock, will be in a position to influence the Company's operations and affairs. While conflicts of interest could arise if Mr. Chotin or his affiliates were presented with business opportunities that could benefit both the Company and another affiliate of Mr. Chotin, Mr. Chotin and his affiliates have agreed to grant the Company a right of first refusal, subject to termination as described herein, with respect to acquisitions of one- to four-family residential mortgage loans

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                                       3

________________________________________________________________________________

(including Non-Conforming Loans) and related Mortgage Assets and other business opportunities relating primarily to such mortgage loans. See "--Competitive Advantages" below.

     Failure to Hedge Effectively Against Interest Rate Changes May Adversely Affect Results of Operations. Hedging strategies involve risk and may not be effective in reducing the Company's exposure to interest rate changes. Moreover, compliance with REIT provisions of the Code may prevent the Company from effectively implementing optimal hedging strategies.

     Market Factors May Limit the Company's Ability to Acquire Mortgage Assets at Yields That Are Favorable Relative to Borrowing Costs. The market for acquiring Mortgage Assets is highly competitive. At times, the Company may not be able to acquire sufficient Mortgage Assets at prices that will allow the Company to earn an acceptable spread over its cost of funds. In such times, the Company will earn a lower return on its capital.

     Immediate Dilution. After giving effect to the estimated underwriting discounts and estimated offering expenses, assuming no value for or exercise of the Warrants, purchasers of the Units in the Offering will experience immediate dilution in net tangible book value of approximately $_______ per share of Common Stock issued in the Offering, assuming an initial offering price of $15 per share (the midpoint of the estimated range of the initial offering price).

     Restrictions on Ownership of Capital Stock. The ownership requirement for REIT qualification may inhibit market activity and the resulting opportunity for the holders of the Securities to receive the premium for their Securities that might otherwise exist in the absence of such restrictions.

     Potential Litigation. While the Company endeavors to comply with all state and federal laws, including RESPA, there can be no assurance that the Company will not be subject to lawsuits relating to its lending or servicing activities.


                              BUSINESS STRATEGIES

OVERVIEW

     The Company's business can be divided into two general categories: (i) funding and servicing of single-family residential mortgage loans, particularly Non-Conforming Loans; and (ii) management of a portfolio of Mortgage Assets, including Non-Conforming Loans and Retained Interests in Non-Conforming Loans funded by the Company, and other Mortgage Assets that may be selectively acquired by the Company through secondary market purchases.

     The Company's goal generally is to produce and acquire mortgage loans and other Mortgage Assets that generate interest income in an aggregate amount that exceeds (i) the interest costs of financing the assets, (ii) the costs of producing or acquiring the assets, and (iii) the credit losses that will inevitably be incurred on some portion of the assets. This excess interest income, or "spread," will be available to support the Company's overhead expenses and, to the extent not so expended, will represent profit that will for the most part be distributed to stockholders as dividends. The Company's overall strategy is to maximize profitability by producing and acquiring Mortgage Assets that are best suited to the Company's goal of maximizing spread income over time. The Company intends to focus its efforts on locating, producing and acquiring Mortgage Assets (i) that have risk-adjusted interest rates high enough to maximize spreads over borrowing and production costs, (ii) for which the spread income is likely to have a significant duration, so that the spread income continues to be earned over time and the associated production and acquisition costs can be amortized over a longer period, (iii) that are priced at levels commensurate with the levels of credit risk assumed with respect to the assets, (iv) that can be produced in quantities sufficient to create economies of scale to justify the related production costs, and (v) that can be managed efficiently through the Company's servicing and portfolio management operations.

     The Company intends to focus its loan production efforts on loan products that it identifies as best suited to the Company's overall goals. Through research, experience and product testing, the Company seeks to understand

________________________________________________________________________________

________________________________________________________________________________

the consumers who will be most likely to borrow from the Company and identify the loan products that are in demand. The Company tests its production channels to determine the best means of reaching the markets for its loan products (as well as assessing the costs and efficiency of various production channels). In evaluating a type of Mortgage Asset or prospective targeted consumer group, the Company will analyze, among other things, the likelihood of defaults, losses and prepayments on the Mortgage Asset proposed to be produced or acquired and the internal costs involved in producing and holding the Mortgage Asset or in reaching that consumer group. The Company intends to use its experienced servicing operation to manage the credit risks inherent in the Mortgage Assets it ultimately chooses to produce and acquire.

     To implement its objectives as described in this Prospectus, the Company has assembled an experienced senior management team. The Company recently hired James A. Weissenborn as Chief Executive Officer and Kevin J. Nystrom as Chief Financial Officer. This new senior management team has significant experience operating mortgage lending businesses and managing mortgage-related asset portfolios. See "Management." The Company believes that the experience of Mr. Weissenborn and Mr. Nystrom complements the previous experience of the Company's management in non-conforming mortgage lending and accessing the secondary mortgage markets. In addition, the Company will share certain employees with The Chotin Group Corporation ("TCG"), a company wholly-owned by Steven B. Chotin. TCG has extensive experience with the mortgage loan securitization and CMO markets and in acquiring and holding Mortgage Assets. As a result, the Company believes that it is well positioned to avail itself of substantial opportunities for growth in the evolving non-conforming mortgage loan market.

MORTGAGE PRODUCTION AND SERVICING STRATEGIES

     The Company places great emphasis on its mortgage lending operation primarily as a source of Non-Conforming Loans for the Company's portfolio. The Company plans to improve profitability by, in general, increasing the net interest spread from its loan production. This can be accomplished by (i) lowering the production costs of its mortgage loans, (ii) effectively managing the risks (including credit and prepayment risks) inherent in its mortgage loans, and (iii) increasing the volume of its loan production, particularly Non-Conforming Loans that produce higher risk-adjusted returns, in order to create economies of scale that better leverage the Company's overhead and produce more interest income overall.

Specific Strategies in Mortgage Lending Operations

     The Company seeks to (i) generate a broader product mix to help manage risks through creating a more balanced portfolio, (ii) increase the volume of its loan production generally, and (iii) identify and produce the types of loan products that best serve the Company's overall strategies for maximizing profitability. The Company's wholesale production is derived from its network of brokers and correspondents, who have typically focused on Higher Credit Non-Conforming Loans and loans made to finance purchases and refinancings of residential real estate ("Purchase Money/Refinancing Loans"). While the Company intends to continue the expansion of its "channel dependent" wholesale lending, a major component of the Company's business plan involves increased focus on new "customer directed" lending strategies. The Company's strategies to accomplish these goals include:

  . "Channel-Dependent" Lending. The Company intends to employ the following strategies in expanding its wholesale loan production:

       . Expansion of Existing Wholesale Lending Platform. The Company intends to take advantage of its existing wholesale lending platform and strengths inherent in its existing mortgage lending infrastructure to expand its wholesale loan production volume through utilization of excess capacity at its existing offices.

       . Continued Geographic Expansion of Wholesale Platform. The Company is organized in a geographically evolving "hub and spoke" structure. The Company currently has four regional office hubs, each of which serves the needs of the account executives located in the regional office, in the branch offices, if any, within the related region, and in smaller markets within the

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                                       5

________________________________________________________________________________

            region where no branch office has yet been established. In recent years, the Company has successfully expanded the geographic scope of its wholesale lending operations to penetrate new markets and further penetrate existing markets. The Company intends to continue the expansion of its wholesale lending operations by, among other things, opening new branch offices in its existing regions to complete the development of its "hub and spoke" structure in those regions, and by opening new regional office "hubs" in the future.

       . Bulk Acquisition of Mortgage Loans. The Company may opportunistically acquire bulk packages of mortgage loans from other lenders. The prices for bulk acquisitions may generally be higher than the prices the Company pays for its wholesale loan production from brokers and correspondents, but, under certain circumstances, management may elect to make such purchases in order to increase loan production generally or to improve the execution of its CMO financing transactions. Such loans will be re-underwritten by the Company to ensure general compliance with the Company's underwriting guidelines.

  . "Customer-Directed" Lending Initiatives. In addition to expanding its existing "channel-dependent" lending, the Company intends to implement programs that focus on reaching specific groups of consumers who have not been adequately reached through its existing wholesale lending operations.

       . Marketing to Home Equity Loan Borrowers. The Company will intensify its pursuit of consumers who seek loans to consolidate and refinance non-mortgage debt and to finance home improvements, education and other consumer needs ("Home Equity Loans"). The Company believes there are many potential Non-Conforming Loan borrowers seeking Home Equity Loans. Home Equity Loans comprised 40.8% of the Company's aggregate loan production for 1997. The Company intends to penetrate this segment of the market more effectively in the future, initially by building on its relationships with brokers and correspondents who serve Home Equity Loan borrowers.

       . New Loan Products. The Company is also considering expanding its product lines during 1998 and 1999 to include (i) home equity lines of credit ("HELOCs") secured by second liens on residential properties, (ii) second-lien home equity mortgage loans ("HELs"),
            (iii) loans secured by manufactured housing units, and (iv) Conforming Loans. Management believes that the types of borrowers who would be likely to use HELOCs and HELs, and, to some extent, borrowers under loans secured by manufactured housing, are similar to the types of consumers who currently utilize the Company's existing Non-Conforming Loan products. A conforming lending presence would enable the Company to offer a full range of loan products to its customers, and would position the Company to refinance Non-Conforming Loans for borrowers who improve their credit sufficiently to qualify for Conforming Loans.

       . Retail Lending. The Company believes that development of a strong retail origination capability will be important to the success of its movement into customer-directed segments of the non-conforming mortgage market. In September 1997, the Company initiated a direct-to-consumer retail lending program. The Company is currently targeting five metropolitan areas for telemarketing and radio and news print advertising. This initiative is still relatively new.

  . Acquisition of Third-Party Lending Operations and Loan Production. In the fragmented sub-prime mortgage market, the Company expects to encounter opportunities to purchase some or all of the operations or loan production of other non-conforming mortgage companies, including some who, due to recent upheaval in the market, may not have access to sufficient capital to continue funding their operations effectively. The Company intends to acquire other non-conforming mortgage lending companies or certain operations of such companies, on a selective basis in cases where such acquisitions would complement or supplement the Company's existing business. In addition, the Company plans to enter into strategic alliances with smaller non-conforming mortgage companies on a selective basis. Under these alliances, the Company would acquire exclusive or preferential rights to purchase these smaller companies' loan
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                                       6

________________________________________________________________________________

     production. Such arrangements may involve flow purchase agreements or the extension by the Company of "warehouse" credit facilities linked to loan production delivery requirements, as well as other types of arrangements.

Loan Servicing

     Collectively, the Company and its predecessor have nearly 50 years of experience in servicing mortgage loans. The Company has placed particular emphasis on servicing Non-Conforming Loans since the inception of its non-conforming mortgage lending operations in 1993. The Company intends to retain the servicing rights on most of its future mortgage loan production and to attempt to acquire special servicing loss mitigation rights with respect to certain acquired Mortgage Assets. Through servicing, the Company believes that it can enhance its ability to manage the risks associated with its Non-Conforming Loans and other Mortgage Assets, rather than merely being a passive investor in these assets. Also, by increasing the size of its servicing portfolio, the Company believes it can capitalize on its servicing expertise and the economies of scale associated with servicing to enhance the Company's overall profitability and financial strength. See "Business--Mortgage Lending Operations--Loan Servicing Strategy."

PORTFOLIO MANAGEMENT STRATEGIES

     The Company plans to invest in and manage a portfolio of Mortgage Assets, including primarily Non-Conforming Loans and Retained Interests in Non-Conforming Loans funded by the Company through its mortgage lending operations, but also other mortgage-related assets, including Residual Interests, which the Company may selectively acquire from time to time through purchases in the secondary market. The Company will make its investments in a manner designed to maximize its aggregate spread income over time, focusing on Mortgage Assets that
(i) generate sufficient interest income to support a spread over borrowing costs acceptable to management, (ii) are likely to continue generating interest income for a significant duration, (iii) are subject to levels of risk of credit losses commensurate with the yields thereon, and (iv) can be acquired and managed efficiently.

     The Company plans to finance its adjustable-rate mortgage loans primarily through the issuance of long-term non-recourse CMOs secured by these mortgage loans, and will hold Retained Interests representing the right to receive future cash flow from these securitized loans in excess of amounts required to be paid to investors in the related CMOs. Adjustable-rate mortgage loans comprised 86.5% of the Company's loan production for 1997. The Company no longer intends to structure its securitizations to receive the gain-on-sale financial accounting treatment that was applied in connection with its two 1997 securitizations, because it believes the earnings reported pursuant to that accounting treatment are inherently speculative. By instead structuring its securitizations as CMO financing transactions, the Company will report net interest or spread income over time as it is actually earned rather than reporting gains based in part on estimated present values of Retained Interests at the time of securitization. The Company expects either to hold its fixed-rate loan production in a short-term warehouse credit facility or to contribute such production to a taxable subsidiary, which may sell such loans in secondary market whole loan sale transactions from time to time, until the Company's fixed-rate loan production volume is large enough to be financed efficiently in CMO transactions. See "Federal Income Tax Considerations--Proposed Tax Legislation" for a discussion of limits that may be placed on the Company's future use of taxable subsidiaries.

     The Company also may from time to time selectively acquire leveraged Mortgage Assets from third parties, including Third Party Residuals meeting the Company's investment guidelines, and hold these assets for investment. See "Business--Portfolio Management--Acquisition of Mortgage Assets from Third Parties."

     The Company will finance its origination and acquisition of mortgage loans over the short term, pending securitization, primarily through borrowings under warehouse lines of credit. Initially, the Company expects to utilize proceeds of the Offering to make selective acquisitions of Mortgage Assets (including Third Party Residuals) from third parties, but, after this capital has been fully deployed, the Company will explore other financing options for continuing the growth of the Company's portfolio of Mortgage Assets. In particular, the Company may finance a portion of its acquisition and holding of Mortgage Assets through reverse repurchase arrangements with management-approved institutional lenders. See "Business--Portfolio Management--Financing for Mortgage

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                                       7

________________________________________________________________________________

Lending Operations and Mortgage Asset Acquisitions." The Company's portfolio will be designed to generate spread income in the amount by which the interest income earned on its Mortgage Assets exceeds the interest costs of the borrowings under which the Company leverages its portfolio. See "Business-- Portfolio Management--Portfolio Risk Management."

                            COMPETITIVE ADVANTAGES

     The REIT tax status of NMC is a primary distinction between the Company and many of its competitors. The Company will attempt to maximize its after-tax return advantage over non-REIT financial companies by holding Mortgage Assets and earning REIT-qualifying income over time. Management will operate the Company in a manner designed to maximize tax efficiency, and will utilize taxable subsidiaries only to the extent necessary to maintain NMC's REIT status, and to the extent permitted under law. NMC will not have voting control over the activities of its taxable subsidiaries.

     The Company believes that it is unlike many of its competitors because it generates most of its mortgage loan production itself, at a total cost generally lower than the cost it would incur if those mortgage loans were purchased in the secondary market. In addition, by underwriting, funding and servicing its loans directly, the Company believes that it has greater control over the loans in its portfolio than those of its competitors who primarily purchase whole loans in the secondary mortgage market. The Company is a fully-integrated organization, which is self-advised and self-managed. Due to this integration, there are no potential conflicts between the interests of the mortgage lending operation and the portfolio management operation. Such conflicts can arise in REITs where the mortgage lending operation is owned by the sponsor of the REIT and where an affiliate of the sponsor manages the REIT under a contract that provides for fees based in whole or in part on asset size rather than return on equity or stockholder returns. In addition, Steven B. Chotin, TCG and entities wholly-owned or controlled, directly or indirectly, by Mr. Chotin or TCG (collectively, the "Chotin Affiliates"), intend to conduct all of their one- to four-family mortgage loan operations and investments in assets representing interests in such loans through the Company. All of the Chotin Affiliates have agreed to grant the Company a right of first refusal with respect to the acquisition of all one- to four-family residential mortgage loans (including Non-Conforming Loans) and related Mortgage Assets that are considered for purchase by any Chotin Affiliate. This right of first refusal will remain in force as long as either Steven B. Chotin is Chairman of the Company's Board of Directors or the Chotin Affiliates own more than 5% of the Company's outstanding shares of Common Stock, and in any event until three years following the completion of the Offering, unless a party unaffiliated with TCG or Mr. Chotin acquires a majority of the Company's outstanding Common Stock or substantially all of the Company's assets. Finally, the interests of the Chotin Affiliates are generally aligned with those of the Company's other stockholders as a result of the continuing ownership by the Chotin Affiliates of ______% of the Company's Common Stock and 100% of the Company's preferred stock. See "Risk Factors -- Operating Risks -- Certain Relationships; Potential Conflicts of Interest."

     Consistent with management's belief in the importance of consistent earnings, the Company no longer intends to engage in securitization transactions that receive gain-on-sale accounting treatment, and instead plans to structure its future securitizations as non-recourse CMO financings for financial accounting and tax purposes. By employing this methodology, the Company's management believes that over the long term the Company will produce a tax-advantaged stream of income and a more stable dividend flow to stockholders than will be available to stockholders of mortgage companies that report earnings based on the present value of Retained Interests, because the Company's earnings will be dependent on the aggregate size of its portfolio of Mortgage Assets, rather than on quarterly mortgage loan production levels and market trends in valuing Retained Interests.

                           TAX STATUS OF THE COMPANY

     NMC intends to qualify and will elect to be taxed as a REIT under sections 856 through 860 of the Code. If NMC qualifies for taxation as a REIT and distributes at least 95% of its taxable income each year (with certain exceptions), it generally will not be subject to federal corporate income tax on its taxable income that is distributed to its stockholders. A REIT is subject to a number of organizational and operational requirements. Although NMC does not intend to request a ruling from the Internal Revenue Service (the "Service") as to its REIT status, NMC has

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                                       8

________________________________________________________________________________

received an opinion of its legal counsel that it will qualify as a REIT commencing with its 1998 taxable year. This opinion is based on certain assumptions and representations about the Company's ongoing businesses and investment activities and other matters. No complete assurance can be given that the Company will be able to comply with such assumptions and representations in the future. Furthermore, such opinion is not binding on the Service or on any court. NMC's failure to qualify as a REIT or to distribute at least 95% of its taxable income (with certain exceptions) in any taxable year would render the Company subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and distributions to NMC's stockholders would not be deductible. Even if NMC qualifies for taxation as a REIT and generally distributes at least 95% of its taxable income each year, NMC may be subject to certain federal, state and local taxes on its income and property. In connection with NMC's election to be taxed as a REIT, NMC's Articles of Incorporation impose restrictions on the ownership (actual or constructive) and transfer of the Common Stock. See "Risk Factors--Investment in the Units in the Offering--Ownership Limit May Restrict Business Combination Opportunities" and "Description of Securities--Restrictions on Ownership and Transfer."

                       DIVIDEND POLICY AND DISTRIBUTIONS

     NMC generally intends to distribute to stockholders each year at least 95% of its taxable income (which in some years may exceed net income as determined in accordance with generally accepted accounting principles) in order to qualify as a REIT under the Code. Subsequent to the closing of this Offering, NMC expects to declare quarterly dividends on its Common Stock, to the extent amounts are available for the payment of Common Stock dividends after payment of all accrued and unpaid dividends on NMC's Series I Preferred Stock, which accrue quarterly at 8.00% per annum on a preference amount of $2.1 million. See "Risk Factors--Investment in the Units in the Offering--Preferred Stock; Limitations on Dividends." NMC currently intends to distribute annually any taxable income remaining after the distribution of the dividends on the Series I Preferred Stock and the regular quarterly dividends in a special Common Stock dividend on or prior to the date of the first regular quarterly dividend payment date of the following taxable year. All distributions will be made by NMC at the discretion of the Board of Directors and will depend on the taxable income and financial condition of the Company, maintenance of REIT status and such other factors as the Board of Directors deems relevant.

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                                       9
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                                  THE OFFERING

Units Offered by the Company/(1)(2)/.........  6,700,000

Units to be Outstanding after the closing of
 the Offering/(1)(2)/........................  6,700,000

Common Stock to be Outstanding after the
closing of the Offering/(2)(3)(4)/..........   ________ shares

Common Stock Purchase Warrants to be
Outstanding after the closing of the
Offering/(2)(5)/............................   6,901,000

Use of Proceeds..............................  Approximately $________ million of the net proceeds of the
                                               Offering will be used to repay
                                               amounts outstanding or otherwise
                                               due or payable under the
                                               Company's existing credit
                                               facilities, including up to $5
                                               million drawn under a bridge line
                                               of credit provided by KeyBank
                                               National Association and
                                               guaranteed by Steven B. Chotin.
                                               The remaining net proceeds are
                                               expected to be used for working
                                               capital and general corporate
                                               purposes, and to fund the
                                               Company's expansion and
                                               acquisition strategies, including
                                               possible acquisitions of other
                                               non-conforming mortgage lending
                                               companies and/or certain
                                               operational segments of such
                                               companies, and selective
                                               acquisitions of other Mortgage
                                               Assets. Pending use of these
                                               remaining net proceeds, they will
                                               be invested in short-term liquid
                                               investments consistent with
                                               maintaining NMC's qualification
                                               as a REIT or deployed to reduce
                                               indebtedness from time to time.
                                               See "Use of Proceeds."

       Exchange Symbol
                                                   .U
  For the Units.............................   ------

  For the Common Stock(6)...................   ______

  For the Warrants(6).......................      .WS
                                               ------

______________________
(1) Each Unit consists of one share of Common Stock and one Warrant.
(2) Assumes that the Underwriters' over-allotment option to purchase up to an additional 1,005,000 Units to cover over-allotments is not exercised. See "Underwriting."
(3) Does not include (i) shares of Common Stock that may be issued upon the exercise of the Warrants included in the Units, (ii) ________ shares of Common Stock reserved for issuance pursuant to the 1998 Incentive Plans, or
    (iii) 201,000 shares (231,150 if the Underwriters' over-allotment option is exercised) of Common Stock reserved for issuance upon the exercise of the Representative's Warrants. See "Underwriting" and "Management."
(4) Includes _____ shares of Common Stock that will be issued upon the exercise of warrants issued by the Company to ContiTrade Services, L.L.C., a subsidiary of ContiFinancial Corporation ("Conti"), and an affiliate of Greenwich Capital Markets, Inc. ("Greenwich"), in consideration for certain credit facilities these institutions have made available to the Company. Conti and Greenwich are expected to exercise these warrants upon completion of the Offering. See "Management--1998 Incentive Plans," "Certain Relationships and Related Transactions--Financing and Investment Banking Relationships with Conti and Greenwich" and "Shares Eligible for Future Sale."
(5) Exercisable at the initial public offering price. Includes the Representative's Warrants. The Warrants included with the Units are detachable from the Common Stock six months after the closing of the Offering.
(6) The Common Stock and Warrants will not be separately listed and traded until the Warrants are detachable from the Common Stock.

________________________________________________________________________________

________________________________________________________________________________




     The Company's principal executive office and mailing address is located at 7600 East Orchard Road, Harlequin Plaza, Suite 330S, Englewood, Colorado 80111-4943, and its phone number is (303) 721-7211.



________________________________________________________________________________

________________________________________________________________________________

                 SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

     The financial data set forth below should be read in conjunction with the Financial Statements of the Company and related Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.

                                                                                                    FOR THE THREE MONTHS
                                                       FOR THE YEAR ENDED DECEMBER 31,                ENDED MARCH 31,
                                                   -------------------------------------       ----------------------------------
                                                       1995        1996        1997                  1997              1998
                                                       ----        ----        ----                  ----              ----
STATEMENT OF OPERATIONS
Revenues:
 Interest income                                   $ 2,160         $ 3,395     $ 9,907               $ 1,578           $ 3,358
 Interest expense                                    1,440           2,530       7,293                 1,245             2,682
                                                   -------         -------     -------               -------           -------
     Net interest income                               720             865       2,614                   333               676

 Gain on sale of mortgage loans:
  Whole loan sales                                   7,130           4,155       3,268                 1,421             1,645
  Securitizations                                        -               -       9,203                     -                 -
 Unrealized loss on trading securities                   -               -      (1,035)                    -               322
 Loan servicing fees                                 2,158           2,353       2,966                   596             1,081
                                                   -------         -------     -------               -------           -------
        Total Revenues                              10,008           7,373      17,016                 2,350             3,724

Expenses:
 Operating expenses                                  6,908           7,472      13,886                 2,048             4,098
 Provision for credit losses                           142             552         730                   173               245
 Management fees /(1)/                               1,890               -           -                     -                 -
 Amortization of mortgage servicing rights             758             643         616                   136               329
 Impairment of mortgage servicing rights                 -             277           -                     -                 -
 Other interest expense                                 26             109         438                    25               295
                                                   -------         -------     -------               -------           -------
        Total Expenses                               9,724           9,053      15,670                 2,382             4,967

Income (loss) before provision for income taxes        284          (1,680)      1,346                   (32)           (1,243)
Provision for income taxes                             438               -           -                     -                 -
                                                   -------         -------     -------               -------           -------

Net income (loss)                                     (154)         (1,680)      1,346                   (32)           (1,243)
 Less preferred stock dividends                       (586)              -         (94)                    -               (60)
                                                   -------         -------     -------               -------           -------
 Income (loss) available to common
   shareholders                                    $  (740)        $(1,680)    $ 1,252               $  (32)          $(1,303)
                                                   =======         =======     =======               =======           =======


Pro forma per share data /(2)/:
  Net income (loss) per share:
        Basic
        Diluted
  Weighted average shares outstanding:
        Basic
        Diluted

                                                            AS OF DECEMBER 31,                            AS OF MARCH 31,
                                                   -------------------------------------             ------------------------
                                                       1995        1996        1997                           1998
                                                       ----        ----        ----                           ----
BALANCE SHEET DATA
Cash and cash equivalents                          $  1,980        $    613    $   1,843                   $     871
Mortgage loans/(3)/                                $  5,382        $ 64,773    $ 120,413                   $ 157,941/(4)/
Retained securitization interests                  $      -        $      -    $  18,826                   $  19,765
Mortgage servicing rights/(5)/                     $  2,421        $  2,016    $   3,413                   $   3,573
Total assets                                       $ 14,446        $ 77,257    $ 150,894                   $ 194,201

Warehouse financing facilities                     $  5,029        $ 64,554    $ 119,288                   $ 156,068
Residual financing facilities                      $      -        $      -    $  11,127                   $  11,029
Working capital facilities                         $      -        $  1,020    $   3,900                   $   3,900
Convertible subordinated debt facility             $      -        $      -    $   6,660                   $   9,810
Total liabilities                                  $  8,112        $ 72,703    $ 144,551                   $ 189,161

Series I Preferred Stock, redeemable               $      -        $      -    $   2,100                   $   2,100

________________________________________________________________________________

________________________________________________________________________________

Stockholder's equity                             $   6,334        $   4,554        $   4,243             $   2,940

                                                                                       FOR THE THREE MONTHS ENDED
                                                   FOR THE YEAR ENDED DECEMBER 31,              MARCH 31,
                                                ----------------------------------   ------------------------------
                                                   1995        1996        1997           1997                1998
                                                  ------      ------      ------         ------              ------
Pro forma per share data /(2)/
  Book value
     Basic
     Diluted

  Shares outstanding
     Basic
     Diluted

OPERATING DATA:
Volume of loans funded:/(6)/
  Originated through Brokers                     $102,170    $177,000    $289,445     $     50,462       $     49,020
  Purchased from Correspondents                    24,277      30,544     134,580           11,354             47,995
  Retail originations                                   -           -       1,902                -              1,123
                                                 --------    --------    --------     ------------       ------------
     Total                                       $126,447    $207,544    $425,927     $     61,816       $     98,138
                                                 ========    ========    ========     ============       ============

Loans sold:
  Whole loan sales                               $185,979    $145,900    $125,913     $     31,528       $     59,576
  Securitizations                                       -           -     238,784                -                  -
                                                 --------    --------    --------     ------------       ------------
     Total                                       $185,979    $145,900    $364,697     $     31,528       $     59,576
                                                 ========    ========    ========     ============       ============

Certain characteristics of loans funded:
  Average principal balance per loan at          $     98    $    117    $    118     $        118       $        124
   origination
  Weighted average loan-to-value ratio/(7)/          68.2%       77.4%       79.2%            78.4%              79.2%
  Loan fundings by product type/(6)/:
     Adjustable-rate loans ("ARMs")/(8)/
        Six-Month LIBOR                          $ 88,376    $125,470    $119,151     $     28,606       $     18,353
        Two-Year Fixed                           $    117    $ 42,009    $244,785     $     25,221       $     64,644
        Three-Year Fixed                         $ 22,102    $  9,363    $  4,534     $        781       $      1,333
     Fixed-rate loans                            $ 15,852    $ 30,702    $ 57,457     $      7,208       $     13,808
  Weighted average interest rates:
     ARMs/(9)/                                       10.6%       10.2%        9.9%             9.9%               9.8%
     Fixed-rate                                      11.2%       11.3%       10.5%            10.9%              10.2%
  Margin over LIBOR (ARMs)/(9)/                       5.5%        5.6%        5.9%             5.8%               5.8%

Servicing Portfolio principal balance/(10)/:
  Non-Conforming Loans                           $178,743    $230,458    $458,497     $    235,989       $    462,966
  Conforming Loans                                312,736     294,257     254,192          287,169            240,480
                                                 --------    --------    --------     ------------       ------------
     Total                                       $491,479    $524,715    $712,689     $    523,158       $    703,446
                                                 ========    ========    ========     ============       ============

Delinquency data for Non-Conforming Loan
  servicing portfolio as of period end:
  Total principal balance/(10)/                  $178,743    $230,458    $458,497     $    235,989       $    462,966
   30 to 59 day delinquencies as a
     percentage of total principal
      balance/(11)/                                  5.13%       3.55%       3.34%            2.15%              3.16%
   60 to 89 day delinquencies as a
     percentage of total principal
      balance/(11)/                                  0.46%       0.12%       0.24%            0.27%              0.26%
   90 or more day delinquencies as a
     percentage of total principal
      balance/(11)/                                  0.82%       1.90%       1.01%            1.91%              1.02%
  Total delinquencies as a percentage of
     total principal balance/(11)/                   6.41%       5.57%       4.60%            4.33%              4.44%
  Foreclosures as a percentage of total
     principal balance/(11)/                         4.54%       4.42%       3.56%            3.58%              4.09%
  Average total principal balance/(12)/          $177,084    $203,276    $310,734     $    215,197       $    369,484
  Total losses on loans as a percentage of
     average total principal balance                 0.10%       0.78%       0.52%            0.83%/(13)/       0.43%/(13)/
Delinquency data for Conforming Loan
 servicing portfolio as of period end:
  Total principal balance/(10)/                  $312,736    $294,257    $254,192     $    287,169       $    240,480

________________________________________________________________________________

________________________________________________________________________________

 30 to 59 day delinquencies as a
   percentage of total principal balance/(11)/       1.53%       1.55%       1.98%            0.70%            1.26%
 60 to 89 day delinquencies as a
   percentage of total principal balance/(11)/       0.30%       0.16%       0.32%            0.21%            0.36%
 90 or more day delinquencies as a
   percentage of total principal balance/(11)/       0.52%       0.42%       0.41%            0.33%            0.46%
 Total delinquencies as a percentage
   of total principal balance/(11)/                  2.35%       2.13%       2.71%            1.24%            2.08%
 Foreclosures as a percentage of total
     principal balance/(11)/                         0.59%       1.60%       1.45%            1.48%            1.79%
 Average total principal balance/(12)/           $312,809    $302,419    $279,060     $    299,515     $    267,964
 Total losses on loans as a percentage of
   average total principal balance                      -        0.05%       0.04%            0.05%/(13)/      0.06%/(13)/

__________________
(1) Before July 1995, the Company paid fees to an unrelated third party for facilities use, office administration and general administrative services with respect to what is now the Company's Rhode Island office. Some of these fees were discontinued in July 1995 and the rest of these fees were discontinued in December 1995 as the costs of such operations were assumed by the Company.

(2) Reflects _________ for ________ stock split to be effected upon closing of the Offering.

(3)  Net of reserves for losses established for such loans.

(4) The estimated fair value of the mortgage loans at March 31, 1998 was $5.1 million higher than their net carrying values on such date. The excess of the fair value over the net carrying value represents unrealized holding gains on the Company's assets.

(5) Includes the capitalized cost of mortgage servicing rights net of amortization of such rights.

(6) Where applicable, information is based on principal balance of loans as of date of origination or purchase by the Company (except loan-to-value ratio, which is presented as of date of origination).

(7) The original loan-to-value ratio of a mortgage loan is determined by dividing the amount of the loan by the lesser of the purchase price or the appraised value of the mortgaged property at origination.

(8) ARMs include loans bearing interest rates that remain fixed for two or three years after the date of origination and then are adjustable semi-annually. These loans are called "Two Year Fixed" and "Three Year Fixed" in the table. The interest rate shown is a weighted average of interest rates as of the dates of origination of the ARM loans.

(9) The margin for a loan is a fixed amount set for the life of the loan, which, when added to the index (as described below) determines the interest rate on the loan (subject to interest rate floors, ceilings and caps). The index used by the Company is the London Interbank Offered Rate for six-month U.S. dollar deposits ("LIBOR"), as published each Monday in The Wall Street Journal. Fixed-rate loans have no margin because such loans are not tied to an index.

(10) Principal balance shown is as of the end of each period. For additional information regarding the Company's Non-Conforming and Conforming Loan servicing portfolio, including delinquency and loss information, see "Business--Mortgage Lending Operations--Loan Servicing Strategy."

(11) Percentages are expressed based upon the total outstanding principal balance as of the end of the indicated period.

(12) Calculated by summing the actual outstanding principal balances as of the end of each month and dividing the total by the number of months in the applicable period.

(13) Annualized.


________________________________________________________________________________

                                  RISK FACTORS

     An investment in the Securities involves certain risks. Prospective investors should carefully consider the following risk factors, in addition to the other information contained in this Prospectus, in evaluating an investment in the Securities. This Prospectus contains "forward-looking statements" that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus.

                                OPERATING RISKS

HISTORY OF NET LOSSES; LIMITED RELEVANCE OF HISTORICAL PERFORMANCE

     Prior to 1997, the Company had generated losses in five out of the last seven years. Although the Company had net income of $1.3 million during 1997, that net income was comprised chiefly of earnings generated from securitizations receiving gain-on-sale accounting treatment and gains from whole loan sales.
The Company does not intend to structure future securitizations to utilize gain-on-sale accounting to generate earnings because of the inherently speculative nature of those earnings. Consequently, the Company's historical operating performance may be of limited relevance in predicting its future performance.

     In addition, the historical delinquency, foreclosure and loss experience of the Non-Conforming Loans funded by the Company to date, which consist mostly of Higher Credit Non-Conforming Loans, may not be indicative of the future performance of the Company's Non-Conforming Loan portfolio, particularly as the Company offers new loan products and in the event the Company originates and acquires a larger percentage of lower credit quality Non-Conforming Loans. Increases in delinquency, foreclosure or loss rates could have a material adverse effect on the Company's results of operations and financial condition.

INTENSE COMPETITION IN THE NON-CONFORMING MORTGAGE LENDING INDUSTRY

     As an originator and purchaser of mortgage loans, the Company faces intense competition, primarily from commercial banks, savings and loans, other independent mortgage lenders, and certain other mortgage REITs. Many of these competitors are substantially larger and have considerably greater financial, technical and marketing resources than the Company and may have lower costs of funds than the Company. Furthermore, the non-conforming mortgage market continues to attract additional competitors with the effect of increasing funding costs and reducing the net interest income that may be realized by the Company. Companies entering into the mortgage lending business through mortgage brokers and correspondents typically would be required to make a substantially smaller commitment of capital and personnel resources than they would entering a direct lending business. This relatively low barrier to entry may permit new competitors to enter this market quickly. In addition, greater investor acceptance of securities backed by Non-Conforming Loans and greater availability of information regarding the prepayment and default experience of Non-Conforming Loans creates greater efficiencies in the market for such securities. These efficiencies may create a desire among investors for larger transactions, giving companies with higher volumes of originations than the Company a competitive advantage. A more efficient market for such securities may lead certain investors who currently invest in Non-Conforming Loans to purchase securities backed by other types of assets where potential returns may be higher.

     In the future, the Company may face competition from government-sponsored entities that may enter the non-conforming mortgage market. Existing or new loan purchase programs may be expanded by Fannie Mae, Freddie Mac or the Government National Mortgage Association ("Ginnie Mae") to include Non-Conforming Loans. For example, in May of 1997, Freddie Mac began a non-conforming program by guaranteeing securities collateralized by Non-Conforming Loans originated by a financial institution.

     As the Company expands into additional geographic markets and expands its product offerings, it will face competition with respect to the acquisition of Non-Conforming Loans from lenders with established positions in these locations and with significant experience with such products. Competition can take place on various levels, including convenience in obtaining a loan, service, marketing, origination channels and pricing.

     Increased competition could have the possible effects of (i) reducing the volume of the Company's loan originations, (ii) reducing the Company's ability to charge its customary fees and interest rates to borrowers, (iii) increasing the demand and cost for the Company's experienced personnel and increasing the likelihood that such personnel will be recruited by the Company's competitors,
(iv) increasing the direct and indirect costs of the Company in acquiring and originating loans and (v) lowering the industry standard for non-conforming underwriting guidelines (for example, by providing for less stringent loan-to-value ratios and/or debt-to-income ratios) as competitors attempt to increase or maintain market share in the face of increased competition. There can be no assurance that the Company will be able to continue to compete successfully in the markets it serves or expand to other markets. Inability to compete successfully would have a material adverse effect on the Company's results of operations and financial condition.

UNCERTAINTY AS TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGY

     The Company's continued growth and expansion will place additional pressures on the Company's personnel and systems. Any future growth may be limited by, among other things, the Company's need for continued funding sources, access to capital markets, ability to retain and attract qualified personnel, sensitivity to economic slowdowns, fluctuations in interest rates and competition from other mortgage and specialty finance companies and from new market entrants. There can be no assurance that the Company will successfully obtain or apply the human, operational and financial resources needed to manage a developing and expanding business. Failure by the Company to manage its growth effectively, or to sustain its historical levels of performance in credit analysis and transaction structuring with respect to the increased loan origination and purchase volume, could have a material adverse effect on the Company's results of operations and financial condition.

     A principal component of the Company's business strategy to expand Non-Conforming Loan production is the acquisition of other non-conforming mortgage lending companies or operations. The successful execution of this acquisition strategy will depend on the Company's ability to (i) identify acceptable acquisition candidates in strategic geographic markets, (ii) consummate the transaction and maintain and expand loan production with respect to such acquired entity or operations, (iii) integrate the acquired entity or operations into the Company's operations, quality control systems, financial reporting and management structure, and (iv) eliminate redundancies in operations arising from acquisitions that could impair the Company's operating efficiencies. There can be no assurance that the Company will execute its acquisition strategy or that the human and financial resources dedicated to this strategy will not adversely affect the results of operations or financial condition of the Company.

INTEREST RATE FLUCTUATIONS MAY ADVERSELY AFFECT RESULTS OF OPERATIONS

     The Company's results of operations are likely to be adversely affected during any period of unexpected or rapid changes in interest rates. The Company's profitability may be directly affected by the levels of and fluctuations in other interest rates, which affect the Company's ability to earn a spread between interest received on its mortgage loans and other Mortgage Assets and the cost of its borrowings. For example, a substantial or sustained increase in interest rates could adversely affect the ability of the Company to fund Non-Conforming Loans in expected volumes necessary to support fixed overhead expense levels and will negatively impact the value of fixed-rate loans held in inventory by the Company. Decreases in interest rates could cause loans in the portfolio to prepay more quickly. This could result in the Company accelerating the amortization of the premium it paid for the mortgage loans and, therefore, decreasing net interest income. In addition, if loans underlying the Company's Mortgage Assets prepay more quickly than expected as a result of decreasing interest rates (or any other reason), the Company may be required to decrease the value at which it carries such Mortgage Assets, which would result in a charge against earnings for the related period. A significant decline in interest rates could decrease the size of the Company's loan servicing portfolio (and associated servicing fee income) by increasing the level of loan prepayments.

     Rising short-term interest rates will have an especially pronounced adverse effect with respect to the Company's fixed-rate mortgage loans and Mortgage Assets because the increased debt service requirements on the Company's short-term borrowings caused by the interest rate increase would not be offset by a corresponding increase in the interest rate on such loans or assets, which could slow origination activity and growth of the Company's operations. A rapid increase in short-term interest rates would also affect the Company with respect to its adjustable-rate mortgage loans ("ARMs") because the rates on those loans are reset only semi-annually (on a rolling basis depending on the month in which the loans were originated), whereas the interest rates on the Company's borrowing facilities are reset monthly or more frequently. Accordingly, in a period of increasing interest rates, the Company could experience a decrease in net interest income or a net loss because the interest rates on borrowings could adjust faster than the interest rates on the Company's ARMs or Mortgage Assets backed by ARMs. Moreover, ARMs are typically subject to periodic and lifetime interest rate caps that limit the amount an ARM interest rate can change during any given period. The Company's borrowings are not likely to be subject to similar restrictions. Hence, in a period of rapidly increasing interest rates, the Company could also experience a decrease in net interest income or a net loss in the absence of effective hedging because the interest rates on borrowings could increase without limitation while the interest rates on the Company's ARMs and Mortgage Assets backed by ARMs would be limited by caps. Further, some ARMs may be subject to periodic payment caps that result in some portion of the interest accruing on the ARM being deferred and added to the principal outstanding. This could result in receipt by the Company of less cash income on its ARMs than is required to pay interest on the related borrowings, which will not have such payment caps. See "Risk Factors -- Failure to Hedge Effectively Against Interest Rate Changes May Adversely Affect Results of Operations."

VARIATIONS IN ANTICIPATED MORTGAGE PREPAYMENT RATES MAY ADVERSELY AFFECT RESULTS OF OPERATIONS

     Mortgage loan prepayment rates vary from time to time and may cause changes in the amount of the Company's net interest income and the valuation of the Company's Mortgage Assets. Prepayments of mortgage loans and Mortgage Assets backed by mortgage loans usually can be expected to increase when mortgage interest rates fall below the then-current interest rates on such mortgage loans and decrease when mortgage interest rates exceed the then-current interest rate on the mortgage loans, although such effects are not predictable. Prepayment experience also may be affected by the geographic location of the properties securing the mortgage loans, the credit standing of borrowers, the assumability of the mortgage loans, conditions in the housing and financial markets, competition, and general economic conditions. In addition, prepayments on ARMs are affected by the ability of the borrowers to convert ARMs to fixed-rate loans and by conditions in the fixed-rate mortgage market. If the interest rates on ARMs increase at a rate greater than the interest rates on fixed-rate mortgage loans, prepayments on ARMs may tend to increase. The Company will seek to minimize prepayment risk through a variety of means, which may include (to the extent capable of being implemented at reasonable cost at various points in time) structuring a diversified portfolio with a variety of prepayment characteristics, investing in and originating mortgage loans with prepayment prohibitions and penalties, and investing in certain MBS structures that have prepayment protection. See "Business -- Portfolio Management -- Portfolio Risk Management -- Prepayment Risk." No strategy can completely insulate the Company from prepayment risks arising from the effects of interest rate changes.

     Changes in anticipated prepayment rates of Mortgage Assets could affect the Company in several adverse ways. Faster than anticipated prepayment of any Mortgage Asset that had been purchased at a premium by the Company would generally result in a faster than anticipated write-off of any remaining capitalized premium amount and costs incurred in funding and acquiring its mortgage loans. As a result, this will reduce the Company's net interest income. In addition, to the extent the prepayments increase at a time when interest rates have decreased, the Company may not be able to reinvest such amounts in similar yielding Mortgage Assets. Conversely, if the prepayment rates are slower than anticipated in times of generally increasing interest rates, the average life of such Mortgage Assets may be extended beyond periods for which the Company had anticipated, resulting in difficulty in effectively hedging any increase in short-term borrowing rates relating to the Company's financings of such assets.

     Borrowers under Non-Conforming Loans are frequently in a position to receive economic gain from refinancing due to improving their mortgage and consumer credit profiles through timely payments on outstanding loans. As a result, a non-conforming borrower may be able to lower the rate on his or her home loan without a change in interest rates, so the prepayment experience of Non-Conforming Loans may be less predictable than that of Conforming Loans.

NON-CONFORMING MORTGAGE LENDING EXPOSES THE COMPANY TO GREATER RISKS THAN TRADITIONAL LENDING

     Lenders in the non-conforming mortgage banking industry make loans to borrowers who have impaired or limited credit histories, limited documentation of income and higher debt-to-income ratios than conforming mortgage lenders allow. Loans made to non-conforming mortgage borrowers generally entail a higher risk of delinquency and foreclosure than loans made to borrowers with better credit and may result in higher levels of realized loss. Moreover, in the event the Company increases its fundings of Non-Conforming Loans in its lower credit classifications to provide a higher risk-adjusted return for the Company, there can be no assurance that the Company will be successful in managing the higher risks associated with such lower credit loans. The failure of the Company to address the risks of non-conforming lending adequately, through appropriate loan pricing, servicing and collection procedures, maintenance and oversight of underwriting guidelines or otherwise, would have a material adverse impact on the Company's results of operations, financial condition and business prospects. Even if the Company adequately addresses these risks, the poor performance of other non-conforming mortgage and consumer finance lenders could negatively affect the price of the Securities. See "Risk Factors -- Investment in the Units in the Offering -- Possible Volatility of Price for Securities."

SUBSTANTIAL LEVERAGE AND POTENTIAL NET LOSSES IN CONNECTION WITH BORROWINGS

     The Company's operations are expected to be highly leveraged. Initially, the Company intends to finance its acquisition of Mortgage Assets with a portion of the proceeds of the Offering and, thereafter, primarily by borrowing against or "leveraging" its existing portfolio and using the proceeds to acquire additional Mortgage Assets. If the returns on the Mortgage Assets purchased with borrowed funds fail to cover the cost of the borrowings, the Company will experience net interest losses. In addition, due to increases in haircuts (i.e., the discount from face value applied by a lender or purchaser with respect to the Company's Mortgage Assets), decreases in the market value of the Company's Mortgage Assets, increases in interest rate volatility, unavailability of financing in the market, adverse circumstances that may arise from time to time in the lending market and other factors, the Company may not be able to achieve the degree of leverage it believes to be optimal, which may cause the Company to be less profitable than it might be otherwise. The Company will use investment guidelines, established by the Board of Directors from time to time, to manage the leverage employed in its balance sheet. See "Business -- Portfolio Management -- Financing for Mortgage Lending Operations and Mortgage Asset Acquisitions."

IMPACT OF DECLINE IN MARKET VALUE OF MORTGAGE ASSETS; MARGIN CALLS

     A decline in the market value of the Company's portfolio of Mortgage Assets may limit the Company's ability to borrow or result in lenders initiating margin calls (i.e., requiring a pledge of cash or additional Mortgage Assets or a reduction of amounts borrowed to re-establish the ratio of the amount of the borrowing to the value of the collateral). The Company could be required to sell Mortgage Assets under adverse market conditions in order to maintain liquidity. If these sales were made at prices lower than the amortized cost of the Mortgage Assets, the Company would experience losses. A default by the Company under its collateralized borrowings could also result in a liquidation of the collateral, including any cross-collateralized assets, and a resulting loss of the difference between the value of the collateral and the amount borrowed. To the extent the Company is compelled to liquidate Mortgage Assets that are qualifying assets for purposes of the 75% asset test ("Qualified REIT Assets") to repay borrowings, the Company may be subject to a penalty tax on the gains from such sales, which may cause the Company to fail to comply with the income and asset tests, ultimately jeopardizing NMC's status as a REIT. See "Federal Income Tax Considerations -- Requirements for Qualification," "-- Income Tests" and "-- Asset Tests." Failure to maintain REIT status would eliminate the Company's competitive advantage over non-REIT competitors and subject the Company to federal corporate income taxation. See "Risk Factors -- Tax, Legal and Regulatory Risks -- Consequences of Failure to Maintain REIT Status."

INABILITY TO ACCESS ADEQUATE FUNDING SOURCES ON FAVORABLE TERMS MAY AFFECT RESULTS OF OPERATIONS

     The Company's mortgage lending and investment objectives depend on its ability to obtain funding from time to time in sufficient amounts and on favorable terms through borrowings and additional equity offerings. The Company funds substantially all of the loans that it originates or purchases through borrowings under secured revolving lines of credit. These borrowings are in turn repaid primarily with the proceeds received by the Company from financing the loans through the issuance of non-recourse CMOs and whole loan sales. The Company currently is dependent upon one lender to provide the primary credit facility for its ARM loan purchases and originations. To the extent that the Company is not successful in replacing its existing warehouse financing, it would not be able to hold a large volume of loans pending securitization and therefore would have to curtail its loan production activities. Achieving the Company's objective to increase the size of its Mortgage Asset portfolio also will be dependent on the

Company's ability to borrow money and to renew or replace maturing borrowings on favorable terms. The Company has not made any borrowing arrangements at the present time with respect to future Mortgage Asset investments and there can be no assurance that the Company will be able to enter into such arrangements enabling it to borrow money on favorable terms. The Company's inability to borrow adequate funds on favorable terms would have a material adverse effect on the Company's results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     Adverse changes in the securitization market could impair the Company's ability to acquire and finance mortgage loans through CMO issuances on a favorable or timely basis. Any such impairment could have a material adverse effect upon the Company's results of operations and financial condition. In addition, in order to gain access to the securitization market, the Company expects for the foreseeable future to rely upon credit enhancements provided by one or more monoline insurance carriers. Any substantial reductions in the size or availability of the securitization market for the Company's loans, or the unwillingness of insurance companies to provide credit enhancement for the Company's non-recourse CMO issuances could have a material adverse effect upon the Company's results of operations and financial condition.

     Finally, the Company also intends to raise capital by undertaking future equity offerings. There can be no assurance that the Company will successfully and economically raise the capital it will require through such offerings. See "Risk Factors -- Investment in the Units in the Offering -- Effect of Potential Future Offerings."

ADVERSE CHANGES IN GENERAL ECONOMIC CONDITIONS CAN AFFECT ADVERSELY THE COMPANY'S BUSINESS

     The Company's success is dependent upon the general economic conditions in the geographic areas in which the Company makes or acquires loans or in which a substantial number of the obligors underlying its mortgage investments are located. Adverse changes in the national economic conditions or in the economic conditions of the regions in which the Company conducts substantial business likely would have an adverse effect on interest rates, loan origination volume, and the value of the real estate underlying the loans or Mortgage Assets, and, accordingly, the Company's business, income and ability to make distributions to its shareholders.

     Delinquencies, foreclosures and losses generally occur with greater frequency during economic slowdowns or recessions. Because non-conforming borrowers are typically unable to obtain mortgage financing from conventional mortgage sources, the actual rates of delinquencies, foreclosures and losses on Non-Conforming Loans could be higher under adverse economic conditions than those currently experienced in the mortgage lending industry in general. In addition, in an economic slowdown or recession, the Company's actual costs of servicing loans may increase without an increase in the servicing fees paid to the Company because the Company would have to expend resources attempting to collect a higher than usual number of delinquent loans. Any sustained period of such increased delinquencies, foreclosures or losses, or of increased costs of servicing could adversely affect the Company's results of operations and financial condition.

LOSS EXPOSURE ON SINGLE-FAMILY MORTGAGE ASSETS

     The investment portfolio of the Company will consist primarily of single-family mortgage loans or Mortgage Assets evidencing interests in single-family mortgage loans. The Company will be subject to the risk of loss on mortgage loans it holds prior to securitization resulting from borrower defaults, typically without the benefit of any credit enhancement. Following securitization, the Company generally will bear the risk of loss on any such Mortgage Assets it acquires through its mortgage lending business to the extent of its Retained Interest or that it purchases in the secondary mortgage market to the extent of its initial investment. With respect to the MBS the Company acquires in the secondary market, the credit risk to the Company will be reduced or eliminated only to the extent such securities are either Agency Certificates or generally structured with one or more types of credit enhancement. To the extent third parties have been contracted to provide the credit enhancement, the Company is dependent in part upon the creditworthiness and claims-paying ability of the insurers, the timeliness of reimbursement in the event of a default on the underlying obligations and, in senior/subordinated securitization structures, the size and extent of subordinate credit support classes. Further, the insurance coverage for various types of losses is limited in amount and losses in excess of the limitation would be borne by the Company. Credit risks associated with Non-Conforming Loans and MBS backed by Mortgage Assets representing interests in Non-Conforming Loans generally will be greater than those associated with Conforming Loans.

     The Company generally does not intend to obtain credit enhancements such as mortgage pool or special hazard insurance for its single-family mortgage loans prior to their securitization in non-recourse CMO transactions. Accordingly, during the time it holds such mortgage loans, the Company will be subject to risks of borrower defaults, bankruptcies and losses that are not covered by standard hazard insurance (such as those occurring from earthquakes or floods). In the event of a default on any single-family mortgage loan held by the Company, including defaults resulting from declining property values and worsening economic conditions, the Company would bear the risk of loss of principal to the extent of any deficiency between the value of the related real property and the amount owing on the mortgage loan. Defaulted mortgage loans would also cease to be eligible collateral for borrowing or securitization and would have to be financed by the Company out of other funds until ultimately liquidated, resulting in increased financing costs and reduced net income or a net loss.

APPROPRIATE INVESTMENTS MAY NOT BE AVAILABLE AND FULL INVESTMENT OF NET PROCEEDS MAY BE DELAYED

     The Company's net income depends, in large part, on the Company's ability to acquire Mortgage Assets at favorable spreads over the Company's borrowing costs. In acquiring Mortgage Assets, the Company competes with other mortgage REITs, securities dealers, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, other lenders, Ginnie Mae, Fannie Mae, Freddie Mac and other entities purchasing Mortgage Assets. In addition, there are several mortgage REITs similar to the Company, and others may be organized in the future. The effect of the existence of additional mortgage REITs may be to increase competition for the available supply of Mortgage Assets suitable for purchase by the Company. The Company will also face competition for financing sources, and the effect of the existence of additional mortgage REITs may be to deny the Company access to sufficient funds to carry out its business strategy and/or to increase the cost of funds to the Company.

     Despite management's experience in the acquisition of Mortgage Assets and its relationships with various mortgage suppliers, there can be no assurance that the Company will be able to acquire sufficient Mortgage Assets from mortgage suppliers at spreads above the Company's cost of funds. Investors must rely upon the ability of Company management to identify appropriate investment opportunities, and will not have an opportunity to evaluate relevant economic, financial and other information regarding the Company's future investments at the time they are made.

     There can be no assurance that the Company will identify Mortgage Assets that meet its investment criteria in a timely manner, or that any such assets, once acquired, will produce a return on the Company's investment. A delay may occur between the time the Units are sold in this Offering and the time the proceeds of this Offering are utilized by the Company, which could result in a delay in the receipt by a shareholder of the benefits, if any, of an investment in the Company. Pending use of remaining net proceeds, they will be deployed to reduce indebtedness or invested in REIT-qualified short-term liquid investments that the Company believes will have low investment risk, but that the Company does not anticipate will produce substantial investment returns. See "Use of Proceeds."

FAILURE TO HEDGE EFFECTIVELY AGAINST INTEREST RATE CHANGES MAY ADVERSELY AFFECT RESULTS OF OPERATIONS

     Although the Company has employed only limited hedging strategies in the past, it intends to enter into more involved hedging strategies in an effort to lessen the risk to its portfolio of mortgage loans and other Mortgage Assets and related debt from interest rate fluctuations, particularly in the event it holds fixed-rate mortgage loans for an extended period prior to securitization. These hedging strategies may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options and interest-only MBS ("IOs"). There can be no assurance that the Company's hedging strategies will have the desired beneficial impact on the Company's results of operations or financial condition. Moreover, no hedging strategy can completely insulate the Company from the risks associated with changes in interest rates and prepayment rates.

     Hedging involves risk and typically involves cost, including transaction costs. Such costs increase dramatically as the period covered by the hedging increases and during periods of rising and volatile interest rates. The Company may increase its hedging activity and, thus, increase its hedging costs, during such periods when interest rates are volatile or rising and hedging costs have increased. See "Business -- Portfolio Management -- Portfolio Risk Management -- Interest Rate Risk." Federal tax laws applicable to REITs may prevent the Company from effectively implementing hedging strategies that the Company determines, absent such restrictions, would best insulate the Company from the risks associated with changing interest rates and prepayments. See "Federal Income Tax
Considerations -- Requirements for Qualification" and "-- Income Tests."

POTENTIAL ADVERSE EFFECT OF THE USE OF FINANCIAL INSTRUMENTS IN HEDGING

     In the event that the Company purchases interest rate caps or other interest rate agreements to hedge against lifetime and periodic rate or payment caps, and the provider of interest rate agreements becomes financially unsound or insolvent, the Company may be forced to unwind its interest rate agreements with such provider and may take a loss on such interest rate agreements. Although the Company intends to purchase interest rate agreements only from financially sound institutions and to monitor the financial strength of such institutions on a periodic basis, no assurance can be given that the Company can avoid such third party risks.

     The Company will be subject to legal risk in entering into interest rate swap and cap agreements. Although the Company intends to take precautions to assure the legality of each interest rate swap and cap agreement, no assurance can be given as to the enforceability of these agreements. An agreement that is not enforceable may subject the Company to unexpected interest rate risk and have a material adverse affect on results of operations.

     The Company also will be subject to basis risk in entering into interest rate swap and cap agreements. Basis risk occurs as the performance of hedged financing sources vary from expectations and differ from the performance of the hedging instrument. For instance, the Company may hedge its borrowing to mitigate interest rate risk of Mortgage Assets that are fixed or based on different indices or that reprice at different times. Although the hedging item may reduce interest rate risk, borrowers may prepay at speeds that vary from initial expectation. Absent proper monitoring, the Company could have a hedging instrument in place without an underlying financing source, the consequence of which may be a material adverse effect on results of operations.

DEPENDENCE ON KEY PERSONNEL FOR SUCCESSFUL OPERATIONS; LIMITATIONS ON EXPERIENCE OF SENIOR MANAGEMENT

     The success of the Company's operations depends, to a large extent, upon the management, lending and credit analysis, hedging and risk analysis and business skills of the current senior level management of the Company. If members of the current senior level management were for some reason unable to perform their duties or were, for any reason, to leave the Company, there can be no assurance that the Company would be able to find capable replacements. Although senior level management has significant experience in the non-conforming mortgage lending and servicing operations, it has limited prior experience in managing a REIT or a publicly held company. There can be no assurance that the Company and its management will be able to implement successfully the policies and strategies the Company intends to pursue.

DEPENDENCE UPON INDEPENDENT BROKERS AND CORRESPONDENTS

     The Company depends largely on independent mortgage brokers and, to a lesser extent, on correspondent lenders, for its originations and purchases of mortgage loans. Substantially all of the brokers and correspondents with whom the Company does business deal with multiple loan originators and purchasers who compete for each prospective borrower and loan. The Company competes with these loan originators for the independent brokers' business based upon price, loan fees and costs, service and other factors and for the correspondents' business based primarily on price and service. The Company's competitors also seek to establish relationships with the same brokers and correspondents with whom the Company deals, none of whom is obligated by contract or otherwise to continue to do business with the Company. Accordingly, there can be no assurance that the Company will be successful in maintaining its existing relationships or expanding its broker and correspondent networks. The Company's future results may become more exposed to fluctuations in the volume and cost of acquiring its mortgage loans resulting from competition from other prospective purchasers of such loans. The loss of a significant number of any of these brokers or correspondents or the increase in cost of their loans due to competitive pressures could have a material adverse effect on the Company's volume of loan originations and purchases and a resulting material adverse effect on the Company's results of operations and financial condition. See "Business -- Mortgage Lending Operations -- Specific Loan Production and Expansion Strategies -- 'Channel Dependent' Lending."

CERTAIN RELATIONSHIPS; POTENTIAL CONFLICTS OF INTEREST

     Steven B. Chotin, as Chairman of the Board and largest shareholder of the Company and the indirect beneficial holder of 100% of the Company's preferred stock, will be in a position to exercise influence over the operations and affairs of the Company. Mr. Chotin is also the sole shareholder of TCG. Mr. Chotin and TCG have agreed, on behalf of themselves and the other Chotin Affiliates, to present certain business opportunities they may encounter in the one- to four-family residential mortgage market to the Company. TCG also has agreed to share with the Company certain of its senior officers (including Mr. Chotin) and other personnel and related overhead expenses. While conflicts of interest could arise if such officers and personnel were presented with corporate opportunities that could benefit both the Company and TCG, TCG has agreed to grant the Company a right of first refusal with respect to acquisitions of one- to four-family residential mortgage loans and related Mortgage Assets that are considered for purchase by TCG or the Chotin Affiliates. The Independent Directors will review all transactions and arrangements entered into by the Company with TCG and the other Chotin Affiliates to ensure that they are in the best interests of the Company. Although TCG has agreed to grant to the Company a right of first access to Mr. Chotin and other shared employees of TCG and the Company, if the operations of TCG need immediate attention, there can be no assurance that Mr. Chotin or such employees will not have competing demands for their time.

     Mr. Chotin also indirectly owns 43% of Merchants Mortgage & Trust Corporation, LLC ("Merchants"), a consumer finance company that currently invests primarily in recreational land development loans, loans secured by time share interests, and other similar types of consumer loans secured by real estate, including bridge loans and interim mortgage loans secured by single-family residential properties. Although Merchants currently does not make the same types of mortgage loans typically made or intended to be made by the Company, it is anticipated that some of the borrowers of such loans may desire access to longer-term residential mortgage loans (including Non-Conforming Loans) in the future. The Company has agreed to enter into a correspondent relationship with Merchants to acquire longer-term Non-Conforming Loans made to qualified borrowers from Merchants and to provide consulting services to facilitate Merchants' participation in the Company's correspondent program in exchange for Merchants agreeing to provide a right of first refusal to the Company with respect to residential mortgage loans (including Non-Conforming Loans) that Merchants desires to sell. See "Certain Relationships and Related Transactions."

INTRODUCTION OF NEW LOAN PRODUCTS MAY ADVERSELY AFFECT FUTURE RESULTS OF OPERATIONS

     The Company's ability to expand its loan production will depend in part upon its ability to introduce and market new loan products to both existing and new customers and to manage the risks involved in such loan production. The Company anticipates introducing several new loan products in 1998 and 1999, including possibly HELOCs, HELs, Conforming Loans and loans secured by manufactured housing. The failure of the Company to introduce new loan products successfully, obtain acceptance in markets in which its presence may be more limited than its competitors, appropriately adapt its underwriting guidelines or manage operating expenses and losses could adversely affect the Company's future results of operations.

LOSS OF SERVICING RIGHTS AND SUSPENSION OF FUTURE CASH FLOWS

     The Company is entitled to receive servicing income only from receipts on loans for which it acts as a servicer. The Company's right to act as servicer for loans pledged to secure its non-recourse CMO issuances can be terminated upon the occurrence of certain servicer termination events including: (i) failure of the Company to perform its obligations under the related servicing contract; (ii) failure of the Company to cure any breaches of its representations and warranties that materially and adversely affect the underlying loans; (iii) bankruptcy or the inability of the Company to pay its debts; and (iv) in some cases, the occurrence of delinquencies or losses on the serviced loans above certain threshold levels. A loss of servicing rights for any portion of loans serviced by the Company from time to time may have a material adverse effect on the Company's results of operations and financial condition.

LACK OF GEOGRAPHIC DIVERSIFICATION

     Properties underlying the Company's Non-Conforming Loan production and its other Mortgage Assets may be located in a limited number of geographical regions. For example, for the year ended December 31, 1997, 29.9% and 14.4% of the mortgage loans funded by the Company were comprised of loans secured by properties located in Colorado and Georgia, respectively. To the extent that properties underlying the Company's Mortgage Assets are located in the same geographical region, such Mortgage Assets may be subject to a greater risk of default than other comparable Mortgage Assets in the event of adverse economic, political or business developments and natural hazard risks that may affect such region and, ultimately, the ability of property owners to make payments of principal and interest on the underlying mortgages.

ILLIQUIDITY OF INVESTMENTS

     A substantial portion of the Company's portfolio may be invested in Residual Interests and MBS for which the secondary trading market is not as well developed as the market for certain other MBS (or which are otherwise considered less marketable or illiquid due to restrictions on resale or otherwise). In addition, during turbulent market conditions, the liquidity of all of the Company's Mortgage Assets may be adversely impacted. There is no limit on the percentage of the Company's investments that may be invested in illiquid Mortgage Assets.

                        TAX, LEGAL AND REGULATORY RISKS

CONSEQUENCES OF FAILURE TO MAINTAIN REIT STATUS

     NMC intends to operate in a manner so as to qualify as a REIT for federal income tax purposes. Although NMC does not intend to request a ruling from the Service as to its REIT status, it has received an opinion from its counsel, Hunton & Williams, that, based on certain assumptions and representations, it will so qualify. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of counsel to the Company based on counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the continued qualification of NMC as a REIT will depend on the Company's satisfaction of certain asset, income, organizational, and stockholder ownership requirements on a continuing basis.
If NMC were to fail to qualify as a REIT in any taxable year, it would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to stockholders would not be deductible by the Company in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders, which in turn could have an adverse impact on the value of, and trading prices for, the Securities. In addition, the Company might be required to liquidate certain investments or borrow funds to pay the applicable tax. Unless entitled to relief under certain Code provisions, NMC would be precluded from reinstatement as a REIT for the four taxable years following loss of REIT status.

FAILURE TO SATISFY DISTRIBUTION REQUIREMENTS WILL RESULT IN THE IMPOSITION OF CORPORATE INCOME OR EXCISE TAX

     NMC must distribute annually at least 95% of its net taxable income (excluding any net capital gain) in order to maintain REIT status and to avoid corporate income taxation of the earnings that it distributes. In addition, NMC will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed taxable income from prior REIT taxable years. To the extent that NMC elects to retain and pay income tax on the net long-term capital gains it receives during a taxable year, such amounts will be treated as having been distributed for purposes of the 4% excise tax.

     The Company intends to make distributions to its stockholders to comply with the 95% distribution requirement and to avoid both corporate income tax and the nondeductible excise tax. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require the Company to borrow funds or sell assets on a short-term basis to meet the 95% distribution requirement and to avoid corporate income tax and the nondeductible excise tax. The requirement to distribute a substantial portion of the Company's net taxable income could cause the Company (i) to sell assets in adverse market conditions to meet those distribution requirements, or (ii) to distribute amounts that would otherwise be spent on future acquisitions, capital expenditures, or repayment of debt. Gain from the disposition of any asset held primarily for sale to customers in the ordinary course of business generally will be subject to a 100% penalty tax.

CERTAIN OF THE COMPANY'S INVESTMENTS MAY GENERATE TAXABLE INCOME IN EXCESS OF CURRENT CASH RECEIPTS

     The Company's investment in certain types of Mortgage Assets may cause it under certain circumstances to recognize taxable income in excess of its economic income ("phantom income") and to experience an offsetting excess of economic income over its taxable income in later years. As a result, stockholders, from time to time, may be required to treat distributions that economically represent a return of capital, as a taxable dividend. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes (or by losses). Accordingly, if the Company recognizes phantom income, its stockholders may be required to pay federal income tax with respect to such income on an accelerated basis, (i.e., before such income is realized by the stockholders in an economic sense). Taking into account the time value of money, such an acceleration of federal income tax liabilities would cause stockholders to receive an after-tax rate of return on an investment in the Company that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate phantom income. In general, as the ratio of the Company's phantom income to its total income increases, the after-tax rate of return received by a taxable stockholder of the Company will decrease. See "Federal Income Tax Considerations -- Requirements for Qualification -- Distribution Requirements."

ADVERSE TAX LEGISLATION AND ADMINISTRATIVE AND JUDICIAL DECISIONS

     At any time, future legislation or administrative or judicial decisions or actions could affect the tax treatment of the Company or NMC's qualification as a REIT. For example, on February 2, 1998, President Clinton released his budget proposal for fiscal year 1999, two provisions of which potentially could affect the Company (the "Proposals"). Specifically, one Proposal would prohibit a REIT from owning, directly or indirectly, more than 10% of the voting power or value
                                                                       --
of all classes of a C corporation's stock (other than the stock of a qualified REIT subsidiary) after the effective date of such Proposal. Another Proposal would prevent the Company from merging with a "large" C corporation after December 31, 1998. Neither of the two proposals described above were included in the REIT provisions of the proposed tax legislation that was introduced in the U.S. House of Representatives and Senate on March 26, 1998 or that was passed by the Senate. The House of Representatives has not yet acted on the proposed tax legislation. There can be no assurance regarding whether any Proposal will be enacted in final form as presently written or whether any future tax legislation or administrative or judicial decisions will adversely affect the tax treatment of the Company or NMC's qualification as a REIT. See "Business -- Taxable Subsidiaries" and "Federal Income Tax Considerations -- Proposed Tax Legislation."

LAWS AND REGULATIONS MAY ADVERSELY AFFECT MORTGAGE LENDING OPERATIONS

     The Company's mortgage lending operations are subject to extensive regulation, supervision and licensing by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on a substantial portion of its operations. For example, the Company's mortgage lending activities are subject to the Federal Truth-in-Lending Act and Regulation Z (including the Home Ownership and Equity Protection Act of 1994), the Federal Equal Credit Opportunity Act and Regulation B, as amended, the Fair Credit Reporting Act of 1970, as amended, the Federal Real Estate Settlement Procedures Act of 1974, as amended ("RESPA"), and the Department of Housing and Urban Development's Regulation X, the Fair Housing Act, the Home Mortgage Disclosure Act and Regulation C and the Federal Fair Debt Collection Practices Act. The Company is also subject to the rules and regulations of, and examinations by, Ginnie Mae, HUD and state regulatory authorities with respect to originating, processing, underwriting, selling and servicing mortgage loans. There can be no assurance that the Company will maintain compliance with these requirements in the future without additional expense, or that additional or more restrictive local, state or federal laws, rules and regulations will not be adopted or that existing laws or regulations will not be interpreted in a more restrictive manner, which would make compliance more difficult for the Company.

     These rules and regulations, among other things, impose licensing obligations on the Company, prohibit discrimination, provide for inspections and appraisals of properties, regulate assessment, collection, foreclosure and claims handling, investment and interest payments on escrow balances and payment features, mandate certain disclosures and notices to borrowers and, in some cases, fix maximum interest rates, fees and mortgage loan amounts. Failure to comply with these requirements can lead to loss of approved status, termination or suspension of servicing contracts without compensation to the servicer, demands for indemnifications or mortgage loan repurchases, certain rights of rescission for mortgage loans, class action lawsuits and administrative enforcement actions, any of which could cause a material adverse effect on the Company's profitability and financial condition.

     The laws and regulations described above are subject to legislative, administrative and judicial interpretation, and certain of these laws and regulations may be ambiguous with respect to permitted conduct. Any such ambiguity may lead to regulatory investigations, enforcement actions or private causes of action, such as class action lawsuits, calling into question the Company's compliance with the applicable laws and regulations. As a mortgage lender, the Company may be subject to regulatory enforcement actions and private causes of action from time to time challenging its compliance with applicable laws and regulations.

     Although the Company believes that it has systems and procedures to facilitate compliance with these requirements and believes that it is in compliance in all material respects with applicable local, state and federal laws, rules and regulations, there can be no assurance that the Company is or will remain in compliance or that, in the future, more restrictive laws, rules and regulations or the legislative, administrative and judicial interpretation of existing laws, rules and regulations would not make compliance more difficult or expensive.

POTENTIAL LITIGATION; ELIMINATION OF LENDER PAYMENTS TO BROKERS COULD ADVERSELY AFFECT RESULTS OF OPERATIONS

     Specialty finance companies like the Company are often subjected to lawsuits alleging violations of laws and regulations applicable to consumer lending, on behalf of purported nationwide classes of borrowers against several mortgage lenders, including the Company, alleging that such lenders have made certain payments to independent mortgage brokers in violation of state and federal laws, including RESPA. Lawsuits have been filed on behalf of purported nationwide or statewide classes of borrowers against several mortgage lenders, including the Company, alleging that payments made by a lender to a broker in addition to payments made by the borrower to a broker are prohibited by RESPA, and are therefore illegal. Several federal district courts construing RESPA in these cases have reached conflicting results. On January 9, 1998, in the only appellate decision addressing the issue to date, the United States Court of Appeals for the Eleventh Circuit ruled in Culpepper v. Inland Mortgage Corporation that the payment by the lender to the broker in that case constituted a prohibited referral fee under RESPA. The case was remanded to the district court for further proceedings. If the pending cases on lender payments to brokers are ultimately resolved against the lenders, it may cause an industry-wide change in the way independent mortgage brokers are compensated. The Company's broker compensation programs currently utilize such payments. Future regulatory interpretations or judicial decisions may require the Company to change its broker compensation programs or subject it to material monetary judgments or other penalties. Any such changes or penalties may have a material adverse effect on the Company's results of operations, financial condition and business prospects.

     The Company has settled, for nominal amounts, two putative class action lawsuits that were filed against it, one grounded chiefly in alleged TILA violations and the other based on alleged RESPA violations arising out of broker compensation. While the Company endeavors to comply with all applicable laws and regulations, there can be no assurance that the Company will not be subject to litigation based on the same or other grounds in the future. Such lawsuits could result in liability on the Company's part or rulings requiring the Company to undertake changes in its manner of doing business, the incurrence of legal defense expenses, and the diversion of management's time and Company resources to defending itself in such lawsuits, thereby impairing the Company's ability to conduct business efficiently.

CONSEQUENCES OF FAILURE TO QUALIFY FOR INVESTMENT COMPANY ACT EXEMPTION

     The Company at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act. Accordingly, the Company does not expect to be subject to the restrictive provisions of the Investment Company Act. The Investment Company Act exempts entities that are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." If the Company fails to qualify for exemption from registration as an investment company, its ability to use leverage would be substantially reduced and it would be unable to conduct its business as described herein. Any such failure to qualify for exemption could have a material adverse effect on the Company.

               RISKS OF INVESTMENT IN THE UNITS IN THE OFFERING

IMMEDIATE DILUTION

     After giving effect to the estimated underwriting discounts and estimated offering expenses and assuming no value for or exercise of the Warrants, purchasers of the Units in the Offering will experience immediate and substantial dilution in the net tangible book value per share of Common Stock of approximately $____ per share, assuming an initial offering price of $15 per share (the midpoint of the estimated range of the initial offering price). In the event that the Underwriters exercise their over-allotment option in full, resulting in an additional 1,005,000 Units being sold, purchasers of the Units will experience immediate and substantial dilution in net tangible book value of Common Stock of $______ per share. See "Dilution."

OWNERSHIP LIMIT MAY RESTRICT BUSINESS COMBINATION OPPORTUNITIES

     In order for NMC to maintain its qualification as a REIT, not more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year (other than its first REIT taxable year). For the purpose of preserving NMC's REIT status, the Articles of Incorporation generally prohibit beneficial or constructive ownership of more than (i) _____% (or, with respect to the Chotin Affiliates, ____%) of the number of outstanding shares of Common Stock, or (ii) 9.9% of the number of outstanding shares of any class or series of Preferred Stock other than the Series I Preferred Stock (the "Ownership Limit"). The Articles of Incorporation also generally prohibit transfers of stock that would (i) violate the Ownership Limit, (ii) cause NMC's stock to be held by fewer than 100 persons (determined without reference to any rules of attribution), (iii) cause NMC to be "closely held" within the meaning of the REIT provisions of the Code or (iv) cause NMC's stock to be beneficially owned by a "Disqualified Organization" (as defined in "Federal Income Tax Considerations -- Taxation of NMC"). Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of NMC's stock, within 30 days after the end of each taxable year, is required to give written notice to the Company stating the name and address of such owner, the number of shares of each class and series of stock of NMC beneficially or constructively owned and a description of the manner in which such shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on NMC's status as a REIT and to ensure compliance with the ownership limitations. Holders of Warrants will be deemed constructive owners of the shares of Common Stock for which such Warrants are exercisable.

     Subject to certain limitations, the Board of Directors may increase or decrease the ownership limitations. In addition, the Board of Directors may, but in no event will be required to, waive the foregoing restrictions with respect to a particular stockholder if it determines that such stockholder's ownership will not jeopardize NMC's status as a REIT and the Board of Directors otherwise decides such action would be in the best interests of the Company.

     The foregoing provisions may inhibit market activity and could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Securities might receive a premium for their Securities over the then prevailing market price or which such holders might believe to be otherwise in their best interests. See "Description of Securities -- Restrictions on Ownership and Transfer" and "Federal Income Tax Considerations -- Requirements for Qualification."

CERTAIN ANTI-TAKEOVER CONSIDERATIONS

     As noted above, there are Ownership Limitations on the Securities. In addition, the Board of Directors is authorized to issue additional shares of preferred stock (the "Preferred Stock") in addition to the Series I Preferred

Stock currently outstanding without any further stockholder approval. See "Risk Factors -- Preferred Stock; Limitations on Dividends." Issuance of Preferred Stock could also discourage bids for the Securities at a premium as well as depress the market price of the Securities. Moreover, stockholders are required to give advance notice with respect to certain proposals they may wish to present for a stockholder vote, and stockholders may act only at special or annual meetings (except by unanimous written consent). Taken together, the circumstances are such that stockholders are unlikely to realize any premiums on their Securities in a transaction for the acquisition of the Company. See "Description of Securities."

ABSENCE OF PUBLIC TRADING MARKET

     There is currently no trading market for the Securities and there can be no assurance that an active trading market for the Securities will develop. The Company will apply to list the Units, the Warrants and the Common Stock on the
            .  Listing on the               does not insure, however, that an
active public trading market for the Securities will develop after this Offering or that, if developed, it will be sustained. The initial public offering price of the Units offered hereby will be determined by negotiations among the Company and representatives of the Underwriters and may not be indicative of the price at which the Securities will trade after the Offering. See "Underwriting." Consequently, there can be no assurance that the market price for the Units will not fall below the initial public offering price or that the Warrants will have any value at any time in the future.

POSSIBLE VOLATILITY OF PRICE FOR SECURITIES

     The market price of the Securities may experience fluctuations unrelated to the operating performance of the Company. In particular, the price of the Securities may be affected by general market price movements as well as developments specifically related to the mortgage and non-conforming mortgage finance industry or the financial services sector generally, such as interest rate movements, quarterly variations or changes in financial estimates by securities analysts, and credit quality trends.

     It is likely that the market price of the Securities will be influenced by any variation between the net yield on the Company's Mortgage Assets and prevailing market interest rates and by the market perception of the Company's ability to achieve earnings growth. The Company's earnings will be derived primarily from any positive spread between the yield on the Company's Mortgage Assets and the cost of the Company's borrowings. During the period immediately following the receipt by the Company of new proceeds from an offering or other source, prior to the time the Company has fully implemented its investment and acquisition strategies to employ those proceeds, the Company's earnings and levels of dividend distributions may be lower than if the financing strategy were fully implemented, which may affect the market value of the Securities. In addition, the positive spread between the yield on the Company's Mortgage Assets and the cost of borrowings will not necessarily be larger in high interest rate environments than in low interest rate environments regardless of the Company's business strategy to achieve such result. Accordingly, in periods of high interest rates, the net income of the Company and, therefore, the dividend yield on the Common Stock may be less attractive compared with alternative investments, which could negatively impact the price of the Securities. If the anticipated or actual net yield on the Company's Mortgage Assets declines or if prevailing market interest rates rise, thereby decreasing the positive spread between the net yield on the Mortgage Assets and the cost of the Company's borrowings, the market price of the Securities may be materially adversely affected. In addition, if the market price of other mortgage REIT or specialty finance company stocks decline for any reason, or there is a broad-based decline in real estate values or in the value of the Company's portfolio of Mortgage Assets, the market price of the Securities may be adversely affected. During any period when the market price of the Securities has been adversely affected due to any of the foregoing reasons, the liquidity of the Securities may be negatively impacted and investors who may desire or be required to sell their Securities may experience losses.

PREFERRED STOCK; LIMITATIONS ON DIVIDENDS

     As of the date hereof, there are 2,100 shares of Series I Preferred Stock outstanding, all of which are currently held by TCG Investment Corporation, a company controlled by Steven B. Chotin. The terms of the Series I Preferred Stock provide that dividends will accrue each quarter at a fixed-rate of 8.00% per annum on the liquidation preference amount of the Preferred Stock, equal to $2,100,000. Dividends commenced accruing on July 1, 1997. Accrued dividends of $_________ will be paid from proceeds of the Offering and dividends will be paid currently thereafter to the extent the Company otherwise has sufficient funds legally available to pay such dividends.

     The Series I Preferred Stock is callable by the Company in whole or in part at any time, subject to receipt of required lender consents, for a per share price of $1,000 plus all accrued and unpaid dividends (the "Redemption Price"). The holders of the Series I Preferred Stock will be entitled to require the Company to redeem the Series I Preferred Stock for the Redemption Price on or after June 30, 2002. The Company is prohibited from paying any dividends or other distributions on its Common Stock unless all accrued dividends and all other amounts to which the holders of the Series I Preferred Stock are entitled have been paid. See "Description of Securities -- Preferred Stock."

     No dividends will be payable on the Warrants prior to exercise.

EFFECT ON PRICE OF SECURITIES ELIGIBLE FOR FUTURE SALE

     The market price of the Securities could be adversely affected by the availability for sale of additional Common Stock owned by the Company's principal shareholders. The Company and the Company's principal shareholder, Steven B. Chotin, who will own or control approximately __________% of the Company's outstanding Common Stock following the offering (____________% if the Underwriters' over-allotment option is exercised in full), have agreed not to offer, sell or otherwise dispose of any shares of Common Stock for a period of _____ days following the date of this Prospectus without the prior written consent of Stifel Nicolaus & Company, Incorporated, subject to certain limited exceptions. After the expiration of such ____-day period, such shares may be sold subject to the restrictions of Rule 144 promulgated under the Securities Act. Upon registration under the Securities Act, such shares may be sold without regard to the volume limitations of Rule 144. ContiFinancial Corporation ("Conti") and Greenwich Capital Markets, Inc. ("Greenwich"), which will own ____% and ____%, respectively, of the Company's Common Stock, have agreed not to offer, sell or otherwise dispose of any shares of Common Stock for a period of ______ days following the date of this Prospectus without the prior written consent of the representative of the Underwriters, subject to certain limited exceptions. Conti and Greenwich together have unlimited piggy-back rights and up to two demand registration rights of their shares of Common Stock (which demand rights may only be exercised beginning _____ days after the Offering), in each case subject to certain restrictions. In addition, Mr. Chotin has unlimited piggy-back rights and up to two demand registration rights for the shares of Common Stock he owns or controls, which may be exercised subject to the ______-day lockout period referred to above. Management shareholders to whom Mr. Chotin transfers shares will also have unlimited piggy-back rights.

     Furthermore, the Company intends to register as soon as practicable following the completion of the Offering approximately ____ shares of Common Stock reserved for issuance pursuant to the Company's 1998 Incentive Plan, including options to purchase ____ shares at the initial offering price to be granted upon completion of the Offering. See "Management -- 1998 Incentive Plans."

     Any future sales of a substantial number of shares of Common Stock, or the perception that such sales could occur, could adversely affect the market price of the Securities and could impair the Company's future ability to raise capital through an offering of its equity securities. See "Principal Stockholders" and "Shares Eligible for Future Sale."

EFFECT OF POTENTIAL FUTURE OFFERINGS

     The Company expects in the future to increase its capital resources by making offerings of equity and debt securities, including Preferred Stock, Common Stock, non-recourse CMOs and subordinated debt. All debt securities and classes of preferred stock will be senior to the Common Stock in the event of a liquidation of the Company. Additional equity offerings may dilute the equity of stockholders of the Company or reduce the price of the Securities, or both. The Company is unable to estimate the amount, timing or nature of additional offerings as they will depend upon market conditions and other factors. See "-- Effect on Price of Securities Eligible for Future Sale."

PLANS SHOULD CONSIDER ERISA RISKS OF INVESTING IN SECURITIES

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Code prohibit certain transactions that involve (1) certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts (each a "Plan") and (2) the assets of a Plan. A "party in interest" or "disqualified person" with respect to a Plan will be subject to (a) an initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the Plan and (b) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. Consequently, the fiduciary of a Plan contemplating an investment in the Securities should consider whether the Company, any other person associated with the issuance of the Securities, or any Affiliate of the foregoing is or might become a "party in interest" or "disqualified person" with respect to the Plan. In such a case, the acquisition or holding of Securities by or on behalf of the Plan could be considered to give rise to a prohibited transaction under ERISA and the Code. See "ERISA Considerations -- Employee Benefit Plans, Tax-Qualified Retirement Plans, and IRAs."

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of Units offered hereby, after deduction of underwriting discounts and commissions and estimated offering expenses payable by the Company, are estimated to be approximately $_______ million (or $_____ million if the Underwriters' over-allotment option is exercised in full), assuming an initial public offering price of $15 per share (the midpoint of the price range set forth on the cover page of this Prospectus).

     The net proceeds of the Offering will be used to repay an estimated (i) $___ million outstanding or otherwise due or payable under the Company's existing warehouse, retained interest, working capital and subordinated debt credit facilities and related agreements with Conti, Greenwich and Residential Funding Corporation ("RFC"), which facilities currently bear interest rates ranging from 1.75% above LIBOR to 10% per annum and are due from June 1998 to July 2001, and (ii) up to $5 million drawn under a bridge line of credit provided by KeyBank National Association and guaranteed by Steven B. Chotin, which bears interest at prime rate, currently 8.0% per annum. The remaining net proceeds are expected to be used for working capital and general corporate purposes, including funding the Company's expansion and acquisition strategies, including possible acquisitions of other non-conforming mortgage lending companies and selective acquisitions of other Mortgage Assets. Pending use of these remaining net proceeds, they will be deployed to reduce indebtedness or invested in short term liquid investments consistent with maintaining NMC's qualification as a REIT that the Company believes have low investment risk, but that the Company does not anticipate will produce substantial returns. It is currently anticipated that any proceeds received from exercise of the Warrants will be utilized for substantially similar purposes.

                       DIVIDEND POLICY AND DISTRIBUTIONS

     NMC generally intends to distribute to stockholders each year substantially all of its taxable income (which in some years may exceed net income as determined in accordance with generally accepted accounting principles) to qualify as a REIT under the Code. Subsequent to the closing of this Offering, NMC intends to declare quarterly dividends on its Common Stock, to the extent amounts are available for the payment of Common Stock dividends after payment of all accrued and unpaid dividends on NMC's Series I Preferred Stock. See "Risk Factors -- Investment in the Units in the Offering -- Preferred Stock; Limitations on Dividends." The Company intends to distribute any taxable income remaining after the distribution of the dividends on the Series I Preferred Stock and the regular quarterly dividends annually in a special Common Stock dividend on or prior to the date of the first regular quarterly dividend payment date of the following taxable year. The dividend policy is subject to revision at the discretion of the Board of Directors. All distributions will be made by the Company at the discretion of the Board of Directors and will depend on the taxable income and financial condition of the Company, maintenance of REIT status and such other factors as the Board of Directors deems relevant.

                          DIVIDEND REINVESTMENT PLAN

     The Company expects to adopt a dividend reinvestment plan ("DRP") for eligible stockholders who wish to reinvest all or part their distributions in additional shares of Common Stock. Generally, under a DRP dividends paid with respect to shares of Common Stock are automatically invested in additional shares of Common Stock at a discount to the then current market price.

     Eligible stockholders will be able to participate in the DRP following the effectiveness of the registration of securities issuable thereunder. This Offering is not related to the proposed DRP, nor has the Company prepared or filed a registration statement with the Commission registering the shares to be issued under the DRP. Prior to buying shares through the DRP, participants will be provided with a DRP prospectus which will constitute a part of such DRP registration statement. The Company's transfer agent will act as the trustee and administrator of the DRP (the "Agent").

                                   DILUTION

     The pro forma net tangible book value of the Company's Common Stock as of March 31, 1998, was $____ million, or $____ per share. Pro forma net tangible book value per share has been determined by dividing the pro forma tangible net worth of the Company after giving effect to the receipt of the net proceeds of the Offering (total assets less intangible assets and total liabilities) by the shares of Common Stock outstanding and to be issued in the Offering and without taking into account any changes in such pro forma net tangible book value after March 31, 1998. After (i) giving effect to the sale of 6,700,000 Units offered hereby by the Company at an assumed initial offering price of $15 per Unit (the midpoint of the price range set forth on the cover page of this Prospectus) assuming no value for or exercise of the Warrants and (ii) deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, assuming no value for or exercise of the Warrants, the pro forma net tangible book value of the Company as of March 31, 1998 would have been $__________ million or $_____________ per share of Common Stock. This represents an immediate increase in pro forma net tangible book value to existing shareholders of $_____________ and an immediate dilution of $____________ to new public investors purchasing Common Stock in the Offering, as illustrated in the following table:

     Assumed initial offering price per Unit............................................................... $15.00

       Pro forma net tangible book value per share of Common Stock at March 31, 1998/(1)/.................. $_____
       Increase in tangible book value per share of Common Stock attributable to new public investors/(1)/. $_____

     Pro forma net tangible book value per share of Common Stock after the Offering/(1)/................... $_____

     Dilution of net tangible book value per share of Common Stock to new public investors/(1)/............ $_____
       Fully diluted value per Unit/(1)/................................................................... $_____

______________
/(1)/ Reflects ____ for ____ stock split to be effected immediately prior to completion of the Offering.

     In the event that the Underwriters exercise their over-allotment option in full, resulting in an additional 1,005,000 Units being sold, purchasers of the Units will experience immediate dilution in net tangible book value of Common Stock of $______ per share.

     The following table sets forth on an as adjusted basis as of March 31, 1998 the difference between the existing shareholders and the purchasers of Units in the Offering with respect to the number of Units purchased from the Company, the total consideration paid and the average price paid per Unit, assuming no value for or exercise of the Warrants:

                                                                                                      AVERAGE
                                                                                                       PRICE
                              SHARES OF COMMON STOCK OWNED              TOTAL CONSIDERATION         PER SHARE OF
                              ----------------------------              -------------------
                               NUMBER          PERCENTAGE             AMOUNT       PERCENTAGE       COMMON STOCK
                               ------          ----------             ------       ----------       ------------
  Existing shareholders                               %               $                   %         $
  New investors
     Total                                       100.0%               $              100.0%
                                                 ======                              =====

                                CAPITALIZATION

          The following table sets forth the actual capitalization of the Company as of March 31, 1998 and the capitalization as adjusted to give effect to the ____ for ____ stock split to be effected immediately prior to the completion of the Offering, the sale of 6,700,000 Units offered by the Company hereby (at an assumed initial public offering price of $15.00 per Unit, the midpoint of the price range set forth on the cover page of this Prospectus), and the application of the estimated net proceeds therefrom as described under "Use of Proceeds." This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes thereto included elsewhere herein.

                                                                                          AS OF MARCH 31, 1998
                                                                                -------------------------------------------
                                                                                     ACTUAL            AS ADJUSTED/(1)/
                                                                                     ------            ----------------
                                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
DEBT:
 Warehouse financing facilities............................................          $156,068                  $144,756
 Residual financing........................................................            11,029                         -
 Working capital facilities................................................             3,900                         -
 Convertible subordinated debenture facility...............................             9,810                         -
 Notes payable.............................................................             4,147                     4,147
                                                                                     --------                  --------
 Total debt................................................................           184,954                   148,903

REDEEMABLE PREFERRED STOCK:
 $1.00 par value and $1,000 liquidation preference,
 2,100 shares issued and outstanding (actual and as adjusted)..............             2,100                     2,100

STOCKHOLDERS' EQUITY:
 Common Stock, $0.01 par value, 50,000 shares authorized,
 1,000 shares issued and outstanding (actual); ________ shares
 authorized, _________ shares issued and outstanding (as adjusted).........                 -

 Additional Paid-in Capital................................................             9,296
 Retained Earnings (Accumulated Deficit)...................................            (6,356)
                                                                                     --------                  ---------

     Total Stockholders' Equity............................................             2,940
                                                                                     --------                  ---------

     Total Capitalization..................................................          $189,994                  $
                                                                                     ========                  =========

______________
/(1)/ After deducting estimated underwriting discount and estimated offering expenses payable by the Company, assuming no exercise of the Underwriters' over-allotment option to purchase up to an additional 1,005,000 Units and assuming no exercise of the Warrants.

                       SELECTED FINANCIAL AND OTHER DATA
                (IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)

     The following table sets forth historical selected financial and operating data of the Company as of (i) as of and for each of the years in the five-year period ended December 31, 1997, and as of March 31, 1998 and for each of the three-month periods ended March 31, 1997 and 1998.

     The following selected consolidated financial data of the Company presented as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996, and 1997 are derived from the Company's audited financial statements and notes thereto included elsewhere herein audited by Deloitte & Touche LLP, independent public accountants, as set forth in their report also included elsewhere herein. The selected consolidated financial data of the Company presented as of December 31, 1993, 1994 and 1995 and for the years ended December 31, 1993 and 1994 are derived from the Company's audited financial statements not included herein. The unaudited selected consolidated financial data of the Company presented as of March 31, 1998 and for the three-month periods ended March 31, 1997 and 1998 are derived from the unaudited financial statements of the Company prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the Company's financial position and results of operations. The results of operations for any interim period are not necessarily indicative of results to be expected for the full year.

     The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and all of the financial statements and the notes thereto and other financial information included elsewhere in this Prospectus. References to "shares" in the following table refer to shares of the Company's Common Stock.

                                                                                                    FOR THE THREE MONTHS ENDED
                                                           FOR THE YEAR ENDED DECEMBER 31,                   MARCH 31,
                                                --------------------------------------------------  --------------------------
                                                  1993      1994       1995      1996       1997         1997      1998
                                                --------  ---------  --------  ---------  --------     --------  ---------
STATEMENT OF OPERATIONS
Revenues:
 Interest income                                 $1,445    $   872   $ 2,160    $ 3,395   $ 9,907      $1,578    $ 3,358
 Interest expense                                   666        383     1,440      2,530     7,293       1,245      2,682
                                                 ------    -------   -------    -------   -------      ------    -------
  Net interest income                               779        489       720        865     2,614         333        676
 Gain on sale of mortgage loans:
  Whole loan sales                                    -          -     7,130      4,155     3,268       1,421      1,645
  Securitizations                                 3,060        737         -          -     9,203           -          -
 Unrealized loss on trading securities                -          -         -          -    (1,035)          -        322
 Loan servicing fees                              1,299      1,690     2,158      2,353     2,966         596      1,081
                                                 ------    -------   -------    -------   -------      ------    -------
     Total Revenues                               5,138      2,916    10,008      7,373    17,016       2,350      3,724

Expenses:
 Operating expenses                               2,990      4,132     6,908      7,472    13,886       2,048      4,098
 Provision for credit losses                          5         16       142        552       730         173        245
 Management fees /(1)/                            1,131      1,660     1,890          -         -           -          -
 Amortization of mortgage servicing rights          755        516       758        643       616         136        329
 Impairment of mortgage servicing rights              -          -         -        277         -           -          -
 Other interest expense                               -          -        26        109       438          25        295
                                                 ------    -------   -------    -------   -------      ------    -------
     Total Expenses                               4,881      6,324     9,724      9,053    15,670       2,382      4,967

Equity in earnings of affiliate/(2)/                  -      1,146         -          -         -           -          -
Minority interest/(3)/                             (206)       183         -          -         -           -          -
                                                 ------    -------   -------    -------   -------      ------    -------

Income (loss) before provision (credit)
  for income taxes                                   51     (2,079)      284     (1,680)    1,346         (32)    (1,243)

Provision (credit) for income taxes                  26       (340)      438          -         -           -          -
Cumulative effect of change in accounting
  for income taxes                                 (114)         -         -          -         -           -          -
                                                 ------    -------   -------    -------   -------      ------    -------

Net income (loss)                                   139     (1,739)     (154)    (1,680)    1,346         (32)    (1,243)
 Less preferred stock dividends                    (660)      (809)     (586)         -       (94)          -        (60)
                                                 ------    -------   -------    -------   -------      ------    -------
 Net income (loss) available for common
    shareholders                                 $ (521)   $(2,548)  $  (740)   $(1,680)  $ 1,252      $  (32)   $(1,303)
                                                 ======    =======   =======    =======   =======      ======    =======

Pro forma per share data/(4)/
 Net income (loss) per share:
     Basic
     Diluted
 Weighted average shares outstanding:
     Basic
     Diluted

                                                               AS OF DECEMBER 31,                    AS OF MARCH 31,
                                               --------------------------------------------------  ------------------
                                                  1993      1994      1995      1996      1997            1998
                                                --------  --------  --------  --------  --------        ---------
BALANCE SHEET DATA
Cash and cash equivalents                        $ 1,338   $ 1,156   $ 1,980   $   613   $  1,843      $         871
Mortgage loans/(5)/                              $ 8,339   $68,812   $ 5,382   $64,773   $120,413      $157,941/(6)/
Retained securitization interests                $     -   $     -   $     -   $     -   $ 18,826      $      19,765
Mortgage servicing rights/(7)/                   $ 2,053   $ 1,543   $ 2,421   $ 2,016   $  3,413      $       3,573
Total Assets                                     $19,562   $80,591   $14,446   $77,257   $150,894      $     194,201

Warehouse financing facilities                   $ 8,309   $65,457   $ 5,029   $64,554   $119,288      $     156,068
Residual financing facilities                    $     -   $     -   $     -   $     -   $ 11,127      $      11,029
Working capital facilities                       $     -   $     -   $     -   $ 1,020   $  3,900      $       3,900
Convertible subordinated debt facility           $     -   $     -   $     -   $     -   $  6,660      $       9,810
Total liabilities                                $10,284   $73,457   $ 8,112   $72,703   $144,551      $     189,161

Minority interest                                $   405   $    60  $      -  $     -   $      -       $           -
Series I Preferred Stock, redeemable             $     -   $     -  $      -  $     -   $  2,100       $       2,100
Stockholder's equity                             $ 8,873   $ 7,074   $ 6,334  $ 4,554   $  4,243       $       2,940

Pro forma per share data /(4)/
 Book value per share:
     Basic
     Diluted
Shares outstanding
     Basic
     Diluted


(1) Before July 1995, the Company paid fees to an unrelated third party for facilities use, office administration and general administrative services with respect to what is now the Company's Rhode Island office. Some of these fees were discontinued in July 1995 and the rest of these fees were discontinued in December 1995.
(2) In 1994, the Company entered into a partnership agreement with an investment banker to form CC Mortgage Company, L.P. ("CCMC"), in which the Company was a 50% general partner. Shown in "Equity in earnings of affiliate" is the Company's 50% share of CCMC's net income for 1994 of $2.2 million. $1.9 million of CCMC's revenue for 1994 was attributable to gain recognized by CCMC upon its securitization of loans in July 1994. Taking into account the Company's $1.0 million share of this gain on sale, the Company's actual gains on securitization of loans for 1994 equaled $1.7 million.
(3) In December 1992, the Company entered into a partnership agreement with B First Residential Corporation ("BFRC"), a previously unrelated third party, to form B First Mortgage Company Limited Partnership ("BFMC"). BFMC was formed for the purpose of offering and originating non-conforming loans. BFMC originations were sold exclusively to the Company on a servicing-released basis. The Company had a two-thirds interest in BFMC as its limited partner. On December 29, 1995, NMC acquired the outstanding capital stock of BFRC. The acquisition was accounted for under the purchase method and the purchase price was allocated among the assets acquired and liabilities assumed based on relative fair values. Subsequent to the acquisition, all mortgage banking activities previously conducted by BFMC have been conducted by the Company. BFMC and BFRC were inactive as of December 31, 1996 and remained inactive thereafter.
(4) Reflects ____ for _____ stock split to be effected immediately prior to the completion of the Offering.
(5)  Net of reserves for losses established for such loans.
(6) The fair value of the mortgage loans at March 31, 1998 were $5.1 million higher than their net carrying values on such date. The excess of the fair value over the net carrying value represents unrealized holding gains on the Company's assets.
(7) Includes the capitalized cost of mortgage servicing rights net of amortization of such rights.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the preceding Selected Financial and Other Data and the Company's Financial Statements and the Notes thereto, included elsewhere in this Prospectus.

                                    OVERVIEW

     The Company is a fully-integrated non-conforming mortgage lender that operates as a self-managed REIT. The Company originates, purchases, holds for investment and services primarily first-lien single-family residential Non-Conforming Loans and intends to finance these mortgage loans through the issuance of long-term non-recourse CMOs and, to a lesser extent, to sell these loans in the secondary mortgage market. The Company intends to build and manage a portfolio of single-family residential mortgage loans (particularly Non-Conforming Loans) and selectively acquired single-family residential MBS and other related Mortgage Assets primarily to create attractive risk-adjusted returns through its tax-advantaged REIT structure.

     Since 1993, management has substantially expanded the size and capability of the Company's wholesale lending and servicing infrastructure by expanding its network of brokers and correspondents, which has resulted in higher wholesale loan production volume. Expansion of the type ultimately desired by management required capital. Initially, management elected to grow the Company in a measured fashion, in order to gain experience in the non-conforming market before accessing the public equity markets where it could raise the amount of capital necessary to implement the more rapid and broad-based growth strategy that it now has undertaken. Accordingly, management has historically taken steps principally aimed at long-term accomplishment of the Company's major objectives, sometimes at the expense of the Company's shorter-term profitability. For example, until the fourth quarter of 1996, the Company sold most of its loan production in whole loan form to generate cash proceeds to provide short-term working capital necessary to implement its expansion strategies. In addition, in order to reduce costs associated with financing its short-term expansion goals, the Company entered into a warehouse credit facility under which it paid to the lender 50% of its gains on the sale of warehoused loans. Most purchasers of the Company's loans in turn securitized the purchased loans.

     By the last quarter of 1996, the Company's adjustable-rate loan production had increased to a point at which the Company believed it could (i) use securitization consistently and efficiently as its primary means of financing this adjustable-rate loan production and (ii) access the public markets for the capital needed to take the Company to the next stage of its development. In June 1997, the Company entered into a group of credit facilities with Conti and Greenwich. Greenwich is providing premium warehouse financing (i.e., advance amounts generally in excess of the principal balance of the mortgage loan pledged as collateral) to the Company under which the Company pays market interest rates for that type of facility, but no longer shares its gains on sales of warehoused loans. Conti and Greenwich have provided certain other credit facilities to the Company to enable it to meet most of its working capital needs pending completion of the Offering, including a facility under which the Company has pledged the Retained Interests created by the Company. In April 1998, the Company arranged a revolving line of credit made available by KeyBank National Association, with a maximum principal amount of $5.0 million. This line of credit is guaranteed by Steven B. Chotin, who, together with two of his affiliates, pledged collateral to secure the loan. This loan is intended to provide additional working capital to meet the Company's liquidity needs pending completion of the Offering, and will be repaid using proceeds of the Offering.

     The Company began accumulating its adjustable-rate loans in October 1996, and, in June and September 1997, the Company completed two securitizations of Non-Conforming Loans. The Company structured these two securitizations to receive sale treatment for financial accounting purposes ("Gain-on-Sale Securitizations") in order to generate earnings from those securitizations based in part on the estimated fair value of the Retained Interests created in the transactions and held by the Company. Management believes that the earnings reported in Gain-on-Sale Securitizations are inherently speculative and will fluctuate in future periods with the changes in the values of the capitalized Retained Interests, so the Company has decided to finance its future loan production primarily in transactions structured as non-recourse financings for accounting and tax purposes. Accordingly, the securitized mortgage loans will remain on the Company's balance sheet as assets and the debt obligations (i.e., CMOs) will appear as liabilities. A CMO issuance will result in refinancing the Company's borrowings, as proceeds from the CMO issuance are applied against preexisting borrowings (i.e., advances under the Company's short-term recourse warehouse lines of credit entered into to finance the acquisition of mortgage loans while they are being aggregated into a pool sufficiently large to be securitized efficiently). Issuing CMO debt locks in less expensive, non-recourse long-term financing that better matches the terms of the loans serving as collateral for the debt (thereby resulting in more predictable spread income from the assets).

RESULTS OF OPERATIONS

GENERAL

     Since 1993, the Company has focused its efforts on expanding its Non-Conforming Loan origination, acquisition and servicing business. The volume of loans originated and purchased by the Company has increased from $126.4 million in 1995, to $207.5 million in 1996 and to $425.9 million in 1997. This expansion is the primary reason for the increase in net interest income and loan servicing fees along with operating expenses of the Company during 1995, 1996 and 1997. However, the gains on sale of loans did not follow this trend for several reasons. In 1995 and the first three quarters of 1996, the Company had disposed of substantially all of the loans it had funded through whole loan sales to institutional investors. In the last quarter of 1996, management determined that the Company's adjustable-rate loan production volume had grown to the point at which it could begin to avail itself efficiently of the securitization market. Accordingly, since October 1996, management's strategy has been focused on aggregating sufficient inventories of its adjustable-rate loans to utilize securitization to finance adjustable-rate loan products. Gains on the sales of loans in 1996 decreased from the amount of gains in 1995 primarily because the Company built up its inventory of loans held for sale at the end of 1996 for a securitization in the following year. In 1997, the gains on the sale of loans increased significantly from 1996 because the Company completed two securitizations in 1997; both were structured as Gain-on-Sale Securitizations rather than as financings. As a result of these developments, the net loss in 1995 increased from $0.2 million to $1.7 million in 1996. The Company generated net income of $1.3 million in 1997, a $3.0 million improvement in earnings from 1996.

     In the future, management intends to build and manage its portfolio of Non-Conforming Loans, and to finance this growth primarily through the issuance of non-recourse CMO debt. There should be no future gains on sales from securitizations because management intends to structure future securitizations as CMO debt financings rather than as sales of the loans. As a result, gains on sales of mortgage loans should be significantly less in future periods. Conversely, the net interest income in future periods should be significantly higher due to the increases in interest income from securitized mortgage loans that remain on the Company's balance sheet as assets, partially offset by interest expense on the related CMO debt. The Company plans either to warehouse its fixed-rate loans or to contribute such loans to a taxable subsidiary for possible disposition in whole loan sale transactions until the Company's volume of fixed-rate loans becomes large enough to be financed efficiently in non-recourse CMO transactions. Additionally, the Company has sold adjustable-rate loan production in whole-loan sale transactions for liquidity reasons from time to time in the past. To the extent necessary, the Company could contribute adjustable-rate loans in the future to a taxable subsidiary for possible disposition in whole-loan sale transactions.

     Going forward, the profitability of the Company will be determined in
significant part by two key factors:   (i) the ability of the Company to
originate or otherwise acquire loans and other Mortgage Assets in leveraged transactions and (ii) the Company's management of the risks inherent in such assets, including credit and interest rate risks. The Company believes the structure of a fully integrated, self-administered REIT is the best platform from which to accomplish these objectives.

 QUARTER ENDED MARCH 31, 1998 COMPARED TO QUARTER ENDED MARCH 31, 1997

REVENUES

     Interest Income. Interest income primarily consists of the interest earned on the loans held by the Company, earnings on the Retained Interests in loans that have been securitized in Gain-on-Sale Securitizations and interest earned on cash equivalents and certificates of deposits. Interest income increased by 112.8%, or $1.8 million, to $3.4 million from $1.6 million. The increase was primarily attributable to (i) a 72.3%, or $54.8 million, increase in average mortgage inventory balances, from $75.8 million during the first quarter of 1997 to $130.7 million in the first quarter of 1998 and (ii) the $19.1 million average value of Retained Interests held by the Company during the first quarter of 1998 that were originated after March 1997. The increase in the average balance of mortgage loans in 1998 compared to 1997 was due to (i) a 58.8%, or $36.3 million, increase in loan fundings in the first quarter of 1998 compared to the same period in 1997; and (ii) an 85.9%, or $55.6 million, increase in the carrying value of the loans at December 31, 1997 compared to December 31, 1996; offset by (iii) an 89.0%, or $28.0 million, increase in the principal balance of loans sales during the first quarter of 1998 compared to the same period in 1997. Additionally, during the first quarter of 1998 the Company had earnings from the retained interests from the Company's June 1997 securitization (Residential Asset Securities Corporation Series 1997-KS2 ("RASC 1997-KS2") and the Company's September 1997 securitization (Fund America Investors Trust 1997-NMC1 ("FAIT 1997-NMC1") securitizations of its mortgage loans completed in June 1997 and September 1997, respectively. Earnings from the Retained Interests are recorded based upon an expected risk-adjusted yield from the securities over their expected lives.

     Interest Expense. Interest expense primarily consists of the interest charged on the warehouse lines of credit that were used to finance the loans held as well as on the financing facilities used by the Company to finance its Retained Interests and notes payable used to finance its certificates of deposits. Interest expense increased 115.4%, or $1.4 million, from $1.2 million to $2.7 million. Interest expense increased proportionately with the increase in interest income. Interest expense increased in the first quarter of 1998 compared to the same period in 1997 due to, among other things, an increase in the average balance of mortgage loans in the first quarter of 1998 compared to the same quarter in 1997 and the $11.1 million of average financing of the Retained Interests outstanding during the first quarter of 1998 but not outstanding during the same period of 1997.

     Below is a table that analyzes interest income from mortgage loans, Retained Interests and other sources along with the related interest expense and the resulting net yields generated from these instruments during the first quarter on 1998 compared to the same period of 1997 (dollar amounts in thousands).

                                                                    NET INTEREST INCOME ANALYSIS
                                                    QUARTER ENDING MARCH 1998 COMPARED TO QUARTER ENDING MARCH 1997
                                                      1997                                              1998
                                    ------------------------------------------     ----------------------------------------------
                                                           INTEREST                                   INTEREST
                                            AVERAGE        INCOME/     ANNUAL        AVERAGE          INCOME/       ANNUAL
                                            BALANCE       (EXPENSE)     YIELD        BALANCE         (EXPENSE)       YIELD
Assets:
      Mortgage loans                        $ 75,845        $ 1,531      8.08%       $ 130,652      $  2,615           8.01%/ (1)/
                                                                                                                 (1)
      Retained securitization interests            -              -                     19,070           716          15.01%
      Cash equivalents and certificates of
           deposit                             3,111             47      6.01%           2,191            27           4.86%
                                            --------        -------    ------        ---------      --------        -------
Total interest income and related           $ 78,956          1,578      7.99%       $ 151,913         3,358           8.84%
     earning assets                         ========        =======    ------        =========      ========        =======


Liabilities:
      Warehouse financing facility          $ 76,173         (1,229)     6.45%       $ 130,795        (2,416)          7.39%
      Residual financing facility               -              -            -           11,126          (258)          9.28%
      Notes payable/(2)/                       3,111            (16)     2.00%           2,191            (8)          1.40%
    Total interest expense and              --------       --------    ------        ---------      --------          -----
     related borrowings                       79,284         (1,245)     6.28%         114,112        (2,682)          7.44%
                                            ========       --------    ------        =========      --------          -----

Net interest income                                         $   333                                 $    676
                                                            =======                                 ========
Net interest spread                                                      1.71%                                         1.40%
Net yield/(3)/                                                           1.69%           94.87%                        1.78%
Ratio of borrowings to earning assets         100.42%

(1) The interest income and resulting annualized yield is net of a valuation adjustment to the beginning of the period interest accrual. Exclusive of this non-recurring adjustment, the interest income is $2,815,000 and the annualized yield is 8.62%.
(2) The lender under this obligation provides the Company low-cost borrowing facilities because of the escrow accounts maintained by the Company at the institution.
(3) Net interest income divided by the average balance of earning assets.

     Net interest income is the difference between interest income earned on portfolio assets and interest expense accrued on the related financing facilities. Changes in the mix and volume of interest-earning assets and the related interest-bearing liabilities, and their yields and overall interest rates have historically had an impact on the Company's earnings, and in the future are expected to have a larger impact on earnings. Net interest income increased by $0.3 million, or 103.0%, to $0.7 million in the first quarter of 1998 from the same period in 1997. The increase was primarily due to (i) a 92.4%, or $73.0 million, increase in average earning assets, from $79.0 million in the first quarter of 1997 to $151.9 million in the same period in 1998; and
(ii) a 9 basis point increase in the net yield on interest earning assets from 1.69% during the first quarter of 1997 to 1.78% during the same period of 1998. The increase in the average interest-earning assets was due to a 72.3% increase in the average principal balance of mortgage loans held and the addition of the Retained Interests during the second and third quarters of 1997. The increase in net yield was partially due to a 556 basis point decrease in the Company's leverage ratio from 100.42% during the first quarter of 1997 to 94.87% during the first quarter of 1998, offset by a 31 basis point decrease in the Company's net interest spread from 1.71% during the first quarter of 1997 to 1.40% during the first quarter of 1998.

     The Company plans to issue CMO bonds collateralized by its ARM loan inventory and production in future periods. If the Company is able to accomplish this, interest income and interest expense should increase from current levels. However, certain factors will impact the net interest spread earned by the Company in the future. Those factors include, among other things, the coupon of the mortgage loans originated and acquired by the Company, the costs of the credit facilities used to finance the interest-earning assets, the costs to originate or acquire the mortgage loans, the issuance costs of the related credit facilities, the prepayment rates of the mortgage loans underlying the interest-earning assets which will impact the rate of amortization of the purchase price premium and debt issuance costs and the credit losses incurred on the mortgage loans owned by the Company. Such factors may be impacted by events outside of the control of the Company, as changes in interest rates, economic downturns and natural disasters, which may impact the value of the underlying collateral.

     Gain on Sale of Mortgage Loans. Gains on sales of mortgage loans during the first quarter of 1998 was relatively consistent with the same period of the same period of 1997. Gains on sales of mortgage loans during the first quarter of 1998 were $1.6 million compared to $1.4 million in the same period of 1997.
A large component of the gain in the first quarter 1998 was the $1.6 million gain on the sale of ARM loans in February 1998. The loans were sold servicing-retained at a premium of 5.13%. Servicing rights were capitalized at a value of 1.00% of the principal balance of the related loans and included in the gain. During the first quarter of 1997, the gains on sales of mortgage loans were from the sale of $15.1 million principal balance of adjustable-rate mortgage loans and $16.5 million principal balance of fixed-rate mortgage loans, primarily on a servicing-released basis. The average premium from these sales was 5.48%.

     Beginning in 1998 the Company intends to securitize its Non-Conforming Loans in transactions that qualify as borrowings, rather than as sales, for financial accounting purposes. It is anticipated that most of the Company's adjustable-rate loans will be financed through the issuance of non-recourse CMOs. Fixed-rate loans may be either warehoused or disposed of in whole loan sales through an affiliate of NMC, until the Company's fixed-rate loan production volume becomes large enough to be financed efficiently through the issuance of CMOs. After 1997, there should be no additional gains on sale from securitizations and significantly reduced amounts of gains on sale from whole loan sales.

     Unrealized Gain on Trading Securities. The Company recorded a $0.3 million unrealized gain on trading securities during the first quarter of 1998. The unrealized gain is from the Company's two Retained Interests. The fair value of the Retained Interests is determined based upon discounted projected cash flows. Projected cash flows are computed based upon management's estimates of mortgage loan prepayment rates, default rates and loss severity. The Company did not change discounted cash flow assumptions from those assumptions used at December 31, 1997. The increase in value of the Retained Interests was due to actual prepayment rates being less than projected prepayment rates. The Company utilized a 15% discount rate, an assumption that credit losses would be incurred at a rate of 0.75% per annum after a twelve month delay and an assumption that prepayment speeds, as measured under the constant prepayment rate (CPR) method, would range from 20% to 35% CPR with the highest CPR being applied to loans that for which 12 to 30 months have elapsed since origination of such loans. Any future unrealized gain
(loss) on trading securities will relate to changes in the fair value of the Company's Retained Interests obtained through Gain-on-Sale Securitizations.

     Loan Servicing Fees. Loan servicing fees increased 81.4%, or $0.5 million, during the first quarter of 1998 compared to the same period of 1997, to $1.1 million from $0.6 million, respectively. The increase was primarily the result of an increase in the outstanding principal balance of the mortgage loans in the servicing portfolio, an increase in the average servicing fee rate and an increase in ancillary fees from servicing the mortgage loans, primarily prepayment penalties. The average outstanding principal balance of the servicing portfolio increased 36.4%, from $521.6 million in the first quarter of 1997 to $711.5 million in the first quarter of 1998. The Company retained the servicing rights on 94.8% of its mortgage loan production of $98.1 million from January 1, 1998 to March 31, 1998, which outpaced the "run-off" (or principal payments) of the mortgage loans in the servicing portfolio of $56.6 million during the same period.

     The average loan servicing fee rate increased from 0.36% per annum to 0.40% per annum. The increase was due to the increase in the portion of the servicing portfolio of Non-Conforming Loans as compared to Conforming Loans. The Company generally earns a servicing fee from Non-Conforming Loans of 0.5% per annum compared to a servicing fee ranging from 0.20% to 0.375% per annum from Conforming Loans. The Company's average outstanding principal balance of Non-Conforming Loans in the servicing portfolio increased 71.7%, from $215.2 million for the first quarter of 1997 to $369.5 million for the first quarter of 1998. By comparison, the Company's average outstanding principal balance of Conforming Loans in the servicing portfolio decreased 10.5%, from $300.0 million for the first quarter of 1997 to $268.0 million for the first quarter of 1998. The Company has not added any significant amount of Conforming Loans to its servicing portfolio for four years.

     The Company intends to retain the servicing rights on the loans it uses as collateral on the CMO bonds it issues in the future. As long as the Company originates and purchases mortgage loans that it uses as collateral for the CMO bonds it issues in amounts that exceed the amount of "run-off" of its servicing portfolio, and the portion of the servicing portfolio represented by Non-Conforming Loans increases and ancillary servicing fees increase, loan servicing fees should increase in the future.

EXPENSES

     Operating Expenses. Operating expenses consist of, among other things, payroll costs, occupancy costs and other general and administrative expenses. Operating expenses increased 100.1%, or $2.1 million, to $4.1 million from $2.0 million in the first quarter of 1998 compared to the same period in 1997. The increase in operating expenses, in general, was the result of the expansion of the Company's operations and enhancement of the Company's infrastructure during 1997 and the first quarter of 1998.

     More specifically, payroll costs increased 100.6% due to (i) a 76.2% increase in the number of employees of the Company from 105 at January 1, 1997 to 185 at March 31, 1998, and (ii) the implementation of a new management incentive program designed to help the Company hire and retain qualified personnel. (See "Management--1998 Incentive Plans.") Other general and administrative expenses increased $0.7 million, or 110.4%, primarily due to (i) advertising and telemarketing expenses related to the direct-to-consumer retail division that began in the fourth quarter of 1997, and (ii) general increases in expenses due to the expansion of the Company's operations and infrastructure. Occupancy costs increased $0.2 million, or 87.5%, because the Company opened new offices in Newport Beach, California, Fort Lee, New Jersey, and Salt Lake City, Utah during 1997 and moved to larger office facilities in Warwick, Rhode Island and Newport Beach, California during the first quarter of 1998. The above increases are offset by an increase in capitalized loan origination costs.

     The Company expects operating expenses to increase in future periods because of the additional costs of operating as a public company and implementation of the expansion strategies described herein. The additional costs currently are not quantifiable.

     Provision for Credit Losses. The provision for credit losses on the Company's mortgage loans increased 41.6% in the first quarter of 1998 compared to the same period in 1997. The Company estimates future credit losses of approximately 0.75% per annum. This rate is based on the Company's estimate of identified and unidentified losses in its mortgage loan portfolio. Management's periodic evaluation of the adequacy of the allowance is based on the Company's past loss experience, known and inherent risks in the portfolio, various adverse situations that may affect the borrowers' ability to repay, the estimated value of any underlying collateral and current economic conditions. These estimates, while based upon historical loss experience and other relevant data, are ultimately subjective and inherently uncertain. The provision for credit losses increased due to an increase in average mortgage loan balances in the first quarter of 1998 compared to the first quarter of 1997. As the amount of mortgage loans that the Company owns increases in the future, the provision for credit losses is expected to increase in the future. Additionally, the provision for credit losses will be impacted by actual credit losses incurred by the Company. Actual credit losses incurred by the Company may be impacted by events such as significant changes in the regional economies or natural disasters in areas where the mortgaged properties securing the Company's mortgage loans are located. The impact of such events on the performance of the Company's mortgage loans currently is not determinable.

     Amortization of Mortgage Servicing Rights. The amortization of mortgage servicing rights increased 141.9%, or $0.2 million, to $0.3 million in the first quarter of 1998 from $0.1 million in the same period in 1997. The increase is due to a 77.0% increase in the average carrying value of mortgage servicing rights in the first quarter of 1998 compared to the same period of 1997. Additionally, the Company increased the expected rate of prepayments of the mortgage loans the Company services, thereby increasing the rate of amortization of the capitalized servicing rights. The Company will not capitalize the value of mortgage servicing rights in its non-recourse CMO debt securitizations, structured as financings. Accordingly, amortization of mortgage servicing rights should decline in the future as long as there are no significant changes in expected prepayment rates.

     Operating Interest Expense. Operating interest expense consists of interest expense on working capital loans, the convertible subordinated note payable to Conti, and capital leases. Operating interest expense increased $0.3 million during the first quarter of 1998 compared to the same period in 1997. The increase is primarily the result of the increase in working capital borrowings and convertible subordinated debt financings during the last half of 1997 and the first quarter of 1998.

 YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

REVENUES

     Interest income. Interest income increased $6.5 million or 191.8% to $9.9 million in 1997 from $3.4 million in 1996. This increase was attributable primarily to the accumulation of an inventory of loans held for sale in 1997 for disposition through securitizations rather than whole loan sales. Also contributing to the increase in interest income in 1997 compared to 1996 was $0.9 million of income from the two Retained Interests issued by the Company in June and September 1997.

     Interest expense. Interest expense increased $4.8 million or 188.3% to $7.3 million in 1997 from $2.5 million in 1996. The increase in this expense, similar to the increase in interest income, is attributable primarily to accumulation of inventory for disposition through securitizations rather than whole loan sales. Also contributing to the increase is the interest expense attributable to the financing facilities secured by the Company's Retained Interests, which resulted in $0.4 million of interest expense in 1997.

     Below is a table that analyzes interest income from various sources along with the related interest expense and the resulting net yields of the related instruments (dollar amounts in thousands).

                                                            1996                                       1997
                                         -------------------------------------      -----------------------------------------------
                                                          INTEREST                                    INTEREST
                                             AVERAGE      INCOME/     ANNUAL            AVERAGE        INCOME/         ANNUAL
                                             BALANCE     (EXPENSE)    YIELD             BALANCE       (EXPENSE)        YIELD
Assets:
      Mortgage loans                         $37,085     $ 3,089      8.33%             $ 96,681      $ 8,859           9.16%
      Retained securitization interests            -           -         -                 8,234          931          11.30%
      Cash equivalents and certificates of
          deposit                              4,863         306      6.30%                1,685          117           6.97%
                                             -------     -------                        --------      -------
Total interest income and related
    earning assets                           $41,948       3,395      8.09%             $106,600        9,907           9.29%
                                             =======     -------      ----              ========      -------          -----
Liabilities:
      Warehouse financing facility           $37,471      (2,445)     6.53%             $ 96,029       (6,871)          7.16%
      Residual financing facility                  -           -         -                 4,192         (387)          9.24%
      Notes payable/(1)/                       3,849         (85)     2.22%                1,685          (35)          2.06%
                                             -------     -------                        --------      -------
Total interest expense and related
   borrowings                                $41,320      (2,530)     6.12%             $101,906       (7,293)          7.16%
                                             =======     -------      ----              ========      -------          -----
Net interest income                                      $   865                                      $ 2,614
                                                         =======                                      =======
Net interest spread                                                   1.97%                                             2.13%
                                                                      ====                                             =====
Net yield /(2)/                                                       2.06%                                             2.45%
                                                                      ====                                             =====
Ratio of borrowings to earning assets          98.50%                                      95.60%
                                             =======                                    ========

(1) The lender under this obligation provides the Company low-cost borrowing facilities because of the escrow accounts maintained by the Company at the institution.
(2) Net interest income divided by the average balance of earning assets.

     Net interest income increased by $1.7 million to $2.6 million in 1997 from $0.9 million in 1996. The increase was due in part to a 154.1% increase in average earning assets partially offset by a 146.6% increase in average borrowings. The increase in earning assets was due to a 160.7% increase in the average balance of mortgage loans held by the Company. The average balance of mortgage loans was higher due to increased production in 1997 compared to 1996 and a longer period of holding mortgage loans in 1997 to accumulate adequately sized loan pools for securitizations. Also in 1997, the Company began holding its Retained Interests, which increased its average balance of earning assets.

     The Company's net yield increased by 39 basis points in 1997 compared to 1996. This is primarily the result of a 290 basis point decrease in the amount of leverage and a 16 basis point increase in the Company's net interest spread.

     Gains on sales of mortgage loans. Gains on sales of mortgage loans increased $8.3 million or 200.1% to $12.5 million (comprised of $9.2 million of gains from securitizations and $3.3 million of gains from whole loan sales) in 1997 from $4.2 million (attributable entirely to whole loan sales) in 1996. Loans sold either through a whole loan sale or a securitization increased 150.0% from $145.9 million to $364.7 million during the same respective periods. Included in the 1997 loan sale activity were Gain-on-Sale Securitizations of $115.2 million closed in June 1997 and $123.6 million closed in September 1997. The increase in the gains on sale of mortgage loans from 1996 to 1997 was greater than the increase in the principal balance of loans sold due to the Company's warehousing credit facility with Residential Funding Corporation ("RFC") through June 30, 1997, which required the Company to share 50% of the profits of its loan sales with RFC.

     The Company's earnings from each of its Gain-on-Sale Securitizations were computed based in part on the estimated fair value of the Retained Interests created in these transactions. The gain on the June securitization was further reduced by an amount paid to RFC as a final settlement of the agreement to share gains on sale of adjustable-rate loans warehoused with RFC. In general, the amount of the gain recorded and the related value of the Retained Interest recorded approximated the same amount of gain the Company would have recorded had the loans been sold in a whole loan sale transaction. However, in the Gain-on-Sale Securitizations the Company will only receive the cash represented by such gain over the actual life of the securitized loans, subject to the risk that the actual cash received could be less than anticipated when the estimated fair values of the Retained Interests were computed due to higher than expected prepayments and credit losses on such loans. The gains on sale recorded in connection with the RASC 1997-KS2 securitization of $115.2 million of mortgage loans and the FAIT 1997-NMC1 securitization of $123.6 million of mortgage loans were calculated as follows (dollars in thousands):

                                                    RASC 1997-KS2   FAIT 1997-NMC1
                                                    --------------  ---------------
     Proceeds from issuance of senior securities        $ 115,164        $ 121,766
     Value of capitalized servicing rights                    961            1,048
     Value of the Retained Interest                         8,977           10,084
     Less basis in securitized mortgages                 (117,676)        (127,058)
     Less transaction costs                                (1,151)          (1,855)
     Less profit sharing obligations                       (1,057)               -
                                                        ---------        ---------
     Gain on securitization                             $   5,218        $   3,985
                                                        =========        =========

     Unrealized loss on trading securities. The Company recorded an aggregate unrealized loss on the Retained Interests associated with its two securitizations in 1997 of $1.0 million. The unrealized loss results from the decrease in the fair value of the Retained Interests from the date of their issuance to the end of the year. The decrease in fair value is primarily attributable to increases in prepayments on the underlying mortgage loans and an increase in the discount rate used to value the Retained Interests. The fair values of the Retained Interests are assessed quarterly. The estimated prepayments used to compute the value of the Retained Interests were increased from a flat 25% CPR to a vectored CPR ranging from 20% to 35%, applied at its highest point during months 12 to 30 of the life of the underlying mortgage loans. The discount rate was increased from 13% at issuance to 15% at year-end to reflect overall decreases in pricing of these type of instruments during the last quarter of 1997. Estimates of future credit losses, the remaining significant variable used in the valuation of these instruments, remained unchanged at 0.75% per annum.

     Loan servicing fees. Loan servicing fees are generated based on a percentage of the principal balance of loans serviced by the Company. Loan servicing fees increased $0.6 million or 26.1% to $3.0 million in 1997 from $2.4 million in 1996, due to an increase in the size of the Company's total servicing portfolio. The Company services a portfolio of Non-Conforming Loans underwritten by the Company, as well as a portfolio of Conforming Loans originated and underwritten by other financial institutions for which the Company acquired the servicing rights in 1992 and 1993. The average principal balance of the Company's combined servicing portfolios increased by $84.1 million or 16.6% to $589.8 million as of December 31, 1997 from $505.7 million as of December 31, 1996.

     Loan servicing fees are generally higher, as a percentage of the average principal balance of the portfolio, for the Company's Non-Conforming Loan portfolio than for the Company's Conforming Loan portfolio. The increase in servicing income is attributable not only to an increase in the average principal balance of loans serviced, but also to the fact that the Conforming Loan portfolio balance decreased and the Non-Conforming Loan portfolio balance increased.

EXPENSES

     Operating expenses. Operating expenses increased $6.4 million or 85.8% to $13.9 million in 1997 from $7.5 million in 1996. Payroll costs, a component of operating expenses, increased due to an increase in the number of employees at the Company and increases in pay rates of certain employees. The rapid expansion plan of the Company necessitated the hiring of many new employees.
The total number of employees of the Company increased from 105 at December 31, 1996 to 177 at December 31, 1997, a 68.6% increase. Additionally, occupancy costs and other operating expenses increased in 1997 from 1996, primarily due to: (i) the opening of four new offices during 1997; (ii) the initial marketing costs related to the initiation of the direct-to-consumer retail division in late 1997 and (iii) specific legal and management issues related to the rapid growth of the Company, which required substantial legal and consulting services during 1997.

     The increases in specific expenses include a $0.5 million increase in rent and occupancy costs from $0.7 million to $1.2 million; a $0.2 million increase in mileage/ground transportation from $0.2 million to $0.4 million; $1.4 million increase in advertising from a negligible amount in 1996 (attributable in 1997 almost entirely to the implementation of the direct-to-consumer retail lending initiative); and a $1.2 million increase in legal, accounting, and consulting expenses from approximately $0.6 million to $1.8 million. Additionally, the Company incurred $0.2 million of consulting fees to TCG for certain services provided to the Company in 1997.

     Provision for credit losses. Provision for credit losses increased $0.2 million or 32.2% to $0.7 million in 1997 from $0.5 million in 1996, due to the increased volume of loans originated and purchased by the Company. This expense is chiefly comprised of the amount the Company added to its reserves as estimates of credit losses.

     Amortization of mortgage servicing rights. Amortization of servicing rights is the charge off of the costs of acquiring a servicing portfolio or the capitalized costs of creating a servicing portfolio through loan originations over their expected lives. Amortization of servicing rights was $0.6 million in 1997, consistent with 1996. The amortization of servicing rights increased due to an increase in servicing retained production in 1997 compared to 1996 and was offset by a decrease in the amortization due to an impairment in the carrying value of the servicing rights at the end of 1996. The Company does not expect to capitalize the value of mortgage servicing rights in its non-recourse CMO debt financing.

     Operating interest expense. Operating interest expense is primarily interest expense charged on working capital loans. Operating interest expense increased $0.3 million or 301.8% to $0.4 million in 1997 from $0.1 million in 1996. This increase resulted from the need for working capital caused by the rapid growth and expansion of the Company, and the increased availability of working capital financing under the credit facilities entered into in mid-1997 with Conti and Greenwich.

 YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

REVENUES

     Interest income. Interest income increased $1.2 million or 57.2% to $3.4 million in 1996 from $2.2 million in 1995. This increase is consistent with the 64.1% increase in production in 1996 compared to 1995, and a 123.4% increase in the average mortgage loan balance in 1996 compared to 1995 offset by a 176 basis point decrease in the average yield on mortgage loans from 1995 to 1996.

     Interest expense. Interest expense increased $1.1 million or 75.7% to $2.5 million in 1996 from $1.4 million in 1995. The increase in this expense is consistent with the 136.0% increase in the average amount of warehouse financing by the Company during 1996 compared to 1995 offset by a 170 basis point decrease in the average interest rate on the debt facilities.

     Below is a table which analyzes interest income from various sources along with the related interest expense and the resulting net yields of the related instruments (dollar amounts in thousands).

                         NET INTEREST INCOME ANALYSIS
                             1996 COMPARED TO 1995

                                                          1995                                   1996
                                           ----------------------------------------  -----------------------------------------
                                                             INTEREST                                INTEREST
                                               AVERAGE       INCOME/      ANNUAL        AVERAGE      INCOME/          ANNUAL
                                               BALANCE      (EXPENSE)     YIELD         BALANCE      (EXPENSE)        YIELD
Assets
  Mortgage loans                               $16,603      $ 1,674       10.09%        $37,085      $ 3,089          8.33%
  Cash equivalents and certificates
    of deposit                                   6,117          486        7.94%          4,863          306          6.30%
                                               --------     --------                    -------      -------
Total interest income and related
    earning assets                             $22,720        2,160        9.51%        $41,948        3,395          8.09%
                                               =======      -------     -------         =======      -------        -------

 Liabilities:

  Warehouse financing facility                 $15,877       (1,307)       8.23%        $37,471       (2,445)         6.53%
  Notes payable(1)                               6,117         (133)       2.17%          3,849          (85)         2.22%
                                               -------      -------                     -------      -------
Total interest expense and related
   borrowings                                  $21,994       (1,440)       6.55%       $41,320       (2,530)         6.12%
                                               =======      -------        -----       =======       -------         -----

Net interest income                                         $   720                                  $   865
                                                            =======                                  =======
Net interest spread                                                        2.96%                                      1.97%
                                                                          =====                                       ====
Net yield (2)                                                              3.17%                                      2.06%
                                                                          =====                                       ====
Ratio of borrowings to earning assets            96.81%                                   98.50%
                                               =======                                  =======

(1) The lender under this obligation provides the Company low-cost borrowing facilities because of the escrow accounts deposited at the institution.
(2) Net interest income divided by the average balance of earning assets.

     The increase in net interest income was the result of an 84.6% increase in the average balance of earning assets in 1996 compared to 1995, offset by a 99 basis point decrease in the net interest spread. The 84.6% increase in the average balance of earning assets is due to a combination of a 64.1% increase in production in 1996 compared to 1995 and the Company's decision to hold loans in the fourth quarter of 1996 for a subsequent securitization. The net interest spread decreased primarily as a result of a 47 basis point decrease in the net yield on the Company's mortgage loans and an increase in the leverage on the earning assets.

     Gains on sales of mortgage loans. Gains on sales of mortgage loans decreased $3.0 million or 41.7% to $4.2 million in 1996 from $7.1 million in 1995. This decrease was a result of the Company's decision to build an inventory of loans during the last quarter of 1996 sufficient to consummate a securitization. Although the loans originated and purchased increased from $126.4 million during 1995 to $207.5 million during 1996, the loans sold decreased by $40.1 million or 21.6% to $145.9 million in 1996 from $186.0 million in 1995. The Company sold loan inventory during 1996 only in an amount that it determined was necessary to provide adequate working capital to fund the accumulation of an inventory of loans for the June 1997 securitization. The decrease is consistent with the decrease in the principal balance of mortgage loans sold in 1996 compared to 1995. Gains on sales of mortgage loans in 1996 and 1995 was attributable entirely to whole loan sales.

     Loan servicing fees. Loan servicing fees increased $0.2 million or 9.0% to $2.4 million in 1996 from $2.2 million in 1995, due to an increase in the size of the Company's servicing portfolio. The average principal balance of the combined Non-Conforming Loan and Conforming Loan portfolios serviced by the Company increased by $15.8 million or 3.2% to $505.7 million in 1996 from $489.9 million in 1995. The increase in servicing income is also attributable to the fact that the Conforming Loan portfolio balances decreased and the balance of the Non-Conforming Loan servicing portfolio (with its higher servicing fees) increased.

EXPENSES

     Operating expenses. Operating expenses increased $0.6 million or 8.2% to $7.5 million in 1996 from $6.9 million in 1995. Payroll costs, a component of operating expenses, increased $1.6 million, or 47.1%, to $4.8 million in 1996 from $3.2 million in 1995. Two factors were primarily responsible for this increase. The first was a Company decision to expand rapidly its production department in order to accomplish aggressive growth in loan production. The other principal reason for the increase was a change in expenses related to what is now the Company's Northeast regional office (located in Rhode Island) from management fees to payroll costs. Before August 1995, the Company paid management fees to an unrelated third party for compensation and employee benefits, rent and occupancy costs, and other general and administrative expenses with respect to that office pursuant to a facilities use and office administration agreement and an administrative services agreement. In August 1995, the facilities use and office administration agreement, pursuant to which the Company paid fees related to compensation and employee benefits, was terminated. After this termination, the Company employed persons formerly employed by the facilities provider. Payroll costs included in the 1995 management fee expense amounted to approximately $1.5 million. Occupancy costs increased $0.2 million to $0.7 million in 1996 from $0.5 million in 1995. The increase was due to the Company's opening of its Southeast Regional office in 1995 and expansion of other facilities. Included in the management fee expenses paid to a third party during 1995 were $0.3 million of other operating expenses. Legal and professional fees decreased by $0.5 million in 1996 from 1995. Although the business volume of the Company accounts for a significant portion of legal and professional fees, isolated lawsuits can have a significant impact in any one year. During 1996 and 1995 a class action lawsuit involving the Company was in process; the matter was settled before the end of 1996. The reduction of legal and professional fees reflected the absence of this activity during 1996. Additionally, operating expenses were reduced in 1996 by the offset of loan origination and underwriting fees as the Company's loan inventory was built up in anticipation of loan securitizations in 1997.

     Provision for credit losses. Provision for credit losses increased $0.4 million to $0.5 million in 1996 from $0.1 million in 1995. The Company increased its reserves against estimated future losses by $0.3 million or 217.6% from $0.1 million to $0.5 million because the Company funded a greater volume of loans.

     Amortization of mortgage servicing rights. Amortization of mortgage servicing rights decreased $0.1 million or 15.2% to $0.6 million in 1996. The decrease was due to a reduction in prepayment estimates in 1996 from 1995 due to declining interest rates. The reduction in the amortization of servicing rights was offset by a $0.3 million impairment to the carrying value of the servicing rights at December 31, 1996.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's principal cash requirements will include the funding of (i) loan purchases and originations, (ii) the acquisition of Mortgage Assets, (iii) payment of interest expense and repayment of principal on its various borrowings, (iv) ongoing operating expenses, including the costs of operating as a public company and a REIT, (v) the cost of implementing the various aspects of the Company's expansion plans, including acquisitions of non-conforming mortgage lending businesses, and (vi) dividend payments.

     The Company requires access to short-term warehouse credit facilities in order to fund the purchase and origination of mortgage loans. The Company currently has available two warehouse lines of credit and a repurchase agreement to finance its mortgage loans while they are being aggregated by the Company for securitization, all of which expire in June 1998. These facilities consist of a $100 million warehouse line from Greenwich (increased to up to $200 million through June 26, 1998), which is generally used to finance ARM production, a $21.1 million warehouse line from RFC, which is generally used to finance fixed-rate loan production, and a repurchase agreement with an investment bank under which NMC has financed $138,093,000 of ARM Loans. The Company will pool its mortgage loans to serve as collateral for its CMO offerings as long-term financing of the loans. By doing so, the loans will be released as collateral for the warehouse lines of credit, freeing those arrangements to fund further loan originations. The warehousing facilities currently used by the Company are considered premium financing facilities because they advance at rates ranging from 100% to 103% of the outstanding balance of most of the warehoused mortgage loans. Although the advance rate on these loans is advantageous, the borrowing costs are generally higher than similar warehouse facilities that do not advance above the principal balance of the mortgages. Upon successful completion of the Offering, the Company will seek to obtain lower cost warehouse credit facilities that advance amounts less than the outstanding balance of the loans. As the Company securitizes its mortgage loans through CMO offerings, the Company is required to repay its premium warehouse financing. In most cases, the CMO offering proceeds would be insufficient to pay off the premium warehouse indebtedness secured by the securitized loans. The additional funds required to release the mortgage loans from the premium advance rate of the warehouse credit facility are provided in part by borrowings under financing facilities collateralized by the Retained Interests created in the CMO transaction. The Company currently has a $15 million credit facility that is collateralized by Retained Interests. In general, any cash received from the Retained Interests is used to service the related debt until it is repaid. The Company plans to utilize a portion of the proceeds from the Offering to repay the Retained Interest credit facility. As a result of the Company's expected use of warehouse facilities in the future under which it will borrow less than the full principal balance of the pledged mortgage loans, the Company expects in the future to be able to use CMO proceeds to pay off the warehouse financing of the related loans in full. Accordingly, cash received from the Company's Retained Interests will be available for distributions to stockholders and for satisfaction of other working capital needs. Additionally, as the Company acquires Mortgage Assets in the future, it may seek to finance such acquisitions partially using term credit facilities with specific formulas for collateral valuation from investment banks. These facilities have not yet been negotiated, and there is no assurance that they will be available on terms acceptable to the Company.

     On April 22, 1998, the Company entered into a one-month repurchase agreement with an investment banker to finance $138,093,000 of outstanding principal balance of mortgage loans with a net carrying value of $142,087,000. The loans were previously financed through the warehouse facility. The repurchase agreement bears interest at 1.25% over the London Interbank Offered Rate for one-month U.S. dollar deposits ("One Month LIBOR"), is limited to $200,000,000 in outstanding borrowings and renews automatically for additional one-month terms unless the Company is notified otherwise pursuant to notice provisions contained in the agreement.

     The Company plans to replace or substantially modify its existing warehouse facilities in order to reduce the interest rate applicable to its warehouse borrowings and prepay its residual financing facilities, working capital facilities and convertible subordinated note payable with a portion of the proceeds from the issuance of the Units offered by the Company pursuant to this Prospectus. The Company currently estimates that approximately $____ of the proceeds from the Offering will be used to repay corporate indebtedness. In connection with the repayment of certain indebtedness to Conti and Greenwich, Conti's waiving the conversion feature of its subordinated note from the Company and the amendment by Conti and Greenwich of certain of the covenants in their agreements primarily related to loan sales, the Company has agreed to issue additional warrants and make cash payments to these lenders. Conti and Greenwich currently have warrants representing 5.5% and 2.0%, respectively, of the Common Stock of the Company prior to the Offering. The warrants have a negligible exercise price and are outstanding through June 2002. Upon completion of the Offering, the Company has agreed to issue to Conti additional warrants exercisable for an additional 4.5% of the Common Stock of the Company prior to the Offering, plus a termination fee of $1,000,000, and to pay to Greenwich a termination fee of $250,000. If Conti and Greenwich exercise their warrants, they will own __% and __%, respectively, of the outstanding shares of Common Stock of the Company after the completion of the Offering. As a result of the early retirement of the residual financing facilities, working capital facilities and the convertible subordinated note payable, and the replacement or substantial modification of the warehouse facilities, the Company will incur a charge of $_________ due to the early extinguishment of debt, which is comprised of the value of Warrants issued, the $1,250,000 cash payments made and the write-off of unamortized debt issuance costs.

     While most of the Company's strategies for expansion in the past have been formulated so as to require minimal cash outlay, the implementation of the Company's present growth strategies, including the planned establishment of additional regional and branch offices, continued development of the Company's direct-to-consumer retail loan origination initiative, and acquisition of Mortgage Assets and third party loan production and lending operations will require greater cash commitments in the future. If any of the Company's strategies are successful, they will result in greater volumes of loan purchases and originations and Mortgage Asset acquisitions and, therefore, greater liquidity and capital needs. Funds available from the net proceeds from the Offering, after reduction of the Company's current warehouse facilities and repayment of other credit facilities, will be used to fund the Company's liquidity and capital requirements, including the implementation of its business strategies, for the period following completion of the Offering. The Company anticipates that it will need to arrange for additional external cash resources through additional financing or by accessing the capital markets through additional stock or debt offerings as the proceeds from the Offering are fully utilized. The timing of the utilization of the proceeds of the Offering is dependent upon numerous factors including the availability of acquisitions of Mortgage Assets and business acquisition opportunities. The Company has no commitments for additional external financing and there can be no assurance that the Company will be successful in consummating any such financing transactions in the future on terms the Company would consider favorable. The Company's business and growth strategies following completion of the Offering are dependent on the Company's ability to maintain its current warehouse and other credit facilities and the Company's growth is dependent on its ability to acquire additional credit lines or locate other sources of funding. While the Company anticipates that it will be able to meet its warehouse and credit needs following completion of the Offering through its current facilities, there can be no assurance either that the Company's current creditors will renew their facilities as they expire or that the Company will be able to acquire additional credit facilities on comparable terms or otherwise. See "Risk Factors--Operating Risks -- Inability to Access Adequate Funding Sources on Favorable Terms May Affect Results of Operations."

     The Company's warehouse facilities and other credit facilities contain various affirmative and negative covenants customary for credit arrangements of their type and which the Company believes will not have a material effect on its operations, growth and financial flexibility. The warehouse lines and other financing facilities also contain certain financial covenants requiring the maintenance of certain levels of consolidated tangible equity or certain debt-to-equity or debt-to-net worth ratios, as well as establishing limits on the ability of the Company to incur unsecured indebtedness. The Company does not believe that the existing financial covenants will restrict its operations or growth in the immediate future. As of March 31, 1998, the Company was in compliance with all of the financial covenants in its debt agreements. In 1998, the Company, effective retroactive to December 31, 1997, amended its agreements with certain lenders. The amended agreements modified certain of the financial covenants, including the net worth covenant, which now requires the Company to have stockholders' equity, including preferred stock, of $10.0 million at September 30, 1998 and thereafter. Additionally, certain of the Company's mortgage servicing contracts require that the Company comply with various financial and operating covenants. The Company was in compliance with all of these covenants at March 31, 1998, except for a net worth requirement of $6.7 million under an agreement for the servicing of a $119.6 million pool of securitized mortgage loans. The bond insurer for the related MBS has the right to remove the Company as servicer of the pool due to this non-compliance. The Company has discussed this situation with the bond insurer, which has elected not to exercise its removal remedy at this time, although it has reserved the right to exercise all of its remedies in the future.

     A rapid rise in short-term interest rates could adversely affect the value of the Company's adjustable-rate loans, because the interest rates on such loans are reset semi-annually, whereas the interest rates on the Company's warehouse facilities are reset monthly or more frequently. Any rise in short-term interest rates will adversely affect the value of the Company's fixed-rate loans because the increased borrowing costs would not be offset by any increased loan interest income. Also, in the event of rising short-term interest rates, the spread between the interest earned on the Company's Mortgage Assets and interest payable on the Company's borrowings could be reduced or even negative. See "Risk Factors -- Operating Risks -- Interest Rate Fluctuations May Adversely Affect Results of Operations."

INFLATION AND INTEREST RATES

     Virtually all of the Company's assets and liabilities are and will be financial in nature. As a result, interest rates and other factors will drive the Company's performance far more than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates.

     The Company plans to continue adding interest-earning Mortgage Assets, consisting primarily of its Non-Conforming Loan production and Retained Interests therein, but also of other Mortgage Assets, including Residual Interests in other companies' securitized mortgage loans ("Third Party Residuals"). The Company's Mortgage Asset portfolio will be designed with a view to generating spread income principally from the earnings on its Mortgage Assets in excess of its borrowing costs related to those Mortgage Assets and producing an attractive yield on its net investment in its Mortgage Assets at appropriate prices (discounts). Income on Retained Interests and Third Party Residuals will be reported as interest on the underlying loans is received by the Company in excess of the interest costs of the long-term non-recourse financing of those assets represented by the related CMOs or other MBS. A significant portion of the Company's unsecuritized mortgage loans and its other Mortgage Assets will be financed through borrowings that bear short-term rates of interest. A substantial portion of the Company's Mortgage Assets will also bear interest at short-term adjustable rates. As a result, net interest or spread income will depend on prevailing market interest rates, as well as the volume of interest-earning assets and interest-bearing liabilities. Increases in short-term interest rates will generally increase the yields on Mortgage Assets (except those bearing fixed rates of interest) and will generally increase the costs of the Company's borrowings against such Mortgage Assets. However, to the extent that borrowing costs adjust at different times or in different amounts relative to the yields on the related Mortgage Assets, the Company will be subject to interest rate risk. When the costs of borrowings increase more rapidly than the yields on assets, net interest or spread income may be reduced. Conversely, decreases in short-term interest rates may decrease the interest costs on the Company's borrowings more rapidly than it reduces the yields on the Company's adjustable-rate Mortgage Assets, causing an increase in net interest income. Management will monitor and attempt to manage interest rate risk. However, the Company's portfolio cannot be completely hedged against changing interest rates. See "Business -- Portfolio Management -- Portfolio Risk Management -- Interest Rate Risk."

YEAR 2000 COMPLIANCE

     The inability of computers, software and other equipment utilizing microprocessors to recognize and properly process data fields containing a two-digit year is commonly referred to as the "Year 2000 Compliance" issue. As the year 2000 approaches, such systems may be unable to process certain date-based information accurately.

     The Company believes it has identified all significant internal applications that will require modifications to ensure Year 2000 Compliance. Significant applications acquired or developed over the past three years were integrated into the Company's systems as Year 2000 compliant. Internal and external resources are being used to review other significant applications to make the required modifications and test Year 2000 Compliance. The modification of all significant applications is substantially complete. The Company plans to complete its testing of all significant applications over the upcoming year.

     In addition, the Company has communicated with third parties with whom it does significant business to determine their Year 2000 Compliance readiness and the extent to which the Company is vulnerable to any third party Year 2000 Compliance issues (such as any issues that may exist with respect to the Company's warehouse lenders, which could affect the Company's loan funding activities, and any issues that may exist with respect to the Alltel payment processing system utilized by the Company, which could affect the Company's servicing capabilities). However, there can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would not have a material adverse effect on the Company.

     The total cost to the Company of these Year 2000 Compliance activities has not been and is not anticipated to be material to its financial position or results of operations in any given year. These costs and the date on which the Company plans to complete the Year 2000 Compliance modification and testing processes are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved, and actual results could differ from those plans.

CERTAIN ACCOUNTING PRONOUNCEMENTS

SFAS 122

     Effective January 1, 1995, the Company adopted SFAS 122, "Mortgage Servicing Rights." Because SFAS 122 prohibits retroactive application to years prior to adoption thereof, the historical accounting results for the periods ended prior to 1995 have not been restated and, accordingly, are not directly comparable to the financial results for 1995 and thereafter. SFAS 122 was superseded but not materially changed by SFAS 125 as of January 1, 1997, and the adoption of SFAS 125 had no material impact on the Company with respect to accounting issues addressed by SFAS 122.

     SFAS 122 required that a mortgage banking entity recognize as a separate asset the rights to service mortgage loans for others. Mortgage banking entities that acquire or originate loans and subsequently sell or securitize those loans and retain the mortgage servicing rights are required to allocate the total cost of the loans between the mortgage servicing rights and the mortgage loans based on the fair value of each. The Company determines fair value of servicing rights based upon the present value of estimated net future servicing revenues less the estimated cost to service loans, adjusted based on the same assumptions used in the gain-on-sale calculation. The cost allocated to these servicing rights is amortized in proportion to and over the period of estimated net future cash flows from servicing fees collected. As a result of the adoption of SFAS 122 and SFAS 125, the Company recognizes larger gains at the time a loan is sold servicing-retained and greater costs during the period such loan is serviced than it did prior to the adoption of SFAS 122. To this end, the application of SFAS 122 (and SFAS 125 beginning January 1, 1997) resulted in additional income recorded as gain-on-sale of approximately $1.6 million, $0.5 million and $2.0 million during 1995, 1996 and 1997, respectively, which amounts in each case would not have been included in gain-on-sale in years prior to 1995. In the future, the Company intends to conduct most of its securitizations as non-recourse financings, and does not intend to sell a significant portion of its loan production. Accordingly, the Company expects that SFAS 122 and SFAS 125 as it relates to mortgage servicing will not have any significant effect on the Company in the future.

     SFAS No. 122 also requires impairment evaluations of all amounts capitalized as servicing rights, including those purchased before the adoption of SFAS No. 122, based upon the fair value of the underlying servicing rights. The Company has periodically performed these evaluations on a disaggregated basis for the predominant risk characteristics of the underlying loans, which are loan type, term, credit quality and interest rate, and in the future will perform these evaluations quarterly with respect to loans it has sold for which it retained the servicing rights.

SFAS 125

     Effective January 1, 1997, the Company adopted SFAS 125, as amended by SFAS No. 127, which provides accounting and reporting standards for transferring and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. This statement distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. Upon implementation, SFAS 125 had no material impact on the financial statements of the Company as it relates to SFAS 122 and the accounting treatment of retained mortgage servicing rights discussed above. Pursuant to the provisions of SFAS 125, the Company's two securitizations completed in 1997 were gain-on-sale transactions. The Company expects to structure its future securitizations as non-recourse financings. As a result, the Company does not expect to record gains on securitizations of its mortgage loans in the future.

SFAS 128

     Upon completion of its initial public offering, the Company will report earnings per share information pursuant to SFAS 128, "Earnings Per Share." SFAS 128 specifies the computation, presentation and disclosure requirements for "basic" and "diluted" earnings per share ("EPS") for entities with publicly held common stock or potential common stock.

     Basic EPS is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (such as the Warrants) were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

SFAS 131

     In June 1997, FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 establishes standards for the way that public companies report selected information about operating segments in annual financial statements and requires that those companies report selected information about segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS 131, which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," but retains the requirement to report information about major customers, requires that a public company report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. SFAS 131 requires that a public company report a measure of segment profit or loss, certain specific revenue and expense items, and segment assets. However, SFAS 131 does not require the reporting of information that is not prepared for internal use if reporting it would be impracticable. SFAS 131 also requires that a public company report descriptive information about the way that the operating segments were determined, the products and services provided by the operating segments, differences between the measurements used in reporting segment information and those used in the enterprise's general-purpose financial statements, and changes in the measurement of segment amounts from period to period. SFAS 131 is effective for financial statements for periods beginning after December 15, 1997. The Company has not determined the effects, if any, that SFAS 131 will have on the disclosures in its consolidated financial statements.

                                   BUSINESS

                                   OVERVIEW

     The Company is a fully-integrated, non-conforming mortgage lender that operates as a self-managed REIT. The Company originates, purchases, holds for investment and services primarily first-lien single-family residential Non-Conforming Loans. The Company intends to finance these mortgage loans through the issuance of long-term non-recourse CMOs. The Company intends to build and manage a portfolio of single-family residential mortgage loans (particularly Non-Conforming Loans) and selectively acquired MBS and other related Mortgage Assets to create attractive risk-adjusted returns through its tax-advantaged REIT structure.

     The Company was formed in 1991 to acquire the assets of its predecessor, which had been in business since 1948 and primarily originated and serviced Conforming Loans. In 1993, the Company shifted its business focus and commenced non-conforming mortgage lending and servicing operations in order to take advantage of the more attractive risk-adjusted returns the Company believes are available in the non-conforming mortgage lending market.

     The Company's business can be divided into two general categories: (i) funding and servicing of single-family residential mortgage loans, particularly Non-Conforming Loans; and (ii) management of a portfolio of Mortgage Assets, including Non-Conforming Loans and Retained Interests in Non-Conforming Loans funded by the Company, and other Mortgage Assets that may be selectively acquired by the Company through secondary market purchases.

     The Company's goal generally is to produce and acquire mortgage loans and other Mortgage Assets that generate interest income in an aggregate amount that exceeds (i) the interest costs of financing the assets, (ii) the costs of producing or acquiring the assets, and (iii) the credit losses that will inevitably be incurred on some portion of the assets. This excess interest income, or spread, will be available to support the Company's overhead expenses and, to the extent not so expended, will represent profit that will for the most part be distributed to stockholders as dividends. The Company's overall strategy is to maximize profitability by producing and acquiring Mortgage Assets that are best suited to the Company's goal of maximizing spread income over time. The Company intends to focus its efforts on locating, producing and acquiring Mortgage Assets (i) that have risk-adjusted interest rates high enough to maximize spreads over borrowing and production costs, (ii) for which the spread income is likely to have a significant duration, so that the spread income continues to be earned over time and the associated production and acquisition costs can be amortized over a longer period, (iii) that are priced at levels commensurate with the levels of credit risk assumed with respect to the assets, (iv) that can be produced in quantities sufficient to create economies of scale to justify the related production costs, and (v) that can be managed efficiently through the Company's servicing and portfolio management operations.

     The Company intends to focus its loan production efforts on loan products that it identifies as best suited to the Company's overall goals. Through research, experience and product testing the Company seeks to understand the consumers who will be most likely to borrow from the Company and identify the loan products that are in demand.

The Company tests its production channels to determine the best means of reaching the markets for its loan products (as well as assessing the costs and efficiency of various production channels in order to ascertain the most viable production channel for reaching various consumer groups and marketing loan products). In evaluating a type of Mortgage Asset or prospective targeted consumer group, the Company will analyze, among other things, the likelihood of defaults, losses and prepayments on the Mortgage Asset proposed to be produced or acquired and the internal costs involved in producing and holding the Mortgage Asset or in reaching that consumer group. The Company intends to use its experienced servicing operation to manage the credit risks inherent in the Mortgage Assets it ultimately chooses to produce and acquire.

     In the future, the Company intends to:

     . build a portfolio of Mortgage Assets and maximize its risk-adjusted returns on that portfolio by:

               . increasing its loan production and broadening its product mix by (i) expanding existing capacity and the geographic base of its wholesale Non-Conforming Loan production, (ii) expanding its retail loan origination capabilities, and
                    (iii) offering new loan products to targeted groups of consumers;

               . acquiring other non-conforming mortgage lending companies or certain operations of such companies, including retail mortgage lending operations and wholesale networks in geographic areas where the Company wishes to expand, and acquiring loan production generally meeting the Company's underwriting guidelines from third parties;

               . investing in Retained Interests in securitized loan pools comprised of its own Non-Conforming Loans and by strategic acquisitions of other Mortgage Assets meeting investment guidelines approved by the Board of Directors, including Third Party Residuals;

               . secure long-term non-recourse financing for its loan production by issuing CMOs backed by its mortgage loans in transactions that are treated as borrowings for financial accounting purposes, thereby avoiding the earnings volatility associated with securitizations that receive gain-on-sale accounting treatment;

               . continue to service its own Non-Conforming Loan production, and operate as "Special Servicer" with respect to certain acquired Mortgage Assets, in order to enhance its ability to manage the risks associated with its Non-Conforming Loans and such Mortgage Assets.

     To implement its objectives as described in this Prospectus, the Company has assembled an experienced senior management team. The Company recently hired James A. Weissenborn as Chief Executive Officer and Kevin J. Nystrom as Chief Financial Officer. This new senior management team has significant experience operating mortgage lending businesses and managing mortgage-related asset portfolios. See "Management." The Company believes that the experience of Mr. Weissenborn and Mr. Nystrom complements the previous experience of the other members of the Company's management in non-conforming mortgage lending and accessing the secondary mortgage markets. In addition, the Company will share certain employees with The Chotin Group Corporation ("TCG"), a company wholly-owned by Steven B. Chotin. TCG has extensive experience with the mortgage loan securitization and CMO markets and in acquiring and holding Mortgage Assets. As a result, the Company believes that it is well positioned to avail itself of substantial opportunities for growth in the evolving non-conforming mortgage loan market.

                          MORTGAGE LENDING OPERATIONS

MARKET OVERVIEW

     Over the last three years, the residential mortgage market generated annual volume in excess of $600 billion per year in mortgage loan principal balance. Most of these loans (approximately 80% to 85%) consist of Conforming Loans. The remaining 15% to 20% (approximately $90 to $120 billion) of these loans are Non-Conforming Loans. Investments in Non-Conforming Loans involve greater risks than investments in Conforming Loans; however, investors in Non-Conforming Loans generally can achieve higher risk-adjusted returns than investors in Conforming Loans, if they manage the risks associated with non-conforming lending effectively, because non-conforming mortgage lenders are generally able to charge higher interest rates for their loan products than those that are usually charged by conforming mortgage lenders, particularly if the related borrowers do not have good credit.

     The Company believes there is strong consumer demand for Non-Conforming Loans nationwide. Across the country, many consumers have suffered dislocation and temporary unemployment, resulting in derogatory entries on their credit reports. Many consumers have high ratios of debts to assets and high levels of credit card and other installment debt. In addition, more consumers are choosing to become self-employed and are not as readily capable of documenting their sources of income. These are some of the circumstances that create the market for Non-Conforming Loans.

     One of the significant differences between the Conforming and Non-Conforming Loan markets has been their relative levels of sensitivity and reaction to changes in interest rates. Generally, the Non-Conforming Loan market's historical performance has been less sensitive and reactive to interest rate fluctuations than the Conforming Loan market. This is evident by the growth in Non-Conforming Loan originations from 1993 through 1995. While the Conforming Loan market experienced a decline in originations of more than 40% due primarily to an increase in interest rates, loan originations in the Non-Conforming Loan market continued to grow at an annual rate of 10% to 15% over the same three-year period. The Company believes that the sub-prime or "non-conforming" mortgage market will continue to grow and to generate relatively attractive risk-adjusted returns over the long term due in part to the following factors: (i) increased numbers of existing homeowners with derogatory entries on their credit reports; (ii) growth in the number of immigrants with limited credit histories who are in the prime home buying ages of 25 to 34; (iii) growth in the number of self-employed individuals who have sources of income that are inconsistent and difficult to document; (iv) growth in consumer debt levels which are causing many consumers to have higher debt/income ratios; and (v) growth in consumer bankruptcy filings that cause consumers to be classified as non-conforming credits.

     Historically, the Non-Conforming Loan market has been a highly fragmented niche market dominated by local brokers with direct ties to investors who owned and serviced this relatively higher margin, riskier product. Many new competitors have entered this market in recent years, and the Company believes that more competitors may attempt to enter the market in the future. The Company believes that this market remains fragmented. While the entry of new competitors may cause profit margins to narrow, the Company believes that the Non-Conforming Loan mortgage market will be able to sustain attractive profit margins due to certain barriers to entry, which include (i) the capital intensive nature of the business as issuers of securities backed by Non-Conforming Loans are required to retain the associated credit and prepayment risks; (ii) the higher level of expertise required to underwrite Non-Conforming Loans compared to Conforming Loans; (iii) the higher cost to service Non-Conforming Loans compared to Conforming Loans due to the additional emphasis required on collections and loss mitigation; (iv) the time and expense necessary to build a wholesale or a retail loan production channel; and (v) the fact that sub-prime lenders must implement automated and manual processes to originate Non-Conforming Loans as there are currently no fully automated Non-Conforming Loan origination systems available. Management believes that the Non-Conforming Loan market requires more business judgment from underwriters in evaluating borrowers with previous credit problems. Sub-prime lending is also generally a lower volume/higher profit margin business than the Conforming Loan business to which traditional mortgage bankers have become accustomed. Sub-prime mortgage lending is also more capital intensive than the Conforming Loan market for lenders who securitize their loan production and for lenders who hold their mortgage loans due to the fact that the securitization function requires a higher level of credit enhancement which must be provided by the issuer of MBS backed by Non-Conforming Loans in the form of over-collateralization or subordination.

     Management believes that the Company is well positioned to avail itself of substantial opportunities for growth in the evolving non-conforming mortgage lending market. Many of the participants in this market have relied in substantial part on the realization of gains upon securitization of mortgage loans that are treated as sales for financial accounting purposes. Such gains are calculated on the basis of projected net cash flows from the mortgage loans and are evidenced by residual or subordinated interests ("Residual Interests") in securitized mortgage loan pools retained by such companies. In 1997, the Company and several of its competitors incurred losses due to the devaluation of their Residual Interests resulting primarily from prepayments with respect to the underlying mortgage loans that were beyond the estimates of prepayment rates that had been assumed in initially valuing the Residual Interests, and a general shift in the marketplace toward more conservative methodologies for valuing Residual Interests than the practices that had been widely in use previously. The Company and several of its competitors also have adopted more conservative valuation assumptions for Residual Interests on a prospective basis, which will ultimately have the effect of reducing earnings that will be reported by companies with respect to their Residual Interests created in securitizations structured to generate gains on sale. The trading prices of many publicly-traded non-conforming mortgage companies have experienced significant volatility and downward pressure as a result of these events, and certain of the Company's competitors may be unable to access the capital markets or otherwise obtain financing adequate to meet their working capital needs in the future. The Company believes that this situation may create significant opportunities for the Company to implement strategies for expansion of its loan production capabilities, as well as to make strategic acquisitions of other non-conforming mortgage companies or certain operations of such companies that would complement or supplement the Company's existing operations and loan production and acquisitions of Mortgage Assets owned by third parties.

SPECIFIC LOAN PRODUCTION AND EXPANSION STRATEGIES

GENERAL

     The Company first entered the non-conforming mortgage lending market as a wholesale mortgage lender, meaning that it acquired its loan production solely through its network of independent mortgage brokers and correspondent lenders who acted as intermediaries between the Company and the borrowing public. Brokers and correspondents conduct their own marketing and employ their own personnel to solicit loan applications, thereby allowing the Company to enter the non-conforming mortgage market without as significant a capital investment as would otherwise have been necessary in establishing a retail-based lending presence. Accordingly, the Company's non-conforming lending business has historically been "channel-dependent" in that the types of products offered and consumers reached by the Company were dictated by the customer base "channeled" through the Company's network of brokers and correspondents. The brokers and correspondents who have relationships with the Company have typically derived most of their borrowing customers from their relationships with real estate brokers; as a result, the Company's Non-Conforming Loan portfolio has been comprised largely of loans made to finance initial purchases and non-cash-out refinancings of residential real estate ("Purchase Money/Refinancing Loans"). During 1997, $252.3 million or 59.2% of the Company's Non-Conforming Loan production consisted of Purchase Money/Refinancing Loans. Also, most brokers and correspondents tend to target consumers with relatively higher credit ratings, because loan applications from these consumers are more likely to result in funded loans and the compensation of brokers and correspondents is typically contingent on loan closings. Consequently, the Company's historically channel-dependent lending has caused the Company's Non-Conforming Loan portfolio to consist largely of Higher Credit Non-Conforming Loans. Although the Company's underwriting guidelines include five levels of credit risk classification, 83.8% of the principal balance of the Non-Conforming Loans funded by the Company in 1997 were made to borrowers within the Company's "A" and "A minus" credit grades, its two highest credit classification levels. See " -- Underwriting and Quality Control Strategy." In the future, the Company may originate and acquire more Non-Conforming Loans that are not Higher Credit Non-Conforming Loans.

     The Company is now a relatively mature non-conforming mortgage lender, having been in the business for nearly five years. While the Company intends to continue to expand its channel-dependent lending business, a major component of the Company's business plan for the future involves implementation of new "customer-directed" strategies designed to target groups of consumers that it has not yet reached through its channel-dependent programs. The Company believes that more prospective non-conforming borrowers are looking for funds to consolidate and refinance non-mortgage indebtedness, such as credit cards, and to finance home improvements, education and other consumer needs than for Purchase Money/Refinancing Loans. Consumers who own equity in their homes can obtain funds for these purposes by borrowing loans secured by their residences ("Home Equity Loans") for lower interest rate costs than those charged under unsecured loans and loans secured by assets other than residential real estate. The channels through which the Company has historically obtained its loans have not significantly tapped into this source of Non-Conforming Loan production.
The Company plans to target consumers who seek Home Equity Loans. As the Company's Home Equity Loan production increases, the Company expects its loan production volume to be less dependent on general levels of interest rates or home sales and therefore less cyclical than conventional mortgage lending, which focuses on Purchase Money/Refinancing Loans. The Company has no current plans to make Home

Equity Loans with loan-to-value ratios in excess of 100%. The Company will continue to apply its underwriting guidelines to ensure that its loan production remains of satisfactory quality to enable the Company to minimize losses.

     The Company also plans to focus on producing loan products that it believes will add duration to the Company's mortgage loan portfolio. These products are expected to include loans with prepayment penalties, Home Equity Loans, loans originated through retail operations, and loans secured by first liens on properties that are also encumbered by subordinated mortgage liens. See "-- Portfolio Management -- Portfolio Risk Management -- Prepayment Risk."

"CHANNEL-DEPENDENT" LENDING

     Description of the Company's Wholesale Lending Infrastructure

     The Company is an experienced wholesale non-conforming lender that (i) originates mortgage loans through independent licensed mortgage brokers and (ii) purchases mortgage loans from approved mortgage bankers and other financial institutions acting as correspondent lenders for the Company. Of the $425.9 million in mortgage loans the Company funded in 1997, the Company originated approximately 68.0% or $289.4 million in mortgage loans through 585 brokers in 39 states and the District of Columbia and purchased approximately 31.6% or $134.6 million in mortgage loans from 83 correspondents in 30 states and the District of Columbia. Loan acquisitions from correspondents are comprising an increasingly large percentage of the Company's wholesale loan production. From 1996 to 1997, the volume of loans originated by the Company through brokers increased by 63.5%, while the volume of loans funded by the Company through correspondents increased by 340.6%.

     Wholesale Loan Originations and Purchases. The Company has increased its loan originations and purchases significantly in recent years, from $126.4 million during 1995 to $207.5 million in 1996 and $425.9 million in 1997. The following table shows certain information regarding the Company's loan originations and purchases by source for the periods shown. All dollar amounts are shown in thousands.

                             SOURCES OF LOANS/(1)/

                                                                                         THREE MONTHS
                                                                                             ENDED
                                                YEAR ENDED DECEMBER 31,                    MARCH 31,
                                         ------------------------------------       ---------------------
                                             1995         1996         1997             1997       1998
                                             ----         ----         ----             ----       ----
BROKER:
   Principal balance                      $102,170      $177,000     $289,445          $50,462    $49,020
   Percentage of total loans funded           80.8%         85.3%        68.0%            81.6%      49.9%
   Average principal balance per loan     $     95      $    116     $    114          $   114    $   122
   Weighted average original
    loan-to-value ratio/(2)/                  68.0%         77.6%        79.4%            78.6%      79.5%
   Weighted average interest
    rate/(3)/                                 10.7%         10.3%        10.0%            10.1%      10.0%

CORRESPONDENT:
   Principal balance                      $ 24,277      $ 30,544     $134,580          $11,354    $47,995
   Percentage of total loans funded           19.2%         14.7%        31.6%            18.4%      48.9%
   Average principal balance per loan     $    109      $    125     $    127          $   137    $   125
   Weighted average original
    loan-to-value ratio/(2)/                  69.1%         76.5%        79.0%            77.5%      78.8%
   Weighted average interest
    rate/(3)/                                 10.6%         10.4%         9.7%             9.9%       9.7%

DIRECT TO CONSUMER:
   Principal balance                      $      -      $      -     $  1,902          $     -    $ 1,123
   Percentage of total loans funded              -%            -%         0.4%               -%       1.2%
   Average principal balance per loan     $      -      $      -     $    146          $     -    $   140
   Weighted average original
    loan-to-value ratio/(2)/                     -%            -%        72.1%               -%      83.6%
   Weighted average interest
    rate/(3)/                                    -%            -%         9.4%               -%       9.9%

TOTAL LOAN ORIGINATIONS
AND ACQUISITIONS:
   Principal Balance                      $126,447      $207,544     $425,927          $61,816    $98,138
   Average principal balance per loan     $     98      $    117     $    118          $   118    $   124
   Weighted average original
    loan-to-value ratio/(2)/                  68.2%         77.4%        79.2%            78.4%      79.2%
   Weighted average interest rate/(3)/        10.6%         10.3%        10.0%            10.1%       9.8%

_________________________
(1) Weighted average statistics presented in this table are measured for any loan as of the date the loan was originated or acquired by the Company.
(2) The original loan-to-value ratio of a mortgage loan is determined by dividing the amount of the loan by the lesser of the purchase price or the appraised value of the mortgage property at origination.
(3) With respect to ARMs, reflects the interest rate as of the date of origination.

                                LOAN TYPES/(1)/

                                                                                                    THREE MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31,                      MARCH 31,
                                                   -----------------------------------------    --------------------------
                                                      1995             1996         1997             1997         1998
                                                      ----             ----         ----             ----         ----
ADJUSTABLE-RATE LOANS (ARMs)/(2)/
  Six-Month LIBOR ARMs
   Principal balance                                 $ 88,376        $125,470     $119,151          $28,606     $18,353
   Percentage of total loans funded                      69.9%           60.5%        28.0%            46.3%       18.7%
   Average principal balance per loan                $    102        $    131     $    147          $   143     $   158
   Weighted average original
    loan-to-value ratio/(3)/                             68.2%           77.5%        79.4%            78.2%       81.6%
   Weighted average interest rate/(4)/                   10.4%            9.9%         9.5%             9.5%        9.4%
   Weighted average
    margin over LIBOR/(5)/                                5.6%            5.7%         5.8%             5.8%        5.7%

 Two-Year Fixed/Six-Month
  LIBOR Loans
   Principal balance                                 $    117        $ 42,009     $244,785          $25,221     $64,644
   Percentage of total loans funded                       0.1%           20.2%        57.5%            40.8%       65.9%
   Average principal balance per loan                $    117        $    111     $    117          $   114     $   126
   Weighted average original
    loan-to-value ratio/(3)/                             85.0%           80.1%        80.1%            79.0%       79.5%
   Weighted average interest rate/(4)/                    9.1%           10.7%        10.1%            10.4%        9.9%
   Weighted average
    margin over LIBOR/(5)/                                4.1%            5.4%         6.0%             5.9%        5.8%

 Three-Year Fixed/Six-Month
  LIBOR Loans
   Principal balance                                 $ 22,102        $  9,363     $  4,534          $   781     $ 1,333
   Percentage of total loans funded                      17.5%            4.5%         1.0%             1.2%        1.3%
   Average principal balance per loan                $     97        $    114     $    133          $    78     $   267
   Weighted average original
    loan-to-value ratio/(3)/                             68.8%           73.4%        73.4%            78.3%       76.5%
   Weighted average interest rate/(4)/                   11.1%           11.0%         9.8%            10.8%       10.6%
   Weighted average
    margin over LIBOR/(5)/                                4.9%            5.7%         5.7%             5.8%        5.9%

 Total ARMs
   Principal balance                                 $110,595        $176,842     $368,470          $54,608     $84,330
   Percentage of total loans funded                      87.5%           85.2%        86.5%            88.3%       85.9%
   Average principal balance per loan                $    101        $    131     $    126          $   126     $   132
   Weighted average original
    loan-to-value ratio/(3)/                             68.3%           77.9%        79.8%            78.6%       79.9%
   Weighted average interest rate/(4)/                   10.6%           10.2%         9.9%             9.9%        9.8%
   Weighted average
    margin over LIBOR/(5)/                                5.5%            5.6%         5.9%             5.8%        5.8%

FIXED-RATE LOANS
   Principal balance                                 $ 15,852        $ 30,702     $ 57,457          $ 7,208     $13,808
   Percentage of total loans funded                      12.5%           14.8%        13.5%            11.7%       14.1%
   Average principal balance per loan                $     79        $     87     $     86          $    78     $    87
   Weighted average original

    loan-to-value ratio/(3)/                             67.7%           74.6%        75.8%            77.1%       74.9%
   Weighted average interest rate/(4)/                   11.2%           11.3%        10.5%            10.9%       10.2%

TOTAL LOAN ORIGINATIONS
  AND PURCHASES:
   Principal balance                                 $126,447         $207,544    $425,927          $61,816     $98,138
   Average principal balance per loan                $     98         $    117    $    118          $   118     $   124
   Weighted average original
    loan-to-value ratio/(3)/                             68.2%            77.4%       79.2%            78.4%       79.2%
   Weighted average interest rate/(4)/                   10.7%            10.3%       10.0%            10.1%        9.8%

_________________________

 (1) Weighted average statistics presented in this table are measured for any loan as of the date the loan was originated or acquired by the Company.
 (2) ARMs include loans bearing fixed interest rates for two or three years after the date of origination, after which their interest rates are adjusted semi-annually. These loans are called "Two Year Fixed/Six-Month LIBOR Loans" and "Three Year Fixed/Six-Month LIBOR Loans" in the table.
 (3) The original loan-to-value ratio of a mortgage loan is determined by dividing the amount of the loan by the lesser of the purchase price or the appraised value of the related mortgaged property at origination.
 (4) With respect to ARMs, reflects the interest rate as of the date of origination.
 (5) The margin for a loan is a fixed amount set for the life of the loan, which, when added to the index (as described below) determines the interest rate on the loan (subject to interest rate floors, ceilings and caps). The index used by the Company is the London Interbank Offered Rate for six-month U.S. Dollar deposits ("LIBOR"), as published each Monday in The Wall Street Journal.

          Current Geographic Markets. The following table shows for the periods indicated the geographic distribution of loan purchases and originations:

                                                                     LOAN ORIGINATIONS
                                                                       AND PURCHASES
                                                                                            THREE MONTHS
                                                                                               ENDED
                                               YEAR ENDED DECEMBER 31,                        MARCH 31,
                                  ---------------------------------------------------------------------------------
                                       1995             1996            1997           1997             1998
                                       ----             ----            ----           ----             ----
STATE
  1.  Colorado                         34.8%            46.8%           29.9%          35.7%            26.7%
  2.  Georgia..............             9.8             15.8            14.4           18.4             12.2
  3.  California...........             3.6              2.2             8.0            1.9              6.6
  4.  Connecticut..........            10.4              7.5             8.0            9.5              9.6
  5.  Massachusetts........            20.9              9.5             7.9            6.0              7.3
  6.  Maryland.............             2.3              2.9             4.9            4.8              3.1
  7.  Virginia.............             0.2              1.5             4.6            6.9              4.2
  8.  Utah.................             1.0              1.1             3.0            1.0              2.5
  9.  Rhode Island.........             4.6              4.1             2.7            3.8              1.5
  10.  Illinois............             2.1              1.5             2.0            1.8              1.4
  All Other States.........            10.3              7.1            14.6           10.2             24.9
                                      -----            -----           -----          -----            -----
        TOTAL..............           100.0%           100.0%          100.0%         100.0%           100.0%
                                      =====            =====           =====          =====            =====

     Although the Company has expanded its mortgage funding network in many regions of the United States, the Company's loan origination and purchase business is likely to remain concentrated for the foreseeable future in certain states, particularly states in which regional and branch offices of the Company are located. Consequently, the

Company's results of operations and financial condition are dependent upon general trends in the local economies and the residential real estate markets in such states. See "Risk Factors--Operating Risks -- Lack of Geographic Diversification."

     Broker and Correspondent Marketing; Account Executives. The Company has been successful in establishing and maintaining relationships with brokers and correspondents interested in offering non-conforming mortgage products to their clientele, and management believes that this success is primarily attributable to the quality of service the Company provides to its network of brokers and correspondents.

     The Company typically initiates contact with a broker or correspondent through the Company's account executives who are supervised by regional sales officers with sales and marketing experience in the industry. The Company usually hires account executives who have contacts with brokers and correspondents that originate Non-Conforming Loans within their geographic territory. The account executives are responsible for developing and maintaining the Company's broker and correspondent networks within their geographic territory chiefly by frequently visiting each broker or correspondent, communicating the Company's underwriting guidelines, disseminating new product information and pricing changes, and by a continuing commitment to understanding the needs of the customer. Account executives attend industry trade shows and are a source of information to the Company concerning products and pricing offered by competitors and new market entrants, all of which assist the Company in refining its programs and product offerings in order to continue to offer competitive service.

     The Company compensates its account executives with base salary plus commissions based on production volume. All of the Company's account executives must complete an extensive three- to six-month training program to attain the level of knowledge and experience integral to the Company's commitment to providing the highest quality service for brokers and correspondents.
Management believes that by maintaining an efficient, trained and experienced staff, it has addressed the central factors that determine where a broker or correspondent sends its business: (1) consistent underwriting, (2) accessibility, (3) competitive pricing and (4) accurate and timely answers.

     Team Approach. The Company seeks to establish, maintain and grow productive relationships with its brokers and correspondents by assigning to each broker and correspondent an entire support team headed by an account executive. The support team consists of a customer support specialist who will be the broker's or correspondent's "single point of contact" within the Company, as well as a loan underwriter, a title insurance/closing specialist and an appraisal specialist. The customer service specialist conveys all team decisions, including underwriting decisions, to the team's assigned brokers and correspondents. A "trading desk" also supports each team, providing application pre-qualification services to brokers and correspondents. Brokers and correspondents typically submit loan applications to the Company for pre-qualification through the trading desk before submitting complete application packages. This enables the brokers and correspondents to obtain a preliminary indication as to whether the Company will approve a particular application and, if so, to obtain a preliminary indication of the Company's probable loan terms. The team's underwriters ultimately make all decisions over loan approval or denial and on the conditions to closing of a loan, and the customer service specialist communicates all underwriter decisions to the customer. Teams also include appraisal review specialists, who conduct a 55-point in-house review of every appraisal (and a 27-point review of every review appraisal), and a "closer," who interacts directly with title insurance companies and other settlement agents to facilitate smooth loan closings. Because the Company operates in a highly competitive environment where brokers may submit the same loan application to several prospective lenders simultaneously, the Company strives to provide brokers with timely responses to broker inquiries, usually within 2 to 4 hours after a broker's submission of a loan application for pre-qualification, and usually within 24 to 48 weekday hours after a broker's submission of a loan application for full review. If the application is approved by the Company's underwriters, a "conditional approval" will be issued to the broker with a list of specific conditions to be met and additional documents to be supplied prior to funding the loan. The account executive and the support team will then work directly with the submitting broker to collect the requested information and meet all underwriting conditions. In most cases, the Company funds loans within 10 to 15 days after preliminary approval of the loan application. In some cases, the Company will fund a loan within a shorter period after the loan application is approved. In the case of a denial, the Company will make all reasonable attempts to ensure that there is no missing information concerning the borrower or the application that might change the decision on the loan. If an applicant does not initially meet the Company's criteria for the type of loan for which he or she applied, the

Company typically will attempt to offer the applicant a mortgage loan bearing a higher interest rate and requiring a larger down payment before denying the loan application altogether.

     Each of the Company's loan production teams is eligible for incentive compensation based on loan production, balanced by a loan quality check that reduces overall team incentive compensation for poor quality loans. A team's incentive pool is increased by an equal amount for each approval or denial decision made by the team, and is also increased, but by a smaller amount, for each loan closed by the team. However, a team's entire commission with respect to a loan will be eliminated if a loan that is approved is unsalable or ineligible for securitization. The Company believes that this system encourages all of its loan production employees to achieve and maintain a complete concept of the Company's mission of increasing loan production without sacrificing the Company's quality standards and helps to ensure that the production teams' incentives mirror the profitability incentives of the Company as a whole.

     The Company's Brokers. During 1997, the Company's broker network accounted for $289.4 million or 68.0% of the Company's loan purchases and originations compared to $177.0 million or 85.3% of the Company's loan purchases and originations during 1996. For the quarters ended March 31, 1998 and 1997, the Company's broker network accounted for $49.0 million, or 49.9%, and $50.5 million, or 81.6%, respectively, of the Company's loan purchases and originations. No single broker contributed more than 4.3% of the Company's total purchases and originations in 1997.

     Before a broker becomes part of the Company's network, the broker must go through an approval process in which it must demonstrate that it is properly licensed and registered in the state in which it seeks to transact business, submit to business references and an integrity check, demonstrate that it has adequate net worth, and sign a standard broker agreement with the Company. The Company regularly reviews the performance of loans originated through its brokers. The program's legal agreements provide for recourse to brokers in the event that the Company's quality control program substantiates evidence of breach of contract representations and warranties, the remedies for which may include indemnification for losses incurred by the Company.

     Typically, the amount the Company must expend to fund loans originated through brokers exceeds the initial principal amount of the loan which is disbursed to the borrower, in order to compensate the broker for the loan. The amounts paid by the Company to fund loan originations through brokers averaged 101.6% of the initial principal amounts of all loans originated by the Company through brokers in 1997.

     The Company originates substantially all of its broker loans on a one-by-one or "flow" basis, rather than in bulk packages. This is convenient and efficient for the Company's broker customers, who do not have to incur the costs of accumulating loans until they have a salable pool. The Company intends to continue providing top quality and consistent, efficient service to its broker customers in an effort to originate loans through brokers at prices that are fair to the Company.

     The Company's Correspondents. An approved correspondent is a licensed mortgage lender, commercial bank or savings and loan who sells loans to the Company that the correspondent has originated, processed and closed in its own name. During 1997, the Company's correspondent network accounted for $134.6 million or 31.6% of the Company's loan purchases and originations, compared to $30.5 million or 14.7% of the Company's loan purchases and originations during 1996. For the quarter ended March 31, 1998, the Company's correspondent network accounted for $48.0 million, or 48.9%, of the Company's loan purchases and originations, compared to $11.4 million, or 18.4%, of the Company's loan purchases and originations in 1997's first quarter. The relative increase in loan purchases and originations from correspondents primarily reflects the growth of many of the Company's brokers and their transition to correspondent status. No single correspondent contributed more than 9.1% of the Company's total loan purchases and originations in 1997. The amounts paid by the Company to purchase loans from correspondents averaged 103.6% of the initial principal amounts of all loans purchased by the Company from correspondents in 1997.

     A prospective correspondent becomes eligible to submit loans to the Company for purchase only after the Company has conducted a review of the prospective correspondent's business and lending operations, the depth of the prospective correspondent's involvement in both conforming and non-conforming lending, an analysis of the prospective correspondent's financial statements for the prior two years, creditworthiness and other business reference checks including Dun & Bradstreet reports, and determination that the prospective correspondent possesses adequate licensing and approvals from HUD and appropriate state regulatory authorities. The Company also performs an annual review of each approved correspondent in order to ensure continued compliance with legal requirements and that lending operations and financial information continue to meet the Company's standards. The Company regularly reviews the performance of loans purchased from its correspondents. The program's legal agreements provide for recourse to correspondents in the event that the Company's quality control program substantiates a breach of contract representations and warranties, the remedies for which may include loan repurchase and indemnification for losses incurred by the Company.

     The Company will purchase a correspondent loan at the loan closing or later as a pre-closed loan based upon the correspondent's business needs. The Company purchases individual loans in some instances on a one-by-one or "flow" basis, and in other cases the Company purchases loans from correspondents as part of bulk purchases of pre-closed loans. All loans purchased by the Company under its correspondent program parameters must be underwritten and approved by the Company prior to purchase. With respect to its correspondents, as with its brokers, the Company has a commitment to quick and knowledgeable service and offers both pre-qualification and full review underwriting to its correspondent customers.

     When selling on a flow basis, a correspondent will submit a full loan application package as a basis for obtaining a preliminary approval from the Company, subject to final underwriting approval, prior to closing the loan. The Company's underwriting approval typically will stipulate all items needed to complete the package for purchase in compliance with the Company's underwriting guidelines.

     In a bulk sale, a correspondent will offer a group of loans to the Company for sale (not necessarily consisting of loans that have been preapproved), and the Company will underwrite and purchase those loans in the group that meet the Company's underwriting criteria or that deviate from the Company's underwriting guidelines in manners deemed acceptable to the Company.

     "Hub and Spoke" Structure. The Company is organized in a geographically evolving "hub and spoke" structure. The Company currently has four regional office hubs, each of which oversees and serves the account executives located in the regional office, in the branch offices, if any, within the related region, and in smaller markets within the region where no branch office has yet been established. As of March 31, 1998, the Company maintained a staff of approximately 41 account executives who operate (i) from the Company's four regional offices located in Englewood, Colorado (Central Region), Warwick, Rhode Island (Northeast Region), Roswell, Georgia (Southeast Region) and Newport Beach, California (Western Region), (ii) from the Company's five branch offices located in Phoenix, Arizona (in the Western Region), Landover, Maryland (in the Northeast Region), Fort Lee, New Jersey (in the Northeast Region), Pittsburgh, Pennsylvania (in the Northeast Region), and Salt Lake City, Utah (in the Central Region), and (iii) in certain other geographic markets in which the Company is evaluating the desirability of opening a branch office. The regional offices are full-service operations in which all loan processing and underwriting functions take place. Branch offices are designed to facilitate loan production in a local area served by a regional office. The Company believes that by having a local sales presence in a market, it can maximize its ability to penetrate that market. While sales efforts can be conducted effectively through the branch offices or through brokers on-site in other markets, loan processing and approval remain concentrated at the appropriate regional office until the branch office can support the overhead associated with the increased work of processing and underwriting. The Company believes this allows its sales personnel in branch offices to concentrate their efforts on expansion of business during the branch office's formative stages, while enabling the Company to maintain consistency in application of its loan processing operations and its underwriting decision-making.

EXPANSION STRATEGIES

     The Company places great emphasis on its mortgage lending operation primarily as a source of Non-Conforming Loans for the Company's portfolio. The Company plans to improve profitability by, in general, increasing the net interest spread from its loan production. This can be accomplished by (i) lowering the production costs of its mortgage loans, (ii) effectively managing the risks (including credit and prepayment risks) inherent in its mortgage loans, and (iii) increasing the volume of its loan production in order to create economies of scale that better leverage the

Company's overhead and produce more interest income overall. The Company currently seeks to generate a broader product mix to help manage risks through creating a more balanced portfolio, to increase the volume of its loan production generally, and to identify and produce the types of loan products that best serve the Company's overall strategies for maximizing profitability.

     Strategies for Expansion of Wholesale Loan Production

     Expansion of Existing Wholesale Lending Platform. The Company intends to take advantage of its existing wholesale lending platform and strengths inherent in its existing mortgage lending infrastructure to expand its wholesale loan production volume to utilize excess capacity at its existing offices. Also, the Company believes that providing prompt, consistent service is the primary reason for its historic success with independent brokers and correspondents.
Management has accordingly created a service-oriented culture at the Company designed to provide consistently efficient and effective service to the mortgage broker and correspondent community. In particular, the Company believes that its team approach to broker and correspondent customer relations, especially the provision of a dedicated team member as a "single point of contact" for each wholesale customer, has enhanced its relationships with its broker and correspondent customers by personalizing the Company's customer relationships, while the provision of an entire team of specialists supporting the customer service representative ensures the customer's needs will be met promptly and effectively. The Company expects to continue to emphasize customer service and utilize its decentralized structure to retain existing broker and correspondent customers and capitalize on its reputation for quality service to expand its wholesale lending network further.

     Continued Geographic Expansion of Wholesale Platform. In recent years, the Company has successfully expanded the geographic scope of its wholesale lending operations to penetrate new markets and further penetrate existing markets. The Company had $424.0 million in wholesale loan production from 39 states and the District of Columbia in 1997, compared to $207.5 million of wholesale loan production from 34 states in 1996 and $126.4 million in loan production from 35 states during 1995. The Company intends to continue its geographic expansion and to continue to build its network of brokers and correspondents both in the Company's existing markets and in new markets. The Company recently expanded its Newport Beach, California Western Regional office to enable it to handle more production volume and, in November 1997, the Company opened a branch office in Salt Lake City, Utah (associated with the Central Region) and in December 1997, the Company opened a branch office in Fort Lee, New Jersey (associated with the Northeast Region) to fund loans in New Jersey and New York, and in March 1998, the Company opened its newest branch office in Pittsburgh, Pennsylvania (also associated with the Northeast Region). The Company plans to open new branch office "spokes" around its current regional office "hubs" in the future, as well as to open new regional offices. The Company is considering opening a new regional office in the Midwest and, possibly, new branch offices in Texas and/or Florida, in 1998. The Company targets markets where it believes homeowners have significant equity in their residences and the value of residential real estate is appreciating, so that the equity against which homeowners in the area can borrow is increasing. The Company also looks at other factors that may indicate a heightened level of consumer demand for Non-Conforming Loans, such as changes in law that permit or facilitate home equity or non-conforming lending. The Company applies a 13-point market analysis to a prospective market, reviewing the growth of equity in residential real estate as well as other factors such as demographic information, consumer credit profiles (including the incidence of personal bankruptcies, foreclosures and other similar events), and the overall regional economy. If the Company determines that a new geographic area presents an appropriate opportunity, it may hire an account executive located in the vicinity to conduct a sales effort out of his or her home to test the market. If the Company believes that this test has been successful, the Company will strongly consider opening a branch office.

     Bulk Acquisition of Mortgage Loans

     Another manner in which the Company may expand its loan production is by opportunistically acquiring bulk packages of mortgage loans from other relatively large-scale lenders in the non-conforming mortgage lending market from time to time. The Company believes that the prices it would have to pay for bulk pools of mortgage loans will be higher than the prices it pays for its wholesale loan production funded through brokers and correspondents, but under certain circumstances management may elect to make such purchases in order to increase loan production generally or to improve the execution of its CMO financing transactions. The Company will underwrite the loans in any pool considered for acquisition in accordance with the Company's underwriting guidelines to confirm general compliance with those guidelines, subject to exceptions approved by management. See "--Underwriting and Quality Control Strategy" below.

"CUSTOMER-DIRECTED" LENDING INITIATIVES

     The Company has gained substantial experience in originating Non-Conforming Loans by operating as a wholesale lender in the non-conforming mortgage market for the last five years. Management believes that the Company is now ready to make the transition from being a totally channel-dependent wholesale mortgage lender into directing its business at specific groups of consumers who have not been reached adequately through its existing wholesale lending operations. The Company plans initially to conduct this customer-directed expansion principally through its wholesale channels, by directing greater efforts to brokers and correspondents who serve the types of consumers the Company wants to reach.

     Marketing to Home Equity Loan Borrowers

     The Company intends to increase its lending under Home Equity Loans made to consumers seeking funds to consolidate and refinance non-mortgage debt and to finance home improvements, education and other consumer needs. Primarily because of its historical dependence on certain brokers and correspondents whose production channels are derived principally through real estate brokers, the Company's loan production to date has been disproportionately concentrated in Purchase Money/Refinancing Loans. Management believes that more potential non-conforming borrowers are seeking Home Equity Loans than Purchase Money/Refinancing Loans. Consequently, targeting of the Home Equity Loan consumers will be a key component of the Company's strategies to expand its overall Non-Conforming Loan production volume. Because borrowers under Home Equity Loans use the proceeds of their loans for a broad array of purposes, Home Equity Loan volume is expected to be less dependent on general levels of interest rates or home sales and therefore less cyclical than lending under Purchase Money/Refinancing Loans.

     New Loan Products

     The Company recognizes that the non-conforming lending marketplace is constantly evolving. Consequently, the Company actively and frequently evaluates its continuing competitiveness in the marketplace, and will continue to attempt to discern when it needs to broaden its product offerings to enhance its competitiveness while maintaining its ability to manage its risks effectively.

     The Company is presently considering expanding its product lines during 1998 and 1999 to include (i) non-conforming home equity lines of credit ("HELOCs") secured by second liens on residential properties, (ii) second-lien home equity mortgage loans ("HELs"), (iii) loans secured by manufactured housing units, and (iv) Conforming Loans. Management believes that the types of borrowers who would be likely to use HELOCs and HELs, and, to some extent, borrowers under loans secured by manufactured housing, are similar to the types of consumers who currently utilize the Company's existing Non-Conforming Loan products and, consequently, that development of these products would be a natural expansion of the Company's business. A conforming lending presence would enable the Company to offer a full range of loan products to its customers, and would position the Company to refinance Non-Conforming Loans for borrowers who improve their credit sufficiently to qualify for Conforming Loans.

     Retail Lending

     The Company believes that development of a strong retail origination capability will be important to the success of its movement into customer-directed segments of the non-conforming mortgage market. Management intends to develop the Company's ability by building on its recently implemented direct-to-consumer retail lending initiative and by acquiring retail operations of other non-conforming mortgage lenders as appropriate strategic opportunities arise.

     Direct-to-Consumer Retail Lending Initiative. In September 1997, the Company initiated its direct-to-consumer retail lending effort, pursuant to which the Company directly originates Non-Conforming Loans to borrowers. The Company has initially targeted five metropolitan areas for aggressive marketing of the direct-to-consumer program: San Diego, Los Angeles, Sacramento, Phoenix, and Las Vegas. These cities were selected because, based on demographic and general market research, the Company concluded that they are populated by a high preponderance of consumers who would be likely to desire Non-Conforming Loans. The Company has launched telemarketing and radio and news print advertising campaigns in these cities. The Company has also established an Internet website (at www.getapproved.com) advertising its retail lending operations and offering loan applications, and plans to follow up on its initial advertising with direct mail advertising in the second quarter of 1998 in the Sacramento metropolitan market. The Company utilizes a toll-free telephone number through which initial consumer inquires are fielded by a third-party specialized telemarketing consultant, who will route consumer inquiries directly to an appropriate loan specialist at the Company's direct lending production office in Englewood, Colorado.

     To date, the Company has not derived a significant amount of loan production from its direct-to-consumer program. For the three and one-half months in 1997 in which the program was in operation, the Company funded $1.9 million in mortgage loans through the program. Full implementation of an effective retail operation segment will take time and dedication of capital and human resources, and a commitment on the part of the Company's management to growing the segment into a self-sufficient operation. The Company is committed to building this portion of its business over the long term, because management believes it can become a viable, self-sustaining profit center and can attract new types of Non-Conforming Loan borrowers to the Company's loan products. Over time, after developing a successful enterprise in its initial five metropolitan areas, the Company plans to expand its direct-to-consumer lending efforts to other geographic markets. The concentration of the Company's loan origination and processing activities in a single location (or through the Company's regional offices) will allow the Company to supervise regulatory compliance efficiently and consistently and to offer consistent underwriting and processing to its customers. The Company will refer any prospective borrower who indicates a preference for face-to-face dealings with a lending professional in his area, rather than dealing by telephone with the Company's centralized processing and underwriting teams, to one of the Company's top five independent brokers in that marketplace.

     The Company will process each application from a consumer and grant or deny preliminary approval for the application generally within one business day from receipt of the application. In addition, the Company will ensure direct contact with a customer specialist and support team in the Company's direct lending production office who will follow each loan from the application to the closing process. The Company believes that consistent underwriting decisions, quick response times and personal service are critical to enabling the Company to succeed in originating loans directly to potential borrowers, just as these factors are critical to succeed in satisfying its broker and correspondent customers. No assurance can be made that the Company's direct-to-consumer lending effort will be successful.

     Acquisition of Retail Operations. To augment its efforts to develop a retail lending presence through its internal growth strategy, the Company's management intends selectively to acquire retail lending operations from other companies where such acquisitions would complement or supplement the Company's then-existing operations. These efforts can be combined with the direct-to-consumer initiative to accelerate the growth of the Company's retail lending capabilities. See " -- Acquisition of Third-Party Lending Operations and Loan Production" below.

ACQUISITION OF THIRD-PARTY LENDING OPERATIONS AND LOAN PRODUCTION

     In the fragmented non-conforming mortgage market, the Company expects to encounter opportunities to purchase some or all of the operations or loan production of other non-conforming mortgage companies, including some who, due to recent upheaval in the market, may not have access to sufficient capital to continue funding their operations effectively. The Company intends to acquire other non-conforming mortgage lending companies or certain operations of such companies, on a selective basis in cases where such acquisitions would complement or supplement the Company's existing business.

     In addition, the Company plans to enter into strategic alliances with smaller non-conforming mortgage companies. Under these alliances, the Company would acquire exclusive or preferential rights to purchase these companies' loan production. Such arrangements may involve flow purchase agreements or the extension by the

Company of warehouse credit facilities linked to loan production delivery requirements, as well as other types of arrangements.

UNDERWRITING AND QUALITY CONTROL STRATEGY

UNDERWRITING PROCESS

     As of March 31, 1998, the Company had a staff of 16 underwriters with an average of more than five years of mortgage loan underwriting experience. At present, all underwriting functions are handled from the Company's corporate headquarters, regional offices and from the Landover, Maryland branch office. The Company does not delegate underwriting authority to any broker or correspondent. The Company's underwriters work in concert with its sales and loan production support personnel as part of the Company's teams. However, they do not report to any individual directly involved in the origination process. Underwriters at the Company are compensated as part of a loan production/quality control team under a program that penalizes the entire team for poor underwriting decisions. See "--Specific Loan Production and Expansion Strategies--'Channel-Dependent' Lending--Description of the Company's Wholesale Lending Infrastructure--Team Approach."

     The Company's loan application and approval process generally is conducted via facsimile or direct submission of credit applications to the Company's underwriters. An underwriter reviews the applicant's credit history based on the information contained in the application and reports available from credit reporting bureaus in order to determine whether the applicant's credit history is acceptable under the Company's underwriting guidelines. Based on this review, the underwriter assigns a preliminary Company credit classification to the application. The proposed terms of the loan are then communicated by the team's customer service specialist to the correspondent or broker responsible for the application who in turn discusses the proposal with the loan applicant. When a potential borrower applies for a loan through the Company's direct lending program, the Company underwriter will discuss the proposal directly with the applicant.

     All loan applicants must have an appraisal of their collateral property performed by a licensed appraiser prior to closing their loans. Appraisals are performed by third party, fee-based appraisers and generally are required to conform to current Fannie Mae/Freddie Mac secondary market requirements for residential property appraisals. Each such appraisal includes, among other things, an inspection of the exterior of the subject property and, where available, data from sales within the preceding six months of similar properties within the general vicinity of the subject property. The Company requires that each appraisal be reviewed, or that a drive-by "field" review of the property must be performed, by a licensed appraiser that is listed on or qualifies for listing on the Company's approved appraiser list.

     A decision by the Company to fund a loan to an applicant is based upon the value of the underlying collateral, the applicant's creditworthiness and the Company's evaluation of the applicant's ability to repay the loan. A number of factors determine a loan applicant's creditworthiness, including debt/income ratios (the borrower's average monthly expenses for debts, including fixed monthly expenses for housing, taxes and installment debt, as a percentage of his gross monthly income), payment history on existing mortgages and the combined loan-to-value ratio for all existing mortgages on a property.

     The nature of the Company's assessment of an applicant's ability and willingness to pay is one of the principal elements in distinguishing the Company's lending specialty from methods employed by traditional lenders, such as savings and loans and commercial banks. Virtually all lenders utilize debt/income ratios and loan-to-value ratios in their loan approval processes. Many lenders simply use software packages to score an applicant for loan approval and fund the applicant's loan after auditing the data provided by the applicant. In contrast, while the Company does utilize a scoring system to screen applicants through analysis of purely objective data, it also employs experienced Non-Conforming Loan credit underwriters to scrutinize each applicant's credit profile and to evaluate the reasons for objectively derogatory information. In particular, the Company's underwriters strive to ascertain whether an impaired credit history is a result of adverse circumstances, often beyond the applicant's control, or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances including divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an otherwise high-quality applicant's credit record.

     Upon completion of underwriting and processing of a wholesale or retail loan, the closing of the loan is scheduled with a closing attorney or agent approved by the Company. The closing attorney or agent is responsible for completing the loan closing transaction in accordance with applicable law and the Company's operating procedures. Title insurance that insures the Company's interest as mortgagee and evidence of adequate homeowner's insurance naming the Company as an additional insured party are required on all loans.

UNDERWRITING GUIDELINES

     All of the Company's brokers and correspondents are provided with the Company's written underwriting guidelines. Management believes that on average no more than 5% of the Company's loan production deviates from the underwriting guidelines. Any significant deviations must be approved by the Company's chief underwriter, who will only approve such a deviation if the applicant has adequate compensating factors in his credit profile to offset deficiencies that do not meet the guideline standards.

     Loan applications received from brokers and correspondents are classified according to certain characteristics, including but not limited to: condition of the underlying real property, credit history of the applicant, ability to pay, loan-to-value ratio and general stability of the applicant in terms of employment history and time in residence. The Company has established classifications in an effort to define the credit profiles of its loan applicants, and each loan is placed into one of five rating categories, each denominated by a letter: "A," "A-," "B," "C" or "D." The classification grades denote the relative status of an applicant as a non-conforming borrowing candidate in accordance with the Company's criteria; accordingly an "A" classification does not mean that the applicant is a candidate for a Conforming Loan. Terms of loans made by the Company, as well as maximum loan-to-value ratios and debt-to-income ratios, vary depending on the applicant's credit classification. Loan applicants with less favorable Company credit classifications are generally offered loans bearing higher interest rates and requiring lower loan-to-value ratios than applicants with more favorable Company credit classifications. The general criteria currently used by the Company's underwriting staff in classifying loan applicants are set forth below. Such criteria may change in the future to the extent the Company modifies its underwriting guidelines to respond to changes in the marketplace, the introduction of new loan products, or otherwise.

                        "A"              "A-"              "B"                 "C"               "D"
                   Classification   Classification    Classification     Classification     Classification
                   --------------   --------------   ----------------   -----------------   --------------
EXISTING           Current at       Current at       Current at         Maximum of 12       Maximum of 12
MORTGAGE           application      application      application        30-day late         30-day,
HISTORY            time and a       time and a       time and a         payments and a      60-day and
(12-MONTH          maximum of       maximum of       maximum of four    maximum of three    90-day late
HISTORY)(1)        one 30-day       two 30-day       30-day late        60-day late         payments in
                   late payment     late payments    payments and       payment and one     the last 12
                   in the last      in the last      one 60-day late    90-day late         months.
                   12 months.       12 months.       payment in the     payment in the
                   Rolling          Rolling          last 12 months.    last 12 months.
                   30-day late      30-day late      Rolling 30-day     Rolling 30-day
                   payments         late payments    late payments      and 60-day late
                   allowed.         allowed.         allowed.           payments allowed.

BANKRUPTCY         Chapter 7:       Chapter 7:       Chapter 7:         Chapter 7:  None    Chapter 7:
                   None in the      None in the      None in the        in the last year    Discharged by
                   last 2 years     last 2 years     last 18 months     (based on           loan closing.
                   (based on        (based on        (based on          discharge date).
                   discharge        discharge        discharge date).
                   date).           date).

                   Chapter 13:      Chapter 13:      Chapter 13:        Chapter 13:         Chapter 13:
                   None in the      None in the      None in the        None in the last    Discharged by
                   last 3 years     last 2 years     last 18 months     year (based on      loan closing.
                   (based on        (based on        (based on          filing date).       On
                   filing date).    filing date).    filing date).                          case-by-case
                                                                                            basis will
                                                                                            take out of
                                                                                            bankruptcy if
                                                                                            improves
                                                                                            applicant's
                                                                                            situation.

FORECLOSURE        None in the      None in the      None in the        None in the last    On
                   last 3 years     last 3 years     last 18 months     year based on       case-by-case
                   based on         based on         based on filing    filing date.        basis will
                   filing date,     filing date,     date.                                  take out of
                   or 2 years       or 2 years                                              foreclosure
                   based on sale    based on sale                                           if improves
                   date.            date.                                                   applicant's
                                                                                            situation.

INSTALLMENT        Maximum of       Maximum of       Maximum of six     Unlimited 30-day    Overall poor
 CREDIT            three 30-day     four 30-day      30-day late        late payments       credit.
(TOTAL             late payments    late payments    payments, four     and a maximum of
 ACCOUNTS)(1)      in the last      and two          60-day late        six 60-day late
                   12 months.       60-day late      payments and       payments and two
                   Rolling          payment in       one 90-day late    90-day late
                   30-day late      the last 12      payment in the     payments in the
                   payments         months.          last 12 months.    last 12 months.
                   allowed.         Rolling          Rolling 30-day     Rolling 30-day
                                    30-day and       and 60-day late    and 60-day late
                                    60-day late      payments           payments
                                    payments         allowed.           allowed.
                                    allowed.         Rolling 90-day     Rolling 90-day
                                                     late payments      late payments
                                                     allowed on a       allowed on a
                                                     case-by-case       case-by-case
                                                     basis.             basis.

REVOLVING CREDIT   Maximum of       Maximum of       Maximum of six     Unlimited 30-day    Overall poor
(TOTAL             three 30-day     four 30-day      30-day late        late payments       credit.
 ACCOUNTS)(1)      late payments    late payments    payments, four     and a maximum of
                   in the last      and two          60-day late        six 60-day late
                   12 months.       60-day late      payments and       payments and two
                   Rolling          payment in       one 90-day late    90-day late
                   30-day late      the last 12      payment in the     payments in the
                   payments         months.          last 12 months.    last 12 months.
                   allowed.         Rolling          Rolling 30-day     Rolling 30-day
                                    30-day and       and 60-day late    and 60-day late
                                    60-day late      payments           payments
                                    payments         allowed.           allowed.
                                    allowed.         Rolling 90-day     Rolling 90-day
                                                     late payments      late payments
                                                     allowed on a       allowed on a
                                                     case-by-case       case-by-case
                                                     basis.             basis.

OPEN               Maximum of       Maximum of       Maximum of         Maximum of          May be
COLLECTIONS,       $200 per         $500 per         $1,000 per         $2,500 per          disregarded
CHARGE-OFFS,       account.  If     account.  If     account.  If       account.  If        on a
AND JUDGMENTS      over $200,       over $500,       over $1,000,       over $2,500,        case-by-case
                   each account     each account     each account       each account        basis and
                   must be paid     must be paid     must be paid       must be paid        generally not
                   in full.  If     in full.  If     down to $1,000.    down to $2,500.     considered in
                   older than 3     older than 3     If older than 2    If older than 2     classification of loan.
                   years, not       years, not       years, not         years, not
                   required to      required to      required to be     required to be
                   be paid.         be paid.         paid.  Medical     paid.  Medical
                   Medical          Medical          collections        collections
                   collections      collections      excluded.          excluded.
                   excluded.        excluded.


DEBT SERVICE TO    Generally 45%    Generally 50%    Generally 50%      Generally 55% or    Generally 60%
INCOME RATIO       or less.         or less.         or less.           less.               or less.
TAX LIENS          All tax liens    All tax liens    All tax liens      All tax liens       All tax liens
                   must be paid     must be paid     must be paid in    must be paid in     must be paid
                   in full.(2)      in full.(2)      full.(2)           full.               in full.
MAXIMUM
LOAN-TO-VALUE
RATIO(3)

MAXIMUM COMBINED   95% (5)          95% (5)          95% (5)            95%                 95%
LOAN-TO-VALUE
RATIO(4)

EMPLOYMENT         Minimum 2        Minimum 2        Minimum 2 years    Minimum 2 years     Minimum 2
REQUIRED           years            years            employment in      employment in       years
                   employment in    employment in    the same field.    the same field.     employment in
                   the same         the same                                                the same field
                   field.           field.

___________________

(1) "Rolling late payments" refers to consecutive rolling 30-day, 60-day and 90-day delinquencies, as the case may be, up to 12 months reported on a credit report, which consecutive payments may be counted as one late payment in those classifications identified above in which such "rolling late payments" are allowed.
(2) Tax liens may be subordinated to a first mortgage loan made by the Company in the A, A- and B categories on a case-by-case basis.
(3) See LTV table below.
(4) The Company will permit the existence of liens junior to its first lien mortgage loan, provided the combined loan-to-value ratio of the Company's mortgage loan and all subordinate mortgage loans does not exceed the maximum permitted "combined loan-to-value ratio."
(5) Combined loan-to-value ratio may be increased to 100% for purchase money transactions involving owner-occupied properties only if the requested first mortgage loan has an LTV of 80% or less.

     The Company uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, the Company may determine in the course of its underwriting process that a prospective borrower warrants a loan-to-value ratio upgrade based on compensating factors. For example, a borrower may be able to get a loan in a particular credit classification with a loan-to-value ratio 5% higher than the loan-to-value ratio that would otherwise be permitted for loans with that credit classification if certain compensating factors exist. In addition, NMC has in place a "Blended Credit Program" for certain borrowers who have a different quality of credit history for their mortgage borrowings than for their consumer credit borrowings. Such borrowers applying for loans against owner-occupied properties, who have experienced no bankruptcies or foreclosures during the previous 24 months, and who have a mortgage history and no rental history for the preceding 12 months may receive a final loan classification between the classification levels that would have resulted from the applicant's mortgage history and the applicant's consumer credit history. An applicant cannot receive an LTV upgrade in addition to utilizing the Blended Credit Program. The following chart shows the effect of the Company's Blended Credit Program on the ultimate classification of qualified applicants:

---------------------------------------------------------------------------------------------
     12-MONTH MORTGAGE HISTORY     12-MONTH CONSUMER CREDIT     FINAL LOAN CLASSIFICATION
                                           HISTORY
---------------------------------------------------------------------------------------------
               A                              A                            A
---------------------------------------------------------------------------------------------
            A or A-                        A- or B                         A-
---------------------------------------------------------------------------------------------
            A or A-                           C                            B
---------------------------------------------------------------------------------------------
              B                          A, A-, B, C                       B
---------------------------------------------------------------------------------------------
          A, A- or B                          D                            C
---------------------------------------------------------------------------------------------
              C                        A, A-, B, C, D                      C
---------------------------------------------------------------------------------------------
              D                        A, A-, B, C, D                      D
---------------------------------------------------------------------------------------------

     The maximum loan-to-value ratio on a mortgage loan is based on the adequacy of the property and is made up of a variety of factors including the size of the loan, whether it is an owner-occupied or a non-owner-occupied property, and under which type of program the prospective mortgagor submitted his or her application. Prospective mortgagors may submit loan applications under one of three programs, which differ from each other with respect to the requirements for the verification of the income of the mortgagor and the source of funds required to be deposited by the applicant in order to close the loan. Certain of the Company's mortgage loans will be originated under "limited documentation" programs, which require less documentation and verification than those required for traditional "full documentation" programs. Generally, under such a program, minimal investigation into a mortgagor's income profile would have been undertaken by the originator and the underwriting for such mortgage loans will place a greater emphasis on the value of the mortgaged property. Under the "Full App" program, mortgagors are generally required to submit documentation verifying at least two years of income history. Under the "Fast App" program, applicants must have proven six months of income history verified by appropriate documentation. Under the "Stated Income Application" program, no verification of the applicant's income is required; rather, the applicant may be qualified based on monthly income as stated in the mortgage loan application, if that income is supported by the general information included in the loan application package and if the income is reasonable for the line of work. Verification of the source of funds (if any) to be deposited by the applicant in order to close the loan is required under both the Full App and Fast App programs and may be requested pursuant to the Stated Income Application program.

     The following table shows the Company's current loan-to-value ratio requirements for Non-Conforming Loans in different credit classification levels, with different ranges of initial principal balance, and originated under different documentation programs. These requirements may change in the future to the extent the Company modifies its underwriting guidelines to respond to changes in the marketplace, the introduction of new loan products, or otherwise.

================================================================================

         MAXIMUM LOAN-TO-VALUE, LOAN AMOUNT AND CASH-OUT AMOUNT MATRIX

                                                                      -------------------------------------------------
                                     OWNER OCCUPIED                       LOAN CLASS A              LOAN CLASS A-
                                                                        MAX         MAX            MAX       MAX
-----------------------------------------------------------------------
                                                  PROPERTY     APP      LTV         LOAN           LTV       LOAN
        PURPOSE                                     TYPE       TYPE     %           AMOUNT         %         AMOUNT
=======================================================================================================================
                                                             Full       90          400,000        90        400,000
                                                                        85          450,000        85        450,000
                          1-2 Family,                                   80          500,000        80        500,000
                          Condo*                                        75          600,000        75        600,000
Purchase                                                                65          750,000        65        750,000
                                                                       ------------------------------------------------
Money/                    Second Home                        Fast       85          400,000        80        400,000
Refinancing                                                             80          450,000        75        450,000
Loans and Home            (Lower LTV by 5%                              75          500,000        70        500,000
Equity Loans (Cash-       for Mid rise condos*                          70          600,000        65        600,000
out Refinancings)         and Second Homes)                             60          750,000        55        750,000
                                                                       ------------------------------------------------
                                                             Stated     80          400,000        75        400,000
                                                                        75          450,000        70        450,000
                                                                        70          500,000        65        500,000
                                                                        65          600,000        NA        NA
                        -----------------------------------------------------------------------------------------------
                          Single Family Only                 Full                 1,000,000
                          On a case-by-case basis
-----------------------------------------------------------------------------------------------------------------------
Cash-out Refinances Maximum Cash-out:                                               200,000                  250,000

=======================================================================================================================
                                                             Full       85          400,000        80        400,000
                                                                        80          450,000        75        450,000
                                                                        75          500,000        70        500,000
                                                                       ------------------------------------------------
                                                             Fast       80          400,000        75        400,000
                          3-4 Family                                    75          450,000        70        450,000
                                                                        70          500,000        65        500,000
                                                                       ------------------------------------------------
                                                             Stated     75          400,000        70        400,000
                                                                        70          450,000        65        450,000
                                                                        65          500,000        60        500,000

-----------------------------------------------------------------------------------------------------------------------
Cash-out Refinances Maximum Cash-out:                                               150,000                  250,000

=======================================================================================================================

                                                                      --------------------------------------------------------
                                     OWNER OCCUPIED                             LOAN CLASS B              LOAN CLASS C
                                                                               MAX        MAX            MAX        MAX
-----------------------------------------------------------------------
                                                  PROPERTY     APP             LTV        LOAN           LTV        LOAN
        PURPOSE                                     TYPE       TYPE            %          AMOUNT         %          AMOUNT
============================================================================================================================
                                                             Full              85**       400,000        75         400,000
                                                                               80         450,000        70         450,000
                          1-2 Family,                                          75         500,000        65         500,000
                          Condo*                                               70         600,000        NA         NA
Purchase                                                                       60         750,000        NA         NA
                                                                       -----------------------------------------------------
Money/                    Second Home                        Fast              75         400,000        70         400,000
Refinancing                                                                    70         450,000        65         450,000
Loans and Home            (Lower LTV by 5%                                     65         500,000        60         500,000
Equity Loans (Cash-       for Mid rise condos*                                 60         600,000        NA         NA
out Refinancings)         and Second Homes)                                    50         750,000        NA         NA
                                                                       -----------------------------------------------------
                                                             Stated            75         400,000        70         400,000
                                                                               70         450,000        65         450,000
                                                                               65         500,000        NA         NA
                                                                               NA         NA             NA         NA
                        ----------------------------------------------------------------------------------------------------
                          Single Family Only                 Full
                          On a case-by-case basis
----------------------------------------------------------------------------------------------------------------------------
Cash-out Refinances Maximum Cash-out:                                                     200,000                   100,000

============================================================================================================================
                                                             Full              80         400,000        70         400,000
                                                                               75         450,000        65         450,000
                                                                               70         500,000        60         500,000
                                                                       -----------------------------------------------------
                                                             Fast              75         400,000        65         400,000
                          3-4 Family                                           65         450,000        60         450,000
                                                                               NA         NA             NA         NA
                                                                       -----------------------------------------------------
                                                             Stated            70         400,000        65         400,000
                                                                               65         450,000        60         450,000
                                                                               NA         NA             NA         NA

----------------------------------------------------------------------------------------------------------------------------
Cash-out Refinances Maximum Cash-out:                                                     200,000                   100,000

============================================================================================================================

                                                                       ------------------------
                                     OWNER OCCUPIED                       LOAN CLASS D
                                                                         MAX        MAX
-----------------------------------------------------------------------
                                                  PROPERTY     APP       LTV        LOAN
        PURPOSE                                     TYPE       TYPE      %          AMOUNT
===============================================================================================
                                                             Full        65         350,000
                                                                         60         400,000
                          1-2 Family,                                    55         450,000
                          Condo*                                         NA         NA
Purchase                                                                 NA         NA
                                                                       ------------------------
Money/                    Second Home                        Fast        65         350,000
Refinancing                                                              60         400,000
Loans and Home            (Lower LTV by 5%                               NA         NA
Equity Loans (Cash-       for Mid rise condos*                           NA         NA
out Refinancings)         and Second Homes)                              NA         NA
                                                                       ------------------------
                                                             Stated      60         150,000
                                                                         NA         NA
                                                                         NA         NA
                                                                         NA         NA
                        -----------------------------------------------------------------------
                          Single Family Only                 Full
                          On a case-by-case basis
-----------------------------------------------------------------------------------------------
Cash-out Refinances Maximum Cash-out:                                                50,000

===============================================================================================
                                                             Full        65         350,000
                                                                         60         400,000
                                                                         NA         NA
                                                                       ------------------------
                                                             Fast        65         350,000
                          3-4 Family                                     60         400,000
                                                                         NA         NA
                                                                       ------------------------
                                                             Stated      60         150,000
                                                                         NA         NA
                                                                         NA         NA
-----------------------------------------------------------------------------------------------
Cash-out Refinances Maximum Cash-out:                                                50,000

===============================================================================================
                               *High rise condos considered on a case-by-case basis at lower
                                LTVs and higher rates.
Minimum Loan Amount $40,000    **If LTV is greater than 80%, no 60-day lates on mortgage history allowed.
-----------------------------------------------------------------------------------------------

===============================================================================

   MAXIMUM LOAN-TO-VALUE, LOAN AMOUNT AND CASH-OUT AMOUNT MATRIX


                                                           -------------------------------------------------------------------------
                                  NON-OWNER OCCUPIED        LOAN CLASS A       LOAN CLASS A-       LOAN CLASS B     LOAN CLASS C
                                                            MAX     MAX        MAX       MAX       MAX    MAX       MAX     MAX
-----------------------------------------------------------
                     PROPERTY              APP              LTV     LOAN       LTV       LOAN      LTV    LOAN      LTV     LOAN
        PURPOSE        TYPE               TYPE              %       AMOUNT     %         AMOUNT    %      AMOUNT    %       AMOUNT
====================================================================================================================================
                                          Full              80      350,000    75        350,000   75     350,000   70      350,000
                                                            75      400,000    70        400,000   70     400,000   65      400,000
                                                            ------------------------------------------------------------------------
                     1-2 Family,          Fast              75      350,000    70        350,000   70     350,000   65      350,000
Purchase             Condo  (Low rise*)                     70      400,000    65        400,000   65     400,000   60      400,000
                                                            ------------------------------------------------------------------------
Money/                                    Stated            70      350,000    70        350,000   65     350,000   60      300,000
Refinancing
                     ---------------------------------------------------------------------------------------------------------------
Loans and Home
Equity Loans (Cash-
Out Refinancings)
                     3-4 Family           Full              70      350,00     70        350,000   70     300,000   65      300,000
                                                            65      400,000    65        400,000   65     350,000   60      350,000
                                                            ------------------------------------------------------------------------
                                          Fast              65      350,000    65        350,000   65     300,000   60      300,000
                                                            60      400,000    60        400,000   60     350,000   55      350,000
                                                            ------------------------------------------------------------------------
                                          Stated            60      300,000    60        300,000   60     300,000   55      300,000
                                                            ------------------------------------------------------------------------
                                                                    100,000              100,000          100,000           100,000

                                                            ------------------
                                                            LOAN CLASS D
                                                            MAX     MAX
--------------------------------------------------------
                     PROPERTY              APP              LTV     LOAN
        PURPOSE        TYPE               TYPE              %       AMOUNT
==============================================================================
                                          Full              60      300,000
                                                            55      350,000
                                                            ------------------
                     1-2 Family,          Fast              55      250,000
Purchase             Condo  (Low rise*)                     50      300,000
                                                            ------------------
Money/                                    Stated            50**    150,000
Refinancing
                     ---------------------------------------------------------
Loans and Home
Equity Loans (Cash-
Out Refinancings)
                     3-4 Family           Full              60      250,000
                                                            55      300,000
                                                            ------------------
                                          Fast              55      250,000
                                                            50      300,000
                                                            ------------------
                                          Stated            50**    150,000
------------------------------------------------------------------------------------------------------------------------------------
                                                                     50,000
Cash-out Refinances Maximum Cash-out:
====================================================================================================================================
                                                                              ** Cash-out not allowed on Stated Income loans.
                                                   * Mid-rise condos lower LTV by 5%,
                                                     High rise condos considered on a case-by-case basis at lower
                                                     LTVs and higher rates.
Minimum Loan Amount $40,000

====================================================================================================================================

EXISTING NON-CONFORMING LOANS

     The following table sets forth certain information with respect to the Company's purchases and originations of mortgage loans by borrower classification, along with weighted average coupons, for the periods shown (dollar amounts in thousands).

                                                 1995
                         --------------------------------------------------------
       PRODUCT/                               WEIGHTED
       COMPANY                                AVERAGE     WEIGHTED      WEIGHTED
         LOAN                        % OF     INTEREST    AVERAGE       AVERAGE
    CLASSIFICATIONS       VOLUME     TOTAL    RATE/(1)/   MARGIN/(2)/   LTV/(3)/
    ---------------      --------    -----    ----------  ------------  ---------
FIXED RATE:
 A.....................  $  2,452       1.9%       10.6%            -       67.5%
 A-....................     9,409       7.4        11.0             -       69.8
 B.....................     2,743       2.2        11.5             -       66.6
 C.....................       517       0.4        12.6             -       60.7
 D.....................       731       0.6        13.7             -       50.5

 Totals................  $ 15,852      12.5%       11.2%            -       67.7%

ADJUSTABLE-RATE/(4)/:
 A.....................  $ 25,099      19.9%       10.0%          5.1%      69.5%
 A-....................    44,610      35.3        10.2           5.0       72.6
 B.....................    19,147      15.1        10.6           5.6       66.1
 C.....................    11,798       9.3        11.5           6.4       62.6
 D.....................     9,941       7.9        12.7           7.2       56.9

 Totals................  $110,595      87.5%       10.6%          5.5%      68.3%

ALL PRODUCTS/(5)/:
 A.....................  $ 27,551      21.8%       10.0%            -       69.3%
 A-....................    54,019      42.7        10.3             -       72.1
 B.....................    21,890      17.3        10.7             -       66.2
 C.....................    12,315       9.7        11.6             -       62.6
 D.....................    10,672       8.5        12.8             -       56.5

 Totals................  $126,447     100.0%       10.6%            -       68.2%

                                                 1996
                         --------------------------------------------------------
       PRODUCT/                               WEIGHTED
       COMPANY                                AVERAGE     WEIGHTED      WEIGHTED
         LOAN                        % OF     INTEREST    AVERAGE       AVERAGE
    CLASSIFICATIONS       VOLUME     TOTAL    RATE/(1)/   MARGIN/(2)/   LTV/(3)/
    ---------------      --------    -----    ----------  ------------  ---------
FIXED RATE:
 A.....................  $ 16,561      8.0%        11.0%            -       77.9%
 A-....................     8,282      4.0         11.3             -       72.6
 B.....................     3,473      1.7         11.8             -       69.3
 C.....................     1,454      0.7         12.9             -       67.5
 D.....................       932      0.5         13.5             -       62.1

 Totals................  $ 30,702     14.9%        11.3%            -       74.6%

ADJUSTABLE-RATE/(4)/:
 A.....................  $104,631     50.4%         9.9%          5.4%      80.6%
 A-....................    37,232     17.9         10.1           5.6       78.1
 B.....................    16,807      8.1         10.3           5.8       73.1
 C.....................    12,714      6.1         11.1           6.6       68.3
 D.....................     5,458      2.6         12.0           7.4       61.2

 Totals................  $176,842     85.1%        10.2%          5.6%      77.9%

ALL PRODUCTS/(5)/:
 A.....................  $121,192     58.4%        10.1%            -       80.2%
 A-....................    45,514     21.9         10.3             -       77.1
 B.....................    20,280      9.8         10.6             -       72.4
 C.....................    14,168      6.8         11.2             -       68.2
 D.....................     6,390      3.1         12.2             -       61.3

 Totals................  $207,544    100.0%        10.3%            -       77.4%


                                              1997
                         -----------------------------------------------------
 PRODUCT/                                  WEIGHTED
COMPANY                                    AVERAGE     WEIGHTED      WEIGHTED
LOAN                               % OF    INTEREST    AVERAGE       AVERAGE
CLASSIFICATIONS           VOLUME   TOTAL   RATE/(1)/   MARGIN/(2)/   LTV/(3)/
---------------          --------  ------  ----------  ------------  ---------
FIXED-RATE:
 A.....................  $ 39,323    9.2%    10.4%          -          78.2%
 A-....................     9,451    2.2     10.5           -          73.6
 B.....................     5,461    1.3     10.9           -          70.2
 C.....................     2,164    0.5     11.4           -          65.9
 D.....................     1,058    0.3     12.6           -          54.9

 Totals................  $ 57,457   13.5%    10.5%          -          75.8%

ADJUSTABLE-RATE/(4)/:
 A.....................  $246,416   57.9%     9.8%        5.8%         82.3%
 A-....................    61,553   14.4      9.8         5.8          77.3
 B.....................    37,917    8.9     10.0         6.1          74.6
 C.....................    15,897    3.7     10.5         6.6          71.3
 D.....................     6,687    1.6     11.7         7.6          60.3

 Totals................  $368,470   86.5%     9.9%        5.9%         79.8%

ALL PRODUCTS/(5)/:
 A.....................  $285,739   67.1%     9.9%          -          81.7%
 A-....................    71,004   16.6      9.9           -          76.8
 B.....................    43,378   10.2     10.1           -          74.1
 C.....................    18,061    4.2     10.6           -          70.7
 D.....................     7,745    1.9     11.8           -          59.6

 Totals................  $425,927  100.0%    10.0%          -          79.2%

                                            THREE MONTHS ENDED
                                              MARCH 31, 1997
                             -----------------------------------------------------
         PRODUCT/                                WEIGHTED
          COMPANY                                AVERAGE     WEIGHTED      WEIGHTED
           LOAN                         % OF     INTEREST    AVERAGE       AVERAGE
CLASSIFICATIONS              VOLUME     TOTAL    RATE/(1)/   MARGIN/(2)/   LTV/(3)/
---------------------------  -------  ---------  ----------  ------------  ---------
FIXED-RATE:
 A.........................  $ 4,910       7.9%       10.7%            -       80.7%
 A-........................    1,477       2.4%       11.2%            -       71.3%
 B.........................      440       0.7%       11.6%            -       69.5%
 C.........................      269       0.5%       12.2%            -       61.6%
 D.........................      112       0.2%       13.2%            -       58.5%

 Totals....................  $ 7,208      11.6%       10.9%            -       77.1%

ADJUSTABLE-RATE/(4)/:
 A.........................  $33,496      54.2%        9.8%          5.7%      82.0%
 A-........................   10,256      16.6%        9.9%          5.8%      75.7%
 B.........................    6,259      10.1%       10.1%          6.2%      72.2%
 C.........................    3,178       5.1%       10.7%          6.6%      71.2%
 D.........................    1,419       2.3%       11.7%          7.5%      62.9%

 Totals....................  $54,608      88.3%        9.9%          5.8%      78.6%

ALL PRODUCTS/(5)/:
 A.........................  $38,406      62.1%        9.9%            -       81.9%
 A-........................   11,733      19.0%       10.1%            -       75.1%
 B.........................    6,699      10.8%       10.2%            -       72.0%
 C.........................    3,447       5.6%       10.8%            -       70.5%
 D.........................    1,531       2.5%       11.8%            -       62.6%

 Totals....................  $61,816     100.0%       10.1%            -       78.4%

                                           THREE MONTHS ENDED
                                              MARCH 31, 1998
                             ---------------------------------------------------
         PRODUCT/                             WEIGHTED
          COMPANY                             AVERAGE     WEIGHTED      WEIGHTED
           LOAN                        % OF   INTEREST    AVERAGE       AVERAGE
      CLASSIFICATIONS        VOLUME   TOTAL   RATE/(1)/   MARGIN/(2)/   LTV/(3)/
--------------------------- --------  ------  ----------  ------------  ---------
FIXED-RATE:
 A.........................  $ 8,878    9.1%        9.9%            -       76.2%
 A-........................    2,020    2.1%       10.2%            -       73.6%
 B.........................    1,606    1.6%       10.4%            -       76.7%
 C.........................    1,003    1.0%       11.2%            -       67.1%
 D.........................      301    0.3%       12.9%            -       61.4%

 Totals....................  $13,808   14.1%       10.2%            -       74.9%

ADJUSTABLE-RATE/(4)/:
 A.........................  $55,383   56.4%        9.6%          5.6%      82.1%
 A-........................   14,138   14.4%        9.8%          5.8%      78.0%
 B.........................    8,974    9.1%       10.0%          5.9%      76.0%
 C.........................    4,179    4.3%       10.5%          6.5%      73.8%
 D.........................    1,656    1.7%       11.9%          7.9%      61.3%

 Totals....................  $84,330   85.9%        9.8%          5.8%      79.9%

ALL PRODUCTS/(5)/:
 A.........................  $64,261   65.5%        9.7%            -       81.3%
 A-........................   16,158   16.5%        9.8%            -       77.5%
 B.........................   10,580   10.7%       10.1%            -       76.1%
 C.........................    5,182    5.3%       10.7%            -       72.5%
 D.........................    1,957    2.0%       12.0%            -       61.3%

 Totals....................  $98,138  100.0%        9.8%            -       79.2%

_______________________
(1) Each fixed-rate loan bears interest at a fixed interest rate set on its date of funding and lasting through the term of the loan. Adjustable interest rates reset every six months to a new rate through the term of the loan, except that certain adjustable-rate loans have fixed interest rates for the first two to three years after their origination. The weighted average interest rate shown above for loans bearing interest at adjustable-rates is the weighted average of the rates of such loans at origination.
(2) The margin for a loan is a fixed amount set for the life of the loan, which, when added to the index (as described below) determines the interest rate on the loan (subject to interest rate floors, ceilings and caps). The index used by the Company is the London Interbank Offered Rate for six-month U.S. dollar deposits, as published each Monday in The Wall Street Journal. Fixed-rate loans have no margin because such loans are not tied to an index, therefore, no weighted average margin can be shown for "Fixed-Rate" or "All Products."
(3) The original loan-to-value ratio of a mortgage loan is determined by dividing the amount of the loan by the lesser of the purchase price or the appraised value of the related mortgaged property at origination.
(4) Adjustable-rate loans include loans bearing fixed interest rates for two or three years after the date of origination, after which their interest rates are adjusted semi-annually.
(5) In the future, the Company may originate and acquire a larger percentage of lower credit quality Non-Conforming Loans.

     Quality Control

     The Company performs a pre-funding and post-funding quality control review to monitor and evaluate the Company's loan origination policies and procedures. The quality control department is separate from the underwriting department, and reports directly to a member of senior management. On a monthly basis, at least 10% through 1997, and at least 5% thereafter, of all pending loan files are subjected to a pre-funding quality control review. Loans are selected for review each day on a random basis from specified risk categories, weighted more heavily towards loans in certain high risk categories. In addition, the percentage sampled may be increased with respect to loan files from particular wholesale customers or geographic areas where, in management's discretion

(based on actual experience with loans submitted by those customers or secured by properties in those areas) greater risk may be involved in the underwriting and appraisal process than for loans secured by properties in other geographic areas. The pre-funding quality control review typically involves (i) verbal verification of employment for all wage earners and the existence of a business for self-employed borrowers, (ii) review of the underwriting decisions for compliance with corporate guidelines and for explanations on any items that are not consistent with the loan file and (iii) review of the appraisal for compliance with Company guidelines, for accuracy and consistency and for the determination of the value of the property. Problems found during the quality control review process are reported to senior management, the Chief Underwriter, the credit risk department and to regional managers and operations managers.

     In addition to the pre-funding quality control review process, at least 10% of all funded loans (including 100% of all such loans that underwent pre-funding quality control review) will be subjected to a full post-funding quality control re-underwriting and review. The sample selected will be skewed toward including loans identified by Company personnel during the pre-closing phase as involving higher than usual elements of risk. Discrepancies noted by the audit are analyzed and corrective actions are instituted, and the results are reported to senior management. A typical post-funding quality control review currently includes: (i) obtaining a new field review appraisal for each property; (ii) obtaining a new credit report from a different credit reporting agency; (iii) reviewing loan applications for completeness, signatures, and for consistency with other processing documents; (iv) obtaining new written verification of income and employment; (v) obtaining new written verification of mortgage to re-verify any outstanding mortgages; (vi) analyzing the underwriting and program selection decisions; and (vii) verifying other demographic information from CD-ROM and Internet databases. The quality control process is updated from time to time as the Company's policies and procedures change. To date, the pre-funding and post-funding quality control process has not revealed material deficiencies in the Company's loan underwriting procedures.

LOAN SERVICING STRATEGY

     Collectively, the Company and its predecessor have nearly 50 years of experience in servicing mortgage loans. The Company has placed particular emphasis on servicing Non-Conforming Loans since the inception of its non-conforming lending operations in 1993. As of December 31, 1997, the Company held a Non-Conforming Loan servicing portfolio of 4,023 loans with a principal balance of $458.5 million and a Conforming Loan servicing portfolio of 4,150 loans with a principal balance of $254.2 million. The Conforming Loan portfolio consists primarily of loans for which the Company acquired the servicing rights in 1991 and 1992, although the Company does anticipate originating and servicing new Conforming Loans as part of its business plan commencing in 1998. See "-- Specific Loan Production and Expansion Strategies -- 'Customer Directed' Lending Initiatives--New Loan Products." The Company believes that it has the personnel, systems and expertise necessary to service Non-Conforming Loans and Conforming Loans effectively. The Company historically retained the servicing rights on the Non-Conforming Loans it sold until early 1996, when it began selling most of its loans on a servicing-released basis as a means of raising additional capital during a period of intense capital needs when the Company was making the effort to put in place the operating structure necessary to increase its production volume to a level at which it could begin to finance loans consistently and efficiently through securitization. In 1997 the Company conducted two Gain-on-Sale Securitizations of pools of Non-Conforming Loans for which it retained the servicing.

     The Company now intends to retain the servicing of most of its future mortgage loan production. Through servicing, the Company believes that it can enhance its ability to manage the risks associated with Non-Conforming Loans and other Mortgage Assets (including Retained Interests in securitized Non-Conforming Loans), rather than merely being a passive investor in those assets. Also, the Company plans to increase the size of its servicing portfolio in order to capitalize on its servicing expertise and the economics of scale associated with servicing to enhance the Company's overall profitability and financial strength. The Company's rights to service securitized loans will typically be subject to termination in the event certain pool performance targets, such as levels of delinquencies and losses, are not met.

     Servicing involves, among other things, collecting payments from borrowers when due, remitting payments of principal and interest and furnishing reports to the current owners of the loans and enforcing such owners' rights with respect to the loans, including recovering delinquent payments, instituting foreclosure proceedings and liquidating the underlying collateral as necessary. The standard servicing fees charged by the Company on its Non-Conforming and Conforming Loan servicing portfolios are approximately 0.50% and 0.375% per annum, respectively, on the declining principal balance of such loans, which servicing fees are collected out of the monthly mortgage payments. In addition to servicing fees, the Company also charges ancillary fees such as late charges, prepayment fees and fees for services rendered to borrowers (e.g., fees for provision of amortization schedules and copying and telecopy charges). Ancillary servicing fees received for the combined servicing portfolio during 1997 were $0.8 million.

     The Company services most of its Conforming Loan portfolio for Ginnie Mae, Fannie Mae and Freddie Mac. With respect to these loans, the Company, as servicer, is required to pay guarantee fees to Ginnie Mae, Fannie Mae or Freddie Mac, as the case may be. Also, the Company is obligated to pay guarantee fees to private credit enhancement providers with respect to some of the securitized loans it services. During 1997, the Company's guarantee fee obligations totaled $0.1 million.

     The Company services all loans out of its offices in Englewood, Colorado, utilizing the Alltel (formerly Computer Power, Inc. or CPI) servicing software system.

     The Company has established centralized controls and standards for the servicing and collection of mortgage loans in its portfolio. The Company revises such policies and procedures from time to time in connection with changing economic and market conditions and changing legal and regulatory requirements.

     The Company's collections policy is designed to identify payment problems sufficiently early to permit the Company to address delinquency problems quickly and, when necessary, to act to preserve equity in a preforeclosure property.
The Company believes that these policies help to reduce the incidence of charge-offs. Servicing Non-Conforming Loans generally requires earlier intervention and more vigilant attention to portfolio performance than does servicing of Conforming Loans.

     The following table illustrates the time line of the Company's collection practices with respect to its non-conforming mortgage loan portfolio, assuming that a 10-day grace period applies by contract or applicable law. The collection procedures outlined below may change in the future and may vary as a result of state law requirements.

         TIME                                                      EVENT
         ----                                                      -----
    Due date of loan payment..........................  Borrower loan payment due

    7th day after due date............................  Reminder notice mailed to borrower

    11th day after due date...........................  Notice of past due payment with late charge assessment

    13th day after due date...........................  Demand or breach notice mailed to borrower

    25th day after due date...........................  A letter is sent by Western Union outlining acceptable methods of payment

    31st day after due date...........................  Final notice mailed to borrower

    45th day after due date...........................  Property inspection is ordered (and automatically ordered every 30 days until the
                                                        loan is reinstated or foreclosure sale is
                                                        held)

    50th day after due date...........................  File forwarded to foreclosure department with recommendation of collector

    After foreclosure approval.......................   Borrower informed of status and the Company's
                                                        reinstatement dates and legal package
                                                        forwarded to approved legal counsel to
                                                        commence foreclosure process

    End of Company's reinstatement period.............  Notice of sale recorded and trustee's sale date scheduled; property sold to third party or acquired on behalf of the Company

     During a period of delinquency with respect to a Non-Conforming Loan serviced by the Company, the Company's collector assigned to the loan will contact the borrower frequently. All collection activity, including the date collection letters were sent and detailed notes on the substance of each collection telephone call, is entered into a permanent collection history for each account. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Collectors obtain additional guidance with respect to the collection process through frequent communication with the Company's senior management.

     During the foreclosure process, frequent borrower contact is maintained by the foreclosure specialists. Their goal is to reinstate defaulted loans to a current status and reduce the inherent potential for loss. Formal forbearance, seller assistance, pre-foreclosure sales for losses lower than those that would be incurred after foreclosure, and deeds-in-lieu of foreclosure are some of the methodologies employed in these loss mitigation efforts.

     At the time a borrower contacts the Company's collection department regarding their inability to remit a payment in a timely manner, the Company commences a review of the mortgagor's file to determine whether there is potential for loss mitigation. If the problem is of a temporary, short-term nature, the Company's collection staff will make every effort to enter into a repayment plan with the borrower. However, if the problem is recurrent or involves a long-term collectability issue, a collector will counsel the customer to consider all available options to avoid foreclosure proceedings. Such options include refinancing, short sale, deed-in-lieu of foreclosure and other methods. In determining what type of loss mitigation method it will recommend to a delinquent borrower, the Company considers several factors. The Company considers the value of the mortgaged property to be most significant, but will also review the borrower's financial situation and any detailed hardship letter and income tax returns submitted by the borrower.

     If the collector is unable to resolve the delinquency problem with the borrower, the loan file is referred to the Company's foreclosure area. Company specialists in this area will make additional contact with the borrower in an effort to mitigate any potential loss. The borrower is again counseled to consider selling the mortgaged property to prevent a foreclosure and a possible deficiency judgment. The borrower is also reminded that, if he has sufficient equity in the mortgaged property, a refinancing of his loan could stop foreclosure proceedings. The Company will refer the borrower to a broker participating in the Company's network or to the Company's direct-to-consumer group for potential pre-approval of a new mortgage loan if the borrower is interested in refinancing and that approach appears to be a viable solution. Also, at the time a loan is approved for foreclosure, the foreclosure specialists will review the file to see if any other type of loss mitigation might be advisable, such as a deed-in lieu of foreclosure.

     The Company's servicing software also maintains and tracks homeowners' insurance information. Expiration reports are generated bi-weekly listing all policies scheduled to expire within 30 days. When policies lapse, a letter is issued advising the borrower of the lapse and that the Company will obtain forced-placed insurance at the borrower's expense.

     Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, each foreclosure is assigned to outside legal counsel, located in the same state as the property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. All aspects of foreclosures and bankruptcies are closely monitored by the Company through monthly status reports from attorneys.

     If the Company acquires title to a property at a foreclosure sale or otherwise, the Company's REO department immediately obtains an estimate of the sale price of the property by sending a local real estate broker to inspect the premises and begin marketing the property. If the property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

     The following tables set forth information relating to the delinquency and loss experience of the Company for its servicing portfolio of Non-Conforming Loans and Conforming Loans for the periods indicated. All dollar amounts shown are in thousands.

                    NON-CONFORMING LOAN SERVICING PORTFOLIO

                                                                                                 THREE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                      MARCH 31,
                                                        ---------------------------     ---------------------------------
                                                        1995       1996        1997          1997               1998
                                                        ----       ----        ----          ----               ----
Total principal balance (at period end)...........    $178,743   $230,458    $458,497   $     235,989       $     462,966
Average portfolio principal balance/(1)/..........    $177,084   $203,276    $310,734   $     215,197       $     369,484
DELINQUENCIES (at period end)
30-59 Days:
   Principal balance..............................    $  9,161   $  8,185    $ 15,328   $       5,082       $      14,647
   Percent/(2)/...................................        5.13%      3.55%       3.34%           2.15%               3.16%
60-89 Days:
   Principal balance..............................    $    821   $    285    $  1,103   $         636       $       1,188
   Percent/(2)/...................................        0.46%      0.12%       0.24%           0.27%               0.26%
90 Days or More:
   Principal balance..............................    $  1,473   $  4,369    $  4,646   $       4,511       $       4,728
   Percent/(2)/...................................        0.82%      1.90%       1.01%           1.91%               1.02%
Total Delinquencies:
   Principal balance..............................    $ 11,455   $ 12,840    $ 21,077   $      10,229       $      20,562
   Percent/(2)/...................................        6.41%      5.57%       4.60%           4.33%               4.44%
FORECLOSURES
   Principal balance..............................    $  8,112   $ 10,176    $ 16,312   $       8,459       $      18,913
   Percent/(2)/...................................        4.54%      4.42%       3.56%           3.58%               4.09%
REO (at period end)...............................    $    929   $  3,414    $  4,665   $       3,746       $       5,528
Net gains/(losses) on liquidated loans............    $   (168)  $ (1,576)   $ (1,626)  $      (1,796)/(3)/ $      (1,605)/(3)/
Percentage of net gains/(losses) on
   liquidated loans (based on average
   portfolio principal balance)...................      (0.10)%    (0.78)%     (0.52)%         (0.83)%/(3)/        (0.43)%/(3)/

___________________
(1) Calculated by summing the actual outstanding principal balances at the end of each month and dividing the total by the number of months in the applicable period.
(2) Percentages are expressed based upon the total outstanding principal balance at the end of the indicated period.
(3)  Annualized.

                   CONFORMING LOAN SERVICING PORTFOLIO/(1)/

                                                                                           THREE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,                    MARCH 31,
                                                 -------------------------------  -----------------------------------
                                                   1995       1996       1997           1997                  1998
                                                   ----       ----       ----           ----                  ----
Total principal balance (at period end).......   $312,736   $294,257   $254,192   $     287,169         $     240,480
Average portfolio principal balance/(2)/......   $312,809   $302,419   $279,060   $     299,515         $     267,964
DELINQUENCIES (at period end)
30-59 Days:
   Principal balance..........................   $  4,784   $  4,547   $  5,036   $       2,007         $       3,024
   Percent/(3)/...............................       1.53%      1.55%      1.98%           0.70%                 1.26%
60-89 Days:
   Principal balance..........................   $    932   $    485   $    808   $         616         $         865
   Percent/(3)/...............................       0.30%      0.16%      0.32%           0.21%                 0.36%
90 Days or More:
   Principal balance..........................   $  1,633   $  1,250   $  1,039   $         944         $       1,100
   Percent/(3)/...............................       0.52%      0.42%      0.41%           0.33%                 0.46%
Total Delinquencies:
   Principal balance..........................   $  7,349   $  6,281   $  6,883   $       3,567         $       4,990
   Percent/(3)/...............................       2.35%      2.13%      2.71%           1.24%                 2.07%
FORECLOSURES
   Principal balance..........................   $  1,833   $  4,712   $  3,684   $       4,255         $       4,310
   Percent/(3)/...............................       0.59%      1.60%      1.45%           1.48%                 1.79%
REO (at period end)...........................   $  1,058   $    627   $    219   $         452         $         200
Net gains/(losses) on liquidated loans........   $     (7)  $   (151)  $   (125)  $        (151)/(4)/   $        (171)/(4)/
Percentage of net gains/(losses) on
   liquidated loans (based on average
   portfolio principal balance)...............        -  %    (0.05)%    (0.04)%          (0.05)%/(4)/          (0.06)%/(4)/

_________________
(1) The Company's Conforming Loan servicing portfolio consists primarily of loans for which the Company acquired the servicing rights in 1991 and 1992. This portfolio is not growing, and servicing of Conforming Loans is not a major part of the Company's future business plan, although the Company does anticipate originating and servicing new Conforming Loans commencing in 1998.
(2) Calculated by summing the actual outstanding principal balances at the end of each month and dividing the total by the number of months in the applicable period.
(3) Percentages are expressed based upon the total outstanding principal balance at the end of the indicated period.
(4)  Annualized.

                             PORTFOLIO MANAGEMENT

GENERAL

     The Company plans to invest in and manage a portfolio of Mortgage Assets, including primarily Non-Conforming Loans and Retained Interests in Non-Conforming Loans funded by the Company through its mortgage lending operations, but also other Mortgage Assets, including Residual Interests, which the Company may acquire from time to time through purchases in the secondary market. The Company will make its investments in a manner designed to maximize its aggregate spread income over time, focusing on Mortgage Assets that (i) generate sufficient interest income to support a spread over borrowing costs acceptable to management, (ii) are likely to continue generating interest income for a significant duration, (iii) are subject to levels of risk of credit losses commensurate with the yields thereon, and (iv) can be acquired and managed efficiently. Among other things, the Company intends to:

          . obtain long-term non-recourse financing for its Non-Conforming Loans through the issuance of CMO debt secured by such mortgage loans;

          . hold Retained Interests created in connection with CMO debt transactions involving its own Non-Conforming Loan production;

          . make selective acquisitions from third parties of suitable Mortgage Assets, including Residual Interests, that are consistent with the investment guidelines to be adopted by the Company's management, where such acquisitions are strategically important to the Company's overall objectives as a mortgage company; and

          . borrow funds under various credit facilities, including warehouse facilities, secured term debt facilities, and reverse repurchase arrangements, to finance the funding and warehousing of Non-Conforming Loans pending the arrangement of long-term financing and to finance the acquisition and holding of other Mortgage Assets.

ISSUANCE OF COLLATERALIZED MORTGAGE OBLIGATIONS

     The Company intends to finance the Non-Conforming Loans produced by its mortgage lending operation primarily through long-term, non-recourse CMO debt issuances as a major component of its overall asset/liability strategy. Under this approach, the Company will issue long-term non-recourse CMOs secured by pledges of specific pools of mortgage loans. These CMO issuance transactions will be structured to be accounted for as financings. Accordingly, the securitized mortgage loans will remain on the Company's balance sheet as assets and the debt obligations (i.e., the CMOs) will appear as liabilities. A CMO issuance will result only in rearranging the Company's borrowings, as proceeds from the CMO issuance are applied against preexisting borrowings (i.e., advances under the Company's short-term recourse warehouse lines of credit entered into to finance the holding of mortgage loans while they are being aggregated into a sufficient quantity to be financed efficiently). Issuing CMO debt in this manner locks in less expensive, non-recourse long-term financing that better matches the terms of the loans serving as collateral for the debt (thereby resulting in more predictable spread income from the assets over time).

     The Company expects to contribute its fixed-rate loan production to a taxable subsidiary, which may sell such loans in secondary market whole loan sale transactions from time to time, until the Company's fixed-rate loan production volume is large enough to be securitized efficiently. Fixed-rate loans accounted for only 13.5% of he Company's aggregate loan production for 1997.

RETAINED INTERESTS IN SECURITIZED LOANS

     The Company plans to retain Residual Interests representing the right to receive future cash flow from the Non-Conforming Loans it finances in CMO transactions ("Retained Interests") in excess of amounts required to be paid to investors and other fees in the related CMOs. Generally, the Company no longer intends to use the "gain-on-sale" accounting method as it had in connection with its two 1997 securitizations, because management believes the earnings reported in connection with the application of that accounting method are inherently speculative. Instead, the Company plans to finance its mortgage loans through the issuance of non-recourse CMOs secured by its mortgage loans, as described above. In this way, the Company will earn net interest or spread income over time as it is actually earned, in the tax-advantaged REIT structure, rather than realizing gains based on estimated present values of Retained Interests at the time they are created in a securitization structured to generate gain on sale.

     Securitization of loans includes an additional potential benefit over selling loans in whole loan form. By financing its mortgage loans in CMO transactions, the Company will retain ownership of its securitized loans. While the CMOs remain outstanding, the value of the Company's interest in the mortgage loans will be represented only by the related Retained Interest, which generally represents the right to receive only the portion of interest payable on the loans in any month in excess of amounts required to pay interest on the CMOs. When the CMOs are paid off, the Company will own any remaining loans free and clear of the lien of the CMOs, and will receive all principal and interest payments on those loans, not just the interest strip allocable to its Retained Interest. Had the

Company sold the loans instead of securitizing them, the Company would have received its payment in respect of the loans all at the time of sale, with no participation in any residual value.

     The Company expects that its Retained Interests will be subordinated to the classes of securities issued to investors in the related CMOs with respect to losses of principal and interest on the underlying mortgage loans. Accordingly, any such losses incurred on the underlying mortgage loans will be applied first to reduce the value of the Company's Retained Interest, until reduced to zero. Thereafter, any further losses would be borne by the investors or by any monoline insurers hired to provide credit enhancement for the CMOs, rather than the Company.

     The Company will structure its CMO financings so as to avoid the attribution of any excess inclusion income to the Company's stockholders. See "Federal Income Tax Considerations -- Taxation of Taxable U.S. Stockholders." The Company's management is experienced in the securitization of Non-Conforming Loans and other single-family residential mortgage loans.

ACQUISITION OF MORTGAGE ASSETS FROM THIRD PARTIES

     In addition to securitizing its own mortgage loan production and holding the Retained Interests in such securitized mortgage loans, the Company may from time to time selectively acquire Mortgage Assets from third parties, including Residual Interests in securitized loans originated by other lenders ("Third Party Residuals"), when such acquisitions serve the Company's primary goal of growing its mortgage lending operations.

     The Company intends to acquire Mortgage Assets from third parties on a selective basis. These acquisitions will typically be made systematically pursuant to arrangements with other non-conforming mortgage companies with whose Residual Interests the Company is familiar, where the Company is satisfied that the quality of the underlying mortgage loans comports with the Company's own risk and reward guidelines. From time to time the Company may make isolated opportunistic acquisitions of Mortgage Assets that complement the Company's portfolio.

     Management will adopt investment guidelines (the "Investment Guidelines") for acquired Mortgage Assets, which will be approved by the Company's Board of Directors and which the Company will use in evaluating potential Mortgage Asset investments. The Company's management will use the Investment Guidelines as a framework for managing the structure of the Company's balance sheet with a view to achieving the maximum level of net interest income consistent with maintaining levels of interest rate risk, credit risk, prepayment risk, and liquidity commensurate with the yield on its assets. See "-- Portfolio Risk Management." The Company's management will form and monitor policies governing investments, funding sources, off-balance sheet commitments, overall interest rate risk, credit risk, prepayment risk, and liquidity based on the Investment Guidelines. The Company's interest rate and prepayment sensitivity position will be managed as a function of balance sheet trends, asset opportunities and interest rate expectations. In most circumstances, the Company expects to remain well within the risk limits that will be established in the Investment Guidelines.

FINANCING FOR MORTGAGE LENDING OPERATIONS AND MORTGAGE ASSET ACQUISITIONS

     General. The Company will finance its originations and acquisitions of mortgage loans pending the issuance of CMOs against such loans primarily through warehouse credit facilities. The Company will obtain long-term financing for such mortgage loans generally by issuing long-term non-recourse CMOs secured by those loans. Initially, following the Offering, the Company expects to have sufficient capital on hand to fund selected acquisitions of Mortgage Assets from third parties. After the Company's capital has been fully deployed, management will explore other financing options for continuing the growth of the Company's portfolio. See "Risk Factors -- Operating Risks -- Inability to Access Adequate Funding Sources on Favorable Terms May Affect Results of Operations."

     Leveraging of MBS Investments. The Company intends to employ a leveraging strategy to increase its return on its Mortgage Assets other than mortgage loans, which are expected to consist chiefly of various types of MBS. The Company will endeavor to set a level of borrowing to provide it with a reasonable capital base as a hedge against interest rate environments in which the Company's net borrowing costs, including associated hedging costs and credit losses, might exceed its interest income from MBS. See "Risk Factors -- Operating Risks -- Substantial Leverage and Potential Net Losses in Connection with Borrowings." The Company intends to enter into the collateralized borrowings described herein only with institutions that meet the credit standards approved by the Company's management.

     The Company's MBS will be financed primarily at short-term borrowing rates through reverse repurchase agreements and, to a lesser extent, bank warehouse financing and borrowings under lines of credit and other collateralized financing arrangements that the Company may establish with approved institutional lenders. It is expected that reverse repurchase agreements will be the principal financing device utilized by the Company to leverage its portfolio of MBS. The Company anticipates that upon repayment of each reverse repurchase agreement, the underlying collateral normally will be pledged immediately to secure a new reverse repurchase agreement.

     A reverse repurchase agreement, although structured as a sale and repurchase obligation, is treated as a financing transaction for tax and GAAP purposes, pursuant to which the Company will pledge the financed MBS as collateral to secure a short-term loan. Generally, the other party to the agreement will make the loan in an amount equal to a percentage of the market value of the pledged collateral. At the maturity of a reverse repurchase agreement, the Company will be required to repay the loan and, at the time of repayment, will receive back its collateral. The Company generally will continue to receive the principal and interest paid on the MBS while pledged. The Company intends to enter into reverse repurchase agreements primarily with national broker/dealers, commercial banks and other lenders that typically offer such financing arrangements. The Company believes that the firms selected to provide this financing will be financially sound institutions meeting the Company's approved credit standards.

     The Company's Investment Guidelines will generally set limits on the levels of borrowing the Company may incur with respect to Mortgage Assets of certain types and credit quality. If the returns on the Mortgage Assets purchased with borrowed funds fail to cover the cost of the borrowings, the Company will experience net interest losses. In addition, through increases in collateralization requirements, decreases in the market value of the Company's Mortgage Assets, increases in interest rate volatility, availability of financing in the market, circumstances then applicable in the lending market and other factors, the Company may not be able to achieve the degree of leverage necessary to optimize the returns on its portfolio, which may adversely affect the Company's operating results.

PORTFOLIO RISK MANAGEMENT

UNDERWRITING AND INVESTMENT GUIDELINES

     The Company will utilize its underwriting guidelines and quality control procedures to maintain the quality of the mortgage loans it originates and acquires through its mortgage lending operations. See "-- Mortgage Lending Operations -- Underwriting and Quality Control Strategy." In addition, the Company will implement Investment Guidelines, approved by the Company's Board of Directors, to be followed generally in connection with the Company's acquisitions of Mortgage Assets from third parties. These guidelines will be designed to ensure the Company's acquired Mortgage Assets will be of adequate credit quality and that the Company's portfolio contains the mix of products desired by the Company. See "-- Acquisition of Mortgage Assets from Third Parties."

CREDIT RISK

     With respect to its Mortgage Asset portfolio, the Company will attempt to control and mitigate credit risk through:

     (i) ensuring that established credit and collateral property underwriting guidelines are followed in connection with the origination of its mortgage loans and that Board-approved Investment Guidelines are followed in connection with its acquisitions of other Mortgage Assets;

     (ii) the use of early intervention, aggressive collection and loss mitigation techniques in servicing its mortgage loans and acquisition of "special servicing" rights with respect to MBS acquired from others (especially Third Party Residuals) wherever available on a cost-effective basis; and

     (iii)  maintenance of appropriate capital reserve levels.

     The Company is an experienced servicer of Non-Conforming Loans. See "-- Mortgage Lending Operations -- Loan Servicing Strategy." The Company plans to continue to use aggressive and effective collection techniques in servicing its portfolio of Non-Conforming Loans, and believes this will be a critical factor in its ability to maintain the value of its loan portfolio. The Company intends to attempt to acquire "special servicing" rights whenever possible with respect to mortgage loans underlying any Third Party Residuals that the Company may acquire. "Special servicing" involves the ability to supervise the activities of the primary loan servicer, and the right to take control of the collection process when loss mitigation techniques become necessary with respect to particular loans.

     Management will monitor the credit quality composition of the Company's Mortgage Asset portfolio, and will attempt to maintain some balance in the portfolio by directing fundings and purchases of Mortgage Assets with a view to creating and maintaining diversity with regard to these factors and, in some cases, selling certain portions of the Company's portfolio in order to achieve a better balance.

INTEREST RATE RISK

     The Company's Mortgage Asset portfolio will be designed with a view to generating spread income principally from the earnings on its Mortgage Assets in excess of its borrowing costs related to those Mortgage Assets. Income on Retained Interests and Third Party Residuals will be reported as interest on the underlying loans is received by the Company in excess of the interest costs of the long-term non-recourse financing of those assets represented by the related CMOs or other MBS. A significant portion of the Company's unsecuritized mortgage loans and its other Mortgage Assets will be financed through borrowings that bear short-term rates of interest. A substantial portion of the Company's Mortgage Assets will also bear interest at short-term adjustable interest rates. As a result, net interest or spread income will depend on prevailing market interest rates, as well as the volume of the Company's interest-earning assets and interest-bearing liabilities. Increases in short-term interest rates will generally increase the yields on Mortgage Assets (except those bearing fixed rates of interest) and will generally increase the costs of the Company's borrowings against such Mortgage Assets. However, to the extent that borrowing costs adjust at different times or in different amounts relative to the yields on the related Mortgage Assets, the Company will be subject to interest rate risk. When the costs of borrowings increase more rapidly than the yields on assets, net interest or spread income may be reduced. Conversely, decreases in short-term interest rates may decrease the interest cost on the Company's borrowings more rapidly than it reduces the yields on the Company's adjustable-rate Mortgage Assets, causing an increase in net interest income.

     The Company will hedge the interest rate risk to which its portfolio of Mortgage Assets is subject in large part through its CMO issuance strategy, which is designed to provide long-term financing for its mortgage loan production while maintaining a consistent spread in a variety of interest rate environments. The Company plans to contribute most of its fixed-rate loan production to a taxable subsidiary, which will sell such mortgage loans to third parties in whole loan form, until its fixed-rate loan production becomes large enough to be financed efficiently through CMO transactions. This short-term strategy is also an important part of the Company's current hedging strategy with respect to its fixed-rate portfolio. Specifically, the Company's interest rate risk management program will be formulated with the intent to offset the potential adverse effects resulting from rate adjustment limitations on its Mortgage Assets, the differences between interest rate adjustment indices and interest rate adjustment periods of its adjustable-rate mortgage loans and related borrowings, and the effect of changes in interest rates on variable-rate borrowings that are matched against fixed-rate Mortgage Assets.

     The Company may use interest rate caps and interest rate swaps and may, from time to time, use options, future contracts, and forward contracts and purchase interest-only REMIC regular interests and similar instruments to attempt to mitigate the risk of the cost of its variable-rate liabilities increasing at a faster rate than the earnings on its assets during a period of rising interest rates ("Spread Risks"). In particular, when the Company begins accumulating its fixed-rate loans in anticipation of financing them through CMO transactions, the Company may utilize such hedging vehicles because Spread Risks are more pronounced when fixed-rate assets are financed through variable-rate borrowings. The Company intends generally to hedge as much of the interest rate risk as management determines is in the best interests of the stockholders of the Company, given the cost of such hedging transactions and the need to maintain the Company's status as a REIT. See "Federal Income Tax Considerations-- Requirements for Qualification" and "--Income Tests." This determination may result in management electing to have the Company bear a level of interest rate risk that could otherwise be hedged when management believes, based on all relevant facts, that bearing such risk is advisable. The Company may also, to the extent consistent with its compliance with the REIT gross income tests and applicable law, utilize financial futures contracts, options and forward contracts as a hedge against future interest rate changes.

     Interest rate cap agreements are legal contracts between the Company and a third party firm (the "counter-party"). The counter-party agrees to make payments to the Company in the future should the one- or three-month LIBOR interest rate rise above the "strike" rate specified in the contract. The Company would make monthly premium payments to the counter-party under the contract. Each contract would have a fixed "notional face" amount, on which the interest is computed, and a set term to maturity. Should the reference LIBOR interest rate rise above the contractual strike rate, the Company would earn "cap income." Payments on an annualized basis equal the contractual notional face amount times the difference between actual LIBOR and the strike rate. Interest rate swap agreements typically will stipulate that the Company will pay a fixed rate of interest to its counter-party. In return, the counter-party would pay the Company a variable rate of interest based on the notional amount. The agreements would have fixed notional amounts, on which the interest is computed, and set terms to maturity. In all of these interest rate risk management transactions, the Company will follow certain procedures designed to limit credit exposure to counter-parties, including dealing only with counter-parties whose financial strength meets the Company's requirements. See "Risk Factors -- Operating Risks -- Failure to Hedge Effectively Against Interest Rate Changes May Adversely Affect Results of Operations" and "-- Potential Adverse Effect of the Use of Financial Instruments in Hedging."

PREPAYMENT RISK

     Among other things, the Company seeks to maximize the duration of the net interest income it will receive from its Mortgage Assets, so that it will continue to be earned over time and so that the associated production and acquisition costs can be amortized over a longer period. Prepayments have the effect of shortening the lives of Mortgage Assets and the duration of the net interest income that can be earned with respect to those assets. The Company will seek to minimize the effects of faster than anticipated prepayment rates on the mortgage loans underlying its Mortgage Asset portfolio by (i) requiring as many as possible of the loans and other Mortgage Assets that it funds and acquires to subject the related borrowers to prepayment penalties in the event they prepay their loans in full within a certain period of time after loan origination, (ii) seeking to achieve a balanced mix of loan products in its portfolio, stressing the funding and acquisition of loan types that have been empirically proven to be less likely to be prepaid early, (iii) using its servicing operation to solicit borrowers to refinance their mortgage loans with the Company rather than with another lender, to the extent the Company is permitted to do so, and (iv) engaging in a strategy of hedging its exposure to prepayment risk by acquiring certain types of Mortgage Assets that increase in value in times of higher mortgage loan prepayment rates.

     The Company will originate and acquire mortgage loans with prepayment penalties in most instances. During 1997, 75.4% of the Company's mortgage loans were subject to prepayment penalties. Prepayment penalties are designed to deter prepayments by borrowers during an initial period following loan closing (typically one to five years), by imposing penalty charges on the borrowers for prepaying their loans during that period. The duration of the prepayment penalties at origination to which the Company's mortgage loans are subject averaged 24 months. Prepayment charges on the Company's Non-Conforming Loans averaged 1.0% of the outstanding loan balance to a maximum of six months' interest on 80% of the balance of the mortgage loan. Under certain state laws, prepayment charges may not be imposed or may be limited as to amount or period of time during which they can be imposed.

     In addition, the Company plans to introduce new loan products through its mortgage lending operation that add duration to its loan portfolio. For instance, the Company believes that retail loan production is less likely to be prepaid than wholesale loan production, especially wholesale loans funded through brokers, because many brokers tend to solicit their borrower customers to refinance their mortgage loans. Brokers typically will not attempt to apply to a lender to refinance its own loan, for fear that the lender would stop doing business with the broker. Also, Home Equity Loans are generally more difficult to refinance than Purchase Money/Refinancing Loans because most or all of the borrower's equity in his mortgaged property will have been eliminated when the Home Equity Loan was made. The effort to manage prepayment risk by adding products that have duration is one of the reasons the Company plans to increase its retail lending presence and to increase its focus on Home Equity Loans as opposed to Purchase Money/ Refinancing Loans. See "-- Mortgage Lending Operations -- Specific Loan Production and Expansion Strategies -- 'Customer-Directed' Lending Initiatives -- Retail Lending" and "-- New Product Lines." Similarly, the Company intends to increase the number of Purchase Money/Refinancing Loans it makes to borrowers who will simultaneously take a subordinated mortgage loan on the same real property, because in these instances the borrower's equity in his mortgaged property will be eliminated, making it more difficult for that borrower to obtain a new loan to refinance his existing first-lien mortgage loan for some period of time.

     Because the Company intends to service most of the mortgage loans it funds, the Company will be in a position to maintain contact with the borrowers under those loans after the loan closings. To the extent it is permitted to do so, the Company will use its servicing contact to solicit borrowers who are likely to refinance their mortgage loans to do so using a new loan funded by the Company rather than another lender. Such borrowers will include borrowers whose prepayment penalties have recently expired or are scheduled to expire within the near future and borrowers who have requested pay-off statements from the Company as servicer of their loans. By refinancing its own loans to the maximum extent possible, the Company will maintain its borrowing customers and add duration to its portfolio.

     Finally, the Company may engage in transactions designed to hedge its exposure to prepayment risks. These transactions will chiefly involve acquisition of Mortgage Assets the values of which tend to increase during times of increased mortgage loan prepayments, when other assets in the Company's portfolio may be losing value as a result of the same prepayments. "Principal-only strips" ("POs") are such a type of Mortgage Asset. POs represent the right to receive a fixed amount of principal distributions from an underlying pool of mortgage loans. POs are bought at discounts from their face amount, as they accrue no interest on their face amounts. To the extent the underlying mortgage loans prepay at rates that are faster than the rates that were anticipated in pricing the PO, the holder of the PO will receive the entire face amount of the PO faster than anticipated, thereby earning a higher yield than anticipated at the time of purchase. "Planned amortization class" MBS ("PACs") are another type of Mortgage Asset whose value may increase during times of high mortgage loan prepayment rates if purchased at discounts from their face amounts. These classes are designed and priced to amortize at a set rate. As long as prepayment speeds on the underlying mortgage loans do not exceed a certain range, the PAC will continue to pay down in accordance with its amortization schedule. If, however, prepayment rates on the underlying mortgage loans exceed the assumed range of speeds, the PAC will be amortized more rapidly than the planned rate of amortization. Again, if the PAC was purchased at a discount from its face amount, the faster amortization will cause the holder to receive his full return sooner, thereby increasing the holder's yield.

     Prepayment risk will be monitored by management and through periodic review of the impact of a variety of prepayment scenarios on the Company's revenues, net earnings, dividends, cash flow and net balance sheet market value. No strategy will be able to insulate the Company completely from the effects of interest rate changes and prepayments. Further, certain of the federal income tax requirements that the Company must satisfy to qualify as a REIT may limit the Company's ability to fully hedge its interest rate and prepayment risks.
See "Federal Income Tax Considerations -- Requirements for Qualification" and " -- Income Tests."

DISPOSITION OF CERTAIN ASSETS

     The Company generally intends to hold Mortgage Assets to maturity. In addition, the REIT provisions of the Code limit in certain respects the ability of the Company to sell Mortgage Assets. See "Federal Income Tax Considerations." Management may decide to sell assets from time to time, however, for a number of reasons, including, without limitation, to dispose of an asset as to which credit risk concerns have arisen, to reduce interest rate risk, to substitute one type of Mortgage Asset for another to improve yield, to enhance credit risk or geographic diversification in the portfolio, or to maintain compliance with the requirement for exemption under Section

3(c)(5)(C) of the Investment Company Act that at least 55% of its assets consist of mortgages and other liens on and interests in real estate, and generally to restructure the Company's balance sheet when management deems such action advisable. Management will select any Mortgage Assets to be sold according to the particular purpose such sale will serve. The Board of Directors has not adopted a policy that would restrict management's authority to determine the timing of sales or the selection of Mortgage Assets to be sold.

                             TAXABLE SUBSIDIARIES

     The Company has implemented, and will continue to implement, portions of its business strategy from time to time through one or more taxable subsidiaries. For a REIT, a taxable subsidiary refers to a corporation up to 99% of the common stock of which is owned by the REIT. The voting common stock of such corporation (which may represent a small percentage (e.g. one to five percent) of the corporation's outstanding common stock), however, is owned by persons other than the REIT due to the provisions of the Code limiting ownership by REITs of the voting stock of Subchapter C corporations (other than Qualified REIT Subsidiaries). See "Federal Income Tax Considerations--Requirements for Qualification" and "-- Asset Tests." NMC currently has two taxable subsidiaries, National Mortgage Sales Corporation ("NMSC") and National Mortgage Administration Corporation ("NMAC"), each of which is a Colorado corporation. NMC owns 100% of the non-voting stock of NMSC and NMAC, representing 95% of the value of the outstanding stock of NMSC and NMAC, respectively. Steven B. Chotin owns all of the voting stock of NMSC and NMAC, representing 5% of the value of the outstanding stock of NMSC and NMAC, respectively. NMC contributed certain of its Non-Conforming Loans to NMSC in January 1998, and NMSC sold these loans in whole loan form for cash in February 1998. NMC may contribute fixed-rate loans to NMSC from time to time, and NMSC may sell such loans to third parties in whole loan form, until the Company's fixed-rate loan production volume is large enough to be securitized efficiently. NMAC will provide loan processing and closing services to, and collect the related fees from, borrowers.

     Taxable subsidiaries are not Qualified REIT Subsidiaries and will be subject to federal and state corporate income taxes. In order to comply with the asset tests applicable to NMC as a REIT, as of the last day of each calendar quarter, the securities of each such subsidiary held by the Company must not represent either (i) more than five percent of the value of the Company's total assets or (ii) more than ten percent of the voting securities of any such subsidiary. See "Federal Income Tax Considerations -- Requirements for Qualification," "-- Asset Tests" and "-- Proposed Tax Legislation." Taxable subsidiaries generally will distribute any net profit after taxes to the Company and their other stockholders. Before NMC forms any additional taxable subsidiaries, the Company will obtain advice of counsel regarding whether the formation and contemplated method of operation of such corporation will cause NMC to fail to satisfy the income and asset tests applicable to it as a REIT. NMC will not have voting control over the activities of its taxable subsidiaries.

     President Clinton recently proposed certain tax legislation that could severely limit the Company's ability to use taxable subsidiaries in the future. See "Federal Income Tax Considerations -- Proposed Tax Legislation."

                                   EMPLOYEES

     As of March 31, 1998, the Company had a total of 185 employees. The Company has 104 employees working at its corporate headquarters and regional loan production office in Englewood, Colorado. None of the Company's employees is covered by a collective bargaining agreement. The Company considers its relations with its employees to be good.

                                  PROPERTIES

     The Company's executive and administrative offices, including its servicing operation and national production and direct lending offices, are located at 7600 East Orchard Road, Englewood, Colorado 80111, where the Company presently leases approximately 27,532 square feet of office space, consisting of three separate suites, at an aggregate annual rent of approximately $0.5 million. The Company's lease provides that one of the suites, consisting of 4,668 square feet, will be replaced by a new suite that is presently under construction, consisting of 15,596 square feet. It is presently anticipated that this new space will be ready in July, 1998. After the Company occupies the new suite, its total leased space in its Englewood office will be approximately 38,640 square feet, and annual rent will total approximately $0.65 million. After May, 1999 and through May, 2002, the Company's aggregate annual rent for these suites will increase to approximately $0.81 million. The lease expires in May, 2002.

     The Company also leases office space for its other three regional offices (average size of approximately 6,116 square feet) and five branch offices (average size of approximately 1,720 square feet). The total annual base rent of the regional offices and branch offices is $0.4 million.

     The Company believes its facilities are both suitable and adequate for the current business activities conducted at its regional centers and at its existing sales offices. As part of the Company's geographic expansion, the Company anticipates leasing additional office space in the future.

                             POTENTIAL LITIGATION

     Specialty finance companies like the Company are often subjected to lawsuits alleging violations of laws and regulations applicable to consumer lending. Several such lawsuits have been filed in recent years on behalf of purported nationwide classes of borrowers against several mortgage lenders, including the Company, alleging that such lenders have made certain payments to independent mortgage brokers in violation of state and federal laws, including RESPA. Several federal district courts construing RESPA in these cases have reached conflicting results. On January 9, 1998, in the only appellate decision addressing the issue to date, the United States Court of Appeals for the Eleventh Circuit ruled in Culpepper v. Inland Mortgage Corporation that the payment by the lender to the broker in that case constituted a prohibited referral fee under RESPA. The case was remanded to the district court for further proceedings. If the pending cases on lender payments to brokers are ultimately resolved against the lenders, it may cause an industry-wide change in the way independent mortgage brokers are compensated. The Company's broker compensation programs currently utilize such payments. Future regulatory interpretations or judicial decisions may require the Company to change its broker compensation programs or subject it to material monetary judgments or other penalties. Any such changes or penalties may have a material adverse effect on the Company's results of operations, financial condition and business prospects.

     The Company has settled, for nominal amounts, two putative class action lawsuits that were filed against it, one grounded chiefly in alleged TILA violations (settled in 1995) and the other based primarily on alleged RESPA violations arising out of broker compensation (settled in 1997). There can be no assurance that the Company will not be subject to litigation based on the same or other grounds in the future.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the name, age and position with the Company of each person who serves or will serve as a Director and/or executive officer of the Company. All officers are appointed by and serve at the discretion of the Board of Directors.

     NAME                          AGE     POSITION WITH THE COMPANY
     ----                          ---     -------------------------
     Steven B. Chotin(1)            50      Chairman of the Board(2)

     James A. Weissenborn           41      President, Chief Executive Officer and Director

     William J. Rogers, Jr.         43      Executive Vice President

     Kevin J. Nystrom               38      Executive Vice President and Chief Financial Officer

     Howard J. Glicksman(1)(3)      52      Executive Vice President, General Counsel and Director

     Helen M. Dickens(1)(3)         44      Executive Vice President, Secretary, Treasurer and
                                            Director

_______________

(1) Mr. Chotin, Mr. Glicksman and Ms. Dickens currently are employed and compensated by The Chotin Group Corporation ("TCG") and are not directly compensated by the Company, but following the completion of the Offering shall be employed and compensated by TCG and the Company as shared employees pursuant to the TCG Agreement (as defined herein). See "Certain Relationships and Related Transactions -- The TCG Agreement."
(2)  Mr. Chotin also holds the office of Chairman of the Company.
(3) Upon completion of the Offering, Mr. Glicksman and Ms. Dickens shall resign from the Board of Directors and shall be replaced by three Independent Directors as described below.

     The Articles of Incorporation of the Company require that within 90 days of the closing of the Offering a majority of the Board of Directors shall consist of individuals, who within two years of becoming a Director, have not been a director, officer or employee of the Company or any of the Company's Affiliates ("Independent Directors"). The Company anticipates that three Independent Directors will be elected to the Board and that the Board will consist of five members upon the completion of the Offering.

     Steven B. Chotin has served as a Director (and effectively as Chairman of the Board) of the Company since its inception in 1991 and served as President and Chief Executive Officer of the Company from January 1996 to January 1998. Effective April 1998, Mr. Chotin was named to the office of Chairman of the Company. Mr. Chotin also is the Chief Executive Officer and Chairman of the Board of The Chotin Group Corporation ("TCG"), which has facilitated over $50 billion in structured financings. Before establishing the Company, Mr. Chotin founded Fund America Investors Corporation in 1987 and Fund America Investors Corporation II in 1992, which together have issued approximately $3.6 billion in mortgage-backed securities in 24 separate issuance transactions.

     James A. Weissenborn has served as President and Chief Executive Officer of the Company since January 1998 and as a Director of the Company since April 1998. Prior to joining the Company, Mr. Weissenborn had been employed since 1987 in various capacities with the Pulte Corporation, an international homebuilder, mortgage bank and home services provider. He served as Vice President and Treasurer since 1993 and as Vice President of Business Development and Strategic Planning from 1995, until joining the Company. Mr. Weissenborn also served as President of Pulte Financial Companies, Inc. from 1993 until joining the Company in January 1998. From 1988 to 1993, Mr. Weissenborn served as Executive Vice President, Chief Financial Officer and Director of First Heights Bank, fsb, a 32-branch savings and loan wholly owned by the Pulte Corporation.

     William J. Rogers, Jr. has served as Executive Vice President responsible for loan production and marketing since June 1995. From 1989 until immediately before he joined the Company, Mr. Rogers worked in the home equity division of Prudential Bank in Atlanta, Georgia, most recently as Senior Vice President.
Mr. Rogers served as Vice President of Shearson Lehman Mortgage Company in Newport Beach, California from 1987 to 1989 and as Second Vice President for the Dallas, Texas firm of Lomas & Nettleton from 1982 to 1987. Mr. Rogers has over 14 years of experience in the mortgage lending industry.

     Kevin J. Nystrom has served as Senior Vice President (and since April 1998 as Executive Vice President) and Chief Financial Officer of the Company since November 1997. Prior to joining the Company, Mr. Nystrom was employed by Financial Asset Management LLC, the manager of two publicly held REITs, Asset Investors Corporation and Commercial Assets, Inc. He served as Senior Vice President and Chief Financial Officer of the two REITs from October 1996 until joining the Company and, prior to that, as Vice President and Chief Accounting Officer of Asset Investors Corporation from January 1993 and of Commercial Assets, Inc. from August 1993. Prior to joining Financial Asset Management LLC in September 1992, Mr. Nystrom had been employed from January 1985 in various positions culminating as Senior Manager - Audit of Deloitte & Touche LLP, which serves as the independent auditors of the Company. At Deloitte, Mr. Nystrom was involved in the audit of the Company's financial statements for 1991.

     Howard J. Glicksman has served as General Counsel of the Company since its inception, as Vice President of the Company since 1993 (and Executive Vice President since April 1998) and as a Director of the Company since January 1996. Mr. Glicksman also is General Counsel, Vice President and a member of the Board of Directors of TCG. Prior to joining TCG in 1989, Mr. Glicksman was in the private practice of law for twelve years.

     Helen M. Dickens has served as Secretary of the Company since 1991 and as a Director of the Company since January 1996 and was elected as an Executive Vice President and Treasurer in April 1998. Ms. Dickens also is the Secretary, Treasurer, Vice President and a member of the Board of Directors of TCG, where she has been employed since 1989.

OTHER SENIOR OFFICERS

     Scott W. Colclough, age 34, has served as the Company's Senior Vice President of Secondary Marketing since 1996 and Vice President of Secondary Marketing from 1994 to 1996. Prior to joining the Company, Mr. Colclough had been employed from 1989 to 1994 as Vice President of Secondary Marketing for Plaza Home Mortgage Bank, FSB and from 1988 to 1989 as Secondary Marketing Manager for First Northern Mortgage Corporation. Mr. Colclough has extensive experience in the secondary marketing of residential mortgage loans, including pricing and trading, investors relations, and designing and implementing hedging strategies.

     J. Lawrence Jeppson, age 46, has served as Vice President of Loan Administration for the Company since 1995 and is responsible for managing the mortgage loan servicing operations of the Company. For the ten years prior to joining the Company, Mr. Jeppson has held senior level positions as a loan administrator for other mortgage banking companies including First California Mortgage Company, CUNA Mortgage Corporation, Secor Bank, FSB, and First Guarantee Mortgage Corporation. Mr. Jeppson has over 22 years experience in the mortgage loan servicing industry.

     Wanda W. Michel, age 41, has served as Quality Assurance Manager and Senior Vice President since 1997. From 1985 until joining the Company, Ms. Michel was a Quality Assurance Director and Senior Vice

President with United Companies Lending Corporation. Ms. Michel is a Certified Quality Auditor and has extensive education and experience in the banking and real estate lending industry.

     Elena Carraway-Hill, age 38, joined the Company as Senior Vice President and Chief Underwriter in March 1998. From 1996 through February 1998, Ms. Carraway-Hill was employed as a Vice President-Chief Credit Officer of AMRESCO Residential Capital Markets, Inc. From 1992 until 1996, Ms. Carraway-Hill was employed by Home Savings of America (H. F. Ahmanson & Company) of Irwindale, California, as Vice President-Assistant Director of Wholesale Lending and as Vice President - Assistant Director of Residential Underwriting. From 1981 through 1992, Ms. Carraway-Hill worked in the mortgage lending area, as a mortgage lending consultant and in connection with positions with Sumitomo Bank of California and Family Savings Bank.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established, or will establish prior to the completion of the Offering, four standing committees.

     Executive Committee. Steven B. Chotin and James A. Weissenborn will serve on the Executive Committee, which is authorized to exercise the powers of the Board of Directors between meetings. However, the Executive Committee may not
(i) amend the Articles of Incorporation or the Bylaws of the Company, (ii) adopt an agreement of merger or consolidation, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, (iv) recommend to the stockholders a dissolution of the Company or revoke a dissolution, (v) elect a director, or (vi) declare a dividend or authorize the issuance of stock.

     Compensation Committee. Mr. Chotin and two Independent Directors will serve on the Compensation Committee. The Compensation Committee will review salaries, benefits and other compensation, excluding stock-based compensation grants under the 1998 Employee Incentive Plan, to senior officers and other employees of the Company and make recommendations to the Board.

     Stock Incentive Committee. Two Independent Directors will serve on the Stock Incentive Committee, which is authorized to make stock based compensation grants under the Company's 1998 Plan. See "-- 1998 Incentive Plans."

     Audit Committee. Two Independent Directors will serve on the Audit Committee, which will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

NON-EMPLOYEE DIRECTORS COMPENSATION

     The Company shall pay each non-employee Director of the Company an annual fee of $10,000, plus $500 for attendance at each meeting of the Company's Board of Directors and $500 for attendance at each meeting of a committee of the Company's Board of which such director is a member (if held on a day on which the Board does not also meet). In addition, each non-employee Director will be granted options to purchase Common Stock pursuant to the Directors' Stock Incentive Plan (the "Directors' Plan"). The Directors' Plan also authorizes payment of up to 100% of each non-employee Director's annual fee and meeting fees in shares of Common Stock, if provided for in a resolution approved by the Board of Directors. See "-- 1998 Incentive Plans -- The Directors' Plan." The Company will also reimburse Directors for expenses incurred to attend meetings of the Board of Directors or committees thereof.

EXECUTIVE COMPENSATION

     The Summary Compensation Table below provides certain summary information concerning compensation paid or accrued during the years ended December 31 of 1995, 1996 and 1997 by the Company to or on behalf of the four highest paid executive officers or employees of the Company employed as of December 31, 1997.

                          SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION
                                  ----------------------------------------------
            NAME AND              FISCAL                                         OTHER ANNUAL      ALL OTHER
       PRINCIPAL POSITION          YEAR           SALARY              BONUS      COMPENSATION     COMPENSATION/(1)/
--------------------------------  ------          ------              -----      -------------    -----------------
Craig A. Stulz..................   1997       $     175,000      $   150,000              --           $10,948
 Executive Vice President -        1996             150,000           75,000              --           $20,362
 Chief Operating Officer/(2)/      1995             145,833           15,000              --                --

William J. Rogers, Jr...........   1997       $     150,000      $   152,500              --           $10,948
 Executive Vice President          1996             150,000           58,340              --            20,362
                                   1995              78,365           15,000              --                --

Kevin J. Nystrom/(3)/...........   1997       $     112,500/(3)/ $     7,500/(4)/         --                --
 Executive Vice President and      1996                  --               --              --                --
 Chief Financial Officer           1995                  --               --                                --

Christine Maron.................   1997       $      90,000      $    20,000              --           $ 4,928
 Executive Vice President/(5)/     1996              72,916           20,000              --            11,253
                                   1995              70,000            6,000              --                --

Patricia A. Lowe................   1997       $      85,000               --     $   132,243/(6)/      $10,948
 Senior Vice President and         1996              85,000               --          71,687/(6)/       20,362
 Central Region                    1995             106,881               --          29,594/(6)/           --
 Production Manager

David A. Barchi.................   1997        $     90,000      $     3,000     $    75,458/(6)/      $10,948
 Senior Vice President and         1996             101,667               --          20,449/(6)/           --
 Northeast Region                  1995              41,667               --              --                --
 Production Manager

______________
(1) The contribution made by the Company on behalf of the individual participant pursuant to a 401(k) profit sharing plan.
(2) Mr. Stulz resigned as Chief Operating Officer in April 1998 and has entered into an agreement with the Company pursuant to which he will remain employed by the Company until September 30, 1998. See "--Management Compensation and Employment Agreements."
(3) Mr. Nystrom joined the Company in November 1997. His salary is shown on an annualized basis.
(4)  Partial year bonus.
(5)  Ms. Maron resigned from the Company in March 1998.
(6)  Loan production commissions.

In the past, a significant portion of the management of the Company has been conducted by TCG, which is wholly owned by Steven B. Chotin, the sole beneficial owner of the Company prior to the Offering. Mr. Chotin was not directly compensated by the Company for acting as Chief Executive Officer and President of the Company prior to Mr. Weissenborn assuming those positions, although under an agreement that became effective on July 1, 1997, the Company paid TCG $20,000 per month for providing services associated with a Chief Executive Officer through December 1997 and $20,000 per month for providing services associated with a Chief Financial Officer until Kevin Nystrom was employed by the Company in November 1997.

MANAGEMENT COMPENSATION AND EMPLOYMENT AGREEMENTS

     The Company expects to enter into employment agreements with Messrs. Weissenborn, Nystrom, and Rogers for terms expiring two years from the completion of the Offering, but renewing automatically for successive one-year periods thereafter unless and until terminated in accordance with the agreements. Under the terms of the respective employment agreements, the Company will pay a base salary of $225,000 to Mr. Weissenborn, $200,000 to Mr. Rogers and $118,500 to Mr. Nystrom. The employment agreements will provide that, beginning in 1999, base salary may be increased or decreased from the above-stated amounts in the sole discretion of the Compensation Committee of the Board of Directors. Each of the officers entering into an employment agreement is entitled to participate in the Company's employee benefits plans, including the 1998 Employee Incentive Plan and the Incentive Bonus Pool described below.

     The employment agreements will require each officer to devote his entire time, attention and energy during working hours to the business of the Company and at all times to use his best efforts to promote the interests of the Company. Under the employment agreements, the Company may terminate the officer with cause or, by providing 30 days' written notice, without cause. Each officer will be entitled to severance payments as set forth in his agreement following termination of his employment without cause prior to the date two years following the completion of the Offering (and thereafter if the agreement is renewed for one or more successive periods). The Company or the employee may terminate the agreement by providing 90 days' notice to the other party prior to the end of the initial (or successive) term of the agreement. If an employee is terminated with cause or resigns, any severance pay will be solely within the discretion of the Compensation Committee.

     Each employment agreement prohibits the officer from divulging confidential information regarding the Company's business to any other person or from otherwise misusing such information during his employment and for a period of one year following such employee's resignation (other than for "good reason" as defined in the agreement) or the termination of his employment agreement for cause, or for a period of six months following the termination of such employment agreement without cause (or a resignation for "good reason"). Also, during the term of each employment agreement and for the same period specified in the preceding sentence, each of the officers shall be prohibited from (i) hiring or soliciting employees of the Company or encouraging employees to leave their employment with the Company, (ii) soliciting business from, or doing business with, customers of the Company if such business would compete with the primary business of the Company, or (iii) engaging in any other activities that are competitive with the Company's primary business.

     The Company intends to establish an incentive bonus pool (the "Incentive Bonus Pool"), which will be allocated among two groups of employees: senior executives, including initially Messrs. Weissenborn, Rogers and Nystrom; and non-production employees who are not senior executives. The size of the Incentive Bonus Pool will be determined by the Compensation Committee for 1998 and 1999 and is expected to range from $825,000 to $1,525,000 for each year. Beginning in 2000, the size of the Incentive Bonus Pool will be determined by a formula set by the Compensation Committee tied to the amount by which GAAP net income exceeds a threshold return percentage times book equity of the Company. The Incentive Bonus Pool will be allocated among employees in amounts determined by the Compensation Committee, based upon achievement of specified targets and goals for the Company and the individual employee, but Mr. Weissenborn is guaranteed a minimum bonus of $175,000 for 1998. Amounts received by an employee under the Incentive Bonus Pool will be capped at an amount equal to the employee's salary for the applicable year times a multiple, which will vary depending on the employee's level, and initially is expected to range from one to three times salary.

     In addition to the Incentive Bonus Pool, the Company will pay production bonuses (i) to senior production employees (other than Mr. Rogers) based on a formula tied to the initial principal balance of the monthly wholesale loan production for an individual employee, and (ii) to Mr. Rogers based on a formula tied to annual increases in certain loan production. Production bonuses will be paid independently of the Company's profitability.

     Incentive bonuses paid from the Incentive Bonus Pool, as well as production bonuses, may be paid part in cash and part in shares of Common Stock. To the extent a bonus is paid in shares of Common Stock, those shares will be issued under the 1998 Employee Incentive Plan.

     The Company also intends to establish a Stock Bonus Plan under which a maximum of _________ shares of Common Stock will be delivered to participating executives no later than June 30, 2003 in recognition of past contributions to the Company. It is currently anticipated that Mr. Rogers will be the only participant in the Company's Stock Bonus Plan. A similar plan will be established for certain employees of TCG, including

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Mr. Glicksman and Ms. Dickens. Such plan will be funded with shares of Common
Stock currently owned by Mr. Chotin.

     The Company has entered into an agreement with Mr. Stulz under which he has agreed to resign his employment with the Company on September 30, 1998. Until his resignation is effective, Mr. Stulz will be responsible for overseeing various operations of the Company consistent with his past duties and under the direction of the Chief Executive Officer. Such responsibilities may change at the discretion of the Chief Executive Officer or the Board of Directors. Mr. Stulz will not be permitted to begin employment with any other employer until his resignation is effective. During the remainder of his employment with the Company and for the period of one year thereafter, Mr. Stulz and any future employer shall be prohibited from hiring or soliciting employees of the Company or inducing employees to seek employment other than at the Company without the permission of the Chief Executive Officer or the Board of Directors. Under the terms of such agreement, the Company will pay Mr. Stulz a salary and separation benefits in an amount approximating his annual compensation in 1997.

SHARED EMPLOYEES AND OVERHEAD WITH TCG

     Under the TCG Agreement, TCG and the Company will share certain senior officers and other personnel and related overhead expenses, including their respective allocable portion of the compensation and benefits of such shared employees. It is anticipated that the shared employees will be involved, among other things, in the acquisition of Mortgage Assets by the Company in the secondary market, the management of the Company's portfolio of Mortgage Assets, the acquisition by the Company of other non-conforming lending companies or operations, structuring and pricing the Company's non-recourse CMO transactions, and providing internal legal counsel and employee benefits. The initial term of the shared employee arrangement between the Company and TCG shall expire two years from the completion of the Offering (unless terminated earlier by mutual agreement of the parties), but shall be renewed automatically for successive one-year periods thereafter unless and until terminated in accordance with the TCG Agreement. The shared employees are expected to consist initially of approximately 11 individuals, including Steven B. Chotin, Howard J. Glicksman and Helen M. Dickens. The Company will be required to pay a percentage of such employees' annual compensation, which percentage will vary by individual and from year to year based on the estimated amount of time spent by such individual on matters relating to the Company for such year. The percentage of compensation of such shared employees and related overhead expenses allocated to the Company each year shall be approved by a majority of the Independent Directors of the Company. For 1998, the Company estimates that the portion of the annual compensation, benefits and related overhead expenses of the shared employees that will be allocable to the Company will equal on an aggregate basis approximately $__________ per month (or $_____ million on an annualized basis). In the event there are competing demands for the time of the shared employees, the TCG Agreement provides the Company with a right of first access to such employees; provided, however, that TCG shall be permitted to direct shared employees to perform functions on behalf of TCG prior to functions requested by Company to the extent such Company functions may still be performed by the appropriate shared employees in a timely and reasonably acceptable manner. See "Certain Relationships and Related Transactions -- The TCG Agreement."

1998 INCENTIVE PLANS

     In connection with the Offering, the Company has adopted the 1998 Employee Incentive Plan (the "1998 Plan") and the Directors' Plan (collectively, the "1998 Incentive Plans") for the purpose of (i) attracting and retaining employees and Independent Directors with ability and initiative; (ii) providing incentives, including cash incentive awards, to those deemed important to the success of the Company and related entities; and (iii) associating the interests of these individuals with the interests of the Company and its shareholders through opportunities for increased stock ownership. The summaries of the 1998 Plan and the Directors' Plan set forth below are qualified in their entirety by reference to the text of the 1998 Plan and the Directors' Plan, which will be filed as exhibits to the Registration Statement of which this Prospectus is a part.

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THE 1998 PLAN

     Administration. The 1998 Plan will be administered by the Board of Directors prior to the Offering and by the Stock Incentive Committee of the Board of Directors following the Offering. The Board of Directors and its Stock Incentive Committee may delegate authority to administer the 1998 Plan to one or more officers of the Company. Neither the Board of Directors nor the Stock Incentive Committee may delegate authority with respect to grants and awards to individuals who are subject to Section 16 of the Exchange Act, however. As used in this summary, the term "Administrator" means the Board of Directors or its Stock Incentive Committee, and any delegate, as appropriate.

     Eligibility. Each employee of the Company or of any corporation that becomes a parent or a subsidiary of the Company, including an employee who is a member of the Board of Directors or an employee who is shared with TCG, is eligible to participate in the 1998 Plan. The Administrator in its sole discretion will select the individuals who will participate in the 1998 Plan ("Participants"). The Administrator may, from time to time, grant stock options, stock appreciation rights ("SARs"), stock awards, performance share awards or cash based awards to Participants.

     Stock Options. Options granted under the 1998 Plan may be incentive stock options ("ISOs") or nonqualified stock options (collectively, "Options"). An Option entitles a Participant to purchase shares of Common Stock from the Company at the Option price. The Option price may be paid in cash, cash equivalents acceptable to the Stock Incentive Committee, shares of Common Stock, or a combination thereof. The Option price will be fixed by the Administrator at the time the Option is granted, but the price cannot be less than the shares' fair market value on the date of grant. The exercise price of an ISO granted to any Participant who is a Ten Percent Shareholder (as defined below) may not be less than 110% of the fair market value of the shares of Common Stock on the date of grant. A Participant is a "Ten Percent Shareholder" if he owns, or is deemed to own, more than ten percent of the total combined voting power of all classes of stock of the Company or of any corporation that becomes a parent or a subsidiary of the Company. An individual is deemed to own any voting stock owned (directly or indirectly) by the individual's spouse, brothers, sisters, ancestors and lineal descendants. A Participant and such persons are also considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which the Participant or any such person is a shareholder, partner or beneficiary. An ISO must expire within ten years from the date of grant, except that the term of an ISO that is granted to a Ten Percent Shareholder may not be longer than five years. Moreover, no Participant may be granted ISOs or related SARs (under all incentive stock option plans of the Company) which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date that the ISO was granted) that exceeds the amount prescribed under the Code (currently $100,000). No Participant may be granted, in any calendar year, Options for more than _______ shares of Common Stock or SARs for more than _______ shares of Common Stock. For purposes of the preceding sentence, an Option and Corresponding SAR (defined below) shall be treated as a single award.

     SARs. SARs entitle the Participant to receive, with respect to each share of Common Stock encompassed by such SAR, a payment based on a formula determined by the Administrator and set forth in the agreement with the Participant. In the absence of such a determination, the Participant will be entitled to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR. The initial value of the SAR is the fair market value of a share of Common Stock on the date of grant or, in the case of a corresponding SAR, the Option price of the related Option (which cannot be less than the fair market value of a share of Common Stock on the date of grant). The amount payable upon the exercise of an SAR may be paid in cash, Common Stock, or a combination of the two.

     SARs may be granted in relation to Option grants ("Corresponding SARs") or independently of Option grants. The difference between these two types of SARs is that to exercise a Corresponding SAR, the Participant must surrender unexercised that portion of the Option to which the Corresponding SAR relates.

     Stock Awards. Participants may also be awarded shares of Common Stock pursuant to a stock award. The Administrator, in its discretion, may prescribe that a Participant's rights in a stock award will be nontransferable or

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

forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Company or a subsidiary for a specified period or that the Company or the Participant achieve objectives established by the Administrator, which may be stated with respect to any one or a combination of Cash Flow Per Share, Earnings Per Share, Return on Equity, Share Value, Loan Production Volume, Loan Quality and Asset Acquisition Volume (each as defined in the 1998 Plan) or other criteria specified by the Administrator. No Participant may be granted, in any calendar year, a stock award for more than _______ shares of Common Stock.

     Performance Based Awards. The 1998 Plan also provides for the award of performance shares and for awards that are not denominated nor payable in and do not have a value derived from the value of or a price related to shares of Common Stock and are payable only in cash ("Cash Based Awards"). Such awards and certain stock awards (described above) that are subject to performance based restrictions on transferability or vesting ("Performance Based Awards") are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

     A performance share award entitles the Participant to receive a payment equal to the fair market value of a specified number of shares of Common Stock if certain performance standards are met. To the extent that performance shares are earned, the obligation may be settled in cash, in Common Stock, or a combination of the two.

     No Participant may be granted performance shares for more than __________ shares of Common Stock in any calendar year, and the annual aggregate amount of compensation that may be paid to any Participant in respect of Cash Based Awards may not exceed $____________.

     The Administrator will prescribe the performance requirements that must be satisfied before a performance share award or a Cash Based Award is earned. The performance goals of Performance Based Awards will be stated with respect to any one or a combination of Cash Flow Per Share, Earnings Per Share, Return on Equity, Share Value, Loan Production Volume and Loan Quality, and Asset Acquisition Volume (each as defined in the 1998 Plan) or other criteria specified by the Administrator. These goals will be applied over performance cycles as determined by the Administrator, which cycle shall be at least one year in the case of performance shares. Specific cycles and target levels of performance, as well as the award levels, will be determined by the Administrator not later than the applicable deadline under Section 162(m) of the Code and in any event at a time when achievement of such targets is substantially uncertain. Appropriate adjustments to goals and targets may be made by the Administrator based upon objective criteria in the case of certain events that were not anticipated at the time goals were established. The Company believes that specific performance targets (when established) are likely to constitute confidential business information, the disclosure of which may adversely affect the Company or mislead the public.

     The Administrator must certify the achievement of the applicable performance goals and the actual amount payable to each participant under Performance Based Awards prior to payment. The Administrator may retain discretion to reduce, but not increase, the amount payable under a Performance Based Award, notwithstanding the achievement of targeted performance goals. Performance Based Awards may be fully accelerated or the Administrator may provide for partial credit in the event of certain events or circumstances that the Administrator may determine.

     Share Authorization. All awards made under the 1998 Plan will be evidenced by written agreements between the Company and the Participant. A maximum of _______ shares of Common Stock may be issued under the 1998 Plan pursuant to the exercise of Options or SARs. An additional _____ shares of Common Stock may be issued under the 1998 Plan as Stock Awards and in settlement of Performance Shares. The foregoing limit on the number of shares that may be issued pursuant to Options and SARs under the 1998 Plan shall be reduced and offset by the number of shares issued under the Directors' Plan pursuant to the exercise of Options; and the foregoing limit on the number of shares that may be issued as Stock Awards and in settlement of Performance Shares under the 1998 Plan shall be reduced and offset by the number of shares awarded under the Directors' Plan in lieu of director fees. The share limitations, the terms of outstanding awards, and per individual annual limitations on awards will be

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

adjusted, as the Administrator deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization, or other event that, in the judgment of the Administrator requires such action.

     Nontransferability. In general, any Option or SAR granted under the 1998 Plan is nontransferable except by will or by the laws of descent and distribution. During the lifetime of a Participant, Options or SARs may only be exercised by such Participant. Notwithstanding the foregoing, a Participant may transfer an Option or SAR (other than an ISO and a Corresponding SAR that relates to an ISO) with respect to all or part of the shares of Common Stock subject to such Option or SAR to the Participant's spouse, children or grandchildren; to a trust for the benefit of such family members; or to a partnership in which such family members are the only partners if the agreement with the Participant evidencing the Option or SAR expressly provides for transfers described in this sentence and the Option or SAR will continue to be subject to the same terms and conditions after any such transfer.

     Termination and Amendment. No Option, SAR, stock award, performance shares or Cash Based Award may be granted under the 1998 Plan more than ten years after the earlier of (i) the date that the 1998 Plan is adopted by the Board of Directors or (ii) the date that is approved by the Company's shareholders. The Board of Directors may amend or terminate the 1998 Plan at any time, but an amendment will not become effective without shareholder approval if the amendment materially increases the aggregate number of shares that may be issued under the 1998 Plan or changes the eligibility requirements under the 1998 Plan.

     Initial Awards. The Board of Directors will approve prior to the completion of the Offering the grant of Options (the "Initial Grants") under the 1998 Plan with respect to ______ shares of Common Stock, to certain executive officers and employees of the Company, as shown in the table below:

                                                           Number of Shares
      Name and Position                                   Underlying Options

      James A. Weissenborn
       President and Chief Executive Officer.....................
      William J. Rogers
       Executive Vice President..................................
      Kevin J. Nystrom
       Executive Vice President and Chief Financial Officer......
      Howard J. Glicksman
       Executive Vice President and General Counsel..............
      Helen M. Dickens
       Executive Vice President, Secretary and Treasurer.........

      All executive officers, as a group.........................
      All employees, including officers
       who are not executive officers, as
       a group....................................................

     The Initial Grants will be exercisable at the initial public offering price of the Common Stock over a four-year period at the rate of 20% per year, beginning on the date of the grant and thereafter for the next four anniversaries thereof. Except in limited circumstances described in an agreement with a Participant, the Initial Grants will become exercisable on a given date only if the Participant is employed by the Company or a subsidiary on that date.

     Shareholder Rights. A Participant will have no rights as a shareholder with respect to the shares subject to his or her Option until the Option is exercised.

     Federal Income Taxes. A Participant's employer (the Company or an affiliate) is generally entitled to claim a federal income tax deduction as a result of the exercise of a nonqualified stock option in an amount equal to the difference between the shares' fair market value and the Option price. A Participant's employer is not entitled

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to a similar deduction upon either the grant or exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of Common Stock acquired upon the exercise of an ISO. With respect to other awards under the 1998 Plan, a Participant's employer generally is entitled to a deduction equal to the ordinary income recognized by a Participant, as described in the following paragraph. The employer's deduction is subject to Section
162(m) of the Code, which limits the deductibility of remuneration paid to certain officers and other highly compensated employees.

     The exercise of an SAR generally is a taxable event, resulting in income to the Participant equal to the cash paid and the fair market value of Common Stock received in settlement of an SAR. A Participant will recognize income on account of a stock award on the first date that the shares of Common Stock are transferable or not subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date (unless the Participant elects to recognize income as of the date of grant of the stock award, based on the shares' fair market value on that date). A Participant will recognize income upon the settlement of a performance share award or Cash Based Award equal to any cash that is paid and, with respect to a performance share award, the fair market value of any Common Stock received.

THE DIRECTORS' PLAN

     Eligibility. The Directors' Plan provides for the grant of Options to purchase Common Stock to each eligible Director of the Company. No Director who receives compensation from the Company for services performed as an employee of the Company is eligible to participate in the Directors' Plan.

     Options. The Directors' Plan provides that each eligible Director who is a member of the Board as of the closing of the Offering (an "Initial Director") will be awarded, on such date, a nonqualified Option covering 15,000 shares of Common Stock. All other eligible Directors will receive a nonqualified Option covering 15,000 shares of Common Stock on the earlier of (a) the date of the annual meeting of the Company's shareholders at which the Director is first elected or (b) the date of the Board meeting at which the Director is elected or appointed to the Board. The price per share of Common Stock purchased on the exercise of an Option granted to Initial Directors upon the closing of the Offering is equal to the Offering price, and the Option price of future grants will be the fair market value of a share of Common Stock on the date the Option is granted. The exercise price may be paid in cash, cash equivalent acceptable to the individual committee appointed to administer the Directors' Plan (the "Directors' Plan Administrator"), Common Stock, or a combination thereof. Options granted under the Directors' Plan are exercisable for ten years from the date of grant, subject to certain restrictions described below.

     Exercise of Options. Each Option granted under the Directors' Plan will become exercisable with respect to one-third of the shares of Common Stock covered by the Option on each of the first through third anniversaries of the date of grant if the Director is a member of the Board on the applicable anniversary. On the date that a Director ceases to be a member of the Board for any reason, he or she shall forfeit the right to exercise his or her Option to the extent is it not then exercisable in accordance with the preceding sentence.

     To the extent that an Option has become exercisable, it may be exercised while a Director is a member of the Board and for 90 days after the Director ceases to be a member of the Board for any reason. An Option may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised.

     Nontransferability. In general, any Option granted under the Directors' Plan is nontransferable except by will or the law of descent and distribution. If requested by a Participant and agreed to by the Directors' Plan Administrator, all or part of the shares of Common Stock subject to such Option may be transferred to the Director's spouse, children or grandchildren; to a trust for the benefit of such family members; or to a partnership in which such family members are the only partners. An Option will continue to be subject to the same terms and conditions after any such transfer.

     Stock Awards. The Plan also authorizes the payment of up to 100% of an eligible Director's annual fee and meeting fees in shares of Common Stock if provided for in a resolution approved by the Board of Directors. Any

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

such shares awarded will have a fair market value on the date the shares are issued equal to the annual fee or portion thereof with respect to which the shares are being issued. Except as otherwise provided in the applicable resolution, the shares will be immediately transferable and nonforfeitable and will be issued at the same time or times as the annual or meeting fee would have been paid if paid in cash.

     Shareholder Rights. A Director will have no rights as a shareholder with respect to the shares subject to his or her Option until the Option is exercised.

     Amendment and Termination. The Directors' Plan provides that the Board may amend or terminate the Plan at any time. An amendment will not become effective without shareholder approval, however, if the amendment materially changes the eligibility requirements. No Option may be granted and no Common Stock may be issued under the Directors' Plan more than ten years after the earlier of (i) the date that the Directors' Plan is adopted by the Board of Directors or (ii) the date that it is approved by the Company's shareholders.

401(K) PLAN

     The Company currently participates in TCG's Profit Sharing Plan (the "Plan"), which is intended to comply with Sections 401(a) and 401(k) of the Code, and the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended. Amounts contributed to the Plan are held under a trust intended to be exempt from income tax pursuant to Section 501(a) of the Code. All employees of the Company that have completed at least one year of service (as defined in the Plan) and who are at least 21 years old are eligible to participate in the Plan. Participating employees are entitled to make pre-tax contributions to their accounts, subject to certain maximum annual limits imposed by law ($10,000 for 1998), and certain other limitations. The Company may elect to make a discretionary contribution to the Plan each year. Employees are always fully vested in their own contributions, while the Company's contributions vest in participating employees over a six-year period. Distributions generally are payable after retirement, disability or death and, in certain circumstances, upon termination of employment with the Company for other reasons. Following the Offering, employees of the Company will continue to be eligible to participate in the Plan or, alternatively, the Plan may be split into two plans, one of which will cover only eligible employees of the Company. The Company's Common Stock may be offered as an investment option under the Plan or, if implemented, the separate plan for employees of the Company, or both. If the Company's Common Stock is selected as an investment option by a participant, it will be purchased by the trustee of the applicable plan on the open market or, to the extent permitted by applicable law, from the Company at prevailing market prices. Under the TCG Agreement, the Company will reimburse TCG for its proportionate allocation of contributions made to the Plan on behalf of Company employees, including shared employees with TCG, and for overhead and out-of-pocket costs incurred by TCG in connection with administering the Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the Offering, the Company has not had a compensation committee or any other committee of the Board of Directors performing similar functions. Prior to the Offering, decisions concerning executive compensation were made by the Board of Directors, including Steven B. Chotin, Howard J. Glicksman and Helen M. Dickens, who as directors of TCG also make the decisions regarding executive compensation for TCG. Mr. Chotin, Mr. Glicksman and Ms. Dickens serve or have served as executive officers and directors of both TCG and the Company. See "Certain Relationships and Related Transactions." The Board of Directors of the Company will establish a Compensation Committee consisting of Mr. Chotin and two Independent Directors on or prior to the completion of the Offering to review and make recommendations to the Board regarding the compensation and certain benefits of senior officers and other employees of the Company. See "-- Committees of the Board of Directors." Other than as described above with respect to Mr. Chotin, the Company intends that none of the members of the Compensation Committee of the Company will serve on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions.

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

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE TCG AGREEMENT

     The Company intends to enter into a Business Opportunity and Shared Employee Agreement (the "TCG Agreement") with Steven B. Chotin, the Chairman of the Board and principal shareholder of the Company, and TCG, a corporation wholly owned by Mr. Chotin, under which Mr. Chotin and TCG, on behalf of themselves and the Chotin Affiliates, will grant to the Company a right of first refusal with respect to acquisitions of one- to four-family residential mortgage loans and related Mortgage Assets and other business opportunities relating to such loans and Mortgage Assets that are considered for purchase by TCG (collectively, "Residential Mortgage Asset Opportunities"), Mr. Chotin or the other Chotin Affiliates. This right of first refusal will terminate upon the later to occur of the following: (a) Steven B. Chotin and entities controlled by Mr. Chotin own in the aggregate 5% or less of the outstanding shares of Common Stock of the Company, (b) Mr. Chotin no longer serves as Chairman of the Board of Directors of the Company and (c) three years from the completion of the Offering (the "Three Year Test"); provided, however, that in the event that a party unaffiliated with TCG or Mr. Chotin acquires a majority of the outstanding shares of Common Stock of the Company or substantially all of the assets of the Company, the Three Year Test shall not apply.

     Under the TCG Agreement, TCG and the Company will share certain senior officers (including Mr. Chotin) and other personnel and related overhead expenses, including their respective allocable portion of the compensation and benefits of those persons serving as employees of both companies. The initial term of the shared employee arrangement between the Company and TCG shall expire two years from the completion of the Offering (unless terminated earlier by mutual agreement of the parties), but shall be renewed automatically for successive one-year periods thereafter unless and until terminated in accordance with the TCG Agreement. In the event the shared employee arrangement is terminated pursuant to the TCG Agreement, the Company has agreed to compensate TCG in connection with any Residential Mortgage Asset Opportunities acquired by the Company for the fair value of the time and expense incurred by TCG in identifying and analyzing such Residential Mortgage Asset Opportunities and presenting such opportunities to the Company. The agreement is terminable by NMC under certain circumstances upon payment of a termination fee. See "Risk Factors--Operating Risks--Certain Relationships; Potential Conflicts of Interest" and "Management--Shared Employees and Overhead with TCG."

FINANCING AND INVESTMENT BANKING RELATIONSHIPS WITH CONTI AND GREENWICH

     On June 30, 1997, the Company entered into various agreements establishing a financing and investment banking relationship with Conti and Greenwich. In conjunction therewith, Conti and Greenwich received warrants to acquire shares of the Company's Common Stock for a nominal exercise price, and Conti received the right to convert the amounts drawn by the Company under a subordinated debt facility into additional shares of the Company's Common Stock. This relationship included the establishment of warehouse, retained interest, working capital and subordinated debt credit facilities with Conti and Greenwich, which facilities currently bear interest rates ranging from 1.75% above One-Month LIBOR to 10% per annum and mature or terminate from June 1998 to July 2001. In connection with this Offering, approximately $_____ and $_____ of the net proceeds will be used to repay Conti and Greenwich, respectively, for amounts outstanding or otherwise due under the various borrowing facilities with these entities. See "Use of Proceeds." These facilities will be terminated upon the completion of the Offering and payment of outstanding amounts thereunder, provided, however, that the Company intends to maintain a warehouse line of credit with Greenwich. As part of the consideration for making available the various borrowing facilities and for subsequently agreeing to modify and terminate certain of these arrangements, the Company has issued warrants to Conti and Greenwich to acquire for $1.00 10.0% and 2.0%, respectively, of the shares of the Company's Common Stock, which warrants will be exercised at the time of the Offering.

     As part of the consideration to Conti and Greenwich for making available the borrowing facilities referred to above, the Company agreed to offer Conti and Greenwich the lead managing underwriting of the securitization of the first $750 million of mortgage loans securitized by the Company after June 1997, $123.6 million of which has since been securitized. The Company has further agreed to offer to Greenwich the lead managing underwriting of

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the securitization of at least 50% of the next $1.25 billion of mortgage loans securitized by the Company, all for market-based compensation, and to use its best efforts to afford Greenwich the opportunity to serve as co-underwriter on the other 50% of these securitizations, to the extent this can be accomplished at market rates and Greenwich continues to serve as a warehouse lender to the Company.

OTHER TRANSACTIONS

     On April 1, 1998, the Company entered into a $5 million revolving line of credit (the "KeyBank Bridge Line") with KeyBank National Association to provide additional working capital financing to meet the Company's liquidity needs pending completion of the Offering. The KeyBank Bridge Line is guaranteed by Mr. Chotin, and Mr. Chotin and two of his affiliates pledged collateral to secure the KeyBank Bridge Line. Amounts outstanding under the KeyBank Bridge Line will bear interest at the "Prime Rate" for KeyBank National Association. The Company intends to terminate the KeyBank Bridge Line upon repayment of all outstanding amounts thereunder from proceeds of the Offering.

     During 1996 and the first six months of 1997, the Company borrowed money from Mr. Chotin and two corporations wholly owned by Mr. Chotin on several occasions. During that time period, the Company was implementing its business plan, and did not have available to it external sources of working capital financing that were sufficient to meet its liquidity needs. In each of July and August 1996, the Company borrowed $200,000 from TCG, evidenced by separate promissory notes payable on demand, bearing interest at a rate equal to the rate set from time to time by Norwest Bank Colorado, National Association as its "Prime Rate" ("Norwest Prime"). The Company repaid each of these notes in September 1996. In September 1996, the Company borrowed $250,000 from Mr. Chotin directly, evidenced by a promissory note payable on demand, bearing interest at Norwest Prime. The Company repaid this note in October 1996.
During the first six months of 1997, the Company borrowed a total of $1.7 million from RDC III, Inc., a corporation wholly owned by Mr. Chotin, under four separate promissory notes payable on demand, bearing interest at Norwest Prime. The Company repaid all amounts owed to RDC III, Inc. in June 1997.

     The Company has executed a Shelf Issuance Agreement with Fund America Investors Corporation II ("FAIC II"), a corporation wholly owned by Mr. Chotin, under which FAIC II has agreed to make its shelf registration statement available to the Company for the registration of offerings of mortgage-backed securities to be sponsored by the Company during the term of the agreement. The Company is required to pay FAIC II a $75,000 issuance fee for each securitization transaction with respect to which the Company uses FAIC II's registration statement, as well as to reimburse FAIC II for all of its reasonable expenses incurred in connection with each such securitization transaction, including the registration fees paid by FAIC II to the Commission to register the securities issued at the Company's request. The initial term of this agreement ends two years following completion of the Offering, and is renewable for successive one-year terms after its expiration at the Company's and FAIC II's options. The Company utilized FAIC II's registration statement on its most recent securitization in September 1997.

     The Company entered into a Business Administration and Reimbursement Agreement with TCG effective as of July 1, 1997, under which TCG agreed to provide certain administrative services to the Company, including (i) the temporary provision of the services of certain executive officers and the general counsel for the Company, who are employed by TCG, and (ii) employee benefits administration. Until the effectiveness of the TCG Agreement, the Company is required to reimburse TCG for the actual allocated cost of certain administrative services provided by TCG and related overhead costs not to exceed $4,166 per month. Under the Business Administration and Reimbursement Agreement, TCG also provided the Company with management services of TCG employees pending the Company's hiring of a permanent Chief Executive Officer ("CEO") and a permanent Chief Financial Officer ("CFO"). The Company paid TCG $20,000 per month for TCG's provision of CEO services through December 1997 and $20,000 per month for TCG's provision of CFO services until Kevin Nystrom was employed by the Company in November 1997. The Business Administration and Reimbursement Agreement will be superseded in relevant part by the TCG Agreement.

     Mr. Chotin indirectly owns 43% of Merchants Mortgage & Trust Corporation LLC ("Merchants"), a consumer finance company that currently invests primarily in recreational land development loans, loans secured by time share interests, and other similar types of consumer loans secured by real estate, including certain short-term residential mortgage loans with terms ordinarily of three years or less ("Short-Term Loans"). The Company has agreed to enter into a correspondent relationship with Merchants to acquire Non-Conforming Loans made to qualified borrowers from Merchants and to provide consulting services and other assistance as reasonably necessary to facilitate Merchants' participation in the Company's correspondent program in exchange for Merchants agreeing to provide a right of first refusal to the Company with respect to residential mortgage loans (including Non-Conforming Loans but not including Short-Term Loans) that Merchants desires to sell. This right of first refusal will remain in force until the earlier to occur of the following: (a) Mr. Chotin and entities controlled by Mr. Chotin own less than 5% of the outstanding shares of Common Stock of the Company or Merchants, and (b) five years following the completion of the Offering, but in any event will remain in effect until two years following the completion of the Offering.

OTHER RELATIONSHIPS

     Steven B. Chotin, Howard J. Glicksman and Helen M. Dickens, each of whom is currently a Director and officer of the Company, are also Directors and officers of TCG and other business entities controlled by Mr. Chotin, who is the principal stockholder of the Company. Mr. Glicksman and Ms. Dickens will resign as Directors of the Company following the completion of the Offering. Mr. Chotin, Mr. Glicksman, Ms. Dickens and certain other individuals will be shared employees of TCG and the Company and will be compensated by both companies pursuant to the TCG Agreement. See "Management--Shared Employees and Overhead with TCG."

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

     The Company's Articles of Incorporation require it to indemnify its Directors, officers and employees in certain circumstances, in the manner and to the fullest extent permitted by the Colorado Business Corporation Act.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock following the sale of the Units by the Company offered hereby by (i) each director of the Company, (ii) each of the executive officers named in the Summary Compensation Table, (iii) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock and (iv) all Directors and executive officers of the Company as a group. Except as indicated in the footnotes to this table and subject to applicable community property laws, all shares are owned directly and the indicated person has the sole voting and investment power.

                                              Common Stock                  Common Stock to be
                                           Beneficially Owned               Beneficially Owned
                                         Prior to Offering/(1)/           After the Offering/(1)/
                                         ----------------------           -----------------------
                                           Number                           Number
                                             of                               of
           Beneficial Owners               Shares     Percent               Shares      Percent
           -----------------             ----------  ----------           ----------  -----------
Steven B. Chotin/(2)/

James A. Weissenborn/(3)/                     *          *                    *             *

William J. Rogers/(3)/                        *          *                    *             *

Kevin J. Nystrom/(3)/                         *          *                    *             *

Howard J. Glicksman/(3)/                      *          *                    *             *

Helen M. Dickens/(3)/                         *          *                    *             *

ContiTrade Services L.L.C./(4)/

All Directors and Executive Officers
 as a Group (10 persons)

* Less than 1%

(1) Based on ______________ shares of Common Stock outstanding prior to the Offering and, assuming no exercise of the Underwriters' over-allotment option and no exercise of the Warrants, ____________ shares of Common Stock outstanding immediately after the Offering.
(2) Includes (a) ______________ shares held by TCG Investment Corporation, which is wholly owned by Mr. Chotin, (b) ____ shares held as part of a compensation arrangement for certain employees of TCG and of the Company under which Mr. Chotin currently retains voting control of the shares and
     (c) ____ shares held in trusts for Mr. Chotin's children. Mr. Chotin may be reached at Plaza Tower One, Suite 1200, 6400 South Fiddler's Green Circle, Englewood, Colorado 80111.
(3) Includes options held by Mr. Weissenborn, Mr. Rogers, Mr. Nystrom, Mr. Glicksman and Ms. Dickens to purchase ______, ______, ______, ______ and ______ shares of Common Stock, respectively, which will become immediately exercisable upon the date of grant and excludes options held by such persons to purchase ______, ______, ______, ______ and ______ shares of
     Common Stock, respectively, which are not exercisable within 60 days from the date of this Prospectus. Messrs. Weissenborn, Rogers and Nystrom may be reached at 7600 East Orchard Road, Suite 330 S, Englewood, Colorado 80111; Mr. Glicksman and Ms. Dickens may be reached at Plaza Tower One, Suite 1200, 6400 South Fiddler's Green Circle, Englewood, Colorado 80111. Also, Mr. Glicksman, Ms. Dickens and Mr. Rogers beneficially own certain of the shares held as part of a compensation arrangement established by Mr. Chotin for certain employees of TCG and the Company, which is referenced in clause
     (b) of footnote (2) above.
(4) Consists solely of Warrants issued to Conti that are to be exercised upon completion of the Offering for ____ shares. ContiTrade Services L.L.C. may be reached at 277 Park Avenue, New York, New York 10172.

                           DESCRIPTION OF SECURITIES

GENERAL

     The authorized capital stock of the Company consists of (i) _________ shares of preferred stock, with par values (or no par values) as determined at the time of issuance (the "Preferred Stock"), including 2,100 shares of Series I Preferred Stock, $1.00 par value per share, which are the only issued and outstanding shares of Preferred Stock, and (ii) ___________ shares of common stock, $0.01 par value per share (the "Common Stock").

     The following description of the capital stock of NMC is qualified in its entirety by reference to NMC's Articles of Incorporation and Bylaws, which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

     After giving effect to the ________ for _________ stock split to be effected immediately prior to the closing of the Offering, there will be currently _________ shares of Common Stock issued and outstanding, all of which are currently owned either directly or through controlled entities by Steven B. Chotin. Following completion of the Offering, _____________ shares of Common Stock will be issued and outstanding (or ____________ shares if the Underwriters' over-allotment option is exercised in full), _______ shares will be reserved for issuance upon the exercise of Warrants, and __________ shares will be reserved for issuance upon the exercise of options.

     Subject to preferences that may be granted to holders of Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. No dividends will be payable on the Common Stock until all accrued dividends and all other amounts to which holders of Preferred Stock are entitled have been paid. See " -- Preferred Stock." In the event of liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of, or adequate provision for, all known debts and liabilities of the Company and the liquidation preference, if any, that may be payable to the holders of Preferred Stock. NMC intends to pay four regular quarterly dividends. To the extent necessary to maintain its REIT qualification or to avoid a corporate level tax in any particular year, NMC may declare a fifth, special dividend.

     Each holder of Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of Directors. Cumulative voting in the election of Directors is not permitted, which means that in all elections of Directors, each holder of Common Stock has the right to cast one vote for each share of stock for each candidate. For a discussion of the voting rights of shareholders of the Common Stock, including the provisions specifying the vote required by shareholders to take action, see "Certain Provisions of Colorado Law and NMC's Articles of Incorporation and Bylaws."

     Holders of Common Stock have no conversion, preemptive or other rights to subscribe for additional shares or other securities, and there are no redemption or sinking fund provisions with respect to such shares. The issued and outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be upon payment therefor, validly issued, fully paid and nonassessable.

PREFERRED STOCK

     As of the date hereof, there are 2,100 shares of Series I Preferred Stock outstanding, all of which are currently held by TCG Investment Corporation, a company controlled by Steven B. Chotin. The terms of the Series I Preferred Stock provide that dividends will accrue each quarter at a fixed-rate of 8.00% per annum on the liquidation preference amount of the Preferred Stock, equal to $2,100,000. Dividends commenced accruing on July 1, 1997. Accrued dividends of $200,000 will be paid from proceeds of the Offering and dividends will be paid currently thereafter to the extent the Company has available earnings and otherwise has sufficient funds legally available to pay such dividends. Accrued dividends that are undeclared or otherwise unpaid will accumulate and continue to be owed, but will not bear interest.

     The Series I Preferred Stock is callable by the Company in whole or in part at any time, subject to receipt of required lender consents, for a per share price of $1,000 plus all accrued and unpaid dividends (the "Redemption Price"). The holders of the Series I Preferred Stock will be entitled to require the Company to redeem the Series I Preferred Stock for the Redemption Price on or after July 1, 2002. NMC is prohibited from paying any dividends or other distributions on its Common Stock unless all accrued dividends and all other amounts to which the holders of the Series I Preferred Stock are entitled have been paid.

     The holders of the Series I Preferred Stock will not have any voting rights (other than those required by state law), except that no amendments to NMC's Articles of Incorporation that would adversely affect the rights of the holders of the Series I Preferred Stock may be adopted without the consent of the holders of the Series I Preferred Stock.

     Pursuant to NMC's Articles of Incorporation, the Board of Directors has the authority to issue additional series of Preferred Stock with such designations, powers, preferences and rights, including voting rights, as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that adversely affect the voting power or other rights of the holders of NMC's Common Stock. The issuance of Preferred Stock could be utilized, under certain circumstances, as a way of discouraging, delaying or preventing an acquisition or change in control of the Company. NMC currently has no plans to issue any additional shares of Preferred Stock.

WARRANTS

     The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") dated as of the closing of the Offering between the Company and the warrant agent (the "Warrant Agent"). ______________ will initially act as Warrant Agent. The following is a brief summary of certain provisions of the Warrant Agreement and does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement including the definitions therein of certain terms used below. A copy of the proposed form of Warrant Agreement will be filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Available Information."

     Each Unit consists of one share of Common Stock and one Warrant. The Warrants will not become detachable from shares of Common Stock until six months after the closing of the Offering. The Warrants will become exercisable six months following the closing of the Offering and will remain exercisable until 5:00 p.m. Eastern Time on the third anniversary of the date such Warrants first become exercisable (the "Expiration Date") at the initial public offering price and will be subject to certain anti-dilution protection. Each Warrant, when exercised, will entitle the holder thereof to receive one share of Common Stock.

     The Warrants may be exercised by surrendering to the Warrant Agent the definitive certificates evidencing such Warrants (the "Warrant Certificates"), with the accompanying form of election to purchase properly completed and executed, together with payment of the exercise price. Payment of the exercise price may be made (a) in the form of cash or by certified or official bank check payable to the order of the Company, or (b) by surrendering additional Warrants or shares of Common Stock for cancellation to the extent the Company may lawfully accept shares of Common Stock, with the value of such shares of Common Stock for such purpose to equal the average trading price of the Common Stock during the 10 trading days preceding the date of surrender and the value of the Warrants to be equal to the difference between the value of a share of Common Stock determined as described above and the exercise price. Upon surrender of the Warrant Certificate and payment of the exercise price and any other applicable amounts, the Warrant Agent will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of whole shares of Common Stock or other securities or property to which such holder is entitled. If less than all of the Warrants evidenced by a Warrant Certificate are to be exercised, a new Warrant Certificate will be issued for the remaining number of Warrants.

     The Warrants are in registered form and may be presented to the Warrant Agent for transfer, exchange or exercise at any time on or prior to 5:00 p.m. Eastern Time on the Expiration Date, at which time the Warrants become wholly void and of no value. The Company intends to apply to have the Warrants approved
for quotation on the         at the time they become detached from the Common
Stock. If a market for the Warrants develops, the holder may sell the Warrants instead of exercising them. There can be no assurance, however, that a market for the Warrants will develop or continue.

     The Registration Statement of which this Prospectus forms a part covers the Warrant Shares and has been declared effective. However, for a holder to exercise the Warrants, there must be a current prospectus covering the Warrant Shares. Although the Company will use its best efforts to maintain a current prospectus relating to the Warrant Shares until the Expiration Date, there can be no assurance that it will be able to do so.

     No fractional shares of Common Stock will be issued upon exercise of the Warrants. The holders of the Warrants will have no right to vote on matters submitted to the stockholders of the Company and will have no right to receive dividends. The holders of the Warrants not yet exercised will not be entitled to share in the assets of the Company in the event of liquidation, dissolution or the winding up of the affairs of the Company.

     The exercise price of the Warrants will be appropriately adjusted if the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock or makes certain other dividends or distributions on its Common Stock (other than cash dividends out of funds legally available therefor), (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of its Common Stock any shares of its capital stock.

     In case of certain consolidations or mergers of the Company, or the liquidation of the Company or the sale of all or substantially all of the assets of the Company to another corporation, each Warrant will thereafter be deemed exercised for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such consolidation, merger or sale had the Warrants been exercised immediately prior thereto, less the exercise price.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

     In order for NMC to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock. Specifically, not more than 50% in value of the Company's outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than its first REIT taxable year), and the Company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than its first REIT taxable year). See "Federal Income Tax Considerations -- Requirements for Qualification."

     In order to ensure that NMC qualifies as a REIT, the Articles of Incorporation provide that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than (i) ____% (or, with respect to the Chotin Affiliates, _____%) of the number of outstanding shares of Common Stock or (ii) 9.9% of the number of outstanding shares of Preferred Stock of any class or series (other than the Series I Preferred Stock) (the "Ownership Limit").
The Board of Directors may, but in no event will be required to, waive the Ownership Limit with respect to a particular shareholder if it determines that such ownership will not jeopardize the Company's status as a REIT and the Board of Directors otherwise decides such action would be in the Company's best interest. As a condition of such waiver, the Board of Directors may require a ruling from the Service or an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the REIT status of NMC.

     The constructive ownership provisions applicable under Section 544 of the Code attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its stockholders, partners or beneficiaries, attribute ownership of securities owned by family members to other members of the same family and by partners to other partners of the same partnership, treat securities with respect to which a person has an option to purchase as actually owned by that person, and set forth rules as to when securities constructively owned by a person are considered to be actually owned for the application of such attribution provisions (i.e., "reattribution"). For purposes of determining whether a person holds shares of Common Stock in violation of the Ownership Limitation set forth in the Company's charter, a person or group will thus be treated as owning not only shares of Common Stock actually or beneficially owned, but also any shares of Common Stock attributed to such person or group under the attribution rules described above such as Warrant Shares or any other shares issuable upon exercise of any warrant or option. Ownership of shares of the Common Stock through such attribution is generally referred to as constructive ownership.

     In order to prevent NMC from incurring an entity-level tax when it accrues Excess Inclusion from REMIC Residual Interests, the Articles of Incorporation, subject to certain waivers, also contain provisions designed to prevent a "Disqualified Organization" (as defined in "Federal Income Tax Considerations-- Taxation of NMC") from owning stock of NMC. The Board of Directors may, but in no event will be required to, waive the restriction on stock ownership by a Disqualified Organization under certain circumstances. As a condition of such waiver, the Board of Directors may require a ruling from the Service or an opinion of counsel satisfactory to it and/or undertakings or representations from the Disqualified Organization.

     Subject to certain exceptions described below, the Articles of Incorporation further provide that any purported transfer of Common Stock, Warrants or Preferred Stock that would (i) result in any person owning, directly or indirectly, shares of Common Stock, Warrants or Preferred Stock in excess of the Ownership Limit, (ii) result in Common Stock, Warrants and Preferred Stock, collectively, being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in NMC being "closely held" within the meaning of section 856(h) of the Code, or (iv) cause shares of Common Stock or Preferred Stock to be owned by a "Disqualified Organization" (as defined in "Federal Income Tax Considerations--Taxation of the Company") will be void ab initio and the intended transferee will acquire no rights in such shares
     -- ------
of Common or Preferred Stock. Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of Common Stock of the Company that will or may violate any of the foregoing restrictions on transferability of ownership is required to give notice immediately to the Company and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on NMC's status as a REIT.

     Pursuant to the Articles of Incorporation, if any purported transfer of Common Stock or Preferred Stock of NMC or any other event would otherwise violate any of the restrictions set forth in the preceding paragraph, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares that would cause such violation, and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to such shares that would cause such violation (the "Prohibited Owner") shall cease to own any right or interest) in such excess shares. Any such excess shares described above will be converted automatically into an equal number of shares of shares-in-trust (the "Shares-in-Trust") and transferred automatically, by operation of law, to a trust (the "Share Trust"), the beneficiary of which will be a qualified charitable organization selected by the Company (the "Beneficiary"). Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. The trustee of the Share Trust (who shall be designated by the Company and be unaffiliated with the Company or any Prohibited Transferee or Prohibited Owner) may sell such Shares-in-Trust to a person or entity who could own such shares without violating the transfer restrictions set forth in the Articles of Incorporation, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such Shares-in-Trust or the sales proceeds received by the Share Trust for such Shares-in-Trust. In the case of any Shares-in-Trust issued as a result of any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such Shares-in-Trust to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the Market Price (as defined below) of such Shares-in-Trust as of the date of such event or the sales proceeds received by the trust for such Shares-in-Trust. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such Shares-in-Trust by the Share Trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to such Shares-in-Trust, and also will be entitled to exercise all voting rights with respect to such Shares-in-Trust. Subject to Colorado law, effective as of the date that such Shares-in-Trust have been transferred to the Share Trust, the trustee shall have the authority (at the trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Transferee or Prohibited Owner, as applicable, prior to the discovery by the Company that such Shares-in-Trust have been transferred to the Share Trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if the Company has already taken irreversible trust action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by the Company that such Shares-in-Trust have been automatically transferred to the Share Trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary, and any dividend declared but unpaid shall be rescinded.

     In addition, Shares-in-Trust held in the Share Trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Share Trust (or in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the trustee has sold the Shares-in-Trust. Upon such a sale to the Company, the interest of the Beneficiary in the Shares-in-Trust sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Transferee or Prohibited Owner.

     "Market Price" for any Security on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price for such Securities, regular way, or, in case no such sale takes place on such a day, the average of the closing bid and asked prices, regular way, for such shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on any stock exchange or, if such shares are not listed or admitted to trading on the , as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if transaction prices are not reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market, or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Board of Directors, or, in the event that no trading price is available for such shares, the fair market value of the shares, as determined in good faith by NMC's Board of Directors. "Trading Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     Any person who acquires or attempts to acquire Common Stock, Warrants or Preferred Stock in violation of the foregoing restrictions, or any person who owned Common Stock, Warrants or Preferred Stock transferred to a Trust, will be required (i) to give immediate written notice to the Company of such event and
(ii) to provide to the Company such other information as it may request in order to determine the effect, if any, of such transfer on NMC's status as a REIT.

     The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interest of the Company to attempt to qualify, or to continue to qualify, as a REIT and such determination is approved either by 80% of the members of the Board of Directors or by an affirmative vote of two-thirds of the votes entitled to be cast on such matter at a regular or special meeting of the shareholders of the Company. Except as otherwise described above, any change in the Ownership Limit would require an amendment to the Articles of Incorporation.

     All certificates representing shares of Common Stock of NMC or Warrants exercisable therefor will bear a legend referring to the restrictions described above.

     If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any excess shares may be deemed, at the option of the

Company to have acted as agent on behalf of the Company in acquiring such excess shares and to hold such excess shares on behalf of the Company.

     Under the Articles of Incorporation, every actual and constructive owner of more than 5% (or such lower percentage as required by the Code or Treasury Regulations) of the outstanding Common Stock or Preferred Stock must file a written notice with the Company containing information regarding their ownership of such shares, as set forth in the Treasury Regulations. Under current Treasury Regulations, the percentage will be set between one-half of 1% and 5%, depending upon the number of record holders of the Company's Securities. Further, each shareholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in order to determine the effect, if any, of such shareholder's actual and constructive ownership of Common Stock or Preferred Stock on NMC's status as a REIT.

     The foregoing ownership limitations may have the effect of precluding acquisition of control of the Company without the consent of the Board of Directors and, consequently, shareholders may be unable to realize a premium for their shares over the then-prevailing market price that is customarily associated with such acquisitions and to ensure compliance with the Ownership Limit, or such other limit as provided in the Articles of Incorporation.

     These restrictions will not preclude settlement for transactions through the _____________________.

REPORTS TO STOCKHOLDERS

     The Company will furnish its stockholders with annual reports containing audited financial statements certified by independent public accountants and distribute quarterly reports containing unaudited financial information for each of the first three quarters of the year.

TRANSFER AGENT

     The transfer agent and registrar for the Units is Norwest Shareowner Services.

LISTING OF THE SECURITIES

     The Company intends to apply for listing of the Units, the Warrants and the Common Stock on the _________________________ under the symbols "________.U,"
"_______.WS" and "___________," respectively.


                 CERTAIN PROVISIONS OF COLORADO LAW AND NMC'S
                     ARTICLES OF INCORPORATION AND BYLAWS

     The following summary of certain provisions of Colorado law and of the Articles of Incorporation and Bylaws of NMC does not purport to be complete and is subject to and qualified in its entirety by reference to Colorado law and the Articles of Incorporation and Bylaws of NMC. Certain provisions of Colorado law and the Articles of Incorporation and Bylaws are described elsewhere in this Prospectus.

NUMBER OF DIRECTORS, REMOVAL, FILING VACANCIES

     The Articles of Incorporation and Bylaws of the Company provide that the number of Directors may not be fewer than three nor more than nine, a majority of whom will at all times be Independent Directors, and may be changed by a majority of the entire Board of Directors. The term "Independent Director" means any person who is not an employee or officer of NMC or its subsidiaries or Affiliates. On the Closing Date, the Board will consist of five Directors, of whom three will be Independent Directors. NMC's Bylaws provide that a Director may be removed with or without cause by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of Directors. The Bylaws also provide that, unless the Board of Directors otherwise determines, any vacancies may be filled by a majority of the remaining Directors, though less than a quorum, except vacancies created by the increase in the number of Directors, which may be filled only by a vote of the stockholders or a

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majority of the entire Board of Directors. Accordingly, the Board of Directors
could temporarily prevent any stockholder from enlarging the Board of Directors and filling the new Directorship with such stockholder's own nominees and, as a practical matter, can preclude NMC's stockholders from removing incumbent Directors and filling the vacancies created by such removal with their own nominees.

AMENDMENT

     NMC reserves the right from time to time to make any amendment to its Articles of Incorporation now or hereafter authorized by law, including any amendments which alter the contract rights as expressly set forth in the Articles of Incorporation of any shares of outstanding stock, provided that no such amendment which changes the terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the outstanding shares entitled to vote thereon. The Articles of Incorporation provides that the provision relating to NMC's election to be taxed as a REIT and those relating to removal of Directors shall not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the members of the Board of Directors and the affirmative vote of holders of two-thirds of the outstanding shares of Common Stock and any other shares of capital stock entitled to vote generally in the election of Directors voting as a class.

     NMC's Bylaws may be amended by the Board of Directors or by vote of the holders of a majority of the outstanding shares of Common Stock, provided that provisions with respect to removal of Directors, quorum requirements and approval of certain matters by a majority of the Directors, cannot be amended without the affirmative vote of 80% of the members of the entire Board of Directors, including a majority of the Independent Directors, or the holders of two-thirds of the outstanding shares of Common Stock and any other class of shares of capital stock entitled to vote generally in the election of Directors.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     The Bylaws of NMC provide (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by such stockholders may be made only
(i) pursuant to NMC's notice of the meeting, (ii) by the Board of Directors or
(iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of stockholders, nominations of persons for election to the Board of Directors may be made only (i) pursuant to NMC's notice of meeting,
(ii) by the Board of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

LIMITATIONS ON LIABILITY

     The Articles of Incorporation of NMC contain certain provisions permitted under the Colorado Business Corporation Act (the "CBCA") relating to the liability of Directors. These provisions disclaim the Directors' personal liability for monetary damages for a breach of fiduciary duty by a director, except that, pursuant to Colorado law, these provisions will not exempt Directors from liability in certain circumstances involving any breach of a director's duty of loyalty to the Company or to its shareholders, or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in Section 7-108-403 of the CBCA or any transaction from which the director derived an improper personal benefit.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Incorporation provide for indemnification of the Directors and officers of the Company to the fullest extent permitted by Colorado law. Colorado law generally permits indemnification of Directors against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or reasonable expense) incurred in a proceeding and have expenses advanced for such a proceeding (including any civil, criminal, administrative or investigative proceeding whether threatened, pending or completed and whether formal or informal) to which the director was made a party because he is or was a director. If the proceeding is brought by or in the right of the

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Company, however, indemnification is permitted only with respect to reasonable expenses incurred in connection with the proceeding, and, if the director is adjudged liable in a proceeding brought by or in the right of the Company, no indemnification is permitted. The CBCA prohibits indemnification of a director in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

     Indemnity may be provided only if the director's actions resulting in the liability: (i) were taken in good faith; (ii) were reasonably believed to have been in the Company's best interest with respect to actions taken in the director's official capacity; (iii) were reasonably believed not to be opposed to the Company's best interest with respect to actions other than those taken in the director's official capacity; and (iv) with respect to any criminal action, the director had no reasonable cause to believe his or her conduct was unlawful.

     The CBCA further provides that unless limited by a company's articles of incorporation, a director or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, is entitled to receive indemnification against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. The Company's Articles of Incorporation do not limit the foregoing provisions.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this Offering, the Company will have _________ shares (assuming that the Underwriters' over-allotment option is not exercised) of Common Stock outstanding, 6,700,000 shares of Common Stock reserved for issuances upon exercise of the Warrants, and 201,000 shares of Common Stock (231,150 shares if the over-allotment option is exercised) reserved for issuance upon exercise of the Representative's Warrants. The Units sold in this Offering will be freely tradable as Units without restriction under the Securities Act immediately after the Offering, except for any such Units held at any time by an "affiliate" of the Company, as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), and subject to the limitations on actual or constructive ownership of the Common Stock set forth in NMC's Articles of Incorporation. The Warrants, Warrant Shares and Common Stock issued in the Offering will be separately tradable six months after the Offering, in each case by persons other than "affiliates" of the Company, without restriction under the Securities Act, subject to the limitations on actual or constructive ownership of Common Stock set forth in NMC's Articles of Incorporation. See "Description of Securities."

     The remaining ____________ shares of Common Stock (assuming that the Underwriters' over-allotment option is not exercised) held by the existing shareholders will be "restricted securities," as that term is defined in Rule 144, and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. As described below, the Company has granted the existing shareholders registration rights with respect to their shares of Common Stock. The Company and Steven B. Chotin, its principal shareholder, have agreed with the Underwriters, subject to certain limited exceptions, not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock, for a period of _________ days following the date of this Prospectus without the prior written consent of Stifel, Nicolaus & Company, Incorporated. See "Underwriting."

     In general, under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year, will be entitled to sell in any three-month period a number of shares that does not exceed the greater of: (i) 1% of the number of shares of Common Stock then outstanding or (ii) the average weekly trading volume of the Company's Common Stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission. Sales pursuant to Rule 144 are subject to certain requirements relating to manner of sale, notice and availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted securities for at least two years is entitled to sell such shares pursuant to Rule 144(k) without regard to the limitations and requirements described above.

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

     Conti and Greenwich, which will own ____% and ____%, respectively, of NMC's Common Stock after the Offering, have agreed not to offer, sell or otherwise dispose of any shares of Common Stock for a period of _____ days following the date of this Prospectus without the prior written consent of Stifel, Nicolaus & Company, Incorporated, subject to certain limited exceptions. Conti and Greenwich together have rights to demand two registrations of any shares of Common Stock (which demand rights may only be exercised beginning _____ days after the Offering), in each case subject to certain restrictions. Conti and Greenwich also have unlimited "piggyback" registration rights for their shares, subject to customary underwriter cutback provisions, entitling them to sell some of their shares publicly in conjunction with the offering by the Company of other shares of Common Stock. In addition, Mr. Chotin has unlimited piggyback rights and up to two demand registration rights for the shares of Common Stock he owns or controls, which may be exercised subject to a _____-day lockout period. Management shareholders to whom Mr. Chotin transfers shares will also have unlimited piggy-back rights.

     In addition, the Company intends to file a registration statement under the Securities Act shortly after the completion of this Offering (to become effective as soon thereafter as practicable) to register _________ shares of Common Stock reserved for issuance pursuant to the 1998 Incentive Plans. Shares of Common Stock issued upon exercise of outstanding options under the 1998 Incentive Plans after the effective date of such registration statement generally may be sold on the open market.

     Prior to this Offering there has been no public market for the Common Stock, the Warrants or the Units. No prediction can be made as to the effect, if any, that future sales of shares of Common Stock pursuant to a future registration statement or Rule 144 or the availability of shares of Common Stock for future sale will have on the market price of the Securities prevailing from time to time. Sales of substantial amounts of the Common Stock including shares issued upon the exercise of stock options, or the perception that such sales could occur, could adversely affect prevailing market prices of the Securities.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material federal income tax considerations that may be relevant to a prospective holder of Units who purchases Units in the Offering. Hunton & Williams has acted as counsel to the Company in connection with the Offering and the preparation of this Prospectus. This summary should not be construed as tax advice. The discussion contained herein does not address all aspects of federal income taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders (including, without limitation, insurance companies, financial institutions, broker-dealers, persons whose functional currency is other than the United States dollar, persons who hold the Units as part of a straddle, hedging, or conversion transaction or, except as specifically described herein, tax-exempt entities and non-U.S. persons) who are subject to special treatment under the federal income tax laws. In addition, this summary is generally limited to investors who will hold the Units as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

     The statements in this summary are based on current provisions of the Code, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly with retroactive effect. The provisions of the Code, the Treasury Regulations promulgated thereunder and the administrative and judicial interpretations thereof that concern REITs are highly technical and complex and this summary is qualified in its entirety by such Code provisions, Treasury Regulations, and administrative and judicial interpretations. No assurance can be given that future legislative, judicial, or administrative actions or decisions will not affect the accuracy of any statements in this summary. In addition, no ruling will be sought from the Service with respect to any matter discussed herein, and there can be no assurance that the Service or a court will agree with the statements made herein.

     EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP, AND SALE OF UNITS AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES

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OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION AND OF POTENTIAL CHANGES IN
APPLICABLE TAX LAWS.

GENERAL

     NMC intends to elect to be taxed as a REIT under sections 856 through 860 of the Code beginning with its taxable year ending on December 31, 1998. NMC believes that it is organized and will operate in such a manner to qualify for taxation as a REIT under the Code. No assurance can be given, however, that NMC will so qualify as a REIT.

     Hunton & Williams has acted as counsel to NMC in connection with the Offering and NMC's election to be taxed as a REIT. In the opinion of Hunton & Williams, provided that the elections and other procedural steps described in this discussion of "Federal Income Tax Considerations" are completed by NMC in a timely fashion, commencing with NMC's taxable year ending December 31, 1998, NMC will qualify to be taxed as a REIT pursuant to sections 856 through 860 of the Code, and NMC's organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the Service or any court. It must be emphasized that Hunton & Williams' opinion is based on various assumptions and is conditioned upon certain representations made by NMC as to factual matters, including representations regarding the nature of NMC's assets and the future conduct of its business. Such factual assumptions and representations are described below in this discussion of "Federal Income Tax Considerations" and are set out in the federal income tax opinion of Hunton & Williams filed as an exhibit to the Registration Statement. Moreover, such qualification and taxation as a REIT depend upon NMC's ability to meet on a continuing basis, through actual annual operating results, distribution levels, and stock ownership, the various qualification tests imposed under the Code discussed below. Hunton & Williams will not review NMC's compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of NMC's operations for any particular taxable year will satisfy such requirements or that the Service will not challenge successfully that status of NMC as a REIT. For a discussion of the tax consequences of failure to qualify as a REIT, see "- -Failure to Qualify."

TAXATION OF NMC

     For any taxable year in which NMC qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on that portion of its ordinary income or capital gain that is currently distributed to its stockholders. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to its stockholders. This deduction for dividends paid to stockholders substantially eliminates the federal "double taxation" on earnings (once at the corporate level and once again at the stockholder level) that generally results from an investment in a corporation.

     Even if NMC qualifies for taxation as a REIT, it may be subject to federal income tax in certain circumstances. First, NMC will be taxed at regular corporate rates on any undistributed "REIT taxable income" and undistributed net capital gains. Second, under certain circumstances, NMC may be subject to the corporate "alternative minimum tax" on its undistributed items of tax preference, if any. Third, if NMC has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, NMC will be subject to tax on such income at the highest regular corporate rate (currently, 35%). Fourth, if NMC has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property or property that is involuntarily converted), such income will be subject to a 100% tax. Fifth, if NMC fails to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintains its qualification as a REIT because certain other requirements are met, NMC will be subject to a 100% tax on the gross income attributable to the greater of the amount by which NMC fails the 75% or the 95% test, multiplied by a fraction intended to reflect NMC's profitability. Sixth, if NMC should fail to distribute for each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, NMC will be subject to a 4% excise tax on the excess of such

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required distribution over the amounts actually distributed. To the extent that
NMC elects to retain and pay income tax on the net long-term capital gains it receives during a taxable year, such amounts will be treated as having been distributed for purposes of the 4% excise tax. Seventh, if NMC acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate level tax) in a transaction in which the basis of the asset in NMC's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and NMC subsequently recognizes gain on the disposition of such asset during the 10-year period (the "Recognition Period") beginning on the date on which the asset was acquired by NMC, then NMC will be subject to tax at the highest regular corporate rate on the excess of (i) the fair market value of the asset as of the beginning of the applicable Recognition Period, over (ii) NMC's adjusted basis in such asset as of the beginning of such Recognition Period (i.e., "built-in gain"). NMC also will be subject to such tax to the extent of the "built-in gain" associated with any assets that it held on January 1, 1998 and subsequently disposed of in a taxable transaction during the ten-year period beginning on January 1, 1998. The results described above with respect to the tax on "built-in-gain" assume that NMC will elect pursuant to the Service's Notice 88-19 to be subject to the rules described in the preceding sentence if it were to make any such acquisition. See "--Proposed Tax Legislation." Upon the acquisition of the stock of a corporation which is a "qualified REIT subsidiary," NMC also would be taxed on any built-in gain associated with the qualified REIT subsidiary's assets. See "--Requirements for Qualification."

     NMC also will be subject to tax at the highest marginal corporate rate on the portion of any excess inclusion derived by NMC from REMIC Residual Interests ("Excess Inclusion") equal to the percentage of the stock of NMC held by the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization (other than a farmer's cooperative described in section 521 of the Code) that is exempt from taxation under the unrelated business taxable income provisions of the Code, or any rural electrical or telephone cooperative (each, a "Disqualified Organization"). The Articles of Incorporation prohibit Disqualified Organizations from owning stock of NMC. In addition, if any REIT in which NMC owns an equity interest derives Excess Inclusion from REMIC Residual Interests, NMC will be subject to tax at the highest corporate rate on the portion of its proportionate share of the Excess Inclusion derived by such REIT equal to the percentage of the stock of NMC held by Disqualified Organizations. Any such tax on the portion of any Excess Inclusion allocable to stock of NMC held by a Disqualified Organization will reduce the cash available for distribution from NMC to all stockholders.

     If NMC invests in properties in foreign countries, NMC's profits from such investments will generally be subject to tax in the countries where such properties are located. The precise nature and amount of any such taxation will depend on the laws of the countries where the properties are located. If NMC satisfies the annual distribution requirements for qualification as a REIT and is therefore not subject to federal corporate income tax on that portion of its ordinary income and capital gain that is currently distributed to its stockholders, NMC will generally not be able to recover the cost of any foreign tax imposed on profits from its foreign investments by claiming foreign tax credits against its U.S. tax liability on such profits. Moreover, a REIT is not able to pass foreign tax credits through to its stockholders.

     NMC will use the calendar year for both federal income tax purposes and financial reporting purposes.

REQUIREMENTS FOR QUALIFICATION

     To qualify as a REIT, NMC must meet and continue to meet the requirements, discussed below, relating to NMC's organization, the sources of its gross income, the nature of its assets, and the level of distributions of taxable income to its stockholders. The Code defines a REIT as a corporation, trust, or association: (i) which is managed by one or more trustees or Directors; (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation but for sections 856 through 860 of the Code; (iv) which is neither a financial institution nor an insurance company subject to certain special provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) no more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by or for five or fewer individuals at any time during the last half of each taxable year (the "5/50 Rule"); (vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status;

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(viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) do not apply until after the first taxable year for which a REIT election is made. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

     NMC anticipates issuing sufficient Common Stock with sufficient diversity of ownership pursuant to the Offering to allow it to satisfy requirements (v) and (vi). See "--Proposed Tax Legislation." In addition, NMC's Articles of Incorporation provide for restrictions regarding the ownership and transfer of the Common and Preferred Stock that are intended to assist NMC in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. Such transfer restrictions are described in "Description of Common Stock--Restrictions on Ownership and Transfer." For purposes of determining ongoing compliance with the share ownership requirements, Treasury Regulations require NMC to issue letters to certain shareholders demanding information regarding the number of shares each such shareholder actually or constructively owns. If NMC fails to comply with those regulatory rules, it will be subject to a $25,000 penalty ($50,000 for intentional violations).

     Any "qualified REIT subsidiary" of a REIT will be disregarded for federal income tax purposes, and all assets, liabilities, and items of income, deduction, and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income deduction, and credit of NMC. A "qualified REIT subsidiary" is any corporation all of the stock of which is owned by a REIT. NMC currently does not have any qualified REIT subsidiaries.

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the assets of the partnership corresponding to the REIT's capital interest in such partnership and, for REIT qualification purposes, is deemed to be entitled to the income of the partnership attributable to such proportionate share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the REIT requirements, including satisfying the gross income tests and the asset tests.

INCOME TESTS

     To qualify and maintain its qualification as a REIT, NMC must satisfy two gross income requirements annually. First, at least 75% of NMC's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property," interest on obligations secured by mortgages on real property or on interests in real property, and dividends or other distributions on and gain from the sale of shares in other REITs) or from certain types of temporary investments. Second, at least 95% of NMC's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments and from dividends, interest, and gain from the sale or disposition of stock or securities or from any combination of the foregoing.

     The term "interest," as defined for purposes of the 75% and 95% gross income tests, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross

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income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received by the debtor would be characterized as rents from real property if received by a REIT.

     Interest on obligations secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. For purposes of the 75% gross income test, mobile homes and manufactured housing units generally are treated as "interests in real property." Any amount includible in gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if NMC held such assets), NMC will be treated as receiving directly its proportionate share of the income of the REMIC. In addition, if NMC receives interest income with respect to a loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date NMC originated or acquired the loan, the interest income will be apportioned between the real property and the other property, which apportionment may cause NMC to recognize income that is not qualifying income for purposes of the 75% gross income test.

     NMC believes that the interest, OID, and any market discount income it derives from its investments in Mortgage Assets generally will be qualifying interest income for purposes of both the 75% and the 95% gross income tests, except to the extent that less than 95% of the assets of a REMIC in which NMC holds an interest consists of real estate assets (determined as if NMC held such assets), and NMC's proportionate share of the income of the REMIC includes income that is not qualifying income for purposes of the 75% and 95% gross income tests. In addition, the principal amount of a loan may exceed the value of the real property securing the loan, which will result in a portion of the interest income from the loan being classified as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test.

     NMC plans to originate or acquire Non-Conforming and Conforming Loans and securitize such loans through the issuance of non-REMIC CMOs. As a result of such transactions, NMC will retain an equity ownership interest in the loans that has economic characteristics similar to those of a subordinated MBS. Such transactions will not cause NMC to fail to satisfy the gross income tests or the asset tests described below. Because the assets securitized in a REMIC or financial asset securitization investment trust ("FASIT") securitization are treated as sold for federal income tax purposes, engaging in REMIC or FASIT securitizations with respect to whole Non-Conforming Loans and Conforming Loans could subject NMC to the prohibited transactions tax. Accordingly, NMC will securitize its Non-Conforming Loans and Conforming Loans primarily through non-REMIC, non-FASIT transactions.

     To the extent that NMC acquires real property, any rents received by NMC from such real property, will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent received or accrued with respect to any property must not be based in whole or in part on the income or profits derived by any person from such property, although an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or gross sales. Rents received from a tenant that are based on the tenant's income from the property will not be treated as rents based on income or profits and thus excluded from the term "rents from real property" if the tenant derives substantially all of its income with respect to such property from the leasing or subleasing of substantially all of such property, provided that the tenant receives from subtenants only amounts that would be treated as rents from real property if received directly by NMC. Second, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if NMC, or an owner of 10% or more of NMC, directly or constructively owns 10% or more of the ownership interests in such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, NMC generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from whom NMC derives no income. The independent contractor requirement, however, does not apply to the extent the services rendered by NMC are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to

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the occupant." In addition, pursuant to a de minimis exception, NMC may provide non-customary services to its tenants other than through an independent contractor without disqualifying the income from the property as long as the amount NMC receives for the impermissible services does not exceed 1% of NMC's gross income from the property. The amount NMC receives that is attributable to impermissible services cannot be valued at less than 150% of the direct cost to NMC of providing the services.

     NMC has represented that it will not charge rent for any portion of any property that is based, in whole or in part, on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts of sales, as described above) to the extent that the receipt of such rent would jeopardize NMC's status as a REIT. In addition, NMC has represented that, to the extent that it receives rent from a Related Party Tenant, such rent will not cause NMC to fail to satisfy either the 75% or 95% gross income test. NMC also has represented that it will not allow the rent attributable to personal property leased in connection with any lease of real property to exceed 15% of the total Rent received under the lease, if the receipt of such rent would cause NMC to fail to satisfy either the 75% or 95% gross income test. Finally, NMC has represented that it will not operate or manage its real property or furnish or render noncustomary services to the tenants of its real property other than through an "independent contractor," to the extent that such operation or the provision of such services would jeopardize NMC's status as a REIT.

     NMC may receive income not described above that is not qualifying income for purposes of either or both of the 75% and 95% gross income tests. For example, NMC will receive dividends from NMSC, NMAC, and any other taxable corporation in which NMC owns stock, which dividends will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, any origination fees or third-party servicing fees received by NMC (other than indirectly through NMAC or another taxable corporation) will not be qualifying income for purposes of either the 75% or the 95% gross income test. NMC will monitor the amount of nonqualifying income produced by its assets and has represented that it will manage its portfolio in order to comply at all times with both the 75% and the 95% gross income tests.

     The net income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. NMC believes that, in general, no asset owned by NMC will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of NMC's business. However, to the extent that NMC engages in REMIC or FASIT securitizations of its whole mortgage loans, it could be subject to the prohibited transactions tax. Whether an asset is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, NMC will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that NMC can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

     From time to time, NMC may enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that NMC enters into an interest rate swap or cap agreement, option, futures contract, forward rate agreement, or any similar financial instrument to reduce its interest rate risk with respect to debt incurred or to be incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such instrument should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that NMC hedges with other types of financial instruments that are not similar to the above or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. NMC intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT. If necessary to preserve its REIT status, NMC may conduct some or all of its hedging activities through a corporate subsidiary that is fully subject to federal corporate income tax. See "--Proposed Tax Legislation."



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     If NMC fails to satisfy one or both of the 75% or the 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions generally will be available if (i) NMC's failure to meet such test(s) was due to reasonable cause and not due to willful neglect, (ii) NMC reported the nature and amount of each item of its income included in the test(s) for such taxable year on a schedule attached to its return, and (iii) any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether, in all circumstances, NMC would be entitled to the benefit of these relief provisions. As discussed above in "Federal Income Tax Considerations--Taxation of NMC" even if those relief provisions apply, NMC will be subject to a 100% tax on the gross income attributable to the greater of the amount of by which NMC failed the 75% or the 95% test, multiplied by a fraction intended to reflect NMC's profitability.

ASSET TESTS

     NMC, at the close of each quarter of each taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of NMC's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where NMC raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following NMC's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, regular or residual interests in a REMIC (except that, if less than 95% of the assets of a REMIC consists of "real estate assets" (determined as if NMC held such assets), NMC will be treated as holding directly its proportionate share of the assets of such REMIC), and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). Second, of the investments not included in the 75% asset class, the value of any one C corporation's securities owned by NMC may not exceed 5% of the value of NMC's total assets, and NMC may not own more than 10% of any one C corporation's outstanding voting securities (except for its interests in any qualified REIT subsidiary and any other REIT). See "--Proposed Tax Legislation."

     NMC expects that any Mortgage Assets and temporary investments that it acquires generally will be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a REMIC in which NMC owns an interest consists of "real estate assets" and NMC's proportionate share of those assets includes assets that are non-qualifying assets for purposes of the 75% asset test. Although the conclusion is not entirely clear under current law, NMC intends to take the position for purposes of the asset tests that if, the principal amount of a loan exceeds the fair market value of the real property securing such loan, to the extent of such excess, such loan will not be a qualifying asset for purposes of the 75% asset test. NMC owns 100% of the non-voting common stock of each of NMSC and NMAC, representing 95% of the value of the outstanding stock of NMSC and NMAC, respectively. Steven B. Chotin owns all of the voting common stock of each of NMSC and NMAC, representing 5% of the value of the outstanding stock of NMSC and NMAC, respectively. NMC will not own, directly or indirectly, any of the voting stock of NMSC or NMAC, and NMC believes that the value of its ownership interest in each of NMSC and NMAC will not exceed 5% of the value of its total assets. NMC's investment in any other C corporation (other than a qualified REIT subsidiary) in which NMC acquires an ownership interest, such as a non-conforming mortgage lending company that is organized as a C corporation, may not represent (i) more than 5% of the value of NMC's total assets or (ii) more than 10% of the C corporation's outstanding voting securities. See "--Proposed Tax Legislation." NMC will monitor the status of the assets that it acquires for purposes of the various asset tests and has represented that it will manage its portfolio in order to comply at all times with such tests.

     If NMC should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if (i) it satisfied the asset tests at the close of the preceding calendar quarter and
(ii) the discrepancy between the value of NMC's assets and the asset test requirements arose from changes in the values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If the

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condition described in clause (ii) of the preceding sentence were not satisfied,
NMC still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

DISTRIBUTION REQUIREMENTS

     To qualify as a REIT under the Code, NMC is required to distribute dividends (other than capital gain dividends and retained capital gains) to its stockholders each year in an amount at least equal to (i) the sum of (A) 95% of NMC's "REIT taxable income" (computed without regard to the dividends paid deduction and NMC's net capital gain) plus (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before NMC timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that NMC does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. Furthermore, if NMC should fail to distribute for each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, plus
(iii) any undistributed taxable income from prior periods, NMC will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. To the extent NMC elects to retain and pay income tax on the net long-term capital gains it receives during a taxable year, such amounts will be treated as having been distributed for purposes of the 4% excise tax. See "--Taxation of Taxable U.S. Stockholders."

     It is possible that, from time to time, NMC may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, NMC will recognize taxable income in excess of the related cash flow if any Mortgage Assets that it owns are deemed to have OID. OID generally will be accrued using a constant yield methodology that does not allow credit losses to be reflected until they are actually incurred. In addition, NMC may recognize taxable market discount income upon the receipt of proceeds from the disposition of, or principal payments on, Mortgage Assets that are "market discount bonds" (i.e., obligations with an adjusted issue price that is greater than NMC's tax basis in such obligations), although such proceeds often will be used to make non-deductible principal payments on related borrowings. NMC also may recognize Excess Inclusion or other "phantom" taxable income from REMIC Residual Interests and Non-REMIC Residual Interests. Also, because NMC is an accrual-basis taxpayer, it may have to recognize interest income on Mortgage Loans even though the borrower is unable to pay the full amount due. Finally, NMC may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a "significant modification" (as defined in Regulations section 1.1001-3(e)) to a Mortgage Loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds NMC's basis in the original loan. As a result, NMC may have less cash than is necessary to distribute all of its taxable income and thereby avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, NMC may find it necessary to sell assets or to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of additional Preferred Stock or Common Stock.

     If NMC fails to meet the 95% distribution requirement as a result of an adjustment to NMC's tax return by the Service upon audit, NMC may retroactively cure the failure by paying "deficiency dividends" to its stockholders in a later year, which may then be included in NMC's deduction for dividends paid for the earlier year. NMC may thus be able to avoid being taxed on amounts distributed as deficiency dividends; however, NMC will be required to pay interest to the Service based upon the amount of any deduction taken for deficiency dividends.

     To qualify as a REIT, NMC also must distribute its accumulated earnings and profits (as determined for federal income tax purposes) as of December 31, 1997 by the end of its 1998 taxable year. If NMC fails to distribute such amount by December 31, 1998 (or January 31, 1999, if certain declaration and record date requirements are met), it will fail to qualify as a REIT.

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FAILURE TO QUALIFY

     If NMC fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, NMC will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which NMC fails to qualify as a REIT will not be required and, if made, will not be deductible by NMC. As a result, NMC's failure to qualify as a REIT will reduce the cash available for distribution by NMC to its stockholders. In addition, if NMC fails to qualify as a REIT, all distributions to NMC's stockholders will be taxable as ordinary dividend income to the extent of NMC's then current and accumulated earnings and profits, and, subject to certain limitations in the Code, corporate distributes may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, NMC also will be ineligible for qualification as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to determine whether NMC would be entitled to such statutory relief in all circumstances.

TAXATION OF TAXABLE U.S. STOCKHOLDERS

     The Units. The purchase of a Unit will be treated as the purchase of an investment unit for federal income tax purposes. In order to determine the issue prices of the share of Common Stock and the Warrant included in a Unit, the aggregate purchase price for the Unit must be allocated between the share of Common Stock and the Warrant in proportion to their relative fair market values on the date of issuance. The allocation of the purchase price of a Unit between the share of Common Stock and the Warrant included therein will be determined based on discussions between the Company and the Representatives. Although the Company expects that such allocation will be reasonable, there can be no assurance that the Service will respect such allocation.

     The Common Stock. As used herein, the term "U.S. Stockholder" means a holder of shares of Common Stock who for United States federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate whose income is subject to taxation in the United States regardless of its connection with the conduct of a U.S. trade or business or (iv) a trust with respect to which (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     As long as NMC qualifies as a REIT, distributions made by NMC out of its current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will constitute dividends taxable to its U.S. Stockholders as ordinary income. Such distributions will not be eligible for the dividends-received deduction in the case of U.S. Stockholders that are corporations. Dividends paid to U.S. Stockholders will be treated as portfolio income. Such income, therefore, will not be subject to reduction by losses from passive activities (i.e., any interest in a rental activity or in a trade or business in which the holder does not materially participate, such as certain interests held as a limited partner) of any holder who is subject to the passive activity loss rules. Such distributions will, however, be considered investment income which may be offset by certain investment expense deductions.

     Distributions made by NMC that are properly designated by NMC as capital gain dividends will be taxable to U.S. Stockholders as long-term capital gains (to the extent that they do not exceed NMC's actual net capital gain for the taxable year) without regard to the period for which a U.S. Stockholder has held his shares of Common Stock. U.S. Stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. NMC may elect to retain and pay income tax on its net long-term capital gain. In that case, each stockholder will be taxed on his proportionate share of the total long-term capital gains retained by NMC and will receive a credit or refund for his proportionate share of the tax paid by NMC. Each stockholder will increase the adjusted basis in his shares by the difference between his allocable amount of NMC's long-term capital gain and the tax deemed paid by the stockholder.

     Distributions in excess of NMC's current and accumulated earnings and profits will be treated first as a tax-free return of capital to each U.S. Stockholder to the extent of the stockholder's adjusted basis in his shares of

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Common Stock.  Distributions in excess of NMC's current and accumulated earnings and profits that exceed a U.S. Stockholder's adjusted basis in his shares will be taxable as capital gains (provided that the shares have been held as a capital asset). Dividends declared by NMC in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by NMC and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by NMC on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any net operating losses or capital losses of NMC.

     NMC's investments may cause it under certain circumstances to recognize taxable income in excess of its economic income ("phantom income") and to experience an offsetting excess of economic income over its taxable income in later years. As a result, stockholders may from time to time be required to pay federal income tax on distributions that economically represent a return of capital, rather than a dividend. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Accordingly, if NMC receives phantom income, its stockholders may be required to pay federal income tax with respect to such income on an accelerated basis, i.e., before such income is realized by the stockholders in an economic sense. Taking into account the time value of money, such an acceleration of federal income tax liabilities would cause stockholders to receive an after-tax rate of return on an investment in NMC that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor subject to an effective income tax rate of 30% purchased a bond (other than a tax-exempt bond) with an annual interest rate of 10% for its face value, his before-tax return on his investment would be 10%, and his after-tax return would be 7%. However, if the same investor purchased stock of NMC at a time when the before-tax rate of return was 10%, his after-tax rate of return on his stock might be somewhat less than 7% as a result of any phantom income received by NMC. In general, as the ratio of NMC's phantom income to its total income increases, the after-tax rate of return received by a taxable stockholder of NMC will decrease. NMC will consider the potential effects of phantom income on its taxable stockholders in managing its investments.

     To the extent that NMC owns REMIC Residual Interests, it is likely that stockholders will not be permitted to offset certain portions of the dividend income they derive from NMC with their current deductions or net operating loss carryovers or carrybacks. The portion of a stockholder's dividends that will be subject to this limitation will equal his allocable share of any Excess Inclusion income derived by NMC with respect to the REMIC Residual Interests. NMC's Excess Inclusion income for any calendar quarter will equal the excess of its income from REMIC Residual Interests over its "daily accruals" with respect to such REMIC Residual Interests for the calendar quarter. Daily accruals for a calendar quarter are computed by allocating to each day on which a REMIC Residual Interest is owned a ratable portion of the product of (i) the "adjusted issue price" of the REMIC Residual Interest at the beginning of the quarter and
(ii) 120% of the long-term federal interest rate (adjusted for quarterly compounding) on the date of issuance of the REMIC Residual Interest. The adjusted issue price of a REMIC Residual Interest at the beginning of a calendar quarter equals the original issue price of the REMIC Residual Interest, increased by the amount of daily accruals for prior quarters and decreased by all prior distributions to NMC with respect to the REMIC Residual Interest. To the extent provided in future Treasury regulations, the Excess Inclusion income with respect to any REMIC Residual Interests owned by NMC that do not have significant value will equal the entire amount of the income derived from such REMIC Residual Interests.

     To the extent that NMC (or a qualified REIT subsidiary) acquires or originates Mortgage Loans and uses those loans to collateralize one or more multiple-class offerings of CMOs for which no REMIC election is made ("Non-REMIC Transactions"), it is possible that, to the extent provided in future Treasury regulations, stockholders will not be permitted to offset certain portions of the dividend income that they derive from NMC that are attributable to Non-REMIC Transactions with current deductions or net operating loss carryovers or carrybacks. Although no applicable Treasury regulations have yet been issued, no assurance can be provided that such regulations will not be issued in the future or that, if issued, such regulations will not prevent NMC's stockholders from offsetting some portion of their dividend income with deductions or losses from other sources.

     Taxation of Stockholders on the Disposition of the Common Stock. In general, any gain or loss realized upon a taxable disposition of the Common Stock by a stockholder who is not a dealer in securities will be treated as

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long-term capital gain or loss if the shares of Common Stock have been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of Common Stock by a stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from NMC required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Common Stock may be disallowed if other shares of Common Stock are purchased within 30 days before or after the disposition.

     The Warrants. Upon the exercise of a Warrant, a holder will not recognize gain or loss and will have a tax basis in the Common Stock received equal to the holder's tax basis in the Warrant plus the exercise price of the Warrant. The holding period for the Common Stock purchased pursuant to the exercise of a Warrant will begin on the day following the date of exercise and will not include the period during which the holder held the Warrant.

     Upon the sale or other disposition of a Warrant, a holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the holder's tax basis in the Warrant. Such gain or loss will be long-term gain or loss if the holder's holding period for the Warrant is more than one year. In the event that a Warrant lapses unexercised, a holder will recognize a capital loss in an amount equal to his tax basis in the Warrant. Such loss will be long-term if the Warrant has been held for more than one year.

     Adjustments to the exercise price of the Warrants (or the failure to make such adjustments) pursuant to the anti-dilution provisions of the Warrants or otherwise may result in constructive distributions to the holders of Warrants that could, under certain circumstances, be taxable to them as dividends pursuant to section 305 of the Code. If such a constructive distribution were to occur, a holder of Warrants could be required to recognize ordinary income for tax purposes without receiving a corresponding distribution of cash.

CAPITAL GAINS AND LOSSES

     A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%. The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is 28% for sales and exchanges of assets held for more than one year, but not more than 18 months, and 20% for sales and exchanges of assets held for more than 18 months. The maximum tax rate on gain from the sale or exchange of "section 1250 property" (i.e., depreciable real estate) is 25%, to the extent that such gain would have been recaptured and treated as ordinary income if the section 1250 property were personal property. If NMC designates a dividend as a capital gain dividend or is deemed to distribute the capital gains it elects to retain, it may designate the dividend or deemed distribution (subject to certain limitations) as a 20% rate gain distribution, an unrecaptured section 1250 gain distribution, or a 28% rate gain distribution. If NMC fails to designate the rate, the distribution will be a 28% rate gain distribution. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a non-corporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward indefinitely by non-corporate taxpayers. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     NMC will report to its U.S. Stockholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide NMC with its correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability.

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

In addition, NMC may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to NMC. The Treasury Department has issued final regulations regarding the backup withholding rules as applied to Non-U.S. Stockholders. Those regulations alter the current system of backup withholding compliance and will be effective for distributions made after December 31, 1999. See "--Taxation of Non-U.S. Stockholders."

TAXATION OF TAX-EXEMPT STOCKHOLDERS

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of NMC are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by NMC to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of Units with debt, a portion of its income from NMC will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from NMC as UBTI.

     Special rules apply to certain tax-exempt pension funds (including 401(k) plans but excluding IRAs or government pension plans) that own more than 10% (measured by value) of the stock of a "pension held REIT" at any time during a taxable year. Such a pension fund must treat a certain percentage of all dividends received from the "pension-held REIT" during the year as UBTI. The percentage is equal to the ratio of NMC's gross income (less direct expenses related thereto) derived from the conduct of unrelated trades or businesses, determined as if NMC were a tax-exempt pension fund, to NMC's gross income (less direct expenses related thereto) from all sources. The special rules will not apply to require a pension fund to recharacterize a portion of its dividends as UBTI unless the percentage computed is at least 5%. NMC will be treated as a "pension held REIT" if (i) NMC would fail to satisfy the 5/50 Rule if the stock of NMC held by such tax-exempt pension funds were not treated as held directly by their respective beneficiaries, and (ii) either (A) at least one tax-exempt pension fund holds more than 25% (measured by value) of NMC's stock, or (B) one or more tax-exempt pension funds (each of which owns more than 10% (measured by value) of NMC's stock) own in the aggregate more than 50% (measured by value) of NMC's stock.

     NMC will be subject to tax at the highest marginal corporate rate on the portion of any Excess Inclusion income derived by NMC from REMIC Residual Interests that is allocable to stock of NMC held by Disqualified Organizations. Any such tax would be deductible by NMC against its income that is not Excess Inclusion income. The Articles of Incorporation prohibit Disqualified Organizations from owning stock of NMC. If NMC derives Excess Inclusion income from REMIC Residual Interests, a tax similar to the tax on NMC described in the preceding paragraph may be imposed on stockholders who are (i) pass-through entities (i.e., partnerships, estates, trusts, regulated investment companies, REITs, common trust funds, and certain types of cooperatives (including farmers' cooperatives described in section 521 of the Code)) in which a Disqualified Organization is a record holder of shares or interests and (ii) nominees who hold Common Stock on behalf of Disqualified Organizations. Consequently, a brokerage firm that holds shares of Common Stock in a "street name" account for a Disqualified Organization may be subject to federal income tax on the Excess Inclusion income derived from those shares. In addition, NMC may be subject to tax at the highest corporate rate on the portion of its allocable share of any Excess Inclusion derived by a REIT in which NMC owns an equity interest, equal to the percentage of NMC's stock held by Disqualified Organizations.

     Any dividends received by an Exempt Organization that are allocable to Excess Inclusion may be treated as UBTI. In addition, the Treasury Department has been authorized to issue regulations regarding issuances by a REIT of CMOs in Non-REMIC transactions. If such Treasury regulations are issued in the future preventing taxable stockholders from offsetting some percentage of the dividends paid by NMC with deductions or losses from

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

other sources, that same percentage of NMC's dividends most likely would be treated as UBTI for stockholders that are Exempt Organizations. See "--Taxation of Taxable U.S. Stockholders."

TAXATION OF NON-U.S. STOCKHOLDERS

     The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts and estates and other foreign stockholders (collectively, "Non-U.S. Stockholders") are highly complex, and the following discussion is intended only as a summary of such rules. PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF UNITED STATES FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON AN INVESTMENT IN UNITS, INCLUDING ANY REPORTING REQUIREMENTS.

     In general, Non-U.S. Stockholders will be subject to regular United States income tax with respect to their investment in Units in the same manner as a U.S. Stockholder if such investment is "effectively connected" with the Non-U.S. Stockholder's conduct of a trade or business in the United States. A corporate Non-U.S. Stockholder that receives income with respect to its investment in Units that is (or is treated as) effectively connected with the conduct of a trade or business in the United States also may be subject to the 30% branch profits tax imposed by the Code, which is payable in addition to regular United States corporate income tax.

     Distributions made by NMC that are not attributable to gain from the sale or exchange by NMC of United States real property interests and that are not designated by NMC as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent made out of current or accumulated earnings and profits of NMC. Generally, such distributions will be subject to United States withholding tax at the rate of 30% on the gross amount of the distributions unless the withholding tax is reduced or eliminated by an applicable United States income tax treaty. NMC expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends paid to a Non-U.S. Stockholder unless a lower treaty rate applies and the Non-U.S. Stockholder has filed the Service's Form 1001 with NMC certifying the Non-U.S. Stockholder's entitlement to treaty benefits or (ii) the Non-U.S. Stockholder files the Service's Form 4224 with NMC claiming that the distribution is effectively connected income. The U.S. Treasury Department has issued final regulations that modify the manner in which NMC complies with the withholding requirements. Those regulations are effective for distributions made after December 31, 1999.

     Distributions made by NMC in excess of its current and accumulated earnings and profits will be treated first as a tax-free return of capital to each Non-U.S. Stockholder, reducing the adjusted basis which such Non-U.S. Stockholder has in his shares of Common Stock for U.S. tax purposes by the amount of such distribution (but not below zero). Distributions in excess of NMC's current and accumulated earnings and profits that exceed a Non-U.S. Stockholder's adjusted basis in his shares will be treated as gain from the sale or exchange of such shares, which will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of its Common Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not a distribution will be in excess of NMC's current and accumulated earnings and profits, the entire amount of a distribution normally will be subject to withholding at the rate applicable to a dividend distribution. However, the Non-U.S. Stockholder may seek a refund from the Service of any amount withheld if it is subsequently determined that such distribution was, in fact, in excess of NMC's then current and accumulated earnings and profits.

     NMC is required to withhold 10% of any distribution in excess of NMC's current and accumulated earnings and profits. Consequently, although NMC intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that NMC does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

     If NMC derives Excess Inclusion income from REMIC Residual Interests, the portion of the dividends paid to Non-U.S. Stockholders that is allocable to the Excess Inclusion income may not be eligible for any applicable exemption from the 30% withholding tax or a reduced treaty rate. In addition, the U.S. Treasury Department has been authorized to issue regulations regarding issuances by a REIT of CMOs in Non-REMIC Transactions. If

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

Treasury Regulations are issued in the future preventing taxable stockholders from offsetting some percentage of the dividends paid by NMC with deductions or losses from other sources, that same percentage of NMC's dividends most likely would not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. See " --Taxation of Taxable U.S. Stockholders."

     As long as NMC qualifies as a REIT, distributions made by NMC that are attributable to gain from the sale or exchange by NMC of U.S. real property interests (i.e., interests in U.S. property and corporations more than 50% of whose assets are U.S. real property interests, but not Mortgage Loans or MBS) will be taxed to a Non-U.S. Stockholder under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, such distributions are taxed to a Non-U.S. Stockholder as if such distributions were gains "effectively connected" with the conduct of a trade or business in the United States. Accordingly, a Non-U.S. Stockholder will be taxed on such distributions at the same capital gain rates applicable to U.S. Stockholders (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the case of a corporate Non-U.S. Stockholder that is not entitled to treaty relief or exemption. NMC will be required to withhold tax from any distribution to a Non-U.S. Stockholder that could be designated by NMC as a capital gain dividend in an amount equal to 35% of the gross distribution. The amount of tax withheld is fully creditable against the Non-U.S. Stockholder's FIRPTA tax liability, and if such amount exceeds the Non-U.S. Stockholder's federal income tax liability for the applicable taxable year, the Non-U.S. Stockholder may seek a refund of the excess from the Service.

     Gain recognized by a Non-U.S. Stockholder upon the sale or exchange of shares of Common Stock generally will not be subject to United States taxation if NMC is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by Non-U.S. Stockholders. Because the shares of Common Stock will be publicly traded, no assurance can be given that NMC is or will continue to be a "domestically-controlled REIT." Nevertheless, a Non-U.S. Stockholder that owned, actually or constructively, 5% or less of NMC's outstanding Common Stock at all times during a specified testing period will not be subject to tax under FIRPTA if NMC's Common Stock is regularly traded on an established securities market. Notwithstanding the foregoing, gain from the sale or exchange of shares of Common Stock not otherwise subject to FIRPTA will be taxable to a Non-U.S. Stockholder if the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States. In such case, the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain. If gain on the sale or exchange of shares of the Common Stock were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Stockholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of Non-U.S. corporations).

OTHER TAX CONSIDERATIONS

     NMC or NMC's stockholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state and local tax treatment of NMC and its stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock.

PROPOSED TAX LEGISLATION

     On February 2, 1998, President Clinton released his budget proposal for fiscal year 1999 (the "Proposal"). Three provisions contained in the Proposal potentially could affect NMC if enacted in their currently proposed form. First, the Proposal would prohibit a REIT from owning, directly or indirectly, more than 10% of the voting power or value of all classes of a C corporation's stock (other than the stock of a qualified REIT subsidiary). Currently, a REIT may own no more than 10% of the voting stock of a C corporation, but its ownership of the nonvoting stock of a C corporation is not limited (other than by the rule that the value of a REIT's combined equity

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

and debt interest in a C corporation may not exceed 5% of the value of a REIT's total assets). That provision is proposed to be effective with respect to stock in a C corporation acquired by a REIT on or after the date of "first committee action" (i.e., first action by the House Ways and Means Committee with respect to the provision) ("First Committee Action"). A REIT that owns stock in a C corporation in excess of the new ownership limit prior to First Committee Action would be "grandfathered," but only to the extent that the corporation does not engage in a new trade or business or acquire substantial new assets on or after the date of First Committee Action. NMC owns 100% of the non-voting common stock of each of NMSC and NMAC, representing 95% of the value of the outstanding stock of each of NMSC and NMAC. If enacted as presently written, that provision would severely limit the ability of NMSC and NMAC to expand their business or acquire new assets, and would limit NMC's ability to use by a REIT of other taxable subsidiaries to conduct businesses the income from which would be nonqualifying income if received directly by NMC.

     Second, the Proposal would require recognition of any "built-in gain" associated with the assets of a "large" C corporation (i.e., a C corporation whose stock has a fair market value of more than $5 million) upon its conversion to REIT status or merger into a REIT. That provision is proposed to be effective for conversions to REIT status effective for taxable years beginning after January 1, 1999 and mergers of C corporations into REITs that occur after December 31, 1998. Although this provision would not affect NMC's conversion from a C corporation to a REIT, it would require immediate recognition of any "built-in gain" of an acquired C corporation that is determined to be "large" if, at any time after December 31, 1998, the C corporation merges into NMC. Third, the Proposal would impose an additional stock ownership requirement upon entities that first elect REIT status for taxable years beginning on or after the date of First Committee Action. With respect to such a REIT, no person would be permitted to own, directly or indirectly, more than 50% of the total voting power or value of the REIT's stock. Such provision should not affect NMC, even if enacted in final form as currently proposed, because NMC will elect REIT status for its taxable year beginning January 1, 1998.

     Neither of the two provisions described in this section is included in Representative Archer's or Senator Roth's proposed tax legislation, introduced on March 26, 1998, involving REITS. However, it is possible that legislation containing either or both of the provision described in this section will be introduced in Congress and, although it is not likely, that the effective date of any such legislation could be March 26, 1998. In addition, other legislation, as well as administrative interpretations or court decisions, could change the tax laws with respect to NMC's qualifications as a REIT and the federal income tax consequences of such qualification.

                             ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of section 4975 of the Code that may be relevant to a prospective purchaser (including, with respect to the discussion contained in "--Status of the Company under ERISA," to a prospective purchaser that is not an employee benefit plan, another tax-qualified retirement plan, or an individual retirement account ("IRA")). The discussion does not purport to deal with all aspects of ERISA or section 4975 of the Code that may be relevant to particular stockholders (including plans subject to Title I of ERISA, other retirement plans and IRAs subject to the prohibited transaction provisions of section 4975 of the Code, and governmental plans or church plans that are exempt from ERISA and section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

     The discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL") and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

     A FIDUCIARY MAKING THE DECISION TO INVEST IN THE SECURITIES ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS AN EMPLOYEE BENEFIT PLAN, A TAX QUALIFIED RETIREMENT PLAN, OR AN IRA SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE

SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE SECURITIES BY SUCH PLAN OR IRA.

EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS, AND IRAS

     Each fiduciary of a pension, profit-sharing, or other employee benefit plan (a "Plan") subject to Title I of ERISA should consider carefully whether an investment in the Securities is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require a Plan's investment to be (i) prudent and in the best interests of the Plan, its participants, and its beneficiaries, (ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the Securities is prudent for purposes of ERISA, the appropriate fiduciary of a Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow, and funding requirements of the Plan's portfolio. A fiduciary also should take into account the nature of NMC's business, the management of NMC, the length of NMC's operating history, the fact that certain investment assets may not have been identified yet, and the possibility of the recognition of UBTI.

     The fiduciary of an IRA or of a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

     Fiduciaries of Plans and persons making the investment decision for an IRA or other Non-ERISA Plan should consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. A "party in interest" or "disqualified person" with respect to a Plan or with respect to a Plan or IRA subject to Code section 4975 is subject to (i) an initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the plan or IRA and (ii) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed) on account of the prohibited transaction. In addition, a fiduciary who permits a Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the Plan for any loss the Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

STATUS OF THE COMPANY UNDER ERISA

     The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the equity interests in the entity is a Plan or is a Non-ERISA Plan or IRA subject to section 4975 of the Code. A Plan fiduciary also should consider the relevance of those principles to ERISA's prohibition on improper delegation of control over or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.

     If the assets of NMC are deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving NMC's assets, (ii) persons who exercise any authority over NMC's assets, or who provide investment advice to NMC, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each Plan that acquires Securities, and transactions involving NMC's assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest, (iii) a fiduciary exercising his investment discretion over the assets of a Plan to cause it to acquire or hold the Securities could be liable under Part

4 of Title I of ERISA for transactions entered into by NMC that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that NMC might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

     Regulations of the DOL defining "plan assets" (the "Plan Asset Regulations") generally provide that when a Plan or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity and the security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan's or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

     The Plan Asset Regulations define a publicly-offered security as a security that is "widely-held," "freely transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Units are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act. The Plan Asset Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. NMC anticipates that upon completion of this offering, the Securities will be "widely held."

     The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with this offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the Plan Asset Regulations as not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and (iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. NMC believes that the restrictions imposed under the Articles of Incorporation on the transfer of the Securities will not result in the failure of the Securities to be "freely transferable." NMC also is not aware of any other facts or circumstances limiting the transferability of the Securities that are not enumerated in the Plan Asset Regulations as those not affecting free transferability, and no assurance can be given that the DOL or the Treasury Department will not reach a contrary conclusion.

     Assuming that the Securities will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Securities, the Securities should be publicly offered securities and the assets of NMC should not be deemed to be "plan assets" of any Plan, IRA, or Non-ERISA Plan that invests in the Securities.

                                 UNDERWRITING

     The Company has entered into an underwriting agreement (the "Underwriting Agreement") with the underwriters listed in the table below (the "Underwriters"), for whom Stifel, Nicolaus & Company, Incorporated and Piper Jaffray Inc. are acting as representatives (the "Representatives"). Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to the Underwriters, and each of the Underwriters have severally agreed to purchase, the number of Units set forth opposite such Underwriter's name in the table below:

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

          NAME                                                        NUMBER OF UNITS
          ----                                                        ---------------
          Stifel, Nicolaus & Company, Incorporated..............

          Piper Jaffray Inc.....................................

          Total.................................................
                                                                   -----------------------
                                                                          6,700,000
                                                                   =======================

     In the Underwriting Agreement, the Underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the Units being sold pursuant to the Underwriting Agreement, if any are purchased (other than those covered by the over-allotment option described below). In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

     The Company has been advised by the Representatives that the Underwriters propose to offer the Units in part to the public at the initial public offering price set forth on the coverage page of this Prospectus, and in part to certain securities dealers (who may include the Underwriters), at such price less a concession not in excess of $_____ per Unit, and that the Underwriters and such dealers may reallow to certain dealers a discount not in excess of $____ per Unit. After commencement of the Offering, the initial public offering price, concessions to selected dealers and the discount to other dealers may be changed by the Representatives.

     The Company has granted an option to the Underwriters, exercisable during the 30-day period after the date of this Prospectus, to purchase up to 1,005,000 additional Units, at the initial public offering price less the underwriting discount set forth on the cover page of this Prospectus. To the extent the Underwriters exercise such option, each of the Underwriters will become obligated, subject to certain conditions, to purchase approximately the same percentage of such option Units as it was obligated to purchase pursuant to the Underwriting Agreement.

     The Company has agreed to indemnify the Underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments, which the Underwriters may be required to make in respect thereof. The Company has been advised that, in the view of the Commission, indemnification of the Underwriters and their controlling persons under the Securities Act is against public policy and, therefore, is unenforceable.

     The Company and Steven B. Chotin, its principal shareholder, and Conti and Greenwich have agreed that, without the prior written consent of Stifel, Nicolaus & Company, Incorporated, they will not sell or otherwise dispose of any shares of Common Stock for a period of ____ days after the date of this Prospectus, other than as gifts to family members and transfers to wholly owned affiliates, except that (i) the Company may issue shares upon the exercise of options granted or which may be granted under the 1998 Incentive Plans, and (ii) the transfer of stock by the Company or Mr. Chotin to restricted stock plans for the benefit of certain employees of TCG and the Company. See "Principal Shareholders."

     The Company has agreed to grant to Stifel, Nicolaus & Company, Incorporated warrants to purchase 201,000 (231,150 if the over-allotment option is exercised) shares of Common Stock at an exercise price equal to the initial public offering price of the Units (the "Representative's Warrants"). The Representative's Warrants are exercisable for a period of three years beginning six months after the closing of the Offering. The Representative's Warrants and, if exercised, the underlying securities, may not be sold, transferred, assigned, pledged or hypothecated for a period of one year following the date of this Prospectus except to any officer or partner of Stifel, Nicolaus & Company, Incorporated or by operation of law. The Representative's Warrants contain anti-dilution provisions providing for appropriate adjustment upon the occurrence of certain events. See "Description of Securities."

     The Representatives have informed the Company that they do not expect the Underwriters to confirm sales of Units offered by this Prospectus to any accounts over which they exercise discretionary authority.

     The Company intends to apply for listing of the Units, the Warrants and the Common Stock on the ________________. See "The Offering."

     The Company has been advised by the Representatives that the Representatives presently intend to make a market in the Units and, when detached, the Warrants and Common Stock offered hereby; however, the Representatives are not obligated to do so, and any market making activity may be discontinued at any time. Until the Representatives' participation in the distribution of the Units is completed, any such passive market making will be conducted in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934. There can be no assurance that an active public market for the Units, Warrants or Common Stock will develop or continue after the closing of the Offering.

     Prior to the closing of the Offering, there has been no public market for the Units. Accordingly, the initial public offering price for the Units has been determined through negotiations between the Company and the Representatives. Among the factors which were considered in determining the initial public offering price were the Company's future prospects, the experience of its management, the economic condition of the financial services industry in general, the general condition of the equity securities market, the demand for similar securities of companies considered comparable to the Company and other relevant factors.

     The initial public offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the Units. Such price is subject to change as a result of market conditions and other factors and no assurance can be given that the Units can be resold at the initial public offering price of the Units after the closing of the Offering.

     Certain of the Underwriters, including the Representatives, may from time to time in the future enter into reverse repurchase agreements or other financing arrangements with the Company to finance the purchase of Mortgage Assets.

     Until the distribution of the Units is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Units. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the prices of the Units. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such securities. If the Underwriters create a short position in the Units in connection with the Offering, i.e., if they sell a greater number of Units than is set forth on the cover page of this Prospectus, then the Representatives may reduce that short position by purchasing Units in the open market. The Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described herein. The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase Units in the open market to reduce the Underwriters' short position or to stabilize the price of the Units, it may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those securities as part of the Offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security. These transactions may be effected on the or otherwise. Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Units. In addition, neither the Company nor any of the Underwriters makes any representation that the Representatives will engage in such transactions, or that such transactions, once commenced, will not be discontinued without notice.

     At the request of the Company, the Underwriters have reserved up to _______ Units (and _____ Units if the Underwriters' over-allotment option is exercised) for sale to employees, officers and Directors of the Company and its affiliates and their families and to certain other persons at the price to public set forth on the cover page of this Prospectus. The number of Units available for sale to the general public will be reduced to the extent such persons purchase such reserved Units. Any such reserved shares that are not so purchased will be offered by the Underwriters to the general public on the same basis as other Units offered thereby.

     Piper Jaffray has provided financial advisory services to the Company in the past.

                                 LEGAL MATTERS

     The validity of the Common Stock offered in the Offering will be passed upon for the Company by Hunton & Williams, Richmond, Virginia. Andrews & Kurth L.L.P., Washington, D.C., will act as counsel to the Underwriters. Hunton & Williams will be relying as to matters of Colorado law on the opinion of Howard
J. Glicksman, General Counsel to the Company. Mr. Glicksman also serves as an Executive Vice President of the Company and will resign as a Director of the Company upon the closing of the Offering.

                                    EXPERTS

     The financial statements of the Company as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997 included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-11 (File No. 333-_____) under the Securities Act with respect to the Units offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Units, reference is hereby made to such Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement, including all exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Room 1400, Chicago, Illinois 60606 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address of the Commission's website is http://www.sec.gov.

     The Company intends to furnish to its stockholders annual reports containing audited consolidated financial statements and an opinion thereon expressed by the Company's independent auditors as well as quarterly reports for the first three fiscal quarters of each fiscal year containing unaudited consolidated condensed financial statements.

                                    GLOSSARY

     Except as otherwise specified or as the context may otherwise require, the following terms used herein shall have the meanings assigned to them below. All terms in the singular shall have the same meanings when used in the plural and vice-versa.

     "1996 Lender Liability Act" shall mean the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "1998 Plan" shall mean the 1998 Employee Incentive Plan.

     "1998 Incentive Plans" shall mean the 1998 Plan and the Directors' Plan.

     "5/50 Rule" shall mean the tax rule that no more than 50% in value of the Company's outstanding shares may be owned, directly or indirectly, by five or fewer individuals during the last half of each taxable year.

     "Act" shall mean the Securities Act of 1933.

     "Administrator" shall mean the Board of Directors or its Stock Incentive Committee, and any delegate, as appropriate.

     "Agency Certificates" shall mean MBS guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae.

     "Agent" shall mean NMC's transfer agent.

     "Affiliate" shall mean (i) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person, (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by, or under common control with such other person, (iv) any executive officer, director, trustee or general partner of such other person, and (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity. An indirect relationship shall include circumstances in which a person's spouse, children, parents, siblings or mothers-, fathers-, sisters- or brothers-in-law is or has been associated with a person.

     "ARM" or "adjustable-rate mortgage" shall mean a mortgage loan (including any mortgage loan underlying an MBS that features adjustments of the underlying interest rate at predetermined times based on an agreed margin to an established index, and includes loans bearing interest rates that remain fixed for two or three years after the date of origination and are adjustable semi-annually thereafter. An ARM is usually subject to periodic interest rate and/or payment caps and a lifetime interest rate cap.

     "Articles of Incorporation" shall mean the Articles of Incorporation of NMC, as amended.

     "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended.

     "Beneficiary" shall mean the beneficiary of a Share Trust.

     "BFRC" shall mean B First Residential Corporation.

     "BFMC" shall mean B First Mortgage Company Limited Partnership.

     "Board of Directors" shall mean the Board of Directors of NMC.

     "Bylaws" shall mean the bylaws of NMC, as amended.

     "Cash Based Awards" shall mean, under the 1998 Plan, the awarding of performance shares and awards that are not denominated nor payable in and do not have a value derived from the value of or a price related to shares of Common Stock and are payable only in cash

     "CBCA" shall mean the Colorado Business Corporation Act.

     "CCMC" shall mean CC Mortgage Company, L.P.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Chotin Affiliates" shall mean Steven B. Chotin and TCG and any entity that is wholly-owned or controlled, directly or indirectly, by Mr. Chotin and TCG.

     "Closing" shall mean the completion of the Offering.

     "Closing Date" shall mean the date of the Closing.

     "CMOs" shall mean non-recourse collateralized mortgage obligations.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the Securities and Exchange Commission.

     "Common Stock" shall mean the Common Stock, par value $0.01 per share, of NMC.

     "Company" shall mean National Mortgage Corporation, a Colorado corporation, together with its subsidiaries.

     "Conforming Loans" shall mean mortgage loans that comply with requirements for inclusion in credit support programs sponsored by either Fannie Mae or Freddie Mac.

     "Conti" shall mean ContiTrade Services L.L.C., a subsidiary of ContiFinancial Corporation.

     "Corresponding SARs" shall mean SARs granted in relation to Option grants.

     "CPR" shall mean the specified constant rate of prepayment of prepayment of a specified pool of mortgage loans.

     "Directors" shall mean the members of NMC's Board of Directors.

     "Directors' Plan" shall mean the Directors' Stock Incentive Plan.

     "Directors' Plan Administrator" shall mean the individual committee appointed to administer the Directors' Plan.

     "Disqualified Organization" shall mean the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization (other than a farmer's cooperative described in section 521 of the Code) that is exempt from taxation under the unrelated business taxable income provisions of the Code, or any rural electrical or telephone cooperative.

     "DOL" shall mean the Department of Labor.

     "DRP" shall mean the dividend reinvestment plan to be established by NMC.

     "EPS" shall mean earnings per share.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Excess Inclusion" shall have the meaning specified in section 860E(c) of the Code.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exempt Organizations" shall mean tax-exempt entities, including, but not limited to, charitable organizations, qualified employee pension and profit sharing trusts and individual retirement accounts.

     "FAIC II" shall mean Fund America Investors Corporation II.

     "Fannie Mae," formerly known as the Federal National Mortgage Association, is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     "FASIT" shall mean financial asset securitization investment trust.

     "FIRPTA" shall mean the Foreign Investment in Real Property Tax Act of 1980, as amended.

     "Freddie Mac" shall mean the Federal Loan Home Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

     "Gain-on-Sale Securitizations" shall mean securitizations accounted for pursuant to gain-on-sale accounting methods

     "Ginnie Mae" shall mean the Government National Mortgage Association.

     "Greenwich" shall mean Greenwich Capital Markets, Inc.

     "HELOCs" shall mean non-conforming home equity lines of credit secured by second liens on residential properties.

     "HELs" shall mean Home Equity Loans.

     "Higher Credit Non-Conforming Loans" shall mean loans made by the Company to borrowers within the Company's "A" and "A minus" credit grades, its two highest credit grades.

     "Home Equity Loans" shall mean loans to consolidate and refinance non-mortgage debt and to finance home improvements, education and other consumer needs, which loans are secured by first or subordinate liens on residential properties.

     "HUD" shall mean the Department of Housing and Urban Development.

     "Independent Director" shall mean a director who, within two years of becoming Director, has not (a) directly or indirectly been employed by NMC or any of its Affiliates or (b) been an officer or director of NMC or any of its Affiliates.

     "Initial Director" shall mean each Director who is a member of the Board as of the Closing.

     "Initial Grants" shall mean, under the 1998 Plan, the grant of Options prior to the Offering to the executive officers and certain employees of NMC.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

     "IO" shall mean a class of MBS that is entitled to no (or only nominal) distributions of principal.

     "IRA" shall mean an individual retirement account.

     "ISOs" shall mean incentive stock options under the 1998 Plan.

     "LIBOR" shall mean the London Interbank Offered Rate for six-month U.S. Dollar deposits, as published each Monday in The Wall Street Journal.

     "LTV" or "loan-to-value ratio" is the percentage obtained by dividing the amount of the loan by the lesser of the purchase price or the appraised value of the mortgaged property at origination.

     "Management Bonus Plan" shall mean a bonus plan under which certain key management employees who are directly involved in the growth and success of NMC are eligible to receive bonuses based upon achievement of specified targets and goals for NMC and the individual employee.

     "Management Shareholders Registration Rights Agreement" shall mean a registration rights agreement between Steven B. Chotin and TCG Investment Corporation granting the Management Shareholders certain registration rights with respect to the Common Stock.

     "Management Shareholders" shall mean Steven B. Chotin and TCG Investment Corporation.

     "MBS" shall mean mortgage-backed securities backed by one- to four-family residential mortgage loans.

     "Merchants" shall mean Merchants Mortgage & Trust Corporation LLC.

     "Mortgage Assets" shall mean (i) one- to four-family residential mortgage loans and (ii) MBS and other related mortgage assets.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "NMAC" shall mean National Mortgage Administration Corporation, a Colorado corporation, to be formed in connection with the Offering.

     "NMC" shall mean National Mortgage Corporation, a Colorado corporation.

     "NMSC" shall mean National Mortgage Sales Corporation, a Colorado corporation.

     "Non-Conforming Loans" shall mean mortgage loans made to borrowers who are unable (or, in some cases, unwilling) to obtain mortgage financing from conventional mortgage loan sources, typically because their credit profiles do not meet Fannie Mae or Freddie Mac credit underwriting standards, generally for reasons of credit impairment, income qualification or credit history.

     "Non-ERISA Plan" shall mean a plan that does not cover common law employees.

     "Non-REMIC Residual Interests" shall mean residual ownership interest in mortgage loans that are subject to CMO debt.

     "Non-REMIC Transactions" shall mean one or more multiple-class offerings of CMOs for which no REMIC election is made.

     "Non-U.S. Stockholders" shall mean nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts and estates and other foreign stockholders.

     "Offering" shall mean the offering of Units hereby.

     "OID" shall mean original issue discount.

     "Options" shall mean, under the 1998 Plan, ISOs or nonqualified stock options.

     "Ownership Limit" shall mean the restriction on ownership (or deemed ownership by virtue of the attribution provisions of the Code) of (i) _____% (or, with respect to the Chotin Affiliates) _____% of the number of outstanding shares of Common Stock, or (ii) 9.9% of the number of outstanding shares of any class or series of Preferred Stock other than the Series I Preferred Stock.

     "Participants" shall mean the individuals who will participate in the 1998 Plan.

     "Performance Based Awards" shall mean, under the 1998 Plan, certain awards and certain stock awards that are subject to performance based restrictions on transferability or vesting and that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

     "Plan" shall mean certain pension, profit-sharing, employee benefit, or retirement plans subject to Title I of ERISA or individual retirement accounts.

     "Plan Asset Regulations" shall mean regulations of the DOL that define "plan assets."

     "Preferred Stock" shall mean the preferred stock of NMC.

     "Prohibited Owner" shall mean the record holder of the Common Stock, Warrants or Preferred Stock that are designated as Shares-in-Trust.

     "Prohibited Transferee" shall mean the purported transferee to whom such transfer of NMC's Common Stock or Preferred Stock would result in (i) share ownership in excess of the Ownership Limit, (ii) the shares of Common Stock or Preferred Stock, collectively, being owned by fewer than 100 persons, (iii) result in NMC's being "closely held" within the meaning of Section 856(h) of the Code, or (iv) cause shares of Common Stock or Preferred Stock to be owned by a Disqualified Organization.

     "Proposal" shall mean President Clinton's budget proposal for fiscal year 1999.

     "Purchase Agreement" shall mean the agreement pursuant to which the Underwriters will purchase and distribute the Common Stock offered hereby.

     "Purchase Money/Refinancing Loans" shall mean loans made to finance purchases and refinancings of residential real estate.

     "Qualified REIT Assets" shall mean Mortgage Assets that are qualifying assets for purposes of the 75% asset test.

     "Recognition Period" shall mean the 10-year period beginning on the date on which an asset was acquired by NMC and ending upon disposition of such asset.

     "REIT" shall mean real estate investment trust, as defined in section 856 of the Code.

     "Related Party Tenant" shall mean a tenant in which the Company, or an owner of 10% or more of the Company, directly or constructively owns 10% or more of the ownership interests in such tenant.

     "REMIC" shall mean real estate mortgage investment conduit, as defined in section 860D of the Code.

     "REMIC Residual Interest" shall mean a class of MBS that is designated as the residual interest in one or more REMICs.

     "Rent" shall mean rent received by the Company from tenants of real property owned by NMC.

     "Representatives" shall mean Stifel, Nicolaus & Company, Incorporated and Piper Jaffray Inc. in their capacity as representatives of the other Underwriters.

     "Representative's Warrants" mean the warrants issued by the Company to Stifel, Nicolaus & Company, Incorporated to purchase 201,000 (231,150 if the Underwriters' over-allotment option is exercised) shares of Common Stock at an exercise price equal to the initial public offering price of the Units.

     "Residual Interests" shall mean residual and subordinated interests in securitized mortgage loan pools.

     "RESPA" shall mean the Federal Real Estate Settlement Procedures Act of 1974, as amended.

     "Retained Interests" shall mean a residual interest in Non-Conforming Loans retained by the Company in connection with a CMO issuance secured by such loans.

     "RFC" shall mean Residential Funding Corporation.

     "RICO" shall mean the Racketeer Influenced and Corrupt Organizations statute, 18 U.S.C.A. (S) 1961, et seq., as amended.

     "Rule 144" shall mean the rule promulgated under the Securities Act that permits holders of restricted securities as well as Affiliates of an issuer of the securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

     "SARs" shall mean stock appreciation rights.

     "Securities" means, collectively, the Units, the Common Stock, the Warrants and the Warrant Shares.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Service" shall mean the Internal Revenue Service.

     "Shares-in-Trust" shall mean Common Stock, Warrants or Preferred Stock the purported transfer of which would result in a violation of certain restrictions on transfer set forth in the Articles of Incorporation, including the Ownership Limit.

     "Share Trust" shall mean a trust created in the event of an impermissible transfer of shares of Common Stock.

     "Spread Risks" shall mean the risk of the cost of variable-rate liabilities increasing at a faster rate than the earnings on assets during a period of rising interest rates.

     "TCG" shall mean The Chotin Group Corporation.

     "TCG Agreement" shall mean the Business Opportunity and Shared Employee Agreement among Steven B. Chotin, TCG and NMC to be effective upon completion of the Offering.

     "Title V" shall mean Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

     "Third Party Residuals" shall mean Residual Interests in securitized loans originated by third-party lenders.

     "Trading Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Treasury Regulations" shall mean the income tax regulations promulgated under the Code.

     "UBTI" shall mean unrelated business taxable income.

     "UCC" shall mean the Uniform Commercial Code.

     "Underwriters" shall mean Stifel, Nicolaus & Company, Incorporated and Piper Jaffray Inc., as well as others in the future and each of the Underwriters for whom they are acting as Representatives.

     "Unit" means a unit offered by the Company in the Offering, consisting of one share of Common Stock and one Warrant.

     "Warrant" means a Stock Purchase Warrant entitling the holder thereof to purchase one share of Common Stock during the period beginning six months after the initial closing of the Offering and ending on the third anniversary of the date such Warrant first becomes exercisable, at an exercise price equal to the initial public offering price for the Units. The Warrants include the Common Stock Purchase Warrants included in the Units and the Representative's Warrants.

     "Warrant Certificate" means a certificate evidencing a Warrant.

     "Warrant Share" means a share of Common Stock for which a Warrant is exercisable.

                         INDEX TO FINANCIAL STATEMENTS


[Copy to Come]

The accompanying consolidated financial statements give effect to the completion of the ______ for 1 split of the Company's outstanding common stock which will take place prior to the effective date of the offering. The following report is in the form which will be furnished by Deloitte & Touche LLP upon completion of the stock split of the Company's outstanding common stock described in Note 13 to the consolidated financial statements and assuming that from March 6, 1998 to the date of such completion no other material events have occurred that would affect the accompanying consolidated financial statements or required disclosure therein.

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholder of
 National Mortgage Corporation
Englewood, Colorado

We have audited the accompanying consolidated balance sheets of National Mortgage Corporation (Company) as of December 31, 1996 and 1997, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP

March 6, 1998 (_____, 1998 as to the effects of the stock split described in Note 13)
Denver, Colorado

NATIONAL MORTGAGE CORPORATION

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
--------------------------------------------------------------------------------

                                                                              December 31,               March 31,
                                                                     -------------------------------  ----------------
                                                                          1996           1997              1998

ASSETS                                                                                                  (unaudited)
Cash and cash equivalents                                                  $    613       $   1,843         $     871
Certificate of deposits                                                       5,000               -             4,147
Retained securitization interests - trading, at fair value
  (unamortized cost of $18,930 and $18,832 (unaudited),
  respectively)                                                                   -          18,826            19,765
Mortgage loans, net                                                          64,773         120,413           157,941
Mortgage servicing rights, net of accumulated amortization
  of $3,154, $3,525 and $4,098 (unaudited), respectively                      2,016           3,413             3,573
Other assets                                                                  4,855           6,399             7,904
                                                                           --------       ---------         ---------
TOTAL                                                                      $ 77,257       $ 150,894         $ 194,201
                                                                           ========       =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Accounts payable and accrued liabilities                                 $  2,129       $   3,576         $   4,179
  Warehouse facilities                                                       64,554         119,288           156,068
  Residual financing                                                              -          11,127            11,029
  Working capital facilities                                                  1,020           3,900             3,900
  Convertible subordinated note payable                                           -           6,660             9,810
  Notes payable                                                               5,000              -              4,147
                                                                           --------       ---------         ---------

                                                                             72,703         144,551           189,133
                                                                           --------       ---------         ---------

Commitments and contingencies (Note 6)

Series I Preferred stock, $1.00 par value, 12,000 shares
  authorized, 2,100 shares issued and outstanding,
  subject to holder redemption right at $1,000 per share -
  December 31, 1997 and March 31, 1998 (unaudited)                                -           2,100             2,100

Stockholders' equity:
  Series A Preferred stock, $1.00 par value, 12,000 shares
    authorized, 10,750 shares issued and outstanding                         10,750               -                 -
  Common stock, $.01 par value; 50,000 shares authorized,
    900 shares issued and outstanding - 1996 and 1,000 shares
    issued and outstanding - December 31, 1997 and
    March 31, 1998 (unaudited)                                                    -               -                 -
  Additional paid-in capital                                                    109           9,296             9,296
  Accumulated deficit                                                        (6,305)         (5,053)           (6,328)
                                                                           --------       ---------         ---------

Stockholders' equity                                                          4,554           4,243             2,968
                                                                           --------       ---------         ---------

TOTAL                                                                      $ 77,257       $ 150,894         $ 194,201
                                                                           ========       =========         =========

See notes to consolidated financial statements.

NATIONAL MORTGAGE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)
-------------------------------------------------------------------------------

                                                                                                THREE MONTHS ENDED
                                                        YEARS ENDED DECEMBER 31,                    MARCH 31,
                                                 ----------------------------------------   ---------------------------
                                                     1995          1996         1997            1997          1998
                                                                                                   (UNAUDITED)
NET INTEREST INCOME:
  Interest income                                      $ 2,160      $ 3,395      $ 9,907          $ 1,578      $ 3,358
  Interest expense                                       1,440        2,530        7,293            1,245        2,682
                                                       --------    ---------     --------         --------    ---------
           Net interest income                             720          865        2,614              333          676

OTHER REVENUES, GAINS, (LOSSES):
  Gain on sale of mortgage loans:
    Whole loan sales                                     7,130        4,155        3,268            1,421        1,645
    Securitizations                                       -            -           9,203             -            -
  Unrealized gain (loss) on trading securities            -            -          (1,035)            -             322
  Loan servicing fees                                    2,158        2,353        2,966              596        1,081
                                                       --------    ---------     --------         --------    ---------
           Total revenues, gains, (losses)              10,008        7,373       17,016            2,350        3,724

EXPENSES:
  Operating expenses                                     6,908        7,472       13,886            2,048        4,098
  Management fees                                        1,890         -            -                -            -
  Provision for credit losses                              142          552          730              173          245
  Amortization of mortgage servicing rights                758          643          616              136          329
  Impairment of mortgage servicing rights                 -             277         -                -            -
  Other interest expense                                    26          109          438               25          295
                                                       --------    ---------     --------         --------    ---------
           Total expenses                                9,724        9,053       15,670            2,382        4,967

INCOME (LOSS) BEFORE PROVISION
  FOR INCOME TAXES                                         284       (1,680)       1,346              (32)      (1,243)

 PROVISION FOR INCOME TAXES                                438         -            -                -            -
                                                       --------    ---------     --------         --------    ---------

NET INCOME (LOSS)                                         (154)      (1,680)       1,346              (32)      (1,243)

LESS PREFERRED STOCK DIVIDENDS                            (586)        -             (94)            -             (32)
                                                       --------    ---------     --------         --------    ---------
INCOME (LOSS) AVAILABLE TO COMMON
  SHAREHOLDERS                                         $  (740)    $ (1,680)     $ 1,252          $   (32)    $ (1,275)
                                                       ========    =========     ========         ========    =========

EARNINGS (LOSS) PER COMMON SHARE:
  Basic                                                $           $             $                $           $
                                                       ========    =========     ========         ========    =========
  Diluted                                              $           $             $                $           $
                                                       ========    =========     ========         ========    =========

See notes to consolidated financial statements.

NATIONAL MORTGAGE CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)
--------------------------------------------------------------------------------

                                PREFERRED             COMMON               ADDITIONAL
                                  STOCK                STOCK                PAID-IN         ACCUMULATED
                                SERIES A      SHARES          AMOUNT        CAPITAL           DEFICIT         NET
BALANCE,
  JANUARY 1, 1995               $ 10,750       1,000         $     -       $    209         $ (3,885)       $ 7,074
  Net loss                             -           -               -              -             (154)          (154)
  Series A preferred
    stock dividends                    -           -               -              -             (586)          (586)
                                --------      ------         -------       --------         --------        -------
BALANCE,
  DECEMBER 31, 1995               10,750       1,000               -            209           (4,625)         6,334
  Net loss                             -           -               -              -           (1,680)        (1,680)
  Common stock
    repurchase                         -        (100)              -           (100)               -           (100)
                                --------      ------         -------       --------         --------        -------
BALANCE,
  DECEMBER 31, 1996               10,750         900               -            109           (6,305)         4,554
  Preferred stock
    exchange                     (10,750)        100               -          8,650                -         (2,100)
  Series I preferred
    stock dividends                    -           -               -              -              (94)           (94)
  Issuance of warrants                 -           -               -            537                -            537
  Net income                           -           -               -              -            1,346          1,346
                                --------      ------         -------       --------         --------        -------
BALANCE,
 DECEMBER 31, 1997                     -       1,000               -          9,296           (5,053)         4,243
  Series I preferred
    stock dividends
    (unaudited)                        -           -               -              -              (32)           (32)
  Net loss
    (unaudited)                        -           -               -              -           (1,243)        (1,243)
                                --------      ------         -------       --------         --------        -------
BALANCE,
 MARCH 31, 1998
  (unaudited)                   $      -       1,000         $     -       $  9,296         $ (6,328)       $ 2,968
                                ========      ======         =======       ========         ========        =======

See notes to consolidated financial statements.

NATIONAL MORTGAGE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                                          THREE MONTHS ENDED
                                                                YEARS ENDED DECEMBER 31,                       MARCH 31,
                                                        ------------------------------------------     ------------------------
                                                             1995          1996           1997           1997           1998
                                                                                                              (UNAUDITED)
OPERATING ACTIVITIES:
  Net income (loss)                                      $    (154)    $  (1,680)     $   1,346       $    (32)      $ (1,243)
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities:
      Amortization of mortgage servicing rights                758           643            616            136            329
      Impairment of mortgage servicing rights                    -           277              -              -              -
      Provision for credit losses                              142           552            730            173            245
      Gain on sale of mortgage loans - whole
        loan sales                                          (7,130)       (4,155)        (3,268)        (1,421)        (1,645)
      Gain on sale of mortgage loans - securitizations           -             -         (9,203)             -              -
      Unrealized (gain) loss on trading securities               -             -          1,035              -           (322)
      Deferred tax provision                                   435             -              -              -              -
      Acquisition of mortgage loans                       (126,447)     (207,544)      (425,927)       (61,816)       (98,138)
      Proceeds from sale of mortgage loans
        and other real estate owned                        195,022       150,642        360,378         34,195         60,872
      Changes in operating assets and liabilities:
        Other assets                                           322        (1,493)        (1,326)           (43)        (1,505)
        Accounts payable and accrued liabilities              (441)          946          1,447             14            603
                                                         ---------     ---------      ---------       --------       --------
            Net cash provided by (used in)
              operating activities                          62,507       (61,812)       (74,172)       (28,794)       (40,804)
                                                         ---------     ---------      ---------       --------       --------
INVESTING ACTIVITIES:
  Net change in certificate of deposits                      3,994        (3,000)         5,000          2,000         (4,147)
  Net cash paid for acquisition of business                   (227)           -              -              -              -
                                                         ---------     ---------      ---------       --------       --------
            Net cash provided by (used in)
              investing activities                           3,767        (3,000)         5,000          2,000         (4,147)
                                                         ---------     ---------      ---------       --------       --------
FINANCING ACTIVITIES:
  Proceeds from line of credit - related parties             8,934             -              -              -              -
  Payments on line of credit - related parties             (12,687)            -              -              -              -
  Proceeds from credit facilities                          216,033       283,532        505,696         70,630        117,207
  Payments on credit facilities                           (276,702)     (219,987)      (435,294)       (43,828)       (73,228)
  Preferred stock dividends                                 (1,028)            -              -              -              -
  Repurchase of common stock                                     -          (100)             -           (100)             -
                                                         ---------     ---------      ---------       --------       --------
            Net cash provided by (used in)
              financing activities                         (65,450)       63,445         70,402         26,702         43,979
                                                         ---------     ---------      ---------       --------       --------
INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                         824        (1,367)         1,230            (92)          (972)

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                                        1,156         1,980            613            613          1,843
                                                         ---------     ---------      ---------       --------       --------
CASH AND CASH EQUIVALENTS,
  END OF PERIOD                                          $   1,980     $     613      $   1,843       $    521       $    871
                                                         =========     =========      =========       ========       ========

See notes to consolidated financial statements.

NATIONAL MORTGAGE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED
DECEMBER 31, 1997 AND FOR THE THREE MONTHS ENDED
MARCH 31, 1997 (UNAUDITED) AND MARCH 31, 1998 (UNAUDITED)
--------------------------------------------------------------------------------

THE financial information as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 is unaudited. This financial information reflects all adjustments (including all normal recurring accruals), which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows of the Company (as hereinafter defined) as of March 31, 1998 and for the three months ended March 31, 1997 and 1998. The consolidated financial position at March 31, 1998 and consolidated results of operations for the three months then ended are not necessarily indicative of the consolidated financial position that may be expected at December 31, 1998 or consolidated results of operations that may be expected for the year ending December 31, 1998.

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   THE COMPANY - National Mortgage Corporation and subsidiaries (the Company) originates, purchases and services primarily first-lien residential sub-prime mortgage loans. The Company originates and purchases loans in approximately 39 states plus the District of Columbia; Colorado and Georgia accounted for approximately 30% and 14% of such activity, respectively for the year ended December 31, 1997 and 27% and 12%, respectively for the three months ended March 31, 1998.

   BASIS OF PRESENTATION - The consolidated financial statements include the accounts of National Mortgage Corporation (NMC), its wholly owned subsidiaries, National Mortgage Finance Corporation (NMFC), B First Residential Corporation (BFRC) and B First Mortgage Company Limited Partnership (BFMC) and its taxable affiliate National Mortgage Sales Corporation (NMSC). All intercompany balances and transactions have been eliminated.

   The accounting and reporting practices of the Company conform with generally accepted accounting principles and practices within the mortgage banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and revenues and expenses during the reporting period. If events occur in a future period which affect the underlying assumptions and estimates, actual results could differ from those estimates. A summary of the more significant accounting and reporting practices follows.

STATEMENT OF CASH FLOWS - Cash and cash equivalents consists of highly liquid investments and securities with maturities of three months or less at time of purchase and amounts held in demand deposit accounts. Supplemental cash flow information is as follows (in thousands):

                                                                                           THREE MONTHS ENDED
                                                    YEARS ENDED DECEMBER 31,                   MARCH 31,
                                            -----------------------------------------  ---------------------------
                                                1995         1996           1997            1997         1998
                                                                                               (UNAUDITED)
     Interest paid                            $ 1,605      $ 2,413        $ 7,363         $ 1,098       $ 2,849
     Income taxes paid                            154            2           -                -             -
     Income tax refund received                    42          150           -                -             -
     Issuance of warrants (non-cash)             -            -               537             -             -
     Preferred stock exchange (non-cash)         -            -            10,750             -             -

RETAINED SECURITIZATION INTERESTS - Securitization is the process of pooling mortgage loans and issuing debt or equity securities which are collateralized by the pooled mortgage loans. During 1997, the Company completed two securitizations of its mortgage loans that were structured as sale transactions. The Company retained the equity interest in the securitization or the retained securitization interest. Retained securitization interests are recorded as an asset as a result of the securitization of mortgage loans. Retained securitization interests represent the Company's right to receive certain cash flows from the mortgage loans that are not required to pay the principal and interest requirements of senior securities issued in the securitization. In accounting for securitizations that qualify as a sale, the excess of the cash received and assets retained by the Company, including retained securitization interests and capitalized servicing rights, over the carrying value of the loans sold, less transaction costs, is recorded as a gain on the securitization of loans.

The Company classifies retained securitization interests as "held-for-trading" securities. Accordingly, the retained securitization interests are recorded at estimated fair value and the Company includes in earnings any unrealized gains or losses attributable to the change in the fair value. The Company is not aware of an active market for the purchase or sale of residual interests; accordingly, the Company estimates fair value of the retained securitization interests by calculating the present value of the estimated expected future cash flows, using estimates for mortgage loan prepayment and credit loss rates, and the applicable discount rate. Such estimates are subjective and/or are based on potentially volatile market conditions. Accordingly, the Company's estimates of fair value are subject to change, and the change could be material to the financial statements. The valuation includes consideration of characteristics of the loans including loan type and size, interest rate, origination date, term, geographic location and market prices received from whole loan sales. The Company also uses other available information such as externally prepared reports on prepayment rates, collateral value, economic forecasts and historical default and prepayment rates of the portfolio under review.

At origination in 1997, the Company utilized prepayment assumptions ranging from 25% to 30%, estimated loss factor assumptions of 0.75% per annum and a discount rate of 13% (see Note 12).

MORTGAGE LOANS - Mortgage loans are carried at the lower of aggregate cost or market value, net of amortization of premium and discounts and less a reserve for loan losses. Loan origination fees and related direct loan origination costs are deferred and recognized over the period the related loan is held by the Company. The allowance for estimated credit losses represents the Company's estimate of identified and unidentified losses in the mortgage loan portfolios. Management's periodic evaluation of the adequacy of the allowance is based on the Company's past loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral and current economic conditions. These estimates, while based upon historical loss experience and other relevant data, are ultimately subjective and inherently uncertain. Adjustments to the allowance are recorded as a provision for credit losses and established through a charge to operations.

   OTHER REAL ESTATE OWNED - Other real estate owned (which was acquired by foreclosure or by deed in lieu of foreclosure) is carried at fair value less estimated costs to sell. Costs relating to the improvement of the property are capitalized; holding costs are charged to expense. Other real estate owned of $886,000, $1,104,000 and $1,041,000, at December 31, 1996, 1997 and
   March 31, 1998, respectively, are included in other assets.

   MORTGAGE SERVICING RIGHTS - The Company records an asset for mortgage servicing rights acquired through loan origination activities if the servicing rights are contractually separated from the related mortgage loans by sale or securitization. The allocated cost of servicing rights is initially recorded based on relative fair value of the servicing rights to the total fair value of mortgage loans sold or securitized. The servicing rights are amortized in proportion to, and over the period of, estimated net servicing income. Mortgage servicing rights are periodically evaluated for possible impairment. Impairment evaluations are based on stratifying the mortgage servicing rights portfolio by coupon rates and conforming vs. non-conforming classifications.

   ESCROW FUNDS - Mortgage escrow funds related to loan servicing are held in separate bank accounts that cannot be used as general operating funds. The asset and related liability are not included in the accompanying consolidated balance sheets. At December 31, 1996 and 1997 and March 31, 1998 the Company held $7,475,000, $15,891,000 and $17,547,000 respectively, in mortgage escrow funds.

   DEBT ISSUANCE COSTS - Debt issuance costs are deferred and amortized over the term of the related borrowings. Unamortized debt issuance costs of $701,000 and $647,000 at December 31, 1997 and March 31, 1998 are included in other assets. There were no debt issuance costs at December 31, 1996.

   INCOME TAXES - Through December 31, 1997, the Company's tax provision included the effects of current and deferred income taxes, using currently enacted tax rates. Deferred income taxes result from temporary differences between financial reporting and income tax accounting treatment of certain transactions. Deferred tax assets are reduced by valuation allowances, to the extent their recovery is not more likely than not. Beginning January 1, 1998 the Company intends to operate and qualify as a Real Estate Investment Trust ("REIT") under the requirements of the Internal Revenue Code. As a result, the Company, and its qualified REIT subsidiaries will generally not be subject to federal income taxes at the corporate level on taxable income distributed to shareholders. Requirements for qualification as a REIT include various restrictions on common stock ownership and the nature of assets and sources of income. In addition, a REIT must distribute at least 95% of its annual taxable income to its stockholders. If the Company fails to qualify as a REIT, it will be taxed as a Subchapter C corporation and distributions to shareholders will not be deductible for income tax purposes. In addition, if the Company fails to qualify as a REIT in any tax year, it will not be permitted to requalify for the succeeding four years. The Company's non-REIT affiliate will file separate tax returns.

   RECLASSIFICATION OF PRIOR YEAR AMOUNTS - Certain reclassifications have been made to the 1995 and 1996 financial statements to conform to the 1997 presentation.

   EARNINGS (LOSS) PER SHARE - Basic earnings (loss) per share is based on net income or loss divided by the weighted average number of common shares outstanding during the period. The weighted average number of shares outstanding used to compute diluted earnings per share includes the number of additional common shares that would be outstanding if the potential dilutive common shares and common share equivalents had been issued at the beginning of the year.

   STOCK BASED COMPENSATION - Common stock and warrants or options to acquire common stock issued for services to non-employees are accounted for at estimated fair value, as determined by the board of directors, in the absence of a ready market for the Company's common stock. Stock-based compensation awards to employees will be accounted for based on their intrinsic value as of the grant date. At December 31, 1996, 1997 and March 31, 1998, there were no outstanding stock-based compensation awards to employees.

   RECENT ACCOUNTING PRONOUNCEMENTS - On January 1, 1997, the Company adopted SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. The adoption of this statement did not have an impact on the Company's accounting for mortgage servicing rights. In 1997, the Company's two securitizations were accounted for under SFAS 125. There were no securitizations in 1996.

   On January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for the reporting and display of comprehensive income and its components (revenues, expenses, gains, losses and Series I preferred stock dividends) in a full set of general-purpose financial statements. The Company's comprehensive income
   (loss) for the years ended December 31, 1995, 1996 and 1997 and for the three months ended March 31, 1997 and 1998 was $(154,000), $(1,680,000),
   $1,252,000, $(32,000) and $(1,275,000), respectively.

   In June 1997, SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," was issued. SFAS No. 131 establishes standards for the way that public companies report selected information about operating segments in annual financial statements and requires that those companies report selected information about segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. SFAS No. 131 requires that a public company report a measure of segment profit or loss, certain specific revenue and expense items, and segment assets. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company has not determined the effects, if any, that SFAS No. 131 will have on the disclosures in its consolidated financial statements.

2. ORIGINATOR AND SERVICE APPROVAL

   The Company has been approved by the Federal National Mortgage Association
   (FNMA), the Colorado Housing and Finance Authority (CHFA), the Government National Mortgage Association (GNMA) and the Federal Home Loan Mortgage Corporation (FHLMC) (collectively, Agencies) as an authorized loan originator and service.

   The Company is also an approved HUD/VA lender. The Company was servicing 765, 559 and 508 FHA/VA insured/guaranteed mortgage loans at December 31, 1996, 1997 and March 31, 1998, respectively, with an unpaid principal balance of $28,846,000, $22,727,000 and $21,878,000, respectively.

     As is required by the Agencies, the Company has a blanket Fidelity Bond and an Errors and Omissions policy. This insurance is placed with Bankers Insurance Service Corporation and provides coverage of the required amounts.

3.   MORTGAGE LOANS

     Mortgage loans consist of the following (in thousands):

                                                                      DECEMBER 31,                      MARCH 31,
                                                               -----------------------------      ----------------------
                                                                     1996           1997                1998
                                                                                                     (UNAUDITED)
         Adjustable rate loans                                     $ 48,376        $ 108,592          $ 141,138
         Fixed rate loans                                            15,942            9,282             13,296
                                                                  ---------        ---------
          Subtotal                                                   64,318          117,874            154,434
         Premiums/discount on loans, net                                906            3,681              4,871
         Reserve for loan losses                                       (451)          (1,142)            (1,364)
                                                                  ---------       ----------          ---------
         Total                                                     $ 64,773        $ 120,413            157,941
                                                                  =========       ==========          =========

     At December 31, 1997, the Company considers all loans as held for sale except for loans of approximately $60 million. In February 1998, the Company completed a whole loan sale of approximately $50 million of adjustable rate loans.

     Adjustable rate loans are 30-year loans and include six-month adjustable, two-year fixed then adjustable and three-year fixed then adjustable interest rate terms with interest based upon a spread over LIBOR. Fixed rate loans are 30-year loans with a fixed interest rate. Generally, all loans are first lien residential mortgages and are to homeowners that do not have prime credit ratings. These loans are originated or acquired using underwriting standards intended to provide mortgage loans for "nonconforming credit." A "nonconforming credit" means a mortgage loan which is ineligible for purchase by FNMA or FHLMC due to credit characteristics that do not meet the FNMA or FHLMC underwriting guidelines, including borrowers who may have limited or impaired credit histories, limited documentation of income and/or higher debt service-to-income ratios. Pursuant to the Company's underwriting guidelines, the loans are categorized by risk grades based on the potential likelihood the borrower will satisfy the repayment obligations, and as such, a maximum loan to value ratio is established; the grade also impacts the interest rate paid by the borrower. Accordingly, mortgage loans originated or acquired under these underwriting standards are subject to higher credit risk and are likely to experience rates of delinquency, foreclosure and loss that are higher than mortgages originated using FNMA or FHLMC underwriting guidelines.

     Activity in the reserve for credit losses is as follows (in thousands):

                                                                                               THREE MONTHS ENDED
                                                        YEARS ENDED DECEMBER 31,                    MARCH 31,
                                                 ---------------------------------------    -------------------------
                                                     1995          1996         1997            1997         1998
                                                                                                   (UNAUDITED)

       Reserve for credit losses,
        beginning of the period                     $ -           $ 142      $   451           $ 451      $ 1,142
       Current year provisions                        142           552          730             173          245
       Charge offs and other                          -            (243)         (39)            (72)         (23)
                                                    -----         ------     --------          ------     --------
       Reserve for credit losses,
         end of the period                          $ 142         $ 451      $ 1,142           $ 552      $ 1,364
                                                    =====         ======     ========          ======     ========

     Mortgage loans are subject to market risk, primarily related to fluctuations in the general level of interest and prepayment rates. The fair value of fixed rate mortgages generally changes inversely with changes in interest rates. The fair value of adjustable rate mortgages is less sensitive to changes in interest rates, however, they are still exposed to market risk related to changes in secondary market investors' expectations for the "spread" over LIBOR that is included in the mortgages' interest payment terms. The value of both fixed and adjustable rate mortgages is also dependent upon expectations of future prepayment rates of the mortgages which may be impacted by, among other things, interest rates and housing values.

     The mortgage loans held at December 31, 1996, 1997 and March 31, 1998 contained a significant percentage of loans secured by mortgaged properties in Colorado, Georgia, California, Connecticut and Massachusetts. Because of the geographic concentration of the mortgage loans, the Company's exposure to losses on the loans may be higher than would be the case if the mortgage loans were more geographically diversified.

4.   MORTGAGE SERVICING RIGHTS

     Mortgage servicing rights activity is summarized below (in thousands):

                                                                                              THREE MONTHS ENDED
                                                      YEARS ENDED DECEMBER 31,                    MARCH 31,
                                               --------------------------------------    --------------------------
                                                   1995         1996         1997            1997           1997
                                                                                                 (UNAUDITED)

     Balance, beginning of period                $ 1,543      $ 2,421      $ 2,016         $ 2,016       $ 3,413
     Additions from the sale and
       securitization of loans                     1,636          515        2,013               4           489
     Amortization                                   (758)        (643)        (616)           (136)         (329)
     Impairments                                     -           (277)         -               -             -
                                               ----------     --------     --------        --------     -----------
     Balance, end of period                      $ 2,421      $ 2,016      $ 3,413         $ 1,884       $ 3,573
                                               ==========     ========     ========        ========     ===========

     Certain of the mortgage servicing contracts require that the Company comply with various financial and operating covenants. The Company was in compliance with all of these covenants at December 31, 1997 and March 31, 1998, except for a net worth requirement of $6,700,000 on an agreement for the servicing of a $119 million pool of securitized mortgage loans. The bond insurer due to this non-
   compliance could remove the Company as servicer of the pool. The Company has discussed this situation with the bond insurer, which has elected not to exercise its removal remedy at this time, although it has reserved its right to exercise all of its remedies in the future.

5. DEBT

   On June 30, 1997, the Company entered into a series of agreements with two financial institutions (Strategic Alliance). The agreements include a warehouse facility to finance the origination and acquisition of mortgage loans, a long-term financing facility to finance certain of the Company's retained securitization interests and a portion of the Company's working capital requirements, and a long-term subordinated convertible note payable. Pursuant to entering into these agreements, the Company issued warrants to the lenders to purchase 81 shares of common stock of the Company through June 2002 at a de minimus exercise price. The warrants were recorded at estimated fair value of $537,000, at issuance with a corresponding charge to debt issuance costs which are being amortized over the term of the related debt.

   The Company has a $160,000,000 warehouse facility, the balance of which was $110,200,000 and $144,786,000 at December 31, 1997 and March 31, 1998,
   respectively. The Company can borrow at a premium over the outstanding principal balance of the mortgage loans that collateralize the facility. The facility is generally used by the Company to finance the acquisition and origination of adjustable rate loans. Interest is payable monthly and is based upon a spread over LIBOR, ranging from 1.75% to 3.00%, dependent upon the status of the financed loan. The warehouse facility matures on June 30, 1998. The carrying value of the loans that secure the warehouse facility was $110,200,000 and $144,786,000 at December 31, 1997 and March 31, 1998,
   respectively.

   The Company has a $25,000,000 long-term, retained securitization interest and working capital facility, the balance of which was $9,072,000 ($3,000,000 working capital facility and $6,072,000 residual financing) at December 31, 1997 and March 31, 1998. The Company can borrow funds collateralized by a retained securitization interests. The borrowings at December 31, 1997 and March 31, 1998 were collateralized by retained securitization interests with a net carrying value of $10,923,000 and $11,570,000, respectively. The facility includes a $3,000,000 working capital sub-limit secured by the net assets of the Company. Interest is payable monthly and is based upon a spread over LIBOR ranging from 3.25% to 4.00%. Cash received from the retained securitization interest must be used to repay principal on the facility. One third of the facility is required to be repaid in the event of a public offering of the common stock of the Company. The facility matures in June 2002.

   The Company also has a $10,000,000 convertible, subordinated note payable to one of its lenders. The outstanding balance at December 31, 1997 and March 31, 1998 was $6,660,000 and $9,810,000, respectively. Interest is payable monthly at 10% and the note matures in June 2002. The note payable is convertible into a percentage of the Company's outstanding common stock as determined by a formula which is not to exceed 11.5% of the current outstanding common stock of the Company. At December 31, 1997 and March 31, 1998, the percentages as calculated by this formula, are approximately 10.3% and 11.5%, respectively. The subordinated note payable is secured by all assets of the Company which are not pledged to other debt facilities.

   On June 24, 1997, the Company entered into a term loan and security agreement with another lender. The outstanding balance of the agreement for residual financing was $5,055,000 and $4,957,000 at December 31, 1997 and March 31, 1998, respectively. The loan is secured by a retained securitization interest with a net carrying value of $7,903,000 and $8,196,000 at December 31, 1997 and March 31,

   1998, respectively. Interest is payable monthly and is equal to LIBOR plus 3.25%. Cash from the retained securitization interest is used to repay the loan. The loan matures in June 2002.

   The Company has an additional warehouse facility of $21,100,000 which is generally used to finance the acquisition and origination of fixed rate mortgage loans. The warehouse facility includes a sublimit available for working capital borrowings. The outstanding balances of the warehouse facility at December 31, 1996, 1997 and March 31, 1998 were $15,781,000,
   $9,088,000 and $11,282,000, respectively, and the outstanding balances of the working capital sublimit to the facility were $1,020,000, $900,000 and $900,000 at December 31, 1996, 1997 and March 31, 1998, respectively. Interest is payable monthly and is based upon a spread over LIBOR, ranging from 2.00% and 2.25%. Under the agreement, the Company has pledged as collateral, certain loans with a net carrying value of $9,329,000 and $11,462,000 at December 31, 1997 and March 31, 1998, respectively. The warehouse facility expires on June 30, 1998.

   The Company has an $8,000,000 secured line of credit with a bank. This line of credit is used to finance certificates of deposits with maturities not to exceed 90 days. Borrowings under this line of credit which are classified as notes payable, at December 31, 1996, 1997 and March 31, 1998 were $5,000,000, $0 and $4,147,000, respectively. Borrowings under the line of credit are collateralized by the certificates of deposits purchased with the proceeds. The interest under the line of credit is 2% and requires the Company to maintain compensating escrow custodial balances. The line of credit matures on May 31, 1998.

   Of the Company's outstanding borrowings at December 31, 1997, $120,188,000 is due in 1998 and $20,787,000 is due in 2002.

   During 1995, 1996 and the first half of 1997, the Company utilized a $78,900,000 line of credit from a warehouse lender to finance the origination and acquisition of mortgage loans. The line of credit bore interest at a rate based upon a spread over LIBOR, ranging from .65% to 2.25%. The lender participated in an interest margin and gain or loss on the disposition of any six-month adjustable rate first lien mortgages financed pursuant to the agreement. Borrowings under the line of credit at December 31, 1996 were $48,773,000 and were collateralized by the mortgage loans financed under the agreement.

   The Company's debt agreements require that the Company comply with various financial covenants. The Company was in compliance with all covenants as of December 31, 1996, except for the minimum servicing collateral. Such non-compliance was cured within the five day grace period. At December 31, 1997, the Company was in compliance with all financial covenants. In 1998, the Company, effective retroactive to December 31, 1997, amended the agreements with its lenders. The revised agreements modified the financial covenants, with the most restrictive covenant requiring the Company to have stockholders' equity, including Preferred Stock, of $10 million at September 30, 1998, and thereafter. At March 31, 1998, the Company was in compliance with all financial covenants.

6.  COMMITMENTS AND CONTINGENCIES

    The Company leases office space and computer hardware and software. The future minimum lease payments under operating leases are as follows (in thousands):

                                                  DECEMBER 31,    MARCH 31,
                                                 -------------   ------------
                                                     1997             1998
                                                                  (UNAUDITED)
    First year                                    $   956         $ 1,187
    Second year                                       760             883
    Third year                                        602             745
    Fourth year                                       555             673
    Fifth year                                        393             435
                                                  -------         -------
                                                  $ 3,266         $ 3,923
                                                  =======         =======

    Rent expense incurred for operating leases during the years ended December 31, 1995, 1996 and 1997 and the three months ended March 31, 1997 and 1998 were $283,000, $378,000, $541,000, $89,000 and $218,000, respectively.

    In connection with the Strategic Alliance, the Company has agreed to offer to sell to an affiliate of the lender, at least $100 million of mortgage loans originated or acquired by the Company, on or before September 30, 1998. The penalty to the Company if it fails to offer such loans is $1 million.

    Loans sold to investors by the Company generally meet the underwriting guidelines of the Company at the time of acquisition by the Company. In the event of default of the borrower and subsequent discovery that underwriting standards were not met, the investor generally may resell a loan to the Company.

    Additionally, the Company is required to share with a certain investor any losses incurred upon the disposal of properties which related to collateralized loans that undergo foreclosure proceedings. As of December 31, 1996 and 1997 and March 31, 1998, the Company had established an allowance totaling $230,000, $690,000 and $690,000, respectively, for such loss contingencies.

    In the normal course of business, the Company was committed to the funding of approximately $8,300,000 and $10,500,000 of mortgage loans as of December 31, 1997 and March 31, 1998, respectively. This commitment exposes the Company to the same market and credit risks as discussed in Note 3.

    The Company has entered into contracts to provide mortgage loan servicing to various investors. At December 31, 1995, 1996, 1997 and March 31, 1998, respectively, the Company had servicing contracts with investors to service 7,302, 7,406, 8,173 and 7,897 loans, respectively, with an outstanding principal balance of approximately $491 million, $525 million, $713 million and $703 million, respectively. In providing such services, the Company is committed to collecting and remitting principal, interest and fees to the investors. Certain of these remittances are guaranteed whether or not collected from the mortgagor. For the years ended December 31, 1995, 1996 and 1997, and for the three months ended March 31, 1998, such guaranteed amounts included interest expense from curtailments in the amounts of $206,000, $153,000, $213,000 and $139,000, respectively. The Company could also incur losses on conforming mortgage loans serviced for a certain investor due to the recourse provisions in the investor agreement. At December 31, 1997 and March 31, 1998, approximately $35 million and $33 million, respectively, of the mortgage loans being serviced for investors had recourse to the Company.

7. RELATED PARTY TRANSACTIONS

   The Company has an agreement with a company under common control, whereby such company has agreed to make its shelf registration statement available to the Company for the registration of mortgage-backed securities to be issued in connection with securitizations of the Company's mortgage loans. The Company paid $75,000 under this agreement in 1997 in connection with one of their securitization transactions.

   The Company has entered into various mortgage loan servicing agreements with related parties whereby the Company services certain mortgage portfolios for a stated fee which approximates market. As of December 31, 1995, 1996, 1997 and March 31, 1998, 1,249, 1,074, 928 and 874 loans with aggregate outstanding principal balances of approximately $58 million, $48 million, $41 million and $38 million, respectively, were being serviced under such contracts. Servicing fees related to these arrangements totaled $102,000, $137,000, $76,000 and $20,000 for the years ended December 31, 1995, 1996 and
   1997, and for the three months ended March 31, 1998, respectively.

   During the years ended December 31, 1995, 1996, 1997 and the three months ended March 31, 1998, the Company paid $299,000, $79,000, $25,000 and $8,000, respectively, to an affiliate of a former officer of the Company for consulting services. Additionally, the Company paid $232,000 to an affiliate of the Company's sole shareholder for management services provided during the year ended December 31, 1997.

   Prior to the acquisition of BFRC, an administrative services agreement and facilities use and office administration agreement existed between BFRC and BFMC under which BFRC provided BFMC with certain administrative functions, office space, accounting and other services. BFMC incurred fees of $1,890,000 in 1995 under these agreements. The facilities use and office administration agreement was terminated in July 1995. The administrative services agreement was terminated with the consummation of the BFRC acquisition on December 29, 1995.

   During 1992, the Company sold a portion of the future cash flow associated with certain servicing rights to an affiliate. This sale resulted in a $355,000 gain to the Company, which was deferred. The Company recognized $71,000 per year of this deferred revenue in 1995 and 1996 and $24,000 in 1997.

   The Company's employees participate in a 401(k) Savings Plan sponsored by an affiliated company under common control. The Company's contribution expense was $18,000, $210,000, $161,000 and $63,000 for the years ended December 31,
   1995, 1996 and 1997, and for the three months ended March 31, 1998, respectively.

8. STOCKHOLDERS' EQUITY

   The Company's Series A Preferred Stock was non-voting and was entitled to cumulative cash dividends that were preferential to dividends on the Company's common stock. Dividends accrued on the Series A Preferred Stock at a rate equal to the six month LIBOR plus 4%, adjusted semi-annually. Accumulated dividends were payable semi-annually upon declaration. The Series A Preferred Stock had a liquidation preference of $1,000 per share plus accrued dividends. The Board of Directors did not declare the semi-annual Series A Preferred Stock dividend for the years ended December 31, 1995, 1996 and 1997.

     During 1996, the Company's Board of Directors approved the repurchase of 100 shares of common stock at a cost of $100,000 from the former Chief Executive Officer. Pursuant to the Colorado Business Corporation Act, revised July 1994, which eliminated the concept of treasury stock, the 100 shares were canceled. The common stock was reduced by the par value, $1, with the remainder charged against the additional paid-in capital.

     The income (loss) and weighted average shares outstanding used in the calculation of basic and diluted Earnings Per Share are as follows (in thousands):

                                                            December 31,                         March 31,
                                                  -------------------------------------  -----------------------
                                                   1995         1996          1997           1997         1998
                                                                                                (unaudited)
     Income (loss) available
       to common stockholders
       (basic and diluted)                        $ (740)     $ (1,680)     $ 1,252        $   (32)     $ (1,275)
                                                  ======      ========      =======        =======      ========

     Weighted average shares
       outstanding - basic earnings
       per share
     Effect of dilutive securities
                                                  ------      --------      -------        -------      --------
     Weighted average shares
       outstanding - diluted
       earnings per share                         $           $             $              $            $
                                                  ======      ========      =======        =======      ========

9.   REDEEMABLE PREFERRED STOCK

     On July 1, 1997, the sole common stockholder of the Company exchanged the Series A Preferred Stock and the approximate $2,123,000 of cumulative unpaid dividends for 2,100 shares of Series I Preferred Stock and 100 shares of the Company's common stock. The Series I Preferred Stock is non-voting, has a liquidation preference of $1,000 per share, accrues dividends at a rate of 8% per annum and is callable by the Company at any time subject to the required lender consents. The Series I Preferred Stock can be put to the Company no earlier than July 1, 2002. At December 31, 1997 and March 31, 1998, cumulative unpaid dividends totalled $94,000 and $126,000, respectively.

10.  INCOME TAXES

     The Company computes deferred income taxes based on the difference between the financial statement and income tax bases of assets and liabilities and operating loss and tax credit carryforwards, using enacted tax rates. The tax effects of significant items comprising the Company's net deferred tax assets are as follows (in thousands):

                                                                                           DECEMBER 31,
                                                                                       --------------------
                                                                                        1996         1997
        Deferred tax assets:
         Mortgage loans                                                                $ 684         $ 697
         Loan loss allowance                                                             258           534
         Purchased mortgage servicing rights                                              55            14
         Tax credit carryforwards and net
           operating loss carryforwards                                                  880           749
         Excess servicing rights                                                         123           300
         Other                                                                            42           234
                                                                                       -----         -----
                  Total                                                                2,042         2,528

        Deferred tax liabilities:
         Originated mortgage servicing rights                                            403           982
         Other                                                                            -             -
                                                                                       -----         -----
        Total                                                                          1,639         1,546

        Valuation allowance                                                            1,639         1,546
                                                                                       -----         -----

        Net deferred tax assets                                                        $   -         $   -
                                                                                       =====         =====

     The income tax provision for the years ended December 31, 1995, 1996 and 1997, and for the three months ended March 31, 1997 varies from the amount expected, based on the Federal statutory rate, because of activity in the deferred tax asset valuation allowance.

     As of December 31, 1997 the Company has net operating loss carryforwards for federal income tax purposes of approximately $2,023,000, of which $335,000 will expire in 2009 and the remainder in 2010.

     Beginning January 1, 1998, the Company intends to operate and qualify as a Real Estate Investment Trust ("REIT"). Accordingly, no provision for taxes has been provided in 1998.

11.  MAJOR INVESTORS

     During the years ended December 31, 1995, 1996 and 1997, 88.7%, 94.1% and 28.4%, respectively, of all loans sold by the Company were sold to two investors. A division of one of these investors provides warehouse financing for certain of the Company's mortgage loans. During the three months ended March 31, 1998 a single sale of adjustable rate loans accounted for approximately 82.0% of the Company's total loan sales.

12. FAIR VALUE OF FINANCIAL INSTRUMENTS

    SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard the derived fair value estimates cannot be substantiated by comparison to an independent market, and in many cases, could not be realized in immediate settlement of the instruments. SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying fair value of the Company.

    Fair value information for financial instruments is as follows (in thousands):

                                                                         DECEMBER 31,                                MARCH 31,
                                                        ---------------------------------------------------    ---------------------
                                                               1996                       1997                      1998
                                                                                                                  (UNAUDITED)
                                                            FAIR       CARRYING        FAIR      CARRYING        FAIR      CARRYING
                                                            VALUE        VALUE         VALUE       VALUE         VALUE      VALUE
 On-balance-sheet assets (liabilities):
  Certificates of deposit                                  $  5,000     $  5,000     $       -   $       -     $   4,147  $   4,147
  Retained securitization interests                               -            -        18,826      18,826        19,765     19,765
  Mortgage loans                                             66,008       64,773       123,435     120,413       163,083    157,941
  Mortgage servicing rights                                   2,424        2,016         3,913       3,413         4,160      3,573
  Warehouse financing facilities                            (64,554)     (64,554)     (119,288)   (119,288)     (156,068)  (156,068)
  Residual financing                                              -            -       (11,127)    (11,127)      (11,029)   (11,029)
  Working capital facilities                                 (1,020)      (1,020)       (3,900)     (3,900)       (3,900)    (3,900)
  Convertible subordinated debt                                   -            -        (6,660)     (6,660)       (9,810)    (9,810)
  Notes payable                                              (5,000)      (5,000)            -           -        (4,147)    (4,147)
Off-balance-sheet (liabilities):
  Loan commitments (commitment
    amounts - $45,000, $8,300 and                             1,300            -           208           -           287          -
    $10,500, (unaudited))

   The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

   CERTIFICATE OF DEPOSITS - Fair values for certificate of deposits are based on quoted market prices where available. If not available, the fair values are based on quoted market prices of comparable instruments. The carrying amount reported in the balance sheet approximates fair value.

   RETAINED SECURITIZATION INTERESTS - Fair values of retained securitization interests are based on estimates of the market value using discounted cash flows. Projected cash flows are computed based upon management's estimates of mortgage loan prepayment rates defaults and loss severities. At December 31, 1997 and March 31, 1998, the Company utilized a 15% discount rate, to value such retained interests. Losses were estimated at 75 basis points per annum and prepayment speeds, as measured under the constant prepayment rate
   (CPR) method ranged from 20 to 35 CPR with the highest CPR being applied to collateral that is 12 to 30 months into the life of the loan. The carrying amount reported in the consolidated balance sheet approximates fair value.

   MORTGAGE LOANS - The fair values for mortgage loans are based on outstanding sale commitments or quoted market prices of similar loans previously sold, adjusted for differences in loan characteristics.

    LOAN COMMITMENTS - The fair values for off-balance-sheet loan commitments are based upon quoted market prices of similar mortgage loans previously sold and mortgage loans outstanding at December 31, 1996 and 1997, adjusted for differences in loan characteristics.

    MORTGAGE SERVICING RIGHTS - These rights, which consist of the Company's contractual right to service loans for others, represent a distinct income producing asset that could be realized by selling those rights. Certain of those rights, to the extent permitted under SFAS No. 122, "Accounting for Mortgage Servicing Rights," are capitalized on the balance sheet, and the Company utilizes discounted cash flow analyses to estimate their fair value. This analysis is based on current market conditions and the characteristics of the portfolio of mortgage loans being serviced.

    WAREHOUSING FINANCING FACILITIES, RESIDUAL FINANCING AND WORKING CAPITAL FACILITY, CONVERTIBLE SUBORDINATED DEBT AND NOTES PAYABLE - Due to the variable interest rate features and recent negotiation of the Company's borrowings, the carrying amounts reported in the consolidated balance sheets approximate the fair value of these liabilities.

13. SUBSEQUENT EVENTS (UNAUDITED)

    In _____, 1998, the stockholders approved a __ to 1 split of the Company's common stock and increased authorized shares to __. All references to outstanding shares and earnings per share have been adjusted for the stock split.

    In April 1998, the Company increased the amount of credit available under the $160,000,000 warehouse facility described in Note 5 to $200,000,000. The Company also amended certain of the compliance covenants in the Strategic Alliance agreements.

    On April 22, 1998, the Company entered into a one-month repurchase agreement with an investment banker to finance $138,093,000 of outstanding principal balance of mortgage loans with a net carrying value of $142,087,000. The loans were previously financed through the warehouse facility. The repurchase agreement bears interest at 1.25% over the One Month LIBOR rate, is limited to $200,000,000 in outstanding borrowings and renews automatically for additional one-month terms unless the Company is notified otherwise pursuant to notice provisions contained in the agreement.

    In May 1998, the Company filed a registration statement with the Securities and Exchange Commission concerning an initial public offering of units comprised of common stock and stock purchase warrants. Assuming completion of such initial public offering, the Company intends to operate in the manner necessary to qualify as a REIT, effective January 1, 1998, for income tax purposes.

    In connection with the initial public offering, the Company plans to amend certain provisions of the Subordinated Debt and Master Agreements forming a part of the Strategic Alliance Documents, including among other things, the elimination of the conversion feature of its subordinated debt and the requirement of the Company to sell to an affiliate of one of the lenders at least $100 million of mortgage loans or incur a financial liability. In addition, the Company will use a portion of the proceeds from the initial public offering to repay its residual financing facilities, working capital facilities and convertible subordinated note payable and replace or modify its existing warehouse facilities to provide for a lower borrowing advance rate resulting in lower interest rates. The Company, in turn, will issue warrants to purchase an additional 55 shares of common stock, with a de minimis exercise price, plus termination payments of $1,250,000 to the lenders. As a result, the Company will incur a $___________ charge for the early extinguishment of debt for the consideration conveyed plus the write off of unamortized debt issuance costs.

                                  * * * * * *

________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary.....................................................................
Risk Factors................................................................
Use of Proceeds.............................................................
Dividend Policy and Distributions...........................................
Dividend Reinvestment Plan..................................................
Dilution....................................................................
Capitalization..............................................................
Management's Discussion and Analysis of Financial...........................
 Condition and Results of Operations........................................
Business....................................................................
Management..................................................................
Certain Relationships and Related Transactions..............................
Principal Stockholders......................................................
Description of Securities...................................................
Certain Provisions of Colorado Law and NMC's................................
 Articles of Incorporation and Bylaws.......................................
Shares Eligible for Future Sale.............................................
Federal Income Tax Considerations...........................................
ERISA Considerations........................................................
Underwriting................................................................
Legal Matters...............................................................
Experts.....................................................................
Available Information.......................................................
Glossary....................................................................
Index to Financial Statements...............................................

                        _______________________________

   NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.


   UNTIL ___________________ __, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

________________________________________________________________________________



_______________________________________________________________________________


                                6,700,000 UNITS


                                   NATIONAL
                                   MORTGAGE
                                  CORPORATION



                  CONSISTING OF ONE SHARE OF COMMON STOCK AND
                          ONE STOCK PURCHASE WARRANT


                             _____________________

                                  Prospectus
                                May ____, 1998


                             ______________________



                    STIFEL, NICOLAUS & COMPANY INCORPORATED


                              PIPER JAFFRAY INC.

  _____________________________________________________________________________

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses, other than underwriting discount and commissions, payable by the Company in connection with the registration, issuance and distribution of the Common Stock offered hereby. All amounts are estimates except the Securities and Exchange Commission registration fee, the NASD filing fee and the __________________ listing fee.

EXPENSES                                                                         AMOUNT
Securities and Exchange Commission Registration Fee..........................  $73,826.23
National Association of Securities Dealers, Inc. Filing Fee..................           *
      Stock Exchange Listing Fee.............................................           *
Printing Expenses............................................................           *
Legal Fees and Expenses......................................................           *
Transfer Agent and Registrar Fees............................................           *
Accounting Fees and Expenses.................................................           *
Blue Sky Fees and Expenses...................................................           *
Miscellaneous Expenses.......................................................           *

  Total......................................................................           *

_______________
*To be provided by amendment.

ITEM 32.  SALES TO SPECIAL PARTIES

     None, except as set forth in Item 33.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

     The following paragraph of this Item 33 describes all sales by the Company of the Company's securities within the past three years that were not registered under the Securities Act. The numbers are adjusted to reflect the _______ - for-1 stock split effected by NMC.

     On July 1, 1997, NMC issued 2,100 shares of Series I Preferred Stock and 100 shares of Common Stock to TCG Investment Corporation, a corporation controlled by Steven B. Chotin, in exchange for cancellation of all of NMC's Series A Preferred Stock.

     On June 30, 1997, NMC issued to ContiTrade Services L.L.C. ("Conti") and Greenwich Capital Markets, Inc. ("Greenwich") warrants (the "Initial Warrants") to purchase _____ shares and _____ shares, respectively, of Common Stock for $1 as part of the consideration for making certain borrowing facilities available to NMC. Effective December 31, 1997, NMC issued to Conti a warrant to purchase _____ shares of Common Stock in exchange for cancellation of the Initial Warrant issued to Conti and in consideration for terminating and modifying certain of the business arrangements relating to such borrowing facilities. Conti and Greenwich have agreed to exercise such warrants upon completion of the Offering. In connection with the related shares of Common Stock, Conti and Greenwich shall have unlimited "piggyback" or incidental registration rights, and together shall have the rights to require NMC to register some or all of their Common Stock on two occasions, beginning ______ days after completion of the initial Offering.

     The Company issued the foregoing unregistered securities in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

ITEM 34.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Indemnification Provided Under NMC's Articles of Incorporation

     The Colorado Business Corporation Act (the "CBCA") authorizes the indemnification of and advancement of expenses to Directors, officers, employees, fiduciaries and agents of a Colorado corporation against liabilities which they may incur in such capacities. NMC's Articles of Incorporation provide that the Company shall possess all powers of indemnification of Directors, officers, employees, agents and others including the power and authority to advance expenses and to purchase insurance, and that NMC shall indemnify its Directors, officers and employees to the maximum extent permitted under the CBCA. A summary of the circumstances in which indemnification is allowable under the CBCA is provided below, but that description is qualified in its entirety by reference to the relevant section of the CBCA.

     In general, the CBCA provides that any director may be indemnified against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or reasonable expense) incurred in a proceeding and have expenses advanced for such a proceeding (including any civil, criminal, administrative or investigative proceeding whether threatened, pending or completed and whether formal or informal) to which the director was made a party because he is or was a director. If the proceeding is brought by or in the right of the Company, however, indemnification is permitted only with respect to reasonable expenses incurred in connection with the proceeding, and, if the director is adjudged liable in a proceeding brought by or in the right of the Company, no indemnification is permitted. The CBCA prohibits indemnification of a director in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

     Indemnity may be provided only if the director's actions resulting in the liability: (i) were taken in good faith; (ii) were reasonably believed to have been in the Company's best interest with respect to actions taken in the director's official capacity; (iii) were reasonably believed not to be opposed to the Company's best interest with respect to actions other than those taken in the director's official capacity; and (iv) with respect to any criminal action, the director had no reasonable cause to believe his or her conduct was unlawful. Indemnification may be awarded only after the applicable standard of conduct has been met by the director to be indemnified as determined by (i) a majority vote of Directors not party to the proceeding comprising a quorum of the Board of Directors or, if a quorum cannot be obtained, by committee thereof consisting of two or more Directors not party to the proceeding; (ii) independent legal counsel selected by the Board of Directors; or (iii) the shareholders.

     The CBCA further provides that unless limited by NMC's articles of incorporation, a director or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, is entitled to receive indemnification against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. NMC's Articles of Incorporation do not limit the foregoing provisions.

     The Company may indemnify or advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than permitted for indemnification of Directors, if consistent with law and public policy and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or Directors or in a contract. The provision of indemnification to persons other than Directors is subject to such limitations as may be imposed on general public policy grounds.

     Upon petition by a director or officer, a court may order the Company to indemnify such director or officer against liabilities arising in connection with any proceeding. A court may order the Company to provide such indemnification, whether or not he was entitled to indemnification by the Company. To order indemnification, the court must determine that the director or officer is fairly and reasonably entitled to indemnification in light of the circumstances. With respect to liability incurred by a director or officer, or in any proceeding where liability results on the basis that a personal benefit was received improperly, a court may only require that the director or officer be indemnified as to reasonable expenses incurred.

     The CBCA specifies that any provisions for indemnification of or advances for expenses to Directors which may be contained in NMC's articles of incorporation, bylaws, resolutions of its shareholders or Directors, or in a contract (except for insurance policies) shall be valid only to the extent such provisions are consistent with the CBCA and any limitations upon indemnification set forth in the Articles of Incorporation.

     The CBCA also grants the power to the Company to purchase and maintain insurance policies which protect any director, officer, employee, fiduciary or agent against any liability asserted against or incurred by them in such capacity arising out of their status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. The Company intends to obtain such a policy to be effective after completion of the Offering.

     NMC's Articles of Incorporation provide for the elimination of personal liability for monetary damages for the breach of a fiduciary duty as a director except for liability (i) resulting from a breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for approving a distribution to the extent that any such distribution is prohibited by the CBCA; or (iv) of any transaction from which a director derives an improper personal benefit.

Indemnification Provided in Connection With the Offering

     The Company and the Underwriters for the Offering have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), and, if such indemnifications are unavailable or insufficient, the Company and the Underwriters have agreed to damage contribution agreements between them based upon relative benefits received from the Offering and relative fault resulting in such damages.

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

     Not applicable.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Consolidated Financial Statements (each included in the Prospectus):


     Balance Sheets
     Statements of Operations
     Statements of Changes in Stockholders' Equity
     Statements of Cash Flows
     Notes to Consolidated Financial Statements


(b)  Exhibits.


EXHIBIT
NUMBER                    DESCRIPTION
--------------------------------------------------------------------------------

    *1.1  Form of Underwriting Agreement
     3.1  Amended and Restated Articles of Incorporation of NMC
    *3.2 Form of Second Amended and Restated Articles of Incorporation of NMC to be effective concurrent with Offering

     3.3  Amended and Restated Bylaws of NMC
    *4.1  Specimen of Certificate for Common Stock
    *5.1  Opinion of Hunton & Williams
    *8.1  Tax Opinion of Hunton & Williams
    10.1  Amended and Restated Loan and Security Agreement dated as of June 30, 1997 between NMC and Greenwich
          Capital Financial Products, Inc. (together with amendments thereto) *10.2 Master Agreement dated as of June 30, 1997 among
          ContiFinancial Services Corporation, ContiTrade Services L.L.C., Greenwich Capital Markets, Inc. and NMC
          (together with amendments thereto)
    10.3  Warehousing Credit and Security Agreement dated as of
          January 19, 1996 between Residential Funding
          Corporation and NMC (together with amendments thereto)
    10.4 Subsidiary Security Agreement, dated as of January 30, 1998, made by National Mortgage Sales Corporation, in favor of Greenwich Capital Financial Products, Inc. ("GCFP"), Greenwich Capital Markets, Inc. ("GCM"),
          and ContiTrade Services, L.L.C. ("ContiTrade")
    10.5 Subsidiary Guarantee, dated as of January 30, 1998, made by National Mortgage
          Sales Corporation, in favor of GCFP, GCM and ContiTrade
    10.6 Pledge Agreement, dated as of January 30, 1998, made by NMC and Steven B. Chotin, in favor of GCFP, GCM and ContiTrade
   *10.7  Business Opportunity and Shared Employee Agreement among The
          Chotin Group Corporation, Steven B. Chotin and NMC
   *10.8  Right of First Refusal Agreement dated as of April 1, 1998 between
          NMC
          and Merchants Mortgage & Trust Corporation LLC
   *10.9  Shelf Issuance Agreement between Fund America Investors
          Corporation II and NMC, dated as of September 1, 1997
  *10.10  1998 Employee Incentive Plan
  *10.11  Directors' Stock Incentive Plan
  *10.12  Management Shareholders Registration Rights
          Agreements dated ______, 1998 among NMC,
          Steven B. Chotin and TCG Investment Corporation
  *10.13  Employment Agreement between NMC and James A. Weissenborn
  *10.14  Employment Agreement between NMC and William J. Rogers
  *10.15  Employment Agreement between NMC and Kevin J. Nystrom
   *11.1  Statement re:  Computation of Per Share Earnings
          (see Note __ to the Consolidated Financial
          Statements)
    21.1  List of Subsidiaries of Registrant
   *23.1  Consent of Deloitte & Touche LLP
   *23.2  Consent of Hunton & Williams (included in Exhibit 5.1 and Exhibit
          8.1)
    24.1  Power of Attorney (included on Signature Page)
    27.1  Financial Data Schedule


__________________
* To be filed by amendment.


ITEM 37.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising out of the Securities Act of 1933 (the "Act") may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Company hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on May 29, 1998.

                                      NATIONAL MORTGAGE CORPORATION

                                      By: /s/ Steven B. Chotin
                                      ---------------------------------
                                              Steven B. Chotin
                                              Chairman

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Steven B. Chotin and Howard J. Glicksman his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments and any registration statements filed pursuant to Rule 462(b), to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

                                                SIGNATURE
               DATE                             TITLE
            May 29, 1998                        /s/ Steven B. Chotin
                                                -----------------------------------------------
                                                Steven B. Chotin
                                                Chairman

            May 29, 1998                        /s/ James A. Weissenborn
                                                -----------------------------------------------
                                                James A. Weissenborn
                                                President, Chief Executive Officer and Director


            May 29, 1998                        /s/ Kevin J. Nystrom
                                                -----------------------------------------------
                                                Kevin J. Nystrom
                                                Executive Vice President and Chief Financial
                                                Officer
                                                (Principal Financial Officer and Principal
                                                Accounting Officer)


            May 29 1998                         /s/ Howard J. Glicksman
                                                -----------------------------------------------
                                                Howard J. Glicksman
                                                Director


            May 29, 1998                        /s/ Helen M. Dickens
                                                -----------------------------------------------
                                                Helen M. Dickens
                                                Director

                                 EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
------         -----------
    *1.1  Form of Underwriting Agreement..............................................
     3.1  Amended and Restated Articles of Incorporation of NMC.......................
    *3.2  Form of Second Amended and Restated Articles
          of Incorporation of NMC to be
          effective concurrent with Offering..........................................
     3.3  Amended and Restated Bylaws of NMC..........................................
    *4.1  Specimen of Certificate for Common Stock....................................
    *5.1  Opinion of Hunton & Williams................................................
    *8.1  Tax Opinion of Hunton & Williams............................................
    10.1  Amended and Restated Loan and Security Agreement dated as of June 30, 1997 between NMC and Greenwich
          Capital Financial Products, Inc. (together with amendments thereto).........
   *10.2  Master Agreement dated as of June 30, 1997 among
          ContiFinancial Services Corporation, ContiTrade Services L.L.C.,
          Greenwich Capital Markets, Inc. and Company
          (together with amendments thereto)..........................................
    10.3  Warehousing Credit and Security Agreement dated as of
          January 19, 1996 between Residential Funding................................
          Corporation and NMC (together with amendments thereto)
    10.4  Subsidiary Security Agreement, dated as of January 30, 1998, made by
          National Mortgage Sales Corporation, in favor of Greenwich Capital
          Financial Products, Inc. ("GCFP"), Greenwich Capital Markets, Inc.
          ("GCM") and ContiTrade Services, L.L.C. ("ContiTrade")......................
    10.5  Subsidiary Guarantee, dated as of January 30, 1998, made by National
          Mortgage
          Sales Corporation, in favor of GCFP, GCM and ContiTrade.....................
    10.6  Pledge Agreement, dated as of January 30, 1998, made by NMC and
          Steven B. Chotin, in favor of GCFP, GCM and ContiTrade......................
   *10.7  Business Opportunity and Shared Employee Agreement among The
          Chotin Group Corporation, Steven B. Chotin and NMC
   *10.8  Right of First Refusal Agreement dated as of April 1, 1998 between NMC and Merchants Mortgage & Trust Corporation LLC..............................
   *10.9  Shelf Issuance Agreement between Fund America Investors
          Corporation II and NMC, dated as of September 1, 1997.......................
  *10.10  1998 Employee Incentive Plan................................................
  *10.11  Directors' Stock Incentive Plan.............................................
  *10.12  Management Shareholders Registration Rights
          Agreements dated ______, 1998 among NMC,
          Steven B. Chotin and TCG Investment Corporation.............................
  *10.13  Employment Agreement between NMC and James A. Weissenborn...................
  *10.14  Employment Agreement between NMC and William J. Rogers......................
  *10.15  Employment Agreement between NMC and Kevin J. Nystrom.......................
   *11.1  Statement re:  Computation of Per Share Earnings............................
          (see Note __ to the Consolidated Financial Statements)......................
    21.1  List of Subsidiaries of Registrant..........................................
   *23.1  Consent of Deloitte & Touche LLP............................................
   *23.2  Consent of Hunton & Williams (included in Exhibit 5.1 and Exhibit
          8.1)........................................................................
    24.1  Power of Attorney (included on Signature Page)..............................
    27.1  Financial Data Schedule.....................................................

__________________
* To be filed by amendment.